EXECUTION VERSION USActive 55852351.8 INDENTURE among BCRED BSL CLO 2021-1, LTD. as Issuer BCRED BSL CLO 2021-1, LLC as Co-Issuer and U.S. BANK NATIONAL ASSOCIATION, as Trustee June 29, 2021

ARTICLE I

DEFINITIONS

Section 1.1	Definitions	2
Section 1.2	Assumptions	89
Section 1.3	Inapplicability of a Rating Condition	93

ARTICLE II

THE NOTES

Section 2.1	Forms Generally	93
Section 2.2	Forms of Notes	93
Section 2.3	Authorized Amount; Stated Maturity; Denominations	95
Section 2.4	Execution, Authentication, Delivery and Dating	98
Section 2.5	Registration, Registration of Transfer and Exchange	99
Section 2.6	Mutilated, Defaced, Destroyed, Lost or Stolen Note	113
Section 2.7	Payment of Principal and Interest and Other Amounts; Principal and Interest Rights Preserved	114
Section 2.8	Persons Deemed Owners	117
Section 2.9	Cancellation	117
Section 2.10	DTC Ceases to be Depository	118
Section 2.11	Notes Beneficially Owned by Persons in Violation of Representations	118
Section 2.12	Tax Treatment and Tax Certifications	120
Section 2.13	Additional Issuance	124
Section 2.14	Determination of the Benchmark; Benchmark Transition Event	126
Section 2.15	Funding of the Unfunded Class	127

ARTICLE III

CONDITIONS PRECEDENT

Section 3.1	Conditions to Issuance of Notes on Closing Date	128
Section 3.2	Conditions to Additional Issuance	132
Section 3.3	Custodianship; Delivery of Collateral Obligations and Eligible Investments	133

ARTICLE IV

SATISFACTION AND DISCHARGE

Section 4.1	Satisfaction and Discharge of Indenture	134
Section 4.2	Application of Trust Money	136
Section 4.3	Repayment of Monies Held by Paying Agent	136

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ARTICLE V

REMEDIES

Section 5.1	Events of Default	136
Section 5.2	Acceleration of Maturity; Rescission and Annulment	139
Section 5.3	Collection of Indebtedness and Suits for Enforcement by Trustee	140
Section 5.4	Remedies	141
Section 5.5	Optional Preservation of Assets	144
Section 5.6	Trustee May Enforce Claims without Possession of Notes	145
Section 5.7	Application of Money Collected	145
Section 5.8	Limitation on Suits	145
Section 5.9	Unconditional Rights of Secured Noteholders to Receive Principal and Interest	146
Section 5.10	Restoration of Rights and Remedies	146
Section 5.11	Rights and Remedies Cumulative	147
Section 5.12	Delay or Omission Not Waiver	147
Section 5.13	Control by Majority of Controlling Class	147
Section 5.14	Waiver of Past Defaults	147
Section 5.15	Undertaking for Costs	148
Section 5.16	Waiver of Stay or Extension Laws	148
Section 5.17	Sale of Assets	148
Section 5.18	Action on the Notes	149

ARTICLE VI

THE TRUSTEE

Section 6.1	Certain Duties and Responsibilities	150
Section 6.2	Notice of Default	151
Section 6.3	Certain Rights of Trustee	152
Section 6.4	Not Responsible for Recitals or Issuance of Notes	156
Section 6.5	May Hold Notes	156
Section 6.6	Money Held in Trust	156
Section 6.7	Compensation and Reimbursement	157
Section 6.8	Corporate Trustee Required; Eligibility	158
Section 6.9	Resignation and Removal; Appointment of Successor	158
Section 6.10	Acceptance of Appointment by Successor	160
Section 6.11	Merger, Conversion, Consolidation or Succession to Business of Trustee	160
Section 6.12	Co-Trustees	160
Section 6.13	Certain Duties of Trustee Related to Delayed Payment of Proceeds	161
Section 6.14	Authenticating Agents	162
Section 6.15	Withholding	162
Section 6.16	Representative for Secured Noteholders Only; Agent for each other Secured Party and the Holders of the Subordinated Notes	163
Section 6.17	Representations and Warranties of the Bank	163

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ARTICLE VII

COVENANTS

Section 7.1	Payment of Principal and Interest	164
Section 7.2	Maintenance of Office or Agency	164
Section 7.3	Money for Note Payments to be Held in Trust	165
Section 7.4	Existence of Co-Issuers	167
Section 7.5	Protection of Assets	168
Section 7.6	Opinions as to Assets	169
Section 7.7	Performance of Obligations	170
Section 7.8	Negative Covenants	170
Section 7.9	Statement as to Compliance	172
Section 7.10	Co-Issuers May Consolidate, etc., Only on Certain Terms	172
Section 7.11	Successor Substituted	174
Section 7.12	No Other Business	174
Section 7.13	[Reserved]	174
Section 7.14	Annual Rating Review	174
Section 7.15	Reporting	175
Section 7.16	Calculation Agent	175
Section 7.17	Certain Tax Matters	176
Section 7.18	Effective Date; Purchase of Additional Collateral Obligations	185
Section 7.19	Representations Relating to Security Interests in the Assets	188
Section 7.20	Rule 17g-5 Compliance	190
Section 7.21	Collateral Manager Standard of Care	192
Section 7.22	Hedge Agreement Provisions	192
Section 7.23	Contesting Insolvency Filings	193
Section 7.24	Proceedings	194

ARTICLE VIII

SUPPLEMENTAL INDENTURES

Section 8.1	Supplemental Indentures Without the Consent of Holders of Notes	194
Section 8.2	Supplemental Indentures With the Consent of Holders of Notes	198
Section 8.3	Execution of Supplemental Indentures	200
Section 8.4	Effect of Supplemental Indentures	202
Section 8.5	Reference in Notes to Supplemental Indentures	202
Section 8.6	Reserved	202
Section 8.7	Effect of a Benchmark Transition Event	202

ARTICLE IX

REDEMPTION OF NOTES

Section 9.1	Mandatory Redemption	203

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-iv- USActive 55852351.8 Section 9.2 Optional Redemption ........................................................................................203 Section 9.3 Tax Redemption ................................................................................................207 Section 9.4 Redemption Procedures ....................................................................................208 Section 9.5 Notes Payable on Redemption Date .................................................................210 Section 9.6 Special Redemption ..........................................................................................210 Section 9.7 Clean-Up Call Redemption ...............................................................................211 Section 9.8 Re-Pricing of Notes...........................................................................................212 ARTICLE X ACCOUNTS, ACCOUNTINGS AND RELEASES Section 10.1 Collection of Money .........................................................................................217 Section 10.2 Collection Account ...........................................................................................217 Section 10.3 Transaction Accounts........................................................................................220 Section 10.4 The Revolver Funding Account ........................................................................223 Section 10.5 Hedge Counterparty Collateral Account ...........................................................224 Section 10.6 Reserved ............................................................................................................224 Section 10.7 Reinvestment of Funds in Accounts; Reports by Trustee .................................224 Section 10.8 Accountings ......................................................................................................226 Section 10.9 Release of Assets ..............................................................................................235 Section 10.10 Reports by Independent Accountants ...............................................................237 Section 10.11 Reports to the Rating Agency and Additional Recipients ................................238 Section 10.12 Procedures Relating to the Establishment of Accounts Controlled by the Trustee............................................................................................................238 Section 10.13 Section 3(c)(7) Procedures ................................................................................239 ARTICLE XI APPLICATION OF MONIES Section 11.1 Disbursements of Monies from Payment Account ...........................................239 ARTICLE XII SALE OF COLLATERAL OBLIGATIONS; PURCHASE OF ADDITIONAL COLLATERAL OBLIGATIONS Section 12.1 Sales of Collateral Obligations .........................................................................248 Section 12.2 Purchase of Additional Collateral Obligations .................................................251 Section 12.3 Conditions Applicable to All Sale and Purchase Transactions .........................255 Section 12.4 Disposition of Illiquid Assets............................................................................255

ARTICLE XIII

NOTEHOLDERS' RELATIONS

Section 13.1	Subordination	256
Section 13.2	Standard of Conduct	257

ARTICLE XIV

MISCELLANEOUS

Section 14.1	Form of Documents Delivered to Trustee	258
Section 14.2	Acts of Holders	259
Section 14.3	Notices, etc., to Trustee, the Co-Issuers, the Collateral Manager, the Initial Purchaser, the Collateral Administrator, the Administrator, any Hedge Counterparty and the Rating Agency	259
Section 14.4	Notices to Holders; Waiver	261
Section 14.5	Effect of Headings and Table of Contents	262
Section 14.6	Successors and Assigns	263
Section 14.7	Severability	263
Section 14.8	Benefits of Indenture	263
Section 14.9	[Reserved]	263
Section 14.10	Governing Law	263
Section 14.11	Submission to Jurisdiction	263
Section 14.12	Waiver of Jury Trial	263
Section 14.13	Counterparts	264
Section 14.14	Acts of Issuer	264
Section 14.15	Confidential Information	264
Section 14.16	Liability of Co-Issuers	266
Section 14.17	Electronic Signatures and Transmission	266

ARTICLE XV

ASSIGNMENT OF CERTAIN AGREEMENTS

Section 15.1	Assignment of Collateral Management Agreement	267

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SCHEDULES

Schedule 1	–	Moody's Industry Classification Group List
Schedule 2	–	Diversity Score Calculation
Schedule 3	–	Moody's Rating Definitions
Schedule 4	–	Approved Index List
Schedule 5	–	S&P Industry Classifications

EXHIBITS

Exhibit A	–	Forms of Notes
A1	–	Form of Global Secured Note
A2	–	Form of Certificated Secured Note
A3	–	Form of Global Subordinated Note
A4	–	Form of Certificated Subordinated Note
Exhibit B	–	Forms of Transfer and Exchange Certificates
B1	–	Form of Transferor Certificate for Regulation S Global Notes
B2	–	Form of Transferor Certificate for Rule 144A Global Notes
B3	–	Form of Transferor Certificate for Transfer to Certificated Secured Notes
B4	–	Form of Transferor Certificate for Transfer to Certificated Subordinated Notes
B5	–	Form of Transferee Certificate for Certificated Subordinated Notes
B6	–	Form of ERISA Certificate
B7	–	Form of Transferee Certificate for Rule 144A Global Secured Note
B8	–	Form of Transferee Certificate for Regulation S Global Secured Note
B9	–	Form of Transferee Certificate of Rule 144A Global Subordinated Note
B10	–	Form of Transferee Certificate of Regulation S Global Subordinated Note
B11	–	Form of Purchaser Representation Letter for Certificated Secured Notes
Exhibit C	–	[Reserved]
Exhibit D	–	Form of Account Agreement
Exhibit E	–	Form of Guarantee and Security Agreement
Exhibit F	–	Form of Note Owner Certificate
Exhibit G	–	Form of Contribution Notice
Exhibit H	–	Reserved
Exhibit I	–	Form of Contribution Repayment Notice
Exhibit J	–	Form of Unfunded Class Funding Notice
Exhibit K	–	Form of Notice of Offset Funding

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USActive 55852351.8 INDENTURE INDENTURE, dated as of June 29, 2021, among BCRED BSL CLO 2021-1, Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”), BCRED BSL CLO 2021-1, LLC, a limited liability company formed under the laws of the State of Delaware (the “Co-Issuer” and, together with the Issuer, the “Co-Issuers”), and U.S. Bank National Association, a national banking association, as trustee (herein, together with its permitted successors and assigns in the trusts hereunder, in such capacity, the “Trustee”). PRELIMINARY STATEMENT The Co-Issuers are duly authorized to execute and deliver this Indenture to provide for the Notes issuable as provided in this Indenture. Except as otherwise provided herein, all covenants and agreements made by the Co-Issuers herein are for the benefit and security of the Secured Parties. The Co-Issuers and the Trustee are entering into this Indenture for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged. All things necessary to make this Indenture a valid agreement of the Co-Issuers in accordance with the terms hereof have been done. GRANTING CLAUSES The Issuer hereby Grants to the Trustee, for the benefit and security of the Holders of the Secured Notes, the Trustee, the Collateral Manager, the Collateral Administrator, the Custodian, the Administrator and each Hedge Counterparty (collectively, the “Secured Parties”), all of its right, title and interest in, to and under, in each case, whether owned or existing as of the Closing Date, or acquired or arising thereafter, all accounts, chattel paper, deposit accounts, financial assets, general intangibles, instruments, investment property, letter-of-credit rights, securities, payment intangibles, money, documents, goods, commercial tort claims, securities entitlements and other supporting obligations (in each case as defined in the UCC, including, for the avoidance of doubt, any sub-category thereof) and all other property of any type or nature owned by it, including, but not limited to, (a) the Collateral Obligations and all payments thereon or with respect thereto, and all Collateral Obligations acquired by the Issuer in the future pursuant to the terms hereof and all payments thereon or with respect thereto, (b) each of the Accounts, and any Eligible Investments purchased with funds on deposit in any of the Accounts and all income from the investment of funds therein, (c) the equity interest in any Issuer Subsidiary and all payments and rights thereunder, (d) each Hedge Agreement, any collateral granted thereunder and all payments thereunder (it being understood that there is no such Grant to the Trustee on behalf of any Hedge Counterparty in respect of its related Hedge Agreement), (e) the Issuer’s rights under the Collateral Management Agreement as set forth in Article XV hereof, the Account Agreement, the Administration Agreement, the AML Services Agreement, the Master Loan Sale Agreement and the Collateral Administration Agreement, (f) all Cash or Money received by the Issuer from any source for the benefit of the Secured Parties or the Issuer, (g) any other property otherwise delivered to the Trustee by or on behalf of the Issuer or in which the Issuer has an interest (whether or not constituting Collateral Obligations or Eligible Investments) and (h) all proceeds with respect to the foregoing; provided, that such Grants shall not include the following assets of the Issuer:

-2- USActive 55852351.8 the accounts, any funds deposited in or credited to any such account, and any interest earned therein, established and maintained by Intertrust SPV (Cayman) Limited, a licensed trust company incorporated in the Cayman Islands (together with its successors in each capacity) for the deposit, respectively, of (x) the paid-up share capital of the Issuer’s ordinary shares and the transaction fee paid to the Issuer in consideration of the issuance of the Notes and any other amounts on deposit therein and (y) the paid-up share capital of the common equity shares of the Co-Issuer and any other amounts on deposit therein (collectively, the “Excepted Property”) (the assets referred to in (a) through (h), excluding the Excepted Property, are collectively referred to as the “Assets” or the “Collateral”). The Excepted Property shall not be available to make payments on the Notes. The above Grant of the Assets is made in trust to secure the Secured Notes and certain other amounts payable by the Issuer as described herein. The Grant of the Assets is made to secure, in accordance with the priorities set forth in the Priority of Payments and Article XIII of this Indenture, (i) the payment of all amounts due on the Secured Notes in accordance with their terms, (ii) the payment of all other sums (other than in respect of the Subordinated Notes) payable under this Indenture, (iii) the payment of amounts owing by the Issuer under the Collateral Management Agreement, the Administration Agreement and the Collateral Administration Agreement, (iv) the payment of amounts payable by the Issuer under each Hedge Agreement and (v) compliance with the provisions of this Indenture, all as provided in this Indenture (collectively, the “Secured Obligations”). The foregoing Grants, shall, for the purpose of determining the property subject to the liens of this Indenture, be deemed to include any securities and any investments granted to the Trustee by or on behalf of the Issuer, whether or not such securities or investments satisfy the criteria set forth in the definitions of “Collateral Obligation” or “Eligible Investments,” as the case may be. The Trustee acknowledges such Grants, accepts the trusts hereunder in accordance with the provisions hereof, and agrees to perform the duties herein in accordance with the terms hereof. ARTICLE I DEFINITIONS Section 1.1 Definitions. Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms. Except as otherwise specified herein or as the context may otherwise require: (i) references to an agreement or other document are to it as amended, supplemented, restated and otherwise modified from time to time and to any successor document (whether or not already so stated); (ii) references to a statute, regulation or other government rule are to it as amended from time to time and, as applicable, are to corresponding provisions of successor governmental rules (whether or not already so stated); (iii) the word “including” and correlative words are deemed to be followed by the phrase “without limitation” unless actually followed by such phrase or a phrase of like import; (iv) the word “or” is always used inclusively herein (for example, the phrase “A or B” means “A or B or both,” not “either A or B but not both”), unless used in an “either . . . or” construction; (v) references to a Person are references to such Person’s successors and assigns

-3- USActive 55852351.8 (whether or not already so stated); (vi) all references in this Indenture to designated “Articles,” “Sections,” “subsections” and other subdivisions are to the designated articles, sections, subsections and other subdivisions of this Indenture; (vii) the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular article, section, subsection or other subdivision; and (viii) any reference to “execute”, “executed”, “sign”, “signed”, “signature” or any other like term hereunder includes execution by electronic signature (including, without limitation, any PDF file, .jpeg file, or any other electronic or image file, or any “electronic signature” as defined under the U.S. Electronic Signatures in Global and National Commerce Act (“E-SIGN”) or the New York Electronic Signatures and Records Act (“ESRA”), which includes any electronic signature provided using Orbit, Adobe Sign, Adobe Fill & Sign, DocuSign, or any other similar platform identified by the Issuer and reasonably available at no undue burden or expense to the Trustee), except to the extent the Trustee requests otherwise. Any such electronic signatures will be valid, effective and legally binding as if such electronic signatures were handwritten signatures and will be deemed to have been duly and validly delivered for all purposes hereunder. “17g-5 Information Agent”: The Collateral Administrator. “17g-5 Information Agent’s Website”: The internet website of the 17g-5 Information Agent, initially located at www.pivot.usbank.com under the tab “NRSRO”, access to which is limited to Rating Agency and NRSROs who have provided an NRSRO Certification. “25% Limitation”: The meaning specified in Section 2.5(c)(iii). “Acceleration Event”: The meaning specified in Section 5.4(a). “Accepted Purchase Request”: The meaning specified in Section 9.8(f). “Account Agreement”: An agreement in substantially the form of Exhibit D hereto. “Accountants’ Effective Date AUP Reports”: Collectively the Accountants’ Effective Date Comparison AUP Report and Accountants’ Effective Date Recalculation AUP Report. “Accountants’ Effective Date Comparison AUP Report”: The meaning specified in Section 7.18(e). “Accountants’ Effective Date Recalculation AUP Report”: The meaning specified in Section 7.18(e). “Accountants’ Report”: An agreed upon procedures report from the firm or firms of accountants selected by the Issuer pursuant to Section 10.10(a). “Accounts”: Collectively, (i) the Payment Account, (ii) the Collection Account, (iii) the Revolver Funding Account, (iv) the Ramp-Up Account, (v) the Expense Reserve Account, (vi) the Custodial Account, (vii) the Interest Reserve Account, (viii) any Hedge Counterparty Collateral Account and (ix) the Contribution Account.

-4- USActive 55852351.8 “Accredited Investor”: The meaning set forth in Rule 501(a) under the Securities Act. “Act” and “Act of Holders”: The meanings specified in Section 14.2(a). “Adjusted Collateral Principal Amount”: As of any date of determination, (a) the Aggregate Principal Amount of the Collateral Obligations (other than Defaulted Obligations, Discount Obligations and Deferring Securities), plus (b) without duplication, the amounts on deposit in the Principal Collection Subaccount, the Contribution Account (to the extent such amounts have been designated for application as Principal Proceeds pursuant to the definition of “Permitted Use”) and the Ramp-Up Account (including Eligible Investments therein), plus (c) the Moody’s Collateral Value of all Defaulted Obligations and Deferring Securities; provided, that no Defaulted Obligation that the Issuer has owned for more than three years after the date it became a Defaulted Obligation will be included in the calculation of the Adjusted Collateral Principal Amount, plus (d) the aggregate, for each Discount Obligation, of the purchase price (expressed as a percentage of par) multiplied by the principal balance of such Discount Obligation, as of such date of determination, minus (e) the Excess CCC/Caa Adjustment Amount; provided, that, with respect to any Collateral Obligation that satisfies more than one of the definitions of Defaulted Obligation, Deferring Security, Discount Obligation or any asset that falls into the Excess CCC/Caa Adjustment Amount, such Collateral Obligation will, for the purposes of this definition, be treated as belonging to the category of Collateral Obligations which results in the lowest Adjusted Collateral Principal Amount on any date of determination, provided, further that (i) for any Collateral Obligation that will mature after the earliest Stated Maturity, the Adjusted Collateral Principal Amount will be calculated at (A) with respect to any such Collateral Obligation that will mature less than two years after the earliest Stated Maturity, 70% of the outstanding principal amount thereof and (B) with respect to any such Collateral Obligation that will mature greater than two years after the earliest Stated Maturity, 0% of the outstanding principal amount thereof and (ii) the Aggregate Principal Amount of any Closing Date Participations that are not elevated to an assignment prior to the Effective Date will be deemed to have a principal balance for purposes of this definition equal to the lower of (x) the Principal Balance of such Closing Date Participation multiplied by the Moody’s Recovery Rate for such Closing Date Participation and (y) the Market Value of such Closing Date Participation until the date on which such Closing Date Participation is elevated to an assignment to the Issuer. “Adjusted Weighted Average Moody’s Rating Factor”: As of any date of determination, a number equal to the Weighted Average Moody’s Rating Factor determined in the following manner, and without duplication: each applicable rating on credit watch by Moody’s that is on (a) positive watch will be treated as having been upgraded by one rating subcategory and (b) negative watch will be treated as having been downgraded by one rating subcategory. “Administration Agreement”: The administration agreement, dated as of the Closing Date, between the Administrator (as administrator and as share owner) and the Issuer relating to the various corporate management functions that the Administrator will perform on behalf of the Issuer, including the provision of certain clerical, administrative and other corporate services in the Cayman Islands during the term of such agreement, as amended from time to time in accordance with the terms hereof and thereof.

-5- USActive 55852351.8 “Administrative Expense Cap”: An amount equal on any Payment Date (when taken together with any Administrative Expenses (excluding Petition Expenses up to the Petition Expense Amount) paid during the period since the preceding Payment Date or, in the case of the first Payment Date, the period since the Closing Date), to the sum of (a) 0.02% per annum (prorated for the related Interest Accrual Period on the basis of a 360-day year and the actual number of days elapsed) of the Fee Basis Amount on the Determination Date relating to the immediately preceding Payment Date (or, in the case of the first Payment Date, on the Closing Date) and (b) U.S.$200,000 per annum (prorated for the related Interest Accrual Period on the basis of a 360-day year consisting of twelve 30-day months); provided, that (1) in respect of any Payment Date after the third Payment Date following the Closing Date, if the aggregate amount of Administrative Expenses paid pursuant to Sections 11.1(a)(i)(A), 11.1(a)(ii)(A) and 11.1(a)(iii)(A) (including any excess applied in accordance with this proviso) on the three immediately preceding Payment Dates and during the related Collection Periods is less than the stated Administrative Expense Cap (without regard to any excess applied in accordance with this proviso) in the aggregate for such three preceding Payment Dates, then the excess may be applied to the Administrative Expense Cap with respect to the then-current Payment Date; and (2) in respect of each of the second and third Payment Dates following the Closing Date, such excess amount will be calculated based on the Payment Dates preceding such Payment Date. “Administrative Expenses”: The fees, expenses (including indemnities) and other amounts due or accrued (including in connection with any attempted redemption that has been withdrawn) with respect to any Payment Date (including, with respect to any Payment Date, any such amounts that were due and not paid on any prior Payment Date) and payable in the following order by the Issuer or the Co-Issuer: (A) first, if an Issuer Subsidiary is unable to pay any taxes or governmental fees owing by such Issuer Subsidiary, to make a capital contribution to such Issuer Subsidiary necessary to pay such taxes or governmental fees, (B) second, to the Bank pursuant to Section 6.7 and the other provisions of this Indenture in each of its capacities hereunder and under the other Transaction Documents, (C) third, to the Collateral Administrator pursuant to the Collateral Administration Agreement, (D) fourth, on a pro rata basis, the following amounts (excluding indemnities) to the following parties: (i) the Independent accountants, agents (other than the Collateral Manager) and counsel of the Issuer and the Co-Issuer for fees and expenses, including any fees and expenses related to an amendment to the Transaction Documents; (ii) the Rating Agency for fees and expenses (including any annual fee, amendment fees and surveillance fees) in connection with any rating of the Secured Notes or in connection with the rating of (or provision of credit estimates in respect of) any Collateral Obligations; (iii) the Collateral Manager for fees and expenses payable under this Indenture and the Collateral Management Agreement, excluding the Management Fee; (iv) the Administrator for fees and expenses payable pursuant to the Administration Agreement and the AML Services Provider for fees and expenses payable pursuant to the AML Services Agreement; (v) any Person in respect of Petition Expenses in excess of the Petition Expense Amount; and (vi) any other Person in respect of any other fees or expenses permitted under this Indenture and the documents delivered pursuant to or in connection with this Indenture (including any expenses or costs related to any non-U.S. Issuer Subsidiary or the Issuer complying with FATCA, the Cayman FATCA Legislation, and the CRS or otherwise complying with the tax laws, the payment of facility rating fees, the payment to any website providers and all legal and other fees and expenses incurred in connection with the purchase or sale of any Collateral Obligations and any other expenses incurred in connection with the Collateral Obligations) and the Notes, including but not limited to, amounts owed to the Co-Issuer pursuant to Section 7.1 and

-6- USActive 55852351.8 any amounts due in respect of the listing of any Notes on any stock exchange or trading system; and (E) fifth, on a pro rata basis, indemnities payable by the Issuer to any Person pursuant to any Transaction Document or the Purchase Agreement; provided, that, for the avoidance of doubt, (x) amounts due in respect of actions taken on or before the Closing Date will not be payable as Administrative Expenses to the extent funds are available in the Expense Reserve Account, but will be payable only from such funds in the Expense Reserve Account as set forth in Section 10.3(d), (y) amounts that are expressly payable to any Person under the Priority of Payments in respect of an amount that is stated to be payable as an amount other than as Administrative Expenses (including, without limitation, interest and principal in respect of the Secured Notes, distributions on the Subordinated Notes and Hedge Payment Amounts) will not constitute Administrative Expenses and (z) no amount will be payable to the Collateral Manager as Administrative Expenses in reimbursement of fees or expenses of any third party unless the Collateral Manager will have first paid the fees or expenses that are the subject of such reimbursement; provided further, that any Administrative Expenses payable pursuant to the first, second or third priority clauses will be paid in full in accordance with such clause in the order in which they were incurred and any Administrative Expenses payable pursuant to the fourth or fifth priority clause, as applicable, will be paid in accordance with such clause by Collection Period (on a pro rata basis among the Administrative Expenses in the relevant priority clause and the relevant Collection Period, in chronological order from the earliest Collection Period to the most recent Collection Period). “Administrator”: Intertrust SPV (Cayman) Limited and any successor thereto. “Affiliate”: With respect to a Person, (i) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (ii) any other Person who is a director, Officer, employee or general partner (a) of such Person, (b) of any subsidiary or parent company of such Person or (c) of any Person described in clause (i) above. For the purposes of this definition, “control” of a Person means the power, direct or indirect, (x) to vote more than 50% of the securities having ordinary voting power for the election of directors of such Person or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. For purposes of this definition, (a) no entity will be deemed an Affiliate of the Issuer or the Co-Issuer solely because the Administrator or any of its Affiliates acts as administrator or share trustee for such entity, (b) no entity to which the Collateral Manager provides investment management or advisory services will be deemed an Affiliate of the Collateral Manager solely because the Collateral Manager acts in such capacity and (c) an obligor will not be considered an Affiliate of any other obligor solely due to the fact that each such obligor is under the control of the same financial sponsor. “Agent Members”: Members of, or participants in, DTC, Euroclear or Clearstream. “Aggregate Coupon”: As of any Measurement Date, the sum of the products obtained by multiplying, in the case of each Fixed Rate Obligation, (i) the stated coupon on such Collateral Obligation (excluding any Deferrable Security or Partial PIK Obligation to the extent of any non-cash interest and the unfunded portion of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation) expressed as a percentage and (ii) the Principal Balance (including for this purpose any capitalized interest) of such Collateral Obligation.

-7- USActive 55852351.8 “Aggregate Excess Funded Spread”: As of any Measurement Date, the amount obtained by multiplying: (a) the amount equal to the Benchmark applicable to the Secured Notes during the Interest Accrual Period in which such Measurement Date occurs; by (b) the amount (not less than zero) equal to (i) the Aggregate Principal Amount (including for this purpose any capitalized interest) of the Collateral Obligations (excluding Defaulted Obligations) as of such Measurement Date minus (ii) the Reinvestment Target Par Balance. “Aggregate Funded Spread”: As of any Measurement Date, the sum of: (a) in the case of each Floating Rate Obligation that bears interest at a spread over a London interbank offered rate based index, (i) the stated interest rate spread (excluding any Deferrable Security or Partial PIK Obligation to the extent of any non-cash interest and the unfunded portion of any Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation) on such Collateral Obligation above such index multiplied by (ii) the principal balance (including for this purpose any capitalized interest but excluding the unfunded portion of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation) of such Collateral Obligation; and (b) in the case of each Floating Rate Obligation that bears interest at a spread over an index other than a London interbank offered rate based index, (i) the excess of the sum of such spread and such index (excluding any Deferrable Security or Partial PIK Obligation to the extent of any non-cash interest and the unfunded portion of any Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation) over the Benchmark as of the immediately preceding Interest Determination Date (which spread or excess may be expressed as a negative percentage) multiplied by (ii) the Principal Balance (including for this purpose any capitalized interest but excluding the unfunded portion of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation) of each such Collateral Obligation; provided, that for purposes of this definition, the interest rate spread will be deemed to be, with respect to any Floating Rate Obligation that has a Benchmark floor, (i) the stated interest rate spread, plus (ii) if positive, (x) the Benchmark floor value minus (y) the Benchmark as in effect for the current Interest Accrual Period (or relevant portion thereof, in the case of the first Interest Accrual Period). “Aggregate Outstanding Amount”: With respect to (a) any Class of Secured Notes as of any date, the Outstanding amount of such Notes on such date (which in the case of the Unfunded Class, except for purposes of transfers or exchanges or as otherwise explicitly set forth in this Indenture, will be: (x) prior to the Funding Date, zero and (y) on and after the Funding Date, the Funded Amount) and (b) the Subordinated Notes as of any date, the Outstanding amount of such Notes on such date. “Aggregate Principal Amount”: When used with respect to all or a portion of the Collateral Obligations or other Assets having a Principal Balance, the sum of the Principal Balances of all or of such portion of the Collateral Obligations or such Assets, respectively.

-8- USActive 55852351.8 “Aggregate Unfunded Spread”: As of any Measurement Date, the sum of the products obtained by multiplying (i) for each Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation (other than Defaulted Obligations), the related commitment fee then in effect as of such date and (ii) the undrawn commitments of each such Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation as of such date. “AI/QP”: Any Person that, at the time of its acquisition, purported acquisition or proposed acquisition of Notes is both (a) an Accredited Investor and (b) a Qualified Purchaser. “AML and Sanctions Laws”: The meaning specified in Section 2.5(k)(xvi). “AML Compliance”: Compliance with the Cayman AML Regulations. “AML Services Agreement”: The agreement between the Issuer and the AML Services Provider (as amended from time to time) for the provision of services to the Issuer to enable the Issuer to achieve AML Compliance. “AML Services Provider”: Intertrust SPV (Cayman) Limited, a company incorporated in the Cayman Islands with its principal office at One Nexus Way, Camana Bay, Grand Cayman KY1-9005, Cayman Islands. “Applicable Approved Index”: With respect to each Collateral Obligation, one of the indices in the Approved Index List as selected by the Collateral Manager (with notice to the Collateral Administrator) upon the acquisition of such Collateral Obligation; provided, that the Collateral Manager may change the index applicable to a Collateral Obligation to any other index on the Approved Index List at any time following the acquisition thereof after giving notice to the Trustee and the Collateral Administrator. “Applicable Issuer” or “Applicable Issuers”: With respect to the Co-Issued Notes, the Co-Issuers; with respect to the Issuer Only Notes, the Issuer only; and with respect to any additional notes issued in accordance with Sections 2.13 and 3.2, the Issuer and, if such notes are co-issued, the Co-Issuer. “Approved Index List”: The nationally recognized indices specified in Schedule 4 hereto as amended from time to time by the Collateral Manager to add one or more nationally recognized indices and/or remove one or more indices from such list with prior notice of any amendment to the Rating Agency in respect of such amendment and a copy of any such amended Approved Index List to the Collateral Administrator. “Approved Issuer Subsidiary Liquidation”: A liquidation or winding up of an Issuer Subsidiary that is directed by the Issuer (or the Collateral Manager on the Issuer’s behalf) because the Issuer Subsidiary no longer holds any assets. “Approved Loan Pricing Service”: Any of (a) the Loan Pricing Corporation, Loan X Mark It Partners, FT Interactive, Bridge Information Systems, KDP, IDC or (b) any other nationally recognized loan pricing service (i) selected by the Collateral Manager and (ii) notified to the Rating Agency at least ten (10) Business Days’ prior to its provision of any bid price.

-9- USActive 55852351.8 “Asset-backed Commercial Paper”: Commercial paper or other short-term obligations of a program that primarily issues externally rated commercial paper backed by assets or exposures held in a bankruptcy-remote, special purpose entity. “Asset Replacement Percentage”: On any date of calculation, a fraction (expressed as a percentage) where the numerator is the outstanding principal balance of the Floating Rate Obligations that were indexed to the Benchmark Replacement as of such calculation date and the denominator is the outstanding principal balance of the Floating Rate Obligations as of such calculation date. “Assets”: The meaning assigned in the Granting Clauses hereof. “Assigned Moody’s Rating”: The monitored publicly available rating or the estimated rating expressly assigned to a debt obligation (or facility) by Moody’s that addresses the full amount of the principal and interest promised. “Assumed Reinvestment Rate”: LIBOR (as determined on the most recent Interest Determination Date relating to an Interest Accrual Period) minus 0.2% per annum; provided, that the Assumed Reinvestment Rate will not be less than 0.0%. “Authenticating Agent”: With respect to the Notes or a Class of the Notes, the Person designated by the Trustee to authenticate such Notes on behalf of the Trustee pursuant to Section 6.14 hereof. “Authorized Officer”: With respect to the Issuer or the Co-Issuer, any Officer or any other Person who is authorized to act for the Issuer or the Co-Issuer, as applicable, in matters relating to, and binding upon, the Issuer or the Co-Issuer. With respect to the Collateral Manager, any Officer, employee, member or agent of the Collateral Manager who is authorized to act for the Collateral Manager in matters relating to, and binding upon, the Collateral Manager with respect to the subject matter of the request, certificate or order in question. With respect to the Collateral Administrator, any Officer, employee, partner or agent of the Collateral Administrator for customarily performing functions similar to those performed by persons who at the time are such Officers, or to whom a corporate trust matter is referred within the corporate trust group (or any successor group of the Collateral Administrator) because of his or her knowledge and/or familiarity with the particular subject and, in each case, having direct responsibility for the administration of the Collateral Administration Agreement. With respect to the Trustee or any other bank or trust company acting as trustee of an express trust or as custodian, a Trust Officer. With respect to any Authenticating Agent, any Officer of such Authenticating Agent who is authorized to authenticate the Notes. Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary. “Available Funds”: With respect to any Payment Date, the amount of any positive balance (of cash and Eligible Investments) in the Collection Account as of the Determination Date relating to such Payment Date and, with respect to any other date, such amount as of that date. “Balance”: On any date of determination with respect to Cash or Eligible Investments on deposit in, or otherwise credited to, any Account, the aggregate of (i) the current

-10- USActive 55852351.8 balance of Cash, demand deposits, time deposits, certificates of deposit and federal funds; (ii) the principal amount of interest-bearing corporate and government securities, money market accounts and repurchase obligations; and (iii) the purchase price (but not greater than the face amount) of non-interest bearing government and corporate securities and commercial paper on deposit in, or otherwise credited to, such Account on such date. “Bank”: U.S. Bank National Association, a national banking association organized under the laws of the United States, with trust powers (including any organization or entity succeeding to all or substantially all of its corporate trust business), in its individual capacity and not as Trustee, and any successor thereto. “Bankruptcy Exchange”: The exchange of (x) a Defaulted Obligation for any other Defaulted Obligation, Credit Risk Obligation and/or Equity Security or (y) an Equity Security for any Credit Risk Obligation and/or Defaulted Obligation, in each case, regardless of whether such Received Obligation satisfies the definition of “Collateral Obligation”; provided that the Collateral Manager in its reasonable business judgment has determined that (i) at the time of the exchange, the Received Obligation has a better likelihood of recovery or is of better value or quality than the Exchanged Obligation, (ii) at the time of the exchange, if the Received Obligation is a loan, such Received Obligation is no less senior in right of payment with regard to its Obligor’s other outstanding indebtedness than the Exchanged Obligation is in right of payment with regard to its Obligor’s other outstanding indebtedness, (iii) each Overcollateralization Ratio Test will be satisfied, maintained or improved, (iv) when determining the period during which the Issuer holds the Received Obligation, the period during which the Issuer held the Exchanged Obligation will be added to the period beginning at the time of acquisition of the Received Obligation and running through the applicable date of determination for all purposes herein, (v) the aggregate Principal Balance of the obligations received in Bankruptcy Exchanges (in the aggregate) since the Closing Date is not more than 10.0% of the Target Initial Par Amount and (vi) the aggregate Principal Balance of the obligations received in Bankruptcy Exchanges held by the Issuer at such time does not exceed 5.0% of the Target Initial Par Amount; provided that (a) to the extent that any payment is required from the Issuer in connection therewith it will be payable only from amounts on deposit in the Contribution Account, Ramp-Up Account and/or any Interest Proceeds available to pay for the purchase and/or exchange, and (b) Interest Proceeds may not be used to acquire a Received Obligation in a Bankruptcy Exchange if such use would likely result, in the Collateral Manager’s reasonable discretion, in a failure to pay interest on the Secured Notes on the next succeeding Payment Date. “Bankruptcy Filing”: The meaning specified in Section 7.23. “Bankruptcy Law”: The federal Bankruptcy Code, Title 11 of the U.S. Code, the Companies Winding Up Rules, 2018 of the Cayman Islands, Part V of the Companies Act (2021 Revision) of the Cayman Islands and the Bankruptcy Act (2021 Revision) of the Cayman Islands, each as amended from time to time. “Bankruptcy Subordination Agreement”: The meaning specified in Section 5.4(e). “Base Management Fee”: The fee payable by the Issuer as compensation for the performance of the obligations of the Collateral Manager in arrears on each Payment Date pursuant

-11- USActive 55852351.8 to Section 6(a) of the Collateral Management Agreement and Section 11.1(a) of this Indenture, in an amount equal to 0.20% per annum (calculated on the basis of a 360-day year and the actual number of days elapsed during the related Collection Period) of the Fee Basis Amount at the beginning of the Collection Period relating to such Payment Date, from which the Collateral Manager shall be entitled to receive the Base Management Fee; provided that so long as BCRED is the Collateral Manager, the Base Management Fee shall be 0% per annum of the Fee Basis Amount. “Benchmark”: The greater of (x) zero and (y) (i) initially, LIBOR; and (ii) after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the applicable Benchmark Replacement. “Benchmark Replacement”: The first alternative rate set forth in the order under clause (a), as determined by the Designated Transaction Representative as of the Benchmark Replacement Date, that also satisfies clause (b): (a) (i) the sum of: (a) Term SOFR and (b) the Benchmark Replacement Adjustment; (ii) the sum of: (a) Daily Simple SOFR and (b) the applicable Benchmark Replacement Adjustment; (iii) the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then- current Benchmark for the applicable Index Maturity and (b) the Benchmark Replacement Adjustment; (iv) the sum of: (a) the alternate rate of interest that has been selected by the Designated Transaction Representative (subject to the prior written consent of a Majority of the Controlling Class and a Majority of the Subordinated Notes) as the replacement for the then-current Benchmark for the Index Maturity giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated securitizations at such time and (b) the Benchmark Replacement Adjustment; and (b) the benchmark rate being used by either (1) at least 50% of the Aggregate Principal Amount of the Floating Rate Obligations included in the Assets that pay interest quarterly or (b) at least 50% of the floating rate notes priced or closed in new issue collateralized loan obligation transactions and/or floating rate notes in collateralized loan obligation transactions that have amended their benchmark rate, in each case within three months from the later of (x) the date on which the Benchmark Transition Event occurs or (y) such date of determination; provided, that if the Designated Transaction Representative is unable to determine a benchmark rate in accordance with the foregoing, the Benchmark Replacement shall equal the Fallback Rate; provided, further, that if at any time when the Fallback Rate is effective the Designated Transaction Representative is able to determine any Benchmark Replacement that satisfies both clause (a) and (b), the Designated Transaction Representative shall notify the Issuer,

-12- USActive 55852351.8 the Trustee (who shall forward such notice to the Holders of the Secured Notes and the Holders of the Subordinated Notes), the Collateral Administrator and the Calculation Agent of such Benchmark Replacement, and such Benchmark Replacement shall become the Benchmark commencing with the Interest Accrual Period immediately succeeding the Interest Accrual Period during which the Designated Transaction Representative provides such notification. Subject to the satisfaction of clause (b), if a Benchmark Replacement is selected pursuant to clause (a)(ii) above, then on the first day of each calendar quarter following such selection, if a redetermination of the Benchmark Replacement on such date would result in the selection of a Benchmark Replacement under clause (a)(i) above, then (x) the Benchmark Replacement Adjustment shall be redetermined on such date utilizing the Unadjusted Benchmark Replacement corresponding to the Benchmark Replacement under clause (a)(i) above and (y) such redetermined Benchmark Replacement shall become the Benchmark on each Determination Date on or after such date. If redetermination of the Benchmark Replacement on such date as described in the preceding sentence would not result in the selection of a Benchmark Replacement under clause (a)(i), then the Benchmark shall remain the Benchmark Replacement as previously determined pursuant to clause (a)(ii) above. “Benchmark Replacement Adjustment”: The first alternative set forth in the order below that can be determined by the Designated Transaction Representative as of the Benchmark Replacement Date: (i) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected, endorsed or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement; (ii) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Designated Transaction Representative (subject to the prior written consent of a Majority of the Controlling Class and a Majority of the Subordinated Notes) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated securitization transactions at such time. “Benchmark Replacement Conforming Changes”: With respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Interest Accrual Period,” timing and frequency of determining rates, including, without limitation, determination dates, and making payments of interest, and other administrative matters) that the Collateral Manager determines may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Designated Transaction Representative decides that adoption of any portion of such market practice is not administratively feasible or if the Designated Transaction Representative determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Designated Transaction Representative determines is reasonably necessary).

-13- USActive 55852351.8 “Benchmark Replacement Date”: (1) In the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the relevant Benchmark permanently or indefinitely ceases to provide such Benchmark, (2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information, or, (3) in the case of clause (4) of the definition of “Benchmark Transition Event,” the following Benchmark determination date. For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination. “Benchmark Transition Event”: The occurrence of one or more of the following events with respect to the then-current Benchmark: (1) a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that the administrator has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; (2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; (3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative; or (4) the Asset Replacement Percentage exceeds 50%. “Benefit Plan Investor”: A “benefit plan investor,” as defined by Section 3(42) of ERISA, and includes (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to Part 4 of Subtitle B of Title I of ERISA, (b) a plan as defined in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code or (c) any entity whose underlying assets include “plan assets” by reason of any such employee benefit plan’s or plan’s investment in the entity.

-14- USActive 55852351.8 “Board of Directors”: With respect to the Issuer, the directors of the Issuer duly appointed by the shareholders of the Issuer or the board of directors of the Issuer. “Bond”: A fixed or floating rate debt security (that is not a loan or an interest therein) that is issued by a corporation, limited liability company, partnership or trust. “Book Value”: “Book value” within the meaning of Treasury Regulations section 1.704-1(b)(2)(iv), adjusted (to the extent permitted under Treasury Regulations section 1.704- 1(b)(2)(iv)(f)) as necessary to reflect the relative economic interests of the beneficial owners of the Subordinated Notes (as determined for U.S. federal income tax purposes). “Bridge Loan”: Any loan or other obligation that (x) is incurred in connection with a merger, acquisition, consolidation, or sale of all or substantially all of the assets of a Person or similar transaction and (y) by its terms, is required to be repaid within one year of the incurrence thereof with proceeds from additional borrowings or other refinancings. It is understood that any such loan or debt security that has a nominal maturity date of one year or less from the incurrence thereof but has a term-out or other provision whereby (automatically or at the sole option of the Obligor thereof) the maturity of the indebtedness thereunder can be extended to a later date will be deemed not to be a Bridge Loan. “Business Day”: Any day other than (i) a Saturday or a Sunday or (ii) a day on which commercial banks are authorized or required by applicable law, regulation or executive order to close in New York, New York, Columbia, Maryland or in the city in which the Corporate Trust Office of the Trustee is located (which initially, will be Boston, Massachusetts) or, for any final payment of principal, in the relevant place of presentation. “Caa Collateral Obligation”: A Collateral Obligation (other than a Defaulted Obligation or a Deferring Security) with a Moody’s Rating of “Caa1” or lower. “Calculation Agent”: The meaning specified in Section 7.16(a). “Cash”: Such funds denominated in currency of the United States of America as at the time constitute legal tender for payment of all public and private debts, including, as applicable, funds standing to the credit of an Account. “Cayman AML Regulations”: The Cayman Islands Anti-Money Laundering Regulations (2020 Revision) (as amended) together with the Guidance Notes on the Prevention and Detection of Money Laundering and Terrorist Financing in the Cayman Islands (as amended). “Cayman FATCA Legislation”: The Cayman Islands Tax Information Authority Act (2021 Revision) (as amended) (including any implementing legislation, rules, regulations and guidance notes with respect to such law). “CCC Collateral Obligation”: A Collateral Obligation (other than a Defaulted Obligation or a Deferring Security) with an S&P Rating of “CCC+” or lower. “CCC/Caa Excess”: The amount equal to the greater of (i) the excess of the Principal Balance of all CCC Collateral Obligations over an amount equal to 10.0% of the

-15- USActive 55852351.8 Collateral Principal Amount as of the current Determination Date and (ii) the excess of the Principal Balance of all Caa Collateral Obligations over an amount equal to 10.0% of the Collateral Principal Amount as of the current Determination Date; provided, that, in determining which of the CCC/Caa Collateral Obligations are included in the CCC/Caa Excess, the CCC/Caa Collateral Obligations with the lowest Market Value (assuming that such Market Value is expressed as a percentage of the Principal Balance of such Collateral Obligations as of such Determination Date) will constitute such CCC/Caa Excess. “Certificate of Authentication”: The meaning specified in Section 2.1. “Certificated Note”: Each Certificated Secured Note and each Certificated Subordinated Note. “Certificated Secured Note”: The meaning set forth in Section 2.3(b)(iii). “Certificated Security”: The meaning specified in Section 8-102(a)(4) of the UCC. “Certificated Subordinated Note”: The meaning set forth in Section 2.3(b)(iii). “Class”: In the case of (a) the Secured Notes, all of the Secured Notes having the same Interest Rate, Stated Maturity and designation and (b) the Subordinated Notes, all of the Subordinated Notes; provided, that (i) additional notes of an existing Class of Notes issued under Section 2.13 will comprise the same Class of such existing Class notwithstanding the fact that such additional notes may be issued with a spread over the Benchmark or fixed rate of interest, as applicable, that is not identical to that of the initial Notes of such Class and (ii) for purposes of calculating the Coverage Tests and for any vote, request, demand, authorization, direction, notice, consent, waiver, objection or similar action under this Indenture, the Collateral Management Agreement and any other Transaction Document and for purposes of any Re-Pricing or any Partial Refinancing, any Pari Passu Classes shall constitute a single Class. “Class A Notes”: The Class A Senior Secured Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3. “Class A/B Coverage Tests”: The Overcollateralization Ratio Test and the Interest Coverage Test, each as applied with respect to the Class A Notes and the Class B Notes, collectively. “Class B Notes”: The Class B Senior Secured Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3. “Class B Refinancing Obligations”: The class or classes of refinancing obligations providing the Refinancing Proceeds used to redeem the Class B Notes, each Class of Secured Notes senior to such Class and each Pari Passu Class or Classes of Secured Notes. “Class C Coverage Tests”: The Overcollateralization Ratio Test and the Interest Coverage Test, each as applied with respect to the Class C Notes.

-16- USActive 55852351.8 “Class C Notes”: The Class C Mezzanine Secured Deferrable Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3. “Class C Refinancing Obligations”: The class or classes of refinancing obligations providing the Refinancing Proceeds used to redeem the Class C Notes, each Class of Secured Notes senior to such Class and each Pari Passu Class or Classes of Secured Notes. “Class D Coverage Tests”: The Overcollateralization Ratio Test and the Interest Coverage Test, each as applied with respect to the Class D Notes,. “Class D Notes”: The Class D Mezzanine Secured Deferrable Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3. “Class D Refinancing Obligations”: The class or classes of refinancing obligations providing the Refinancing Proceeds used to redeem the Class D Notes, each Class of Secured Notes senior to such Class and each Pari Passu Class or Classes of Secured Notes. “Class E Notes”: The Class E Junior Secured Deferrable Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3. “Clean-Up Call Purchase Price”: The meaning specified in Section 9.7(b). “Clean-Up Call Redemption”: The meaning specified in Section 9.7(a). “Clearing Agency”: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act. “Clearing Corporation”: (i) Clearstream, (ii) DTC, (iii) Euroclear and (iv) any entity included within the meaning of “clearing corporation” under Section 8-102(a)(5) of the UCC. “Clearing Corporation Security”: The securities that are in the custody of or maintained on the books of a Clearing Corporation or a nominee subject to the control of a Clearing Corporation and, if they are Certificated Securities in registered form, properly endorsed to or registered in the name of the Clearing Corporation or such nominee. “Clearstream”: Clearstream Banking, société anonyme, a corporation organized under the laws of the Duchy of Luxembourg. “Closing Date”: June 29, 2021. “Closing Date Certificate”: An Officer’s certificate of the Issuer delivered on the Closing Date. “Closing Date Par Amount”: The amount designated as such in the Closing Date Certificate.

-17- USActive 55852351.8 “Closing Date Participations”: The participations interests acquired by the Issuer pursuant to the Master Participation Agreement. “Code”: The U.S. Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder. “Co-Issued Notes”: The Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes, collectively. “Co-Issuer”: The Person named as such on the first page of this Indenture until a successor Person has become the Co-Issuer pursuant to the applicable provisions of this Indenture, and thereafter “Co-Issuer” means such successor Person. “Co-Issuers”: The Issuer and the Co-Issuer, together. “Collateral”: The meaning assigned in the Granting Clauses hereof. “Collateral Administration Agreement”: The collateral administration agreement, dated as of the Closing Date, among the Issuer, the Collateral Manager and the Collateral Administrator, as amended from time to time. “Collateral Administrator”: U.S. Bank National Association, in its capacity as collateral administrator under the Collateral Administration Agreement, and any successor thereto. “Collateral Interest Amount”: As of any date of determination, without duplication, the aggregate amount of Interest Proceeds that has been received or that is expected to be received (other than Interest Proceeds expected to be received from Defaulted Obligations and Deferring Securities, but including Interest Proceeds actually received from Defaulted Obligations and Deferring Securities), in each case during the Collection Period in which such date of determination occurs (or after such Collection Period but on or prior to the related Payment Date if such Interest Proceeds would be treated as Interest Proceeds with respect to such Collection Period). “Collateral Management Agreement”: The collateral management agreement, dated as of the Closing Date, between the Issuer and the Collateral Manager relating to the management of the Collateral Obligations and the other Assets by the Collateral Manager on behalf of the Issuer, as amended from time to time in accordance with the terms hereof and thereof. “Collateral Manager”: Blackstone Private Credit Fund, a Delaware statutory trust, until a successor Person has become the Collateral Manager pursuant to the provisions of the Collateral Management Agreement, and thereafter “Collateral Manager” means such successor Person. “Collateral Manager Notes”: As of any date of determination, Notes (whether acquired on the Closing Date or thereafter) held by the Collateral Manager, any of its Affiliates or any account for which the Collateral Manager or any Affiliate thereof acts as investment advisor (and for which the Collateral Manager or such Affiliate has discretionary authority) unless all Notes of such Class are held by the Collateral Manager or its Affiliates; provided that no such

-18- USActive 55852351.8 Notes will constitute Collateral Manager Notes hereunder for any period of time during which the right to control the voting of such Notes has been assigned to or otherwise granted to, directly or indirectly, (i) another Person not controlled by the Collateral Manager or any Affiliate of the Collateral Manager or (ii) an advisory board or other independent committee of the governing body of the Collateral Manager or such Affiliate; provided that any Notes held by the Retention Holder as part of the U.S. Retention Interest will not be Collateral Manager Notes. “Collateral Obligation”: A Loan or a Senior Secured Bond pledged by the Issuer to the Trustee pursuant to this Indenture that, as of the date of acquisition by the Issuer (or the Closing Date, for obligations already owned by the Issuer as of the Closing Date or, if applicable, the date that a binding commitment with respect to the acquisition of such asset is entered into); provided that in the case of a Participation Interest, the Moody’s Counterparty Criteria are met with respect thereto: (i) is Dollar denominated and is neither convertible by the issuer thereof into, nor payable in, any other currency; (ii) is not a Defaulted Obligation or a Credit Risk Obligation (unless such obligation is being acquired in a Bankruptcy Exchange or is otherwise acquired in connection with an insolvency, bankruptcy, reorganization, restructuring or workout of the obligor thereof); (iii) is not a lease (including a finance lease); (iv) is not an Equity Security or an obligation that is convertible into or exchangeable for an Equity Security; (v) is not a Deferrable Security (unless it is an Exchanged Deferrable Obligation), Interest Only Security, Step-Up Obligation, Zero Coupon Bond, Step- Down Obligation or a Commercial Real Estate Loan; (vi) provides (in the case of a Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation, with respect to amounts drawn thereunder) for a fixed amount of principal payable in Cash on scheduled payment dates and/or at maturity and does not by its terms provide for earlier amortization or prepayment at a price of less than par; (vii) does not constitute Margin Stock; (viii) gives rise only to payments that do not and will not subject the Issuer to withholding tax (other than withholding in respect of fees or withholding imposed under or in respect of FATCA) unless the obligor is required to make “gross-up” payments that ensure that the net amount actually received by the Issuer (after payment of all taxes, whether imposed on such obligor or the Issuer) will equal the full amount that the Issuer would have received had no such taxes been imposed;

-19- USActive 55852351.8 (ix) is not a debt obligation whose repayment is subject to substantial non-credit related risk as determined by the Collateral Manager in its reasonable judgment; (x) except for Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations, is not an obligation pursuant to which any future advances or payments to the borrower or the Obligor thereof may be required to be made by the Issuer; (xi) does not have an “sf” subscript assigned by Moody’s; (xii) will not require the Issuer, the Co-Issuer or the pool of Assets to be registered as an investment company under the Investment Company Act; (xiii) is not the subject of an Offer for a price less than its purchase price plus all accrued and unpaid interest; (xiv) unless such obligation is a Pending Rating DIP Loan, does not have a Moody’s Default Probability Rating that is below “Caa3” (unless such obligation is being acquired in a Bankruptcy Exchange or is otherwise acquired in connection with an insolvency, bankruptcy, reorganization, restructuring or workout of the obligor thereof); (xv) does not mature after the earliest applicable Stated Maturity of the Notes (unless such obligation is being acquired in a Bankruptcy Exchange or is otherwise acquired in connection with an insolvency, bankruptcy, reorganization, restructuring or workout of the obligor thereof); (xvi) if a Floating Rate Obligation, accrues interest at a floating rate determined by reference to (a) the Dollar prime rate, federal funds rate or the Benchmark, (b) a similar interbank offered rate or commercial deposit rate or (c) any other then-customary index; (xvii) is Registered; (xviii) is not a Synthetic Security; (xix) is not a Structured Finance Security; (xx) does not pay interest less frequently than semi-annually (other than a Partial PIK Obligation, which may pay interest no less frequently than annually); (xxi) does not include or support a letter of credit; (xxii) is purchased at a price at least equal to 60.0% of its Principal Balance (unless such obligation is being acquired in a Bankruptcy Exchange or is otherwise acquired in connection with an insolvency, bankruptcy, reorganization, restructuring or workout of the obligor thereof);

-20- USActive 55852351.8 (xxiii) is not issued by a sovereign, or by a corporate issuer located in a country, which sovereign or country on the date on which the obligation is acquired by the Issuer imposed foreign exchange controls that effectively limit the availability or use of Dollars to make when due the scheduled payments of principal thereof and interest thereon; (xxiv) is not a debt obligation in respect of which the total potential indebtedness of its Obligor under all loan agreements, indentures, and other instruments governing such Obligor’s indebtedness (whether drawn or undrawn) is less than U.S.$150,000,000; (xxv) is not an obligation that is subject to a securities lending agreement; (xxvi) is not a participation interest in a Participation Interest; and (xxvii) is not a Letter of Credit Reimbursement Obligation or other security; provided that, notwithstanding anything to the contrary contained herein, Received Obligations shall be treated as set forth under Section 12.2(e). “Collateral Principal Amount”: As of any date of determination, the sum of (a) the Aggregate Principal Amount of the Collateral Obligations (other than Defaulted Obligations) and (b) without duplication, the amounts on deposit in the Principal Collection Subaccount, the Contribution Account (to the extent such amounts have been designated for application as Principal Proceeds pursuant to the definition of “Permitted Use”) and the Ramp-Up Account (including Eligible Investments therein). “Collateral Quality Test”: A test satisfied on any date of determination on or after the Effective Date if, in the aggregate, the Collateral Obligations owned by the Issuer (or in relation to a proposed purchase of a Collateral Obligation on a pro forma basis) satisfy each of the tests set forth below (or if a test is not satisfied on such date of determination, the degree of compliance with such test is maintained or improved after giving effect to any purchase or sale effected on such date of determination), calculated in each case as required by Section 1.2 herein; (i) the Minimum Floating Spread Test; (ii) the Minimum Weighted Average Coupon Test; (iii) the Maximum Moody’s Rating Factor Test; (iv) the Moody’s Diversity Test; (v) the Minimum Weighted Average Moody’s Recovery Rate Test; and (vi) the Weighted Average Life Test. “Collection Account”: The meaning specified in Section 10.2(a).

-21- USActive 55852351.8 “Collection Period”: (i) With respect to the first Payment Date, the period commencing on the Closing Date and ending ten Business Days prior to the first Payment Date; and (ii) with respect to each succeeding Payment Date, the period commencing on the day immediately following the prior Collection Period and ending (a) in the case of the final Collection Period preceding the latest Stated Maturity of any Class of Notes, on the day preceding such Stated Maturity, (b) in the case of the final Collection Period preceding an Optional Redemption (other than an Optional Redemption in connection with a Refinancing of any Class of Notes), a Clean- Up Call Redemption or a Tax Redemption of the Notes, on the Business Day prior to the related Redemption Date; provided that any Refinancing Proceeds received on the related Redemption Date shall be deemed to be received on the Business Day prior to the Redemption Date and (c) in any other case, on the tenth Business Day prior to such Payment Date; provided further that, with respect to any amounts payable to the Issuer under any Hedge Agreement, the Collection Period will commence on the day after the prior Payment Date and end on (and include) such Payment Date. “Commercial Real Estate Loan”: Any Loan for which the underlying collateral consists primarily of real property owned by the Obligor and is evidenced by a note or other evidence of indebtedness. “Concentration Limitations”: Limitations satisfied on any date of determination on or after the Effective Date if, in the aggregate, the Collateral Obligations owned by the Issuer (or in relation to a proposed purchase of a Collateral Obligation on a pro forma basis) comply with all of the requirements set forth below (or in relation to a proposed purchase after the Effective Date, if not in compliance, the relevant requirements must be maintained or improved after giving effect to the purchase), calculated in each case as required by Section 1.2: (i) not less than 90.0% of the Collateral Principal Amount may consist of First Lien Loans, Cash and Eligible Investments; (ii) not more than 10.0% of the Collateral Principal Amount may consist, in the aggregate, of Second Lien Loans, First Lien Last Out Loans, Unsecured Loans and Senior Secured Bonds; provided that not more than 2.5% of the Collateral Principal Amount may consist of Senior Secured Bonds; (iii) (a) not more than 2.0% of the Collateral Principal Amount may consist of Collateral Obligations issued by a single Obligor and its Affiliates, except that, without duplication, Collateral Obligations issued by up to five Obligors and their respective Affiliates may each constitute up to 2.5% of the Collateral Principal Amount and (b) not more than 1.0% of the Collateral Principal Amount may consist of Second Lien Loans, First Lien Last Out Loans and Unsecured Loans issued by a single Obligor and its Affiliates; (iv) not more than 5.0% of the Collateral Principal Amount may consist of Fixed Rate Obligations; (v) not more than 10.0% of the Collateral Principal Amount may consist of Participation Interests (other than the Closing Date Participations);

-22- USActive 55852351.8 (vi) not more than 10.0% of the Collateral Principal Amount may consist, in the aggregate, of unfunded commitments under Delayed Drawdown Collateral Obligations and unfunded and funded commitments under Revolving Collateral Obligations; (vii) not more than 10.0% of the Collateral Principal Amount may consist of CCC Collateral Obligations; (viii) not more than 10.0% of the Collateral Principal Amount may consist of Caa Collateral Obligations; (ix) not more than 5.0% of the Collateral Principal Amount may consist of Collateral Obligations that pay interest less frequently than quarterly (other than a Partial PIK Obligation, which may pay interest no less frequently than annually); (x) not more than 7.5% of the Collateral Principal Amount may consist of DIP Collateral Obligations; (xi) not more than 2.5% of the Collateral Principal Amount may consist of Partial PIK Obligations; (xii) the Third Party Credit Exposure Limits may not be exceeded (other than the Closing Date Participations); (xiii) not more than 10.0% of the Collateral Principal Amount may consist of Collateral Obligations with Moody’s Rating derived from an S&P rating (under clause (f) of the definition thereof) or a Moody’s Default Probability Rating derived from an S&P rating (under clause (e) of the definition thereof), in each case as provided in clauses (i)(A) or (B) of the definition of “Moody’s Derived Rating”; (xiv) (a) all of the Collateral Obligations must be issued by Non-Emerging Market Obligors; and (b) no more than the percentage listed below of the Collateral Principal Amount may be issued by Obligors Domiciled in the country or countries set forth opposite such percentage: % Limit Country or Countries 20.0% ................................................ All countries (in the aggregate) other than the United States; 15.0% ................................................ All countries (in the aggregate) other than the United States and Canada; 10.0% ................................................ United Kingdom; 15.0% ................................................ Canada; 5.0% .................................................. Any individual country other than the United States, United Kingdom and Canada; 10.0% ................................................ Group I Countries in the aggregate; 10.0% ................................................ Group II Countries in the aggregate; 7.5% .................................................. Group III Countries in the aggregate; 7.5% .................................................. All Tax Jurisdictions in the aggregate; and

-23- USActive 55852351.8 % Limit Country or Countries 3.0% .................................................. All countries (in the aggregate) other than the United States, Canada, Group I Countries, Group II Countries and Group III Countries; (xv) not more than 10.0% of the Collateral Principal Amount may consist of Collateral Obligations that are issued by Obligors that belong to any single S&P Industry Classification, except that (x) one additional S&P Industry Classification may represent up to 17.5% of the Collateral Principal Amount and (y) two additional S&P Industry Classifications (in addition to the S&P Industry Classification specified in clause (x)) may represent up to 13.5% of the Collateral Principal Amount; (xvi) not more than 65.0% of the Collateral Principal Amount may consist of Cov-Lite Loans; (xvii) not more than 2.5% of the Collateral Principal Amount may consist of Current Pay Obligations; (xviii) not more than 2.5% of the Collateral Principal Amount may consist of Bridge Loans; and (xix) not more than 10.0% of the Collateral Principal Amount may consist of Collateral Obligations in respect of which the total potential indebtedness of its Obligor under all loan agreements, indentures and other instruments governing such Obligor’s indebtedness (whether drawn or undrawn) is equal to or greater than U.S.$150,000,000 and less than U.S.$200,000,000; provided that any Collateral Obligation will cease to be included in this clause (xix) when an additional issuance of indebtedness with respect to such obligor, combined with the existing aggregate indebtedness of such obligor, causes the total potential indebtedness of the obligor to exceed U.S.$200,000,000. “Consent Deadline Date”: The meaning specified in Section 9.8(b). “Consenting Holder”: The meaning specified in Section 9.8(b). “Confidential Information”: The meaning specified in Section 14.15(b). “Contribution”: The meaning specified in Section 10.3(e). “Contribution Account”: The account established in the name of the Trustee pursuant to Section 10.3(e). “Contribution Notice”: The meaning specified in Section 10.3(e). “Contribution Participation Notice”: The meaning specified in Section 10.3(e).

-24- USActive 55852351.8 “Contribution Repayment Amount”: The meaning specified in Section 10.3(e). “Contributor”: The meaning specified in Section 10.3(e). “Controlling Class”: The Class A Notes so long as any Class A Notes are outstanding; then the Class B Notes so long as any Class B Notes are outstanding; then the Class C Notes so long as any Class C Notes are outstanding; then the Class D Notes so long as any Class D Notes are outstanding; then the Class E Notes so long as any Class E Notes are outstanding; and then the Subordinated Notes so long as any Subordinated Notes are outstanding. “Controlling Person”: A Person (other than a Benefit Plan Investor) who has discretionary authority or control with respect to the assets of the Issuer or any Person who provides investment advice for a fee (direct or indirect) with respect to such assets or an affiliate of any such Person. For this purpose, an “affiliate” of a person includes any person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the person. “Control,” with respect to a person other than an individual, means the power to exercise a controlling influence over the management or policies of such person. “Corporate Trust Office”: The designated corporate trust office of the Trustee where this Indenture is administered, located at (x) for purposes of transfer and presentment of the Notes for final payment, U.S. Bank National Association, 111 Fillmore Avenue East, St. Paul, Minnesota 55107, Attention: Bondholder Services – EP-MN-WS2N, Reference: BCRED BSL CLO 2021-1, Ltd.; and (y) for all other purposes, U.S. Bank National Association, One Federal Street, Third Floor, Boston, Massachusetts 02110, Attention: Global Corporate Trust, Reference: BCRED BSL CLO 2021-1, Ltd., email: lynora.caulfield@usbank.com, siuman.luie@usbank.com, Telephone: (617) 603-6696, or in each case such other address as the Trustee may designate from time to time by notice to the Holders, the Collateral Manager and the Issuer, or the principal corporate trust office of any successor Trustee. “Coverage Tests”: The Overcollateralization Ratio Test and the Interest Coverage Test, each as applied to each specified Class of Secured Notes (other than the Class E Notes, for which no Interest Coverage Test is applicable). For purposes of calculating any Coverage Test, the Class A Notes and the Class B Notes are treated as one Class. “Cov-Lite Loan”: A Loan that is not subject to one or more Maintenance Covenants; provided, that, notwithstanding the foregoing, a Loan will be deemed not to be a Cov- Lite Loan for all purposes if the Underlying Instruments with respect to such Loan contain a cross- default provision to, or the Loan is pari passu with, another loan of the underlying obligor forming part of the same loan facility that requires such obligor to comply with one or more financial covenants or Maintenance Covenants. “Credit Improved Obligation”: Any Collateral Obligation that in the Collateral Manager’s commercially reasonable business judgment has significantly improved in credit

-25- USActive 55852351.8 quality from the condition of its credit at the time of purchase which judgment may (but need not) be based on one or more of the following facts: (i) the Obligor of such Collateral Obligation has shown improved financial results since the published financial reports first produced after it was purchased by the Issuer; or (ii) the Obligor of such Collateral Obligation since the date on which such Collateral Obligation was purchased by the Issuer has raised significant equity capital or has raised other capital that has improved the liquidity or credit standing of such Obligor; or (iii) with respect to which one or more of the following criteria applies: (A) such Collateral Obligation has been upgraded or put on a watch list for possible upgrade by either Moody’s, Fitch or S&P since the date on which such Collateral Obligation was acquired by the Issuer; (B) the Sale Proceeds (excluding Sale Proceeds that constitute Interest Proceeds) of such Collateral Obligation would be at least 101% of its purchase price; or (C) if such Collateral Obligation is a Loan, the price of such Loan (determined without averaging) has changed during the period from the date on which it was acquired by the Issuer to the date of determination by a percentage either more positive, or less negative, as the case may be, than the percentage change in the average price of the Applicable Approved Index plus 0.25% over the same period; or (iv) the projected cash flow interest coverage ratio (earnings before interest and taxes divided by cash interest expense, as estimated by the Collateral Manager) of the underlying borrower or obligor of such Collateral Obligation is expected to be more than 1.15 times the current year’s projected cash flow interest coverage ratio; provided that, if a Restricted Trading Period is in effect, in order for any Collateral Obligation to be a Credit Improved Obligation, either (i) one or more of the criteria in clause (i) through (iv) above must apply or (ii) the Collateral Manager must obtain the consent of a Majority of the Controlling Class. “Credit Risk Obligation”: Any Collateral Obligation that in the Collateral Manager’s commercially reasonable business judgment has a significant risk of declining in credit quality from the condition of its credit at the time of purchase or, with a lapse of time, becoming a Defaulted Obligation which judgment may (but need not) be based on one or more of the following facts: (i) such Collateral Obligation has been downgraded or put on a watch list for possible downgrade by either Moody’s, Fitch or S&P since the date on which such Collateral Obligation was acquired by the Issuer; or (ii) if such Collateral Obligation is a Loan, the price of such Loan (determined without averaging) has changed during the period from the date on which it was acquired by the Issuer to the date of determination by a percentage

-26- USActive 55852351.8 either more negative, or less positive, as the case may be, than the percentage change in the average price of the Applicable Approved Index less 0.25% over the same period; or (iii) the Market Value of such Collateral Obligation has decreased by at least 1.00% of the price paid by the Issuer for such Collateral Obligation; or (iv) if such Collateral Obligation is a Floating Rate Obligation, the spread over the applicable index or benchmark rate with respect to such Floating Rate Obligation has been increased by an amendment to the Underlying Instruments with respect thereto; or (v) the projected cash flow interest coverage ratio (earnings before interest and taxes divided by cash interest expense, as estimated by the Collateral Manager) of the underlying borrower or obligor of such Collateral Obligation for the most recent fiscal quarter (annualized) was less than 1.0 times the most recent fiscal year’s cash flow; provided that, if a Restricted Trading Period is in effect, in order for any Collateral Obligation to be a Credit Risk Obligation, either (i) one or more of the criteria in clause (i) through (v) above must apply or (ii) the Collateral Manager must obtain the consent of a Majority of the Controlling Class. “CRS”: The OECD Standard for Automatic Exchange of Financial Account Information – Common Reporting Standard. “CSC”: The meaning specified in Section 7.2. “Current Pay Obligation”: Any Collateral Obligation (other than a DIP Collateral Obligation) that would otherwise be treated as a Defaulted Obligation but as to which no payments are due and payable that are unpaid and with respect to which (a) the Collateral Manager believes, in its reasonable business judgment, that the issuer or Obligor of such Collateral Obligation will continue to make scheduled payments of interest (and/or fees, as applicable, in the case of a Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation) thereon and will pay the principal thereof by maturity or as otherwise contractually due, (b) if the issuer or Obligor is subject to a bankruptcy proceeding, it has been the subject of an order of a bankruptcy court that permits it to make the scheduled payments on such Collateral Obligation and all interest (and/or fees, as applicable, in the case of a Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation) and principal payments due thereunder have been paid in cash when due, (c) the Collateral Obligation has a Market Value of at least 80.0% of its par value and (d) the Collateral Obligation (A) has a Moody’s Rating of at least “Caa1” and a Market Value of at least 80.0% of its par value or (B) has a Moody’s Rating of at least “Caa2” and its Market Value is at least 85.0% of its par value (Market Value being determined, solely for the purposes of clause (c) and (d), without taking into consideration clause (iii) of the definition of the term “Market Value”). “Custodial Account”: The custodial account established in the name of the Trustee pursuant to Section 10.3(b).

-27- USActive 55852351.8 “Custodian”: The meaning specified in the first sentence of Section 3.3(a) with respect to items of collateral referred to therein, and each entity with which an Account is maintained, as the context may require, each of which will be a Securities Intermediary. “Daily Simple SOFR”: For any day, SOFR, with the conventions for this rate (which will include a lookback of no more than 5 Business Days) being established by the Designated Transaction Representative in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for leveraged loans. “Debtor”: The meaning specified in the definition of the term “DIP Collateral Obligation.” “Default”: Any Event of Default or any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default. “Defaulted Obligation”: Any Collateral Obligation included in the Assets as to which: (a) a default as to the payment of principal and/or interest has occurred and is continuing with respect to such Collateral Obligation (without regard to any grace period applicable thereto, or waiver or forbearance thereof), after the passage of five Business Days or seven calendar days, whichever is greater, but in no case beyond the passage of any grace period applicable thereto; (b) a default known to the Collateral Manager as to the payment of principal and/or interest has occurred and is continuing on another debt obligation of the same Obligor which is senior or pari passu in right of payment to such Collateral Obligation (without regard to any grace period applicable thereto, or waiver or forbearance thereof, after the passage of five Business Days or seven calendar days, whichever is greater, but in no case beyond the passage of any grace period applicable thereto); provided, that both the Collateral Obligation and such other debt obligation are full recourse obligations of the applicable issuer and secured by the same collateral; (c) the Obligor or others have instituted proceedings to have the Obligor adjudicated as bankrupt or insolvent or placed into receivership and for a period of more than 60 consecutive days such proceedings have not been stayed or dismissed or such issuer has filed for protection under Chapter 11 of the U.S. Bankruptcy Code; (d) such Collateral Obligation has an S&P Rating of “CC” or lower or “SD” or had such rating immediately before such rating was withdrawn or the Obligor on such Collateral Obligation has a “probability of default” rating assigned by Moody’s of “D” or “LD” or had such rating immediately before such rating was withdrawn; (e) such Collateral Obligation is pari passu or junior in right of payment as to the payment of principal and/or interest to another debt obligation of the same Obligor which has a “probability of default” rating assigned by Moody’s of “D” or “LD”; provided,

-28- USActive 55852351.8 that both the Collateral Obligation and such other debt obligation are full recourse obligations of the applicable issuer and secured by the same collateral; (f) a default with respect to which the Collateral Manager has received notice or has knowledge that a default has occurred under the Underlying Instruments and any applicable grace period has expired and the holders of such Collateral Obligation have accelerated the repayment of the Collateral Obligation (but only until such acceleration has been rescinded) in the manner provided in the Underlying Instrument; (g) the Collateral Manager has in its reasonable commercial judgment otherwise declared such debt obligation to be a “Defaulted Obligation” and has not rescinded such declaration; (h) such Collateral Obligation is a Participation Interest with respect to which the Selling Institution has defaulted in any respect in the performance of any of its payment obligations under the Participation Interest; or (i) such Collateral Obligation is a Participation Interest in a loan that would, if such loan were a Collateral Obligation, constitute a “Defaulted Obligation” (other than under this clause (i)) or with respect to which the Selling Institution has a “probability of default” rating assigned by Moody’s of “D” or “LD”; provided that (x) a Collateral Obligation does not constitute a Defaulted Obligation pursuant to clauses (b) through (e) and (i) above if such Collateral Obligation (or, in the case of a Participation Interest, the underlying First Lien Loan, First Lien Last Out Loan, Second Lien Loan or Unsecured Loan) is a Current Pay Obligation (provided, that the Aggregate Principal Amount of such Current Pay Obligations exceeding 7.5% of the Collateral Principal Amount will be treated as Defaulted Obligations) and (y) a Collateral Obligation does not constitute a Defaulted Obligation pursuant to any of clauses (b), (c), (d), (e) and (i) if such Collateral Obligation (or, in the case of a Participation Interest, the underlying First Lien Loan, First Lien Last Out Loan, Second Lien Loan or Unsecured Loan) is a DIP Collateral Obligation (other than a DIP Collateral Obligation that has a Moody’s “probability of default” rating of “D” or “LD”). Each obligation received in connection with a Distressed Exchange (a) that would be a Collateral Obligation but for the fact that it is a Defaulted Obligation or (b) to which the first proviso in the definition of “Distressed Exchange” would apply but for the fact that it exceeds the percentage limit in the second proviso thereto, constitutes a Defaulted Obligation. “Deferrable Class”: Each of the Class C Notes, the Class D Notes and the Class E Notes. “Deferrable Security”: An obligation (other than a Partial PIK Obligation) which by its terms permits the deferral or capitalization of payment of accrued, unpaid interest. “Deferred Interest Secured Notes”: Collectively, the Class C Notes, the Class D Notes and the Class E Notes.

-29- USActive 55852351.8 “Deferring Security”: Any Deferrable Security that is deferring the payment of interest due thereon and has been so deferring the payment of interest due thereon (i) with respect to Collateral Obligations that have a Moody’s Rating of at least “Baa3,” for the shorter of two consecutive accrual periods or one year, and (ii) with respect to Collateral Obligations that have a Moody’s Rating of “Ba1” or below, for the shorter of one accrual period or six consecutive months, which deferred capitalized interest has not, as of the date of determination, been paid in Cash. “Delayed Drawdown Collateral Obligation”: A Collateral Obligation that (a) requires the Issuer to make one or more future advances to the borrower under the Underlying Instruments relating thereto, (b) specifies a maximum amount that can be borrowed on one or more fixed borrowing dates, and (c) does not permit the re-borrowing of any amount previously repaid by the borrower thereunder; but any such Collateral Obligation will be a Delayed Drawdown Collateral Obligation only until all commitments by the Issuer to make advances to the borrower expire or are terminated or are reduced to zero; provided that Revolving Collateral Obligations are not Delayed Drawdown Collateral Obligations. “Deliver,” “Delivered” or “Delivery”: The taking of the following steps: (a) in the case of each Certificated Security or Instrument (other than a Clearing Corporation Security, or a Certificated Security or an Instrument evidencing debt underlying a Participation Interest), (i) causing the delivery of such Certificated Security or Instrument to the Custodian registered in the name of the Custodian or its affiliated nominee or endorsed to the Custodian or in blank; (ii) causing the Custodian to continuously identify on its books and records that such Certificated Security or Instrument is credited to the relevant Account; and (iii) causing the Custodian to maintain continuous possession of such Certificated Security or Instrument; (b) in the case of each Uncertificated Security (other than a Clearing Corporation Security), (i) causing such Uncertificated Security to be continuously registered on the books of the issuer thereof to the Custodian; and (ii) causing the Custodian to indicate continuously on its books and records that such Clearing Corporation Security is credited to the applicable Account; (c) in the case of each Clearing Corporation Security, (i) causing the relevant Clearing Corporation to credit such Clearing Corporation Security to the securities account of the Custodian; and

-30- USActive 55852351.8 (ii) causing the Custodian to indicate continuously on its books and records that such Clearing Corporation Security is credited to the applicable Account; (d) in the case of each security issued or guaranteed by the United States of America or agency or instrumentality thereof and that is maintained in book-entry records of a Federal Reserve Bank (“FRB”) (each such security, a “Government Security”), (i) causing the creation of a Security Entitlement to such Government Security by the credit of such Government Security to the securities account of the Custodian at such FRB; and (ii) causing the Custodian to indicate continuously on its books and records that such Government Security is credited to the applicable Account; (e) in the case of each Security Entitlement not governed by clauses (i) through (iv) above, (i) causing a Securities Intermediary (x) to indicate on its books and records that the underlying Financial Asset has been credited to the Custodian’s securities account, (y) to receive a Financial Asset from a Securities Intermediary or acquiring the underlying Financial Asset for a Securities Intermediary, and in either case, accepting it for credit to the Custodian’s securities account or (z) to become obligated under other law, regulation or rule to credit the underlying Financial Asset to a Securities Intermediary’s securities account; (ii) causing such Securities Intermediary to make entries on its books and records continuously identifying such Security Entitlement as belonging to the Custodian and continuously indicating on its books and records that such Security Entitlement is credited to the Custodian’s securities account; and (iii) causing the Custodian to indicate continuously on its books and records that such Security Entitlement (or all rights and property of the Custodian representing such Security Entitlement) is credited to the applicable Account; (f) in the case of Cash or Money, (i) causing the delivery of such Cash or Money to the Trustee or the Custodian; (ii) causing the Custodian to treat such Cash or Money as a Financial Asset maintained by such Custodian for credit to the applicable Account in accordance with the provisions of Article 8 of the UCC; and (iii) causing the Custodian to indicate continuously on its books and records that such Cash or Money is credited to the applicable Account; and

-31- USActive 55852351.8 (g) in the case of each general intangible (including any Participation Interest that is not, or the debt underlying that is not, evidenced by an Instrument or Certificated Security): (1) notifying the obligor thereunder of the Grant to the Trustee (unless no applicable law requires such notice in order to perfect the Grant to the Trustee) and (2) causing an entry in respect of the security interests granted under this Indenture in the register of mortgages and charges maintained at the Issuer’s registered office in the Cayman Islands; and (h) in the case of each Participation Interest as to which the underlying debt is represented by a Certificated Security or an Instrument, obtaining the acknowledgment of the Person in possession of such Certificated Security or Instrument (which may not be the Issuer) that it holds the portion of such Certificated Security or Instrument represented by the Participation Interest for the benefit of the Trustee. In addition, the Collateral Manager on behalf of the Issuer will obtain any and all consents required by the Underlying Instruments relating to any general intangibles for the transfer of ownership and/or pledge hereunder (except to the extent that the requirement for such consent is rendered ineffective under Section 9-406 of the UCC). “Designated Principal Proceeds”: The meaning specified in Section 10.2(g). “Designated Transaction Representative”: The Collateral Manager. “Designated Unused Proceeds”: The meaning specified in Section 10.3(c). “Designated Unused Proceeds Cap”: As of any date of determination, an amount equal to the excess of (x) 1.0% of the Target Initial Par Amount over (y) the aggregate amount of all Designated Principal Proceeds and Designated Unused Proceeds as of such date. “Determination Date”: The last day of each Collection Period. “DIP Collateral Obligation”: Any interest in a loan or financing facility that is purchased directly or by way of assignment (i) which is an obligation of (A) a debtor-in-possession as described in Section 1107 of the U.S. Bankruptcy Code or any other applicable bankruptcy law, including, without limitation, any bankruptcy, insolvency, reorganization or similar law enacted under the laws of the Cayman Islands or any other applicable jurisdiction or (B) a trustee (if appointment of such trustee has been ordered pursuant to Section 1104 of the U.S. Bankruptcy Code or any other applicable bankruptcy law, including, without limitation, any bankruptcy, insolvency, reorganization or similar law enacted under the laws of the Cayman Islands or any other applicable jurisdiction) (in either such case, a “Debtor”) organized under the laws of the United States or any state therein and (ii) the terms of which have been approved by an order of the U.S. Bankruptcy Court, the U.S. District Court, or any other court of competent jurisdiction, the enforceability of which order is not subject to any pending contested matter or proceeding (as such terms are defined in the Federal Rules of Bankruptcy Procedure) and which order provides that: (a) (1) such DIP Collateral Obligation is fully secured by liens on the Debtor’s otherwise unencumbered assets pursuant to Section 364(c)(2) of the U.S. Bankruptcy Code or any other applicable bankruptcy law, including, without limitation, any bankruptcy, insolvency, reorganization or similar law enacted under the laws of the Cayman Islands or any other applicable

-32- USActive 55852351.8 jurisdiction; or (2) such DIP Collateral Obligation is secured by liens of equal or senior priority on property of the Debtor’s estate that is otherwise subject to a lien pursuant to Section 364(d) of the U.S. Bankruptcy Code or any other applicable bankruptcy law, including, without limitation, any bankruptcy, insolvency, reorganization or similar law enacted under the laws of the Cayman Islands or any other applicable jurisdiction; and (b) such DIP Collateral Obligation is fully secured based upon a current valuation or appraisal report. Notwithstanding the foregoing, such an interest in a loan or financing facility will not be deemed to be a DIP Collateral Obligation following the emergence of the related debtor-in-possession from bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code. To the extent not prohibited by applicable confidentiality agreements, any notices related to each such DIP Collateral Obligation’s restructuring or amendment will be forwarded to the Rating Agency. “Discount Obligation”: Any Collateral Obligation that the Collateral Manager determines at the time of purchase: (A) in the case of a loan, either: (a) a First Lien Loan that has a Moody’s Rating of “B3” or higher and that is acquired by the Issuer at a price that is less than 80% of its Principal Balance; (b) a First Lien Loan that has a Moody’s Rating below “B3” and that is acquired by the Issuer at a price that is less than 85% of its Principal Balance; (c) an obligation that is not a First Lien Loan that has a Moody’s Rating of “B3” or higher and that is acquired by the Issuer at a price that is less than 75% of its Principal Balance; or (d) an obligation that is not a First Lien Loan that has a Moody’s Rating below “B3” and that is acquired by the Issuer at a price that is less than 80% of its Principal Balance; and (B) in the case of a Bond (excluding any accrued and unpaid interest thereon) or any fixed rate obligation, has a yield greater than 1.5% over the yield of the Eligible Bond Index, provided that (i) such Collateral Obligation shall cease to be a Discount Obligation at such time as (x) in the case of a First Lien Loan, the average Market Value (expressed as a percentage of the par amount) of such Collateral Obligation, determined by averaging the Market Value of such Collateral Obligation on each day during any period of 30 consecutive days since the acquisition by the Issuer of such Collateral Obligation, equals or exceeds 90%, (y) in the case of an obligation that is not a First Lien Loan, the average Market Value (expressed as a percentage of the par amount) of such Collateral Obligation, determined by averaging the Market Value of such Collateral Obligation on each day during any period of 30 consecutive days since the acquisition by the Issuer of such Collateral Obligation, equals or exceeds 85% or (z) in the case of a Bond or fixed rate obligation, the yield on such Collateral Obligation is less than or equal to the yield of the Eligible Bond Index, (ii) any Collateral Obligation that would otherwise be considered a Discount Obligation, but that is purchased in accordance with the Investment Criteria with the proceeds of a sale of a Collateral Obligation that was not a Discount Obligation at the time of its

-33- USActive 55852351.8 purchase, so long as such purchased Collateral Obligation (A) is purchased or committed to be purchased within 10 Business Days of such sale, (B) is purchased at a purchase price (expressed as a percentage of the par amount of such Collateral Obligation) equal to or greater than the sale price of the sold Collateral Obligation, (C) is purchased at a purchase price (expressed as a percentage of the par amount of such Collateral Obligation) not less than 60.0% and (D) has a Moody’s Default Probability Rating (at the related time of purchase) equal to or greater than the Moody’s Default Probability Rating of the sold Collateral Obligation, will not be considered to be a Discount Obligation and (iii) clause (ii) above in this proviso will not apply upon the purchase of a Collateral Obligation solely to the extent that the purchase thereof would result in either (A) more than 7.5% of the Collateral Principal Amount consisting of Collateral Obligations to which such clause (ii) applies at such time or (B) the Aggregate Principal Amount of all Collateral Obligations to which such clause (ii) has been applied since the Closing Date being more than 12.5% of the Target Initial Par Amount; provided, that the determination of the percentages in clauses (A) or (B) above will exclude any Collateral Obligation described in clause (ii) above to the extent such Collateral Obligation would no longer otherwise be considered a Discount Obligation under clause (i) above. “Discretionary Sale”: The meaning specified in Section 12.1(g). “Distressed Exchange”: In connection with any Collateral Obligation, a distressed exchange or other debt restructuring has occurred, as reasonably determined by the Collateral Manager, pursuant to which the issuer or Obligor of such Collateral Obligation has issued to the holders of such Collateral Obligation a new security or obligation or package of securities or obligations that, in the sole judgment of the Collateral Manager, amounts to a diminished financial obligation or has the purpose of helping the issuer of such Collateral Obligation avoid default; provided, that no Distressed Exchange will be deemed to have occurred if the securities or obligations received by the Issuer in connection with such exchange or restructuring satisfy the definition of “Collateral Obligation” (other than with respect to clause (xv) thereof); provided further, that the aggregate Principal Balance of the obligations received in Distressed Exchanges (in the aggregate) since the Closing Date is not more than 15.0% of the Target Initial Par Amount. “Distribution Compliance Period”: The 40-day period prescribed by Regulation S commencing on the later of (a) the date upon which Notes are initially offered to Persons other than the Initial Purchaser and any other distributor (as such term is defined in Regulation S) of the Notes and (b) the Closing Date. “Distribution Report”: The meaning specified in Section 10.8(b). “Diversity Score”: A single number that indicates collateral concentration in terms of both issuer and industry concentration, calculated as set forth in Schedule 2 hereto. “Dollar” or “U.S.$”: A dollar or other equivalent unit in such coin or currency of the United States of America as at the time constitutes legal tender for all debts, public and private. “Domicile” or “Domiciled”: With respect to any issuer of, or Obligor with respect to, a Collateral Obligation: (a) except as provided in clause (b) or (c) below, its country of organization;

-34- USActive 55852351.8 (b) if it is organized in a Tax Jurisdiction, each of such jurisdiction and the country in which, in the Collateral Manager’s good faith estimate, a substantial portion of its operations are located or from which a substantial portion of its revenue is derived, in each case directly or through subsidiaries (which will be any jurisdiction and country known at the time of designation by the Collateral Manager to be the source of the majority of revenues, if any, of such issuer or Obligor); or (c) if its payment obligations in respect of such Collateral Obligation are guaranteed by a person or entity that is organized in the United States, then the United States; provided that such guarantee satisfies the Domicile Guarantee Criteria. “Domicile Guarantee Criteria”: The following criteria: (i) the guarantee is one of payment and not of collection; (ii) the guarantee provides that the guarantor agrees to pay the guaranteed obligations on the date due and waives demand, notice and marshaling of assets; (iii) the guarantee provides that the guarantor’s right to terminate or amend the guarantee is appropriately restricted; (iv) the guarantee is unconditional, irrespective of value, genuineness, validity, or enforceability of the guaranteed obligations; (v) the guarantee provides that the guarantor waives any other circumstance or condition that would normally release a guarantor from its obligations; (vi) the guarantor also waives the right of set-off and counterclaim; and (vii) the guarantee provides that it reinstates if any guaranteed payment made by the primary obligor is recaptured as a result of the primary obligor’s bankruptcy or insolvency. “DTC”: The Depository Trust Company, its nominees and their respective successors. “Due Date”: Each date on which any payment is due on an Asset in accordance with its terms. “Effective Date”: The earlier to occur of (i) December 15, 2021 and (ii) the first date on which the Collateral Manager certifies to the Trustee and the Collateral Administrator that the Target Initial Par Condition has been satisfied. “Effective Date Issuer Certificate”: The meaning specified in Section 7.18(e). “Effective Date Report”: The meaning specified in Section 7.18(e). “Election to Retain”: The meaning specified in Section 9.8(b). “Eligible Bond Index”: The Merrill Lynch US High Yield Master II Index, Bloomberg ticker HUC0 (or such other nationally recognized high yield index as the Collateral Manager selects and provides notice to the Rating Agencies). “Eligible Custodian”: A custodian that satisfies, mutatis mutandis, the eligibility requirements set out in Section 6.8. “Eligible Institution”: An institution that has (x) a counterparty risk assessment of at least “A2(cr)” or, if such entity does not have a counterparty risk assessment by Moody’s, a long-term senior unsecured debt rating of at least “A2” and a short-term debt rating of at least “P-

-35- USActive 55852351.8 1” by Moody’s and if such institution’s counterparty risk assessment falls below “A2(cr)” or, if such entity does not have a counterparty risk assessment by Moody’s (or its long-term senior unsecured debt rating falls below “A2” and its short-term debt rating falls below “P-1” by Moody’s), the assets held in such Account will be moved within 30 calendar days to another institution that counterparty risk assessment of at least “A2(cr)” or, if such entity does not have a counterparty risk assessment by Moody’s, a long-term senior unsecured debt rating of at least “A2” and a short-term debt rating of at least “P-1” by Moody’s or (y) with respect to securities accounts, if the relevant account is a segregated account, a rating of at least “Baa3” by Moody’s and is subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b); provided, that if any such institution is downgraded such that it no longer constitutes an Eligible Institution hereunder, the Issuer shall use commercially reasonable efforts to replace such institution with a replacement Eligible Institution within 30 calendar days of the ratings downgrade. “Eligible Investment Required Ratings”: With respect to any obligation or security if such obligation or security (i) has both a long-term and a short-term credit rating from Moody’s, such ratings are “Aa3” or better (not on credit watch for possible downgrade) and “P-1” (not on credit watch for possible downgrade), respectively, (ii) has only a long-term credit rating from Moody’s, such rating is “Aaa” (not on credit watch for possible downgrade) or (iii) has only a short-term credit rating from Moody’s, such rating is “P-1” (not on credit watch for possible downgrade). “Eligible Investments”: (a) Cash or (b) any Dollar investment that, at the time it is Delivered (directly or through an intermediary or bailee), is one or more of the following obligations or securities: (i) direct obligations of, and obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are expressly backed by the full faith and credit of the United States of America and which satisfy the Eligible Investment Required Ratings; (ii) demand and time deposits in, certificates of deposit of, trust accounts with, bankers’ acceptances issued by, or federal funds sold by any depository institution or trust company incorporated under the laws of the United States of America (including the Bank) or any state thereof and subject to supervision and examination by federal and/or state banking authorities, in each case payable within 183 days of issuance, so long as the commercial paper and/or the debt obligations of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the Eligible Investment Required Ratings; (iii) commercial paper (excluding extendible commercial paper or Asset-backed Commercial Paper) which satisfies the Eligible Investment Required Ratings; and

-36- USActive 55852351.8 (iv) shares or other securities of registered money market funds which funds have, at all times, credit ratings of “Aaa-mf” by S&P; provided, however, (A) Eligible Investments purchased with funds in the Collection Account will be held until maturity except as otherwise specifically provided herein and include only such obligations or securities, other than those referred to in clause (iv) above, as mature (or are putable at par to the issuer or obligor thereof) no later than the earlier of 60 days and the Business Day prior to the next Payment Date (unless such Eligible Investments are issued by the Trustee in its capacity as a banking institution, in which case such Eligible Investments may mature on such Payment Date) and (B) none of the foregoing obligations or securities constitute Eligible Investments if (1) such obligation or security has an “f,” “p,” “pi,” “sf” or “t” subscript assigned by S&P, (2) such obligation is a Structured Finance Security or (3) payments with respect to such obligations or securities or proceeds of disposition are subject to withholding taxes by any jurisdiction unless (i) the payor is required to make “gross-up payments” that cover the full amount of any such withholding tax on an after-tax basis or (ii) such withholding is imposed under or in respect of FATCA. The Trustee has no duty or obligation to determine if an investment is an “Eligible Investment.” Eligible Investments may include, without limitation, those investments for which the Bank or an Affiliate of the Bank provides services and receives compensation; provided that such investments meet the foregoing requirements of this definition. “Enforcement Event”: The meaning specified in Section 11.1(a)(iii). “Entitlement Order”: The meaning specified in Section 8-102(a)(8) of the UCC. “Equity Security”: Any equity security or other security that is not a Loan and that is not eligible for purchase by the Issuer as a Collateral Obligation or Eligible Investment at the time of its acquisition, conversion or exchange. “ERISA”: The U.S. Employee Retirement Income Security Act of 1974, as amended. “Euroclear”: Euroclear Bank S.A./N.V., as operator of the Euroclear System. “Event of Default”: The meaning specified in Section 5.1. “Excepted Property”: The meaning assigned in the Granting Clauses hereof. “Excess CCC/Caa Adjustment Amount”: As of any date of determination, an amount equal to the excess, if any, of (a) the Aggregate Principal Amount of all Collateral Obligations included in the CCC/Caa Excess, over (b) the sum of the Market Values of all Collateral Obligations included in the CCC/Caa Excess. “Excess Par Amount”: An amount, as of any Determination Date, equal to the excess, if any, of (a) the Collateral Principal Amount over (b) the Reinvestment Target Par Balance. “Excess Weighted Average Coupon”: A percentage equal as of any date of determination to a number obtained by multiplying (a) the excess, if any, of the Weighted Average

-37- USActive 55852351.8 Coupon over the Minimum Weighted Average Coupon by (b) the number obtained, including for this purpose any capitalized interest, by dividing the Aggregate Principal Amount of all Fixed Rate Obligations by the Aggregate Principal Amount of all Floating Rate Obligations. “Excess Weighted Average Floating Spread”: A percentage equal as of any date of determination to a number obtained by multiplying (a) the excess, if any, of the Weighted Average Floating Spread over the Minimum Floating Spread by (b) the number obtained, including for this purpose any capitalized interest, by dividing the Aggregate Principal Amount of all Floating Rate Obligations by the Aggregate Principal Amount of all Fixed Rate Obligations. “Exchange Act”: The U.S. Securities Exchange Act of 1934, as amended. “Exchanged Defaulted Obligation”: The meaning specified in Section 12.5(a). “Exchanged Deferrable Obligation”: A Deferrable Security that is received in connection with a workout or restructuring of a Collateral Obligation in accordance with this Indenture; provided that if, as of any date of determination, the Aggregate Principal Amount of the Exchanged Deferrable Obligations owned by the Issuer on such date exceeds 2.5% of the Collateral Principal Amount, any Exchanged Deferrable Obligations in excess of such percentage shall be deemed to be Defaulted Obligations with a principal balance and a Market Value of zero.. “Exchanged Obligation”: A Defaulted Obligation, Credit Risk Obligation or Equity Security exchanged in connection with an insolvency, bankruptcy, reorganization, default, debt restructuring or workout or similar event of the Obligor thereof. “Expense Reserve Account”: The account established in the name of the Trustee pursuant to Section 10.3(d). “Fallback Rate”: Solely if a Benchmark Replacement cannot be determined in accordance with its definition, the rate determined by the Designated Transaction Representative (with notice to the Issuer, the Trustee (who shall forward such notice to the Holders of the Secured Notes and the Holders of the Subordinated Notes) and the Calculation Agent) as follows: the sum of (i) the quarterly-pay rate associated with the reference rate applicable to the largest percentage of the Floating Rate Obligations (as determined by the Designated Transaction Representative as of the applicable Interest Determination Date) plus (ii) the average of the daily difference between the last available three-month Libor and the rate determined pursuant to clause (i) above during the 60 Business Day period immediately preceding the applicable Interest Determination Date, as determined by the Designated Transaction Representative, which may consist of an addition to or subtraction from such unadjusted rate; provided, that with respect to the Floating Rate Notes, the Fallback Rate will be no less than zero. “FATCA”: Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, any intergovernmental agreement entered into in connection with such Sections of the Code, or any U.S. or non-U.S. fiscal or regulatory legislation, rules, practices or guidance notes adopted pursuant to such sections of the Code or any such intergovernmental agreement.

-38- USActive 55852351.8 “Federal Reserve Bank of New York’s Website”: The website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source. “Fee Basis Amount”: As of any date of determination, the sum of (a) the Collateral Principal Amount (excluding any amounts constituting Sale Proceeds which the Collateral Manager has certified will be used to effect a redemption or Refinancing), (b) the Aggregate Principal Amount of all Defaulted Obligations and (c) the aggregate amount of all Principal Financed Accrued Interest. “Fiduciary”: The meaning specified in Section 2.5(k)(v). “Financial Asset”: The meaning specified in Section 8-102(a)(9) of the UCC. “Financing Statements”: The meaning specified in Section 9-102(a)(39) of the UCC. “First Lien Last Out Loan”: A Loan that meets all the characteristics of a First Lien Loan except that, with respect to clause (a) of the definition of First Lien Loan, such Loan may also be (or may also by its terms become) subordinate in right of payment to one or more First Lien Loans of the Obligor of the Loan where such subordination becomes effective solely upon the occurrence of a default or event of default by the Obligor of the Loan. “First Lien Loan”: A Loan that: (a) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the Obligor of the Loan for borrowed money (other than with respect to trade claims, capitalized leases or similar obligations); (b) is secured by a valid first-priority perfected security interest or lien in, to or on specified collateral (subject to customary exceptions for permitted liens, including but not limited to tax liens) securing the Obligor’s obligations under the Loan; and (c) the value of such collateral securing the Loan at the time of purchase together with other attributes of the Obligor (including its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate (in the commercially reasonable judgment of the Collateral Manager) to repay the Loan in accordance with its terms and to repay all other Loans of equal seniority secured by a valid first-priority perfected security interest or lien in, to or on the same collateral. “Fitch”: Fitch Ratings, Inc. and any successor in interest. “Fixed Rate Notes”: Any Notes bearing interest at a fixed rate. “Fixed Rate Obligation”: Any Collateral Obligation that bears a fixed rate of interest. “Floating Rate Notes”: Any Notes bearing interest at a floating rate. “Floating Rate Obligation”: Any Collateral Obligation that bears a floating rate of interest.

-39- USActive 55852351.8 “Funded Amount”: On the Funding Date, the Dollar amount of the one-time funding of the Unfunded Class as set forth in the Unfunded Class Funding Notice; and on any date thereafter, the aggregate unpaid principal amount of the Unfunded Class. “Funding Date”: The date of the Unfunded Class Funding with respect to the Class E Notes. “Funding Date Payment”: With respect to the proceeds of the Unfunded Class Funding, the payment of any proceeds designated for a “Funding Date Payment” in the Unfunded Class Funding Notice to the holders of the Subordinated Notes. “GAAP”: The meaning specified in Section 6.3(j). “Global Notes”: Each Regulation S Global Note and Rule 144A Global Note. “Global Secured Note”: Any Regulation S Global Secured Note or Rule 144A Global Secured Note. “Global Subordinated Note”: Any Regulation S Global Subordinated Note or Rule 144A Global Subordinated Note. “Grant” or “Granted”: To grant, bargain, sell, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of setoff against, deposit, set over and confirm. A Grant of the Assets or any other instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including, the immediate continuing right to claim for, collect, receive and receipt for principal and interest payments in respect of the Assets and all other Monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto. “Group I Country”: The Netherlands, Australia, New Zealand and the United Kingdom (or such other countries as may be specified in publicly available published criteria from Moody’s from time to time and/or identified by Moody’s to the Collateral Manager and the Collateral Administrator from time to time). “Group II Country”: Germany, Ireland, Sweden and Switzerland (or such other countries as may be specified in publicly available published criteria from Moody’s from time to time and/or identified by Moody’s to the Collateral Manager and the Collateral Administrator from time to time). “Group III Country”: Austria, Belgium, Denmark, Finland, France, Hong Kong, Iceland, Liechtenstein, Luxembourg, Norway and Singapore (or such other countries as may be specified in publicly available published criteria from Moody’s from time to time and/or identified by Moody’s to the Collateral Manager and the Collateral Administrator from time to time). “Hedge Agreement”: Any Interest Rate Hedge.

-40- USActive 55852351.8 “Hedge Counterparty”: Any Interest Rate Hedge counterparty. “Hedge Counterparty Collateral Account”: The meaning specified in Section 10.5. “Hedge Counterparty Credit Support”: The meaning specified in the applicable Hedge Agreement and the related credit support annex entered into at the time of entry into such Hedge Agreement that satisfies the then-current criteria of the Rating Agency. “Hedge Payment Amount”: With respect to any Hedge Agreement and any Payment Date, the amount (calculated by the Hedge Counterparty or the Collateral Manager on behalf of the Issuer), if any, then payable to the related Hedge Counterparty by the Issuer (including, without limitation, any upfront payment by the Issuer and any applicable termination payments) net of all amounts then payable to the Issuer by such Hedge Counterparty. “Hedge Receipt Amount”: With respect to any Hedge Agreement and any Payment Date, the amount, if any, then payable to the Issuer by the related Hedge Counterparty (including, without limitation, any applicable termination payments) net of all amounts then payable to such Hedge Counterparty by the Issuer. “Holder” or “Noteholder”: With respect to any Note, the Person whose name appears on the Register as the registered holder of such Note. “Holder Proposed Re-Pricing Rate”: The meaning specified in Section 9.8(b). “Holder Purchaser Request ”: The meaning specified in Section 9.8(b). “Illiquid Asset”: Any (A) Defaulted Obligation, Equity Security, obligation received in connection with an Offer, in a restructuring or plan of reorganization with respect to an Obligor, or other exchange or any other security or debt obligation that is part of the Assets, in respect of which the Issuer has not received a payment in cash during the preceding 6 months or (B) any Collateral Obligation identified in a certificate of the Collateral Manager as having a Market Value of less than U.S.$1,000, and in each of clauses (A) and (B) above, with respect to which the Collateral Manager certifies to the Trustee that (x) it has made commercially reasonable efforts to dispose of such Collateral Obligation for at least 90 days and (y) in its commercially reasonable judgment such Collateral Obligation is not expected to be saleable for the foreseeable future. “Indenture”: This instrument as originally executed as of the Closing Date, and, if from time to time supplemented or further amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended. “Independent”: (a) As to any Person, any other Person (including, in the case of an accountant or lawyer, a firm of accountants or lawyers, and any member thereof, or an investment bank and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person, and (ii) is not connected with such Person as an Officer, employee, promoter, underwriter, voting trustee, partner, director or Person performing similar functions; and (b) when used with respect to any accountant may include an accountant who audits the books of such Person if in addition to

-41- USActive 55852351.8 satisfying the criteria set forth above the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants. Whenever any Independent Person’s opinion or certificate is to be furnished to the Trustee, such opinion or certificate will state that the signer has read this definition and that the signer is Independent within the meaning hereof. Any pricing service, certified public accountant or legal counsel that is required to be Independent of another Person under this Indenture must satisfy the criteria above with respect to the Issuer, the Collateral Manager and their respective Affiliates. “Index Maturity”: A term of 3 months. “Information”: S&P’s “Credit Estimate Information Requirements” dated April 2011 and any other available information S&P reasonably requests in order to produce a credit estimate for a particular asset. “Initial Purchaser”: Morgan Stanley & Co. LLC, in its capacity as Initial Purchaser under the Purchase Agreement. “Initial Rating”: With respect to the Secured Notes, the rating or ratings, if any, indicated in Section 2.3. “Instrument”: The meaning specified in Section 9-102(a)(47) of the UCC. “Interest Accrual Period”: (i) With respect to the first Payment Date, the period from and including the Closing Date to but excluding the first Payment Date and (ii) with respect to each succeeding Payment Date, the period from and including the immediately preceding Payment Date to but excluding the following Payment Date until the principal of the Secured Notes is paid or made available for payment (or, in the case of a Note that is being redeemed on a Redemption Date related to a Refinancing or on a Re-Pricing Date, to but excluding such Redemption Date or Re-Pricing Date); provided, that any interest-bearing notes issued after the Closing Date in accordance with the terms of this Indenture will accrue interest during the Interest Accrual Period in which such additional notes are issued from and including the applicable date of issuance of such additional notes to but excluding the last day of such Interest Accrual Period at the applicable Interest Rate; provided further, that, solely with respect to the Fixed Rate Notes, the Payment Dates referenced for purposes of determining any Interest Accrual Period shall be deemed to be the dates set forth in the definition of “Payment Date” (irrespective of whether such day is a Business Day) and for any Payment Date that is a Redemption Date, the Payment Date shall be the Redemption Date; provided, further that if any Unfunded Class Funding occurs on a date that is not a Payment Date, the initial Interest Accrual Period with respect to the funded Class E Notes shall be the period from and including the Funding Date to but excluding the next succeeding Payment Date. “Interest Collection Subaccount”: The meaning specified in Section 10.2(a).

-42- USActive 55852351.8 “Interest Coverage Ratio”: For any designated Class or Classes of Secured Notes (other than the Class E Notes), as of any date of determination, the percentage derived from the following equation: (A – B) / C, where: A = The Collateral Interest Amount as of such date of determination; B = Amounts payable (or expected as of the date of determination to be payable) on the following Payment Date as set forth in clauses (A), (B) and (C) in Section 11.1(a)(i); and C = Interest due and payable on such Class or Classes of Notes and each Priority Class or Classes of Secured Notes and each Pari Passu Class or Classes (excluding Secured Note Deferred Interest, but including any interest on Secured Note Deferred Interest) on such Payment Date (other than the Class E Notes). “Interest Coverage Test”: A test that is satisfied with respect to any Class or Classes of Secured Notes (other than the Class E Notes) as of any date of determination on, or subsequent to, the Determination Date immediately preceding the second Payment Date, if (i) the Interest Coverage Ratio for such Class or Classes on such date is at least equal to the Required Interest Coverage Ratio for such Class or Classes or (ii) such Class or Classes of Secured Notes is no longer Outstanding. “Interest Determination Date”: The second London Banking Day preceding the first day of each Interest Accrual Period. “Interest Diversion Test”: A test that is satisfied as of any Measurement Date during the Reinvestment Period if the Overcollateralization Ratio with respect to the Class E Notes as of such Measurement Date is at least equal to (x) if the Funding Date has occurred and the Class E Notes remain outstanding, 103.81% or (y) otherwise, 113.58%. “Interest Only Security”: Any obligation or security that does not provide in the related Underlying Instruments for the payment or repayment of a stated principal amount in one or more installments on or prior to its stated maturity. “Interest Proceeds”: With respect to any Collection Period or Determination Date, without duplication, the sum of: (i) all payments of interest and delayed compensation (representing compensation for delayed settlement) received in Cash by the Issuer during the related Collection Period on the Collateral Obligations and Eligible Investments, including the accrued interest received in connection with a sale thereof during the related Collection Period, less any such amount that represents Principal Financed Accrued Interest; (ii) all principal and interest payments received by the Issuer during the related Collection Period on Eligible Investments purchased with Interest Proceeds;

-43- USActive 55852351.8 (iii) all amendment and waiver fees, late payment fees and other fees received by the Issuer during the related Collection Period, except for those in connection with (a) a Maturity Amendment or (b) the reduction of the par of the related Collateral Obligation, in each case, as determined by the Collateral Manager with notice to the Trustee and the Collateral Administrator; (iv) with respect to any Refinancing in whole of the Secured Notes, after giving effect to the transactions scheduled to occur on the date of such Refinancing, Refinancing Proceeds and/or Principal Proceeds in excess of the Reinvestment Target Par Balance (or any portion thereof) to the extent designated by the Collateral Manager; (v) any Hedge Receipt Amounts (other than payments of the type described in clause (A)(3) of the proviso to this definition of “Interest Proceeds”) received during the related Collection Period; (vi) commitment fees and other similar fees received by the Issuer during such Collection Period in respect of Revolving Collateral Obligations and Delayed Drawdown Collateral Obligations; (vii) any amounts deposited in the Collection Account from the Expense Reserve Account and any amounts deposited in the Collection Account from the Interest Reserve Account that are designated as Interest Proceeds in the sole discretion of the Collateral Manager pursuant to this Indenture in respect of the related Determination Date; (viii) all payments other than principal payments received by the Issuer during the related Collection Period on each Collateral Obligation that is a Defaulted Obligation solely as the result of the obligor on such Collateral Obligation having a “probability of default” rating assigned by Moody’s of “LD” (unless such rating has been assigned for a period in excess of 10 consecutive calendar days); (ix) any Sale Proceeds designated as Interest Proceeds by the Collateral Manager pursuant to Section 10.2(d); (x) any Designated Principal Proceeds and any Designated Unused Proceeds; (xi) any proceeds from the issuance of additional Subordinated Notes or Junior Mezzanine Notes designated by the Collateral Manager as Interest Proceeds pursuant to Section 2.13(a)(vi); (xii) with respect to any Refinancing in whole of the Secured Notes, any Refinancing Proceeds that exceed the par value of the class of Notes providing the Refinancing, to the extent designated by the Collateral Manager;

-44- USActive 55852351.8 (xiii) any Contributions designated as Interest Proceeds by such Contributor (or the Collateral Manager if no direction is given), any amounts designated as Interest Proceeds from the Contribution Account and any amounts designated by the Collateral Manager as Interest Proceeds up to the Excess Par Amount as Interest Proceeds for payment on the Redemption Date of a Refinancing of all of the Secured Notes in whole; and (xiv) the proceeds received in connection with an Unfunded Class Funding that are designated as Interest Proceeds, if any, in the Unfunded Class Funding Notice; provided that (A) (1) any amounts received in respect of any Defaulted Obligation will constitute Principal Proceeds (and not Interest Proceeds) until the aggregate of all collections in respect of such Defaulted Obligation since it became a Defaulted Obligation equals the outstanding principal balance of such Collateral Obligation at the time it became a Defaulted Obligation, (2) (x) any amounts received in respect of any Equity Security that was received in exchange for a Defaulted Obligation, including any such Equity Security held by an Issuer Subsidiary, will constitute Principal Proceeds (and not Interest Proceeds) until the aggregate of all collections in respect of such Equity Security equals the outstanding principal balance of the Collateral Obligation, at the time it became a Defaulted Obligation, for which such Equity Security was received in exchange and (y) any amounts received in respect of any other asset held by an Issuer Subsidiary will constitute Principal Proceeds (and not Interest Proceeds), (3) for any Hedge Agreement (w) the net amount received by the Issuer thereunder during the related Collection Period due to an event of default or a termination event thereunder or in connection with the modification of a Hedge Agreement, to the extent not used by the Issuer to enter into a replacement Hedge Agreement, will constitute Principal Proceeds, (x) any upfront payment received by the Issuer during the related Collection Period from the replacement Hedge Counterparty under any replacement Hedge Agreement will constitute Principal Proceeds and (y) any Hedge Payment Amount received by the Issuer during the related Collection Period to the extent allocated to cover any upfront payment previously paid by the Issuer out of Principal Proceeds will constitute Principal Proceeds and (4) with respect to any Refinancing in whole of the Secured Notes or any Partial Refinancing, all Refinancing Proceeds up to the par value of the class of Notes providing the Refinancing will be treated as Refinancing Proceeds to be paid pursuant to Section 11.1(a)(iv), (B) any amounts deposited in the Collection Account as Principal Proceeds pursuant to clause (P) of Section 11.1(a)(i) due to the failure of the Interest Diversion Test to be satisfied do not constitute Interest Proceeds and (C) any and all amounts received in respect of any Received Obligation purchased using Interest Proceeds or Contributions will be treated as Principal Proceeds until the aggregate of all amounts received in respect of such Received Obligation equals or exceeds the principal balance of the related Exchanged Obligation and (2) any and all amounts received in respect of any Received Obligation purchased using Principal Proceeds will be treated as Principal Proceeds until the aggregate of all amounts received in respect of such Received Obligation equals or exceeds the sum of (x) the principal balance of the related Exchanged Obligation and (y) the amount of Principal Proceeds used to acquire such Received Obligation; provided, further, that any amounts received by or on behalf of the Issuer with respect to any Excepted Property do not constitute Interest Proceeds. Notwithstanding the foregoing, in the Collateral Manager’s discretion (to be exercised no later than the related Determination Date), on any date after the first Payment

-45- USActive 55852351.8 Date, Interest Proceeds in any Collection Period may be deemed to be Principal Proceeds; provided that, such designation would not result in an interest deferral on any Class of Secured Notes. “Interest Rate”: With respect to any specified Class of Secured Notes, (i) unless a Re-Pricing has occurred with respect to such Class, the per annum interest rate payable on such Class with respect to each Interest Accrual Period equal to (x) in the case of any specified Class of Floating Rate Notes, the Benchmark for such Interest Accrual Period (or relevant portion thereof, in the case of the initial Interest Accrual Period) plus the spread specified in Section 2.3 with respect to such Class and (y) in the case of any specified Class of Fixed Rate Notes, the fixed interest rate specified in Section 2.3 with respect to such Class and (ii) upon the occurrence of a Re-Pricing with respect to such Class of Secured Notes, (x) in the case of any specified Class of Floating Rate Notes, the applicable Re-Pricing Rate plus the Benchmark for such Interest Accrual Period and (y) in the case of any specified Class of Fixed Rate Notes, the applicable Re-Pricing Rate. “Interest Rate Hedge”: Any interest rate protection agreement, including any interest rate cap, an interest rate swap, a cancelable interest rate swap or an interest rate floor, which may be entered into between the Issuer and the Interest Rate Hedge Counterparty following the Closing Date for the sole purpose of hedging interest rate risk between the portfolio of Collateral Obligations and the Secured Notes. “Interest Rate Hedge Counterparty”: Any counterparty under an Interest Rate Hedge. “Interest Reserve Account”: The meaning specified in Section 10.3(f). “Interest Reserve Amount”: U.S.$3,000,000. “Investment Advisers Act”: The U.S. Investment Advisers Act of 1940, as amended. “Investment Company Act”: The U.S. Investment Company Act of 1940, as amended. “Investment Criteria”: The Reinvestment Period Investment Criteria and the Post- Reinvestment Period Investment Criteria, as applicable. “Investment Criteria Adjusted Balance”: With respect to each Collateral Obligation, the Principal Balance of such Collateral Obligation; provided that the Investment Criteria Adjusted Balance of any: (i) Deferring Security will be the Moody’s Collateral Value of such Deferring Security; (ii) Discount Obligation will be the product of the (x) purchase price (expressed as a percentage of par and, for the avoidance of doubt, without averaging) and (y) principal balance of such Discount Obligation; and

-46- USActive 55852351.8 (iii) Collateral Obligation included in the CCC/Caa Excess will be the Market Value of such Collateral Obligation; provided further, that the Investment Criteria Adjusted Balance for any Collateral Obligation that satisfies more than one of the definitions of Deferring Security or Discount Obligation or is included in the CCC/Caa Excess will be the lowest amount determined pursuant to clauses (i), (ii) and (iii) above. “IRS”: The United States Internal Revenue Service. “Issuer”: The Person named as such on the first page of this Indenture until a successor Person has become the Issuer pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” means such successor Person. “Issuer Only Notes”: The Class E Notes and the Subordinated Notes. “Issuer Order” and “Issuer Request”: A written order or request (which may be (i) provided via email of a document in .pdf or similar format or (ii) a standing order or request) dated and signed in the name of the Issuer or the Co-Issuer by an Authorized Officer of the Issuer or the Co-Issuer, as applicable, or by the Collateral Manager by an Authorized Officer thereof, on behalf of the Issuer. “Issuer Subsidiary”: The meaning specified in Section 7.17(f). “Issuer Subsidiary Assets”: The Assets transferred to an Issuer Subsidiary pursuant to Section 7.17(h), and any assets, income and proceeds received in respect thereof. “Junior Class”: With respect to a particular Class of Notes, each Class of Notes that is subordinated to such Class, as indicated in Section 2.3. “Junior Mezzanine Notes”: The meaning specified in Section 2.13(a). “LC”: The meaning specified in the definition of the term “Letter of Credit Reimbursement Obligation.” “Letter of Credit Reimbursement Obligation”: A facility received in connection with a workout of a Collateral Obligation whereby (i) a fronting bank (“LOC Agent Bank”) issues or will issue a letter of credit (“LC”) for or on behalf of a borrower pursuant to an Underlying Instrument, (ii) in the event that the LC is drawn upon, and the borrower does not reimburse the LOC Agent Bank, the lender/participant is obligated to fund its portion of the facility and (iii) the LOC Agent Bank passes on (in whole or in part) the fees and any other amounts it receives for providing the LC to the lender/participant. “LIBOR”: The meaning specified in Section 2.14(b). “LIBOR Floor Obligation”: As of any date, a Floating Rate Obligation (a) for which the related Underlying Instruments allow a LIBOR rate option, (b) that provides that such LIBOR rate is (in effect) calculated as the greater of (i) a specified “floor” rate per annum and

-47- USActive 55852351.8 (ii) the London interbank offered rate for the applicable interest period for such Collateral Obligation and (c) that, as of such date, bears interest based on such LIBOR rate option, but only if as of such date the London interbank offered rate for the applicable interest period is less than such floor rate. “Loan”: (i) Any loan made by a bank or other financial institution or (ii) any Participation Interest. Loans may include First Lien Loans, First Lien Last Out Loans, Second Lien Loans and Unsecured Loans. “Loan Assignment Agreement”: The meaning specified in Section 3.3(c). “LOC Agent Bank”: The meaning specified in the definition of the term “Letter of Credit Reimbursement Obligation.” “London Banking Day”: A day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London, England. “LSTA”: The Loan Syndications and Trading Association. “Maintenance Covenant”: A covenant by any Obligor to comply with one or more financial covenants during each reporting period, whether or not such Obligor has taken any specified action. “Majority”: (a) With respect to any Class or Classes of Secured Notes, the Holders of more than 50% of the Aggregate Outstanding Amount of the Secured Notes of such Class or Classes and (b) with respect to the Subordinated Notes, the Holders of more than 50% of the Aggregate Outstanding Amount of the Subordinated Notes. “Management Fees”: The Base Management Fee and the Subordinated Management Fee. “Mandatory Redemption”: A redemption of the Notes in accordance with Section 9.1. “Mandatory Tender”: The meaning specified in Section 9.8(b). “Margin Stock”: “Margin Stock” as defined under Regulation U issued by the Board of Governors of the Federal Reserve System, including any debt security which is by its terms convertible into “Margin Stock.” “Market Value”: With respect to any Loans or other Assets, the amount (determined by the Collateral Manager) equal to the product of the principal amount thereof and the price determined in the following manner: (i) in the case of a loan only, the bid price determined by an Approved Loan Pricing Service or any other nationally recognized loan pricing service, as applicable, selected by the Collateral Manager with notice to the Rating Agency (in

-48- USActive 55852351.8 each case, only for so long as any Secured Notes rated by it remain outstanding) and the Collateral Administrator; or (ii) if a price described in clause (i) is not available, (A) the average of the bid prices determined by three broker- dealers active in the trading of such asset that are Independent from each other and the Issuer and the Collateral Manager; (B) if only two such bids can be obtained, the lower of the bid prices of such two bids; or (C) if only one such bid can be obtained, and such bid was obtained from a Qualified Broker/Dealer, the bid price of such bid; or (iii) if a price described in clause (i) or (ii) is not available, then the Market Value of an asset will be the lowest of: (x) the higher of (A) such asset’s Moody’s Recovery Rate and (B) 70% of the notional amount of such asset; (y) the price at which the Collateral Manager reasonably believes such asset could be sold in the market within 30 days, as certified by the Collateral Manager to the Trustee (provided that, to the extent applicable, the Collateral Manager self-prices that asset for all other purposes as well and will always assign the same value to that asset for the Issuer that it assigns for all other purposes); and (z) solely if such asset either was purchased within the preceding three months or was previously assigned a Market Value within the preceding three months in accordance with clause (i) or (ii), either (A) if such asset was purchased within the three preceding months, its purchase price or (B) otherwise, the last Market Value that was assigned to it; or (iv) if the Market Value of an asset is not determined in accordance with clause (i), (ii) or (iii) above, then such Market Value will be zero until such determination is made in accordance with clause (i), (ii) or (iii) above. “Master Loan Sale Agreement”: The master loan sale agreement, dated as of the Closing Date, between the Transferor and the Issuer relating to the transfer of certain Collateral Obligations by the Transferor to the Issuer, as amended from time to time in accordance with the terms hereof and thereof. “Master Participation Agreement”: A master participation agreement, dated prior to the Closing Date, between the Issuer and a special purpose entity managed by the Collateral Manager, as participation seller. “Maturity”: With respect to any Note, the date on which the unpaid principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise. “Maturity Amendment”: With respect to any Collateral Obligation, any waiver, modification, amendment or variance that would extend the stated maturity date of such Collateral Obligation. For the avoidance of doubt, a waiver, modification, amendment or variance that would extend the stated maturity of the credit facility of which a Collateral Obligation is part, but would not extend the maturity of the Collateral Obligation held by the Issuer, does not constitute a Maturity Amendment.

"Maximum Moody's Rating Factor Test": A test that will be satisfied on any date of determination if the Adjusted Weighted Average Moody's Rating Factor of the Collateral Obligations is less than or equal to the sum of (i) the number set forth in (x) if the Funding Date has occurred, the Minimum Diversity Score/Maximum Rating/Minimum Spread Matrix (Funded) or (y) if the Class E Notes are an Unfunded Class, the Minimum Diversity Score/Maximum Rating/Minimum Spread Matrix (Unfunded), in each case, at the intersection of the applicable "row/column combination" chosen by the Collateral Manager (or interpolating between two adjacent rows and/or two adjacent columns, as applicable) as set forth in Section 7.18(h) plus (ii) the Moody's Weighted Average Recovery Adjustment plus (iii) the Moody's Weighted Average Liability Spread Adjustment; provided, that the Maximum Moody's Rating Factor Test will not be satisfied if the Adjusted Weighted Average Moody's Rating Factor of the Collateral Obligations is greater than 3500.

"Measurement Date": (i) Any day on which a purchase of a Collateral Obligation occurs, (ii) any Determination Date, (iii) the date as of which the information in any Monthly Report is calculated, (iv) with five Business Days' prior written notice, any Business Day requested by any Rating Agency and (v) the Effective Date; provided, that no Measurement Date will occur prior to the Effective Date.

"Memorandum and Articles": The Issuer's Memorandum of Association and Articles of Association, as they may be amended, revised or restated from time to time.

"Merging Entity": The meaning specified in Section 7.10.

"Minimum Denominations": U.S.$250,000 and integral multiples of U.S.$1.00 in excess thereof.

"Minimum Diversity Score/Maximum Rating/Minimum Spread Matrices": The Minimum Diversity Score/Maximum Rating/Minimum Spread Matrix (Funded) and the Minimum Diversity Score/Maximum Rating/Minimum Spread Matrix (Unfunded), as applicable.

"Minimum Diversity Score/Maximum Rating/Minimum Spread Matrix (Funded)": The following chart used to determine which of the "row/column combinations" are applicable for purposes of determining compliance with the Moody's Diversity Test, the Maximum Moody's Rating Factor Test and the Minimum Floating Spread Test, as set forth in Section 7.18(h):

	Minimum Diversity Score												
Minimum Weighted Average Spread	40	45	50	55	60	65	70	75	80	85	90	95	100
2.00%	2225	2244	2262	2275	2288	2298	2307	2314	2321	2327	2333	2338	2342
2.10%	2358	2378	2398	2411	2424	2434	2444	2451	2459	2465	2471	2476	2481

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	Minimum Diversity Score												
2.20%	2490	2512	2533	2547	2560	2570	2580	2588	2596	2603	2609	2614	2619
2.30%	2587	2608	2630	2645	2659	2670	2681	2689	2697	2704	2711	2716	2721
2.40%	2683	2705	2727	2743	2758	2770	2781	2790	2798	2805	2812	2817	2822
2.50%	2775	2798	2821	2836	2852	2864	2875	2884	2893	2900	2907	2913	2918
2.60%	2867	2891	2914	2930	2946	2958	2969	2979	2988	2995	3002	3008	3014
2.70%	2955	2979	3003	3019	3036	3048	3060	3069	3079	3086	3093	3099	3105
2.80%	3042	3067	3091	3109	3126	3138	3150	3160	3169	3177	3184	3190	3196
2.90%	3128	3153	3178	3195	3212	3224	3236	3246	3256	3264	3272	3278	3284
3.00%	3214	3239	3264	3281	3297	3310	3322	3333	3343	3351	3359	3366	3372
3.10%	3286	3321	3346	3363	3381	3394	3407	3417	3428	3436	3444	3451	3458
3.20%	3333	3368	3408	3436	3459	3478	3491	3502	3512	3521	3529	3536	3543
3.30%	3380	3420	3450	3476	3540	3557	3574	3585	3597	3606	3615	3621	3628
3.40%	3422	3459	3495	3589	3616	3637	3657	3669	3681	3691	3700	3707	3713
3.50%	3466	3561	3611	3638	3665	3685	3705	3718	3732	3743	3753	3762	3770
3.60%	3496	3600	3660	3687	3713	3733	3752	3768	3783	3795	3806	3817	3827
3.70%	3572	3640	3707	3733	3760	3779	3798	3813	3829	3841	3853	3863	3873
3.80%	3605	3680	3754	3780	3806	3825	3844	3859	3874	3887	3899	3909	3919
3.90%	3637	3710	3783	3816	3850	3869	3888	3903	3919	3931	3943	3953	3963
4.00%	3650	3740	3811	3852	3893	3913	3932	3948	3963	3975	3987	3997	4007
4.10%	3694	3767	3839	3886	3933	3954	3976	3991	4006	4018	4030	4039	4049
4.20%	3720	3794	3867	3920	3972	3996	4019	4034	4048	4060	4072	4082	4091
4.30%	3748	3823	3897	3949	4002	4031	4060	4074	4088	4100	4113	4122	4132
4.40%	3776	3852	3927	3979	4031	4066	4100	4114	4128	4141	4153	4163	4172
4.50%	3808	3880	3952	4003	4054	4089	4125	4146	4167	4180	4192	4202	4211
4.60%	3839	3908	3977	4027	4076	4113	4149	4178	4206	4219	4231	4241	4250
4.70%	3861	3930	4000	4050	4100	4136	4172	4200	4228	4246	4263	4275	4287
4.80%	3882	3953	4023	4073	4123	4159	4195	4223	4250	4273	4295	4310	4324
4.90%	3908	3978	4049	4097	4145	4180	4216	4243	4271	4293	4315	4331	4347
5.00%	3933	4004	4074	4120	4166	4201	4236	4264	4291	4313	4335	4352	4369
5.10%	3957	4025	4093	4139	4185	4220	4255	4282	4309	4331	4353	4370	4387
5.20%	3980	4046	4112	4158	4203	4239	4274	4301	4327	4349	4370	4387	4404
5.30%	3998	4063	4128	4175	4222	4257	4292	4318	4345	4366	4388	4405	4423
5.40%	4015	4080	4144	4192	4240	4275	4310	4336	4362	4384	4405	4423	4441
5.50%	4032	4099	4165	4213	4261	4295	4329	4355	4381	4401	4422	4440	4457
5.60%	4049	4118	4186	4234	4281	4315	4348	4374	4399	4419	4439	4456	4473
5.70%	4069	4139	4210	4254	4299	4332	4366	4391	4416	4437	4457	4474	4491
5.80%	4088	4161	4233	4275	4317	4350	4383	4408	4433	4454	4475	4492	4509
5.90%	4114	4182	4250	4292	4334	4367	4401	4427	4453	4473	4493	4509	4526
6.00%	4140	4204	4267	4309	4350	4384	4418	4445	4472	4492	4511	4527	4542

Moody's Maximum Weighted Average Rating Factor

"Minimum Diversity Score/Maximum Rating/Minimum Spread Matrix (Unfunded)": The following chart used to determine which of the "row/column combinations" are

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-51- USActive 55852351.8 applicable for purposes of determining compliance with the Moody’s Diversity Test, the Maximum Moody’s Rating Factor Test and the Minimum Floating Spread Test, as set forth in Section 7.18(h): Minimum Diversity Score Minimum Weighted Average Spread 40 45 50 55 60 65 70 75 80 85 90 95 100 2.00% 2730 2774 2808 2833 2857 2880 2897 2913 2928 2940 2951 2961 2971 2.10% 2789 2823 2857 2891 2906 2934 2952 2967 2982 2998 3005 3020 3030 2.20% 2847 2883 2915 2945 2970 2989 3007 3021 3040 3052 3064 3074 3083 2.30% 2893 2937 2969 2996 3021 3040 3063 3078 3092 3104 3116 3125 3135 2.40% 2948 2983 3018 3043 3067 3096 3114 3129 3144 3156 3167 3177 3190 2.50% 3002 3037 3073 3097 3127 3145 3164 3179 3194 3210 3221 3231 3241 2.60% 3050 3091 3117 3152 3176 3195 3213 3233 3243 3259 3270 3280 3290 2.70% 3099 3134 3170 3201 3219 3248 3266 3281 3296 3307 3319 3328 3338 2.80% 3152 3187 3222 3247 3277 3296 3314 3329 3343 3360 3367 3382 3391 2.90% 3193 3238 3270 3298 3323 3342 3361 3380 3395 3406 3418 3428 3438 3.00% 3243 3284 3320 3348 3373 3393 3412 3427 3441 3453 3464 3470 3482 3.10% 3292 3327 3363 3389 3414 3433 3457 3468 3480 3565 3577 3587 3597 3.20% 3340 3377 3413 3439 3463 3481 3573 3589 3604 3617 3629 3639 3648 3.30% 3381 3421 3457 3482 3585 3604 3623 3638 3654 3666 3678 3688 3698 3.40% 3431 3470 3580 3607 3634 3654 3673 3688 3703 3715 3727 3738 3748 3.50% 3466 3575 3628 3655 3682 3702 3722 3736 3751 3763 3776 3786 3797 3.60% 3552 3614 3676 3703 3729 3750 3770 3785 3799 3812 3824 3835 3845 3.70% 3585 3653 3721 3748 3776 3796 3816 3831 3846 3858 3870 3881 3892 3.80% 3617 3691 3765 3794 3822 3842 3862 3877 3892 3904 3916 3927 3938 3.90% 3645 3718 3791 3829 3868 3887 3907 3922 3938 3950 3962 3972 3983 4.00% 3673 3745 3817 3865 3913 3933 3952 3968 3983 3995 4007 4017 4027 4.10% 3700 3773 3845 3896 3947 3971 3995 4010 4026 4038 4050 4059 4069 4.20% 3727 3800 3873 3927 3980 4009 4037 4053 4068 4080 4092 4102 4111 4.30% 3755 3829 3903 3955 4007 4039 4071 4090 4109 4121 4133 4143 4153 4.40% 3783 3858 3933 3984 4034 4069 4104 4127 4150 4162 4173 4184 4194 4.50% 3811 3883 3955 4005 4055 4091 4126 4152 4178 4195 4212 4223 4233 4.60% 3839 3908 3977 4027 4076 4112 4148 4177 4206 4229 4251 4262 4272 4.70% 3860 3929 3999 4048 4098 4134 4170 4198 4226 4248 4271 4285 4300 4.80% 3881 3951 4020 4070 4119 4155 4191 4218 4245 4268 4290 4309 4327 4.90% 3906 3976 4046 4094 4142 4177 4212 4239 4266 4288 4310 4328 4346 5.00% 3931 4001 4071 4118 4164 4199 4233 4260 4286 4308 4330 4348 4365 5.10% 3955 4022 4089 4135 4182 4216 4251 4278 4305 4327 4349 4366 4383 5.20% 3978 4043 4107 4153 4199 4234 4269 4297 4324 4346 4367 4384 4400 5.30% 3996 4060 4125 4172 4219 4254 4289 4316 4343 4364 4386 4403 4420 5.40% 4013 4078 4143 4191 4238 4273 4308 4335 4362 4383 4404 4422 4439 5.50% 4031 4098 4165 4212 4260 4294 4328 4355 4382 4402 4423 4440 4457

	Minimum Diversity Score												
5.60%	4049	4118	4186	4234	4282	4315	4348	4375	4401	4421	4441	4458	4475
5.70%	4070	4140	4210	4255	4300	4334	4367	4393	4419	4440	4460	4477	4494
5.80%	4091	4163	4234	4276	4318	4352	4386	4412	4437	4458	4479	4496	4513
5.90%	4117	4184	4251	4293	4336	4370	4405	4431	4457	4477	4497	4513	4530
6.00%	4142	4205	4268	4311	4353	4388	4423	4450	4476	4496	4515	4531	4546

Moody's Maximum Weighted Average Rating Factor

"Minimum Floating Spread": The number set forth in the column entitled "Minimum Weighted Average Spread" in (x) if the Funding Date has occurred, the Minimum Diversity Score/Maximum Rating/Minimum Spread Matrix (Funded) or (y) if the Class E Notes are an Unfunded Class, the Minimum Diversity Score/Maximum Rating/Minimum Spread Matrix (Unfunded), in each case, based upon the applicable "row/column combination" chosen by the Collateral Manager (or interpolating between two adjacent rows and/or two adjacent columns, as applicable) in accordance with Section 7.18(h); provided, that the Minimum Floating Spread will in no event be lower than 2.00%.

"Minimum Floating Spread Test": The test that is satisfied on any date of determination if the Weighted Average Floating Spread plus the Excess Weighted Average Coupon equals or exceeds the Minimum Floating Spread.

"Minimum Weighted Average Coupon": 7.00%.

"Minimum Weighted Average Coupon Test": The test that will be satisfied on any date of determination if either (i) the Weighted Average Coupon plus the Excess Weighted Average Floating Spread equals or exceeds the Minimum Weighted Average Coupon or (ii) the Aggregate Principal Amount of all Fixed Rate Obligations is zero.

"Minimum Weighted Average Moody's Recovery Rate Test": The test that will be satisfied on any date of determination if the Weighted Average Moody's Recovery Rate equals or exceeds 43%.

"Money": The meaning specified in Section 1-201(24) of the UCC.

"Monthly Report": The report delivered pursuant to Section 10.8(a).

"Monthly Report Determination Date": The meaning specified in Section 10.8(a).

"Moody's": Moody's Investors Service, Inc. and any successor thereto.

"Moody's Collateral Value": On any date of determination, with respect to any Defaulted Obligation or Deferring Security, the lesser of (i) the Moody's Recovery Amount of such Defaulted Obligation or Deferring Security as of such date and (ii) the Market Value of such Defaulted Obligation or Deferring Security as of such date.

"Moody's Counterparty Criteria": With respect to any Participation Interest proposed to be acquired by the Issuer (other than the Closing Date Participations), criteria that will

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-53- USActive 55852351.8 be met if immediately after giving effect to such acquisition, (x) the percentage of the Collateral Principal Amount that consists in the aggregate of Participation Interests with Selling Institutions that have the same or a lower Moody’s credit rating does not exceed the “Aggregate Percentage Limit” set forth below for such Moody’s credit rating and (y) the percentage of the Collateral Principal Amount that consists in the aggregate of Participation Interests with any single Selling Institution that has the Moody’s credit rating set forth below or a lower credit rating does not exceed the “Individual Percentage Limit” set forth below for such Moody’s credit rating: Moody’s credit rating of Selling Institution (at or below) Aggregate Percentage Limit Individual Percentage Limit Aaa ................................................. 20% 20% Aa1 ................................................. 20% 10% Aa2 ................................................. 20% 10% Aa3 ................................................. 15% 10% A1 ................................................... 10% 5% A2* ................................................. 5% 5% A3 or below (or A2 but not P-1) ..... 0% 0% * Permitted only if entity also has a Moody’s short-term rating of P-1. “Moody’s Default Probability Rating”: With respect to any Collateral Obligation, the rating determined pursuant to the methodology set forth under the heading “Moody’s Default Probability Rating” on Schedule 3 hereto (or such other schedule provided by Moody’s to the Issuer, the Trustee, the Collateral Administrator and the Collateral Manager). “Moody’s Derived Rating”: With respect to any Collateral Obligation, the rating determined pursuant to the methodology set forth under the heading “Moody’s Derived Rating” on Schedule 3 hereto (or such other schedule provided by Moody’s to the Issuer, the Trustee, the Collateral Administrator and the Collateral Manager). “Moody’s Diversity Test”: A test that will be satisfied on any date of determination if the Diversity Score (rounded to the nearest whole number) equals or exceeds the number set forth in the column entitled “Minimum Diversity Score” in (x) if the Funding Date has occurred, the Minimum Diversity Score/Maximum Rating/Minimum Spread Matrix (Funded) or (y) if the Class E Notes are an Unfunded Class, the Minimum Diversity Score/Maximum Rating/Minimum Spread Matrix (Unfunded), in each case, based upon the applicable “row/column combination” chosen by the Collateral Manager (or interpolating between two adjacent rows and/or two adjacent columns, as applicable) in accordance with Section 7.18(h). “Moody’s Effective Date Rating Condition”: A condition that is satisfied if a Passing Report has been delivered to Moody’s with respect to the Effective Date rating confirmation procedures set forth in Section 7.18. If Moody’s (i) makes a public announcement or informs the Issuer, the Collateral Manager or the Trustee that its practice is not to give confirmations of ratings in connection with the Effective Date, or (ii) Moody’s no longer constitutes a Rating Agency under the Indenture, the requirement for satisfaction of the Moody’s Effective Date Rating Condition will not apply.

"Moody's Industry Classification": The industry classifications set forth in Annex C hereto, as such industry classifications may be updated at the option of the Collateral Manager if Moody's publishes revised industry classifications.

"Moody's Ramp-Up Failure": The meaning specified in Section 7.18(f).

"Moody's Rating": With respect to any Collateral Obligation, the rating determined pursuant to the methodology set forth under the heading "Moody's Rating" on Schedule 3 hereto (or such other schedule provided by Moody's to the Issuer, the Trustee, the Collateral Administrator and the Collateral Manager).

"Moody's Rating Condition": A condition that (A) is satisfied at any time that any Class of Secured Notes is Outstanding and rated by Moody's if (i) with respect to the Effective Date rating confirmation procedure set forth in Section 7.18 (a) the Moody's Effective Date Rating Condition is satisfied; or (b) Moody's provides written confirmation (which may take the form of a press release or other written communication, which may be in electronic form or any other form then considered industry standard) that Moody's will not downgrade or withdraw its Initial Ratings of any Class of Secured Notes; or (ii) with respect to any other event or circumstance, Moody's provides written confirmation (which may take the form of a press release or other written communication, which may be in electronic form or any other form then considered industry standard) that the occurrence of that event or circumstance will not cause Moody's to downgrade or withdraw its ratings assigned to any Class of Secured Notes; or (B) is not required to be satisfied at any time that no Secured Notes then Outstanding are rated by Moody's.

"Moody's Rating Factor": For each Collateral Obligation, the number set forth in the table below opposite the Moody's Default Probability Rating of such Collateral Obligation.

Moody's Default Probability Rating	Moody's Rating Factor	Moody's Default Probability Rating	Moody's Rating Factor
Aaa	1	Ba1	940
Aa1	10	Ba2	1,350
Aa2	20	Ba3	1,766
Aa3	40	B1	2,220
A1	70	B2	2,720
A2	120	B3	3,490
A3	180	Caa1	4,770
Baa1	260	Caa2	6,500
Baa2	360	Caa3	8,070
Baa3	610	Ca or lower	10,000

For purposes of the Maximum Moody's Rating Factor Test, any Collateral Obligation issued or guaranteed by the U.S. government or any agency or instrumentality thereof is assigned a Moody's Rating Factor set forth above opposite the then-current rating of the U.S. government.

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"Moody's Recovery Amount": With respect to any Collateral Obligation that is a Defaulted Obligation or a Deferring Security, an amount equal to (a) the applicable Moody's Recovery Rate multiplied by (b) the Principal Balance of such Collateral Obligation.

"Moody's Recovery Rate": With respect to any Collateral Obligation, as of any date of determination, the recovery rate determined in accordance with the following, in the following order of priority:

(i) if the Collateral Obligation has been specifically assigned a recovery rate by Moody's (for example, in connection with the assignment by Moody's of an estimated rating), such recovery rate;

(ii) if the preceding clause does not apply to the Collateral Obligation (other than a DIP Collateral Obligation), the rate determined pursuant to the table below based on the number of rating subcategories difference between the Collateral Obligation's Moody's Rating and its Moody's Default Probability Rating (for purposes of clarification, if the Moody's Rating is higher than the Moody's Default Probability Rating, the rating subcategories difference will be positive and if it is lower, negative):

Number of Moody's Ratings Subcategories Difference Between the Moody's Rating and the Moody's Default Probability Rating	Moody's Senior Secured Loans	Moody's Second Lien Loans and First Lien Last Out Loans*	All other Collateral Obligations
+2 or more	60.0%	55.0%	45.0%
+1	50.0%	45.0%	35.0%
0	45.0%	35.0%	30.0%
-1	40.0%	25.0%	25.0%
-2	30.0%	15.0%	15.0%
-3 or less	20.0%	5.0%	5.0%

* If such Collateral Obligation does not have both a CFR and an Assigned Moody's Rating, such Collateral Obligation will be deemed to be an "other Collateral Obligation" for purposes of this table.

(iii) if the Collateral Obligation is a DIP Collateral Obligation, 50%.

"Moody's Second Lien Loan": A Second Lien Loan that has a Moody's facility rating and the Obligor of such loan has a Moody's corporate family rating.

"Moody's Senior Secured Loan": The meaning specified in Schedule 3 (or such other schedule provided by Moody's to the Issuer, the Trustee, the Collateral Administrator and the Collateral Manager).

"Moody's Weighted Average Liability Spread Adjustment": As of any date of determination, (i) if the Class E Notes are an Unfunded Class, zero, (ii) if the Funding Date has occurred and the spread over the Benchmark for the Class E Notes is greater than or equal to

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-56- USActive 55852351.8 7.00%, zero, (iii) if the Funding Date has occurred and the spread over the Benchmark for the Class E Notes is greater than 6.50% but less than 7.00%, the linear interpolation between zero and the number set forth in the column entitled “Liability Spread Modifier” of the Moody’s Weighted Average Liability Spread Adjustment Matrix No. 1 for the applicable “row/column combination” then in effect, (iv) if the Funding Date has occurred and the spread over the Benchmark for the Class E Notes is equal to 6.50%, the number set forth in the column entitled “Liability Spread Modifier” of the Moody’s Weighted Average Liability Spread Adjustment Matrix No. 1 for the applicable “row/column combination” then in effect, (v) if the Funding Date has occurred and the spread over the Benchmark for the Class E Notes is greater than 6.00% but less than 6.50%, the linear interpolation between the number set forth in the column entitled “Liability Spread Modifier” of the Moody’s Weighted Average Liability Spread Adjustment Matrix No. 1 for the applicable “row/column combination” then in effect and the number set forth in the column entitled “Liability Spread Modifier” of the Moody’s Weighted Average Liability Spread Adjustment Matrix No. 2 for the applicable “row/column combination” then in effect, (vi) if the Funding Date has occurred and the spread over the Benchmark for the Class E Notes is equal to 6.00%, the number set forth in the column entitled “Liability Spread Modifier” of the Moody’s Weighted Average Liability Spread Adjustment Matrix No. 2 for the applicable “row/column combination” then in effect, (vii) if the Funding Date has occurred and the spread over the Benchmark for the Class E Notes is greater than 5.50% but less than 6.00%, the linear interpolation between the number set forth in the column entitled “Liability Spread Modifier” of the Moody’s Weighted Average Liability Spread Adjustment Matrix No. 2 for the applicable “row/column combination” then in effect and the number set forth in the column entitled “Liability Spread Modifier” of the Moody’s Weighted Average Liability Spread Adjustment Matrix No. 3 for the applicable “row/column combination” then in effect and (viii) if the Funding Date has occurred and the spread over the Benchmark for the Class E Notes is equal to or less than 5.50%, the number set forth in the column entitled “Liability Spread Modifier” of the Moody’s Weighted Average Liability Spread Adjustment Matrix No. 3 for the applicable “row/column combination” then in effect. “Moody’s Weighted Average Liability Spread Adjustment Matrix No. 1”: The following chart used to determine which of the “row/column combinations” (or the linear interpolation between two adjacent rows and/or two adjacent columns) are applicable for purposes of the definition of “Moody’s Weighted Average Liability Spread Adjustment.” Minimum Weighted Average Spread Minimum Diversity Score 40 45 50 55 60 65 70 75 80 85 90 95 100 2.00% 81 82 84 85 86 86 87 88 89 89 89 89 90 2.10% 68 69 70 72 74 74 75 76 76 76 77 77 77 2.20% 56 56 57 59 61 62 63 63 63 63 64 64 64 2.30% 55 57 58 58 60 60 60 61 62 62 62 62 62 2.40% 55 57 58 58 59 58 58 59 60 60 60 60 60 2.50% 55 56 56 58 58 58 58 59 59 59 60 59 60 2.60% 55 55 55 56 57 57 58 58 58 59 59 59 59 2.70% 54 54 54 56 56 56 56 57 57 58 58 58 59 2.80% 53 53 54 54 55 55 55 56 57 57 57 58 58 2.90% 52 52 52 53 55 55 56 56 56 56 56 56 57 3.00% 10 15 51 53 55 55 56 55 55 55 55 55 55

-57- USActive 55852351.8 Minimum Weighted Average Spread Minimum Diversity Score 40 45 50 55 60 65 70 75 80 85 90 95 100 3.10% 2 4 10 13 16 19 22 25 55 55 0 0 0 3.20% 1 6 0 0 0 0 0 0 0 0 0 0 0 3.30% 1 0 0 0 0 0 0 0 0 0 0 0 0 3.40% 1 0 0 0 0 0 0 0 0 0 0 0 0 3.50% 0 0 0 0 0 0 0 0 0 0 0 0 0 3.60% 0 0 0 0 0 0 0 0 0 0 0 0 0 3.70% 0 0 0 0 0 0 0 0 0 0 0 0 0 3.80% 0 0 0 0 0 0 0 0 0 0 0 0 0 3.90% 0 0 0 0 0 0 0 0 0 0 0 0 0 4.00% 0 0 0 0 0 0 0 0 0 0 0 0 0 4.10% 0 0 0 0 0 0 0 0 0 0 0 0 0 4.20% 0 0 0 0 0 0 0 0 0 0 0 0 0 4.30% 0 0 0 0 0 0 0 0 0 0 0 0 0 4.40% 0 0 0 0 0 0 0 0 0 0 0 0 0 4.50% 0 0 0 0 0 0 0 0 0 0 0 0 0 4.60% 0 0 0 0 0 0 0 0 0 0 0 0 0 4.70% 0 0 0 0 0 0 0 0 0 0 0 0 0 4.80% 0 0 0 0 0 0 0 0 0 0 0 0 0 4.90% 0 0 0 0 0 0 0 0 0 0 0 0 0 5.00% 0 0 0 0 0 0 0 0 0 0 0 0 0 5.10% 0 0 0 0 0 0 0 0 0 0 0 0 0 5.20% 0 0 0 0 0 0 0 0 0 0 0 0 0 5.30% 0 0 0 0 0 0 0 0 0 0 0 0 0 5.40% 0 0 0 0 0 0 0 0 0 0 0 0 0 5.50% 0 0 0 0 0 0 0 0 0 0 0 0 0 5.60% 0 0 0 0 0 0 0 0 0 0 0 0 0 5.70% 0 0 0 0 0 0 0 0 0 0 0 0 0 5.80% 0 0 0 0 0 0 0 0 0 0 0 0 0 5.90% 0 0 0 0 0 0 0 0 0 0 0 0 0 6.00% 0 0 0 0 0 0 0 0 0 0 0 0 0 Liability Spread Modifier “Moody’s Weighted Average Liability Spread Adjustment Matrix No. 2”: The following chart used to determine which of the “row/column combinations” (or the linear interpolation between two adjacent rows and/or two adjacent columns) are applicable for purposes of the definition of “Moody’s Weighted Average Liability Spread Adjustment.” Minimum Weighted Average Spread Minimum Diversity Score 40 45 50 55 60 65 70 75 80 85 90 95 100 2.00% 157 160 163 165 166 167 169 170 170 171 172 172 172 2.10% 137 139 140 142 144 145 146 147 147 148 149 149 149 2.20% 118 118 118 120 122 123 124 125 125 125 126 127 127 2.30% 114 116 116 118 120 121 121 122 123 123 123 124 125 2.40% 111 113 114 116 118 118 119 119 120 121 121 122 123 2.50% 109 111 112 114 116 116 117 117 118 118 119 119 121 2.60% 107 109 111 112 113 114 115 115 115 116 117 118 118 2.70% 106 107 109 111 111 112 112 113 113 114 116 116 117 2.80% 88 106 108 108 109 110 110 111 112 113 114 115 115

-58- USActive 55852351.8 Minimum Weighted Average Spread Minimum Diversity Score 40 45 50 55 60 65 70 75 80 85 90 95 100 2.90% 65 73 76 79 82 109 110 110 111 112 112 113 113 3.00% 25 39 45 59 62 65 68 71 74 77 80 83 86 3.10% 2 4 10 13 16 19 22 0 0 0 0 0 0 3.20% 1 6 0 0 0 0 0 0 0 0 0 0 0 3.30% 1 0 0 0 0 0 0 0 0 0 0 0 0 3.40% 1 0 0 0 0 0 0 0 0 0 0 0 0 3.50% 0 0 0 0 0 0 0 0 0 0 0 0 0 3.60% 0 0 0 0 0 0 0 0 0 0 0 0 0 3.70% 0 0 0 0 0 0 0 0 0 0 0 0 0 3.80% 0 0 0 0 0 0 0 0 0 0 0 0 0 3.90% 0 0 0 0 0 0 0 0 0 0 0 0 0 4.00% 0 0 0 0 0 0 0 0 0 0 0 0 0 4.10% 0 0 0 0 0 0 0 0 0 0 0 0 0 4.20% 0 0 0 0 0 0 0 0 0 0 0 0 0 4.30% 0 0 0 0 0 0 0 0 0 0 0 0 0 4.40% 0 0 0 0 0 0 0 0 0 0 0 0 0 4.50% 0 0 0 0 0 0 0 0 0 0 0 0 0 4.60% 0 0 0 0 0 0 0 0 0 0 0 0 0 4.70% 0 0 0 0 0 0 0 0 0 0 0 0 0 4.80% 0 0 0 0 0 0 0 0 0 0 0 0 0 4.90% 0 0 0 0 0 0 0 0 0 0 0 0 0 5.00% 0 0 0 0 0 0 0 0 0 0 0 0 0 5.10% 0 0 0 0 0 0 0 0 0 0 0 0 0 5.20% 0 0 0 0 0 0 0 0 0 0 0 0 0 5.30% 0 0 0 0 0 0 0 0 0 0 0 0 0 5.40% 0 0 0 0 0 0 0 0 0 0 0 0 0 5.50% 0 0 0 0 0 0 0 0 0 0 0 0 0 5.60% 0 0 0 0 0 0 0 0 0 0 0 0 0 5.70% 0 0 0 0 0 0 0 0 0 0 0 0 0 5.80% 0 0 0 0 0 0 0 0 0 0 0 0 0 5.90% 0 0 0 0 0 0 0 0 0 0 0 0 0 6.00% 0 0 0 0 0 0 0 0 0 0 0 0 0 Liability Spread Modifier “Moody’s Weighted Average Liability Spread Adjustment Matrix No. 3”: The following chart used to determine which of the “row/column combinations” (or the linear interpolation between two adjacent rows and/or two adjacent columns) are applicable for purposes of the definition of “Moody’s Weighted Average Liability Spread Adjustment.” Minimum Weighted Average Spread Minimum Diversity Score 40 45 50 55 60 65 70 75 80 85 90 95 100 2.00% 230 233 236 238 240 241 243 245 246 248 249 249 250 2.10% 201 203 205 208 210 212 214 216 217 218 219 220 220 2.20% 172 173 175 177 180 183 185 187 188 188 189 190 191 2.30% 169 172 174 175 178 179 180 182 184 184 185 186 187 2.40% 166 169 172 173 175 175 176 178 180 181 181 183 184 2.50% 163 165 167 170 172 172 174 175 177 178 179 179 180 2.60% 160 161 163 166 169 170 171 172 173 175 176 176 175

-59- USActive 55852351.8 Minimum Weighted Average Spread Minimum Diversity Score 40 45 50 55 60 65 70 75 80 85 90 95 100 2.70% 125 145 162 165 167 167 168 170 171 172 174 173 173 2.80% 100 105 110 115 120 125 130 167 169 170 171 171 171 2.90% 65 68 71 74 77 80 83 86 89 92 95 98 101 3.00% 25 28 31 34 37 40 43 46 49 52 0 0 0 3.10% 1 6 8 24 28 32 0 0 0 0 0 0 0 3.20% 2 4 0 0 0 0 0 0 0 0 0 0 0 3.30% 1 0 0 0 0 0 0 0 0 0 0 0 0 3.40% 1 0 0 0 0 0 0 0 0 0 0 0 0 3.50% 0 0 0 0 0 0 0 0 0 0 0 0 0 3.60% 0 0 0 0 0 0 0 0 0 0 0 0 0 3.70% 0 0 0 0 0 0 0 0 0 0 0 0 0 3.80% 0 0 0 0 0 0 0 0 0 0 0 0 0 3.90% 0 0 0 0 0 0 0 0 0 0 0 0 0 4.00% 0 0 0 0 0 0 0 0 0 0 0 0 0 4.10% 0 0 0 0 0 0 0 0 0 0 0 0 0 4.20% 0 0 0 0 0 0 0 0 0 0 0 0 0 4.30% 0 0 0 0 0 0 0 0 0 0 0 0 0 4.40% 0 0 0 0 0 0 0 0 0 0 0 0 0 4.50% 0 0 0 0 0 0 0 0 0 0 0 0 0 4.60% 0 0 0 0 0 0 0 0 0 0 0 0 0 4.70% 0 0 0 0 0 0 0 0 0 0 0 0 0 4.80% 0 0 0 0 0 0 0 0 0 0 0 0 0 4.90% 0 0 0 0 0 0 0 0 0 0 0 0 0 5.00% 0 0 0 0 0 0 0 0 0 0 0 0 0 5.10% 0 0 0 0 0 0 0 0 0 0 0 0 0 5.20% 0 0 0 0 0 0 0 0 0 0 0 0 0 5.30% 0 0 0 0 0 0 0 0 0 0 0 0 0 5.40% 0 0 0 0 0 0 0 0 0 0 0 0 0 5.50% 0 0 0 0 0 0 0 0 0 0 0 0 0 5.60% 0 0 0 0 0 0 0 0 0 0 0 0 0 5.70% 0 0 0 0 0 0 0 0 0 0 0 0 0 5.80% 0 0 0 0 0 0 0 0 0 0 0 0 0 5.90% 0 0 0 0 0 0 0 0 0 0 0 0 0 6.00% 0 0 0 0 0 0 0 0 0 0 0 0 0 Liability Spread Modifier “Moody’s Weighted Average Recovery Adjustment”: As of any date of determination, an amount equal to the product of (I) the greater of (a) -4.5 and (b)(i) the Weighted Average Moody’s Recovery Rate as of such Measurement Date multiplied by 100 minus (ii) 47.5 and (II) with respect to the adjustment of the Maximum Moody’s Rating Factor Test, the WARF Adjustment Amount; provided, however, if the Weighted Average Moody’s Recovery Rate for purposes of determining the Moody’s Weighted Average Recovery Adjustment is greater than 60%, then such Weighted Average Moody’s Recovery Rate will equal 60% or such other percentage as has been notified to Moody’s by or on behalf of the Issuer. “Non-Call Period”: The period from the Closing Date to but excluding the Payment Date in July 2023. “Non-Consenting Holder”: The meaning specified in Section 9.8(b).

-60- USActive 55852351.8 “Non-Emerging Market Obligor”: An Obligor that is Domiciled in (x) the United States or (y) a Group I Country, Group II Country or Group III Country or (z) any other country that has a country ceiling for foreign currency issuer credit rating of at least “Aa3” by Moody’s. “Non-Permitted AML Holder”: Any Holder that fails to comply with the Holder AML Obligations. “Non-Permitted ERISA Holder”: Any Person that becomes the beneficial owner of an interest in any Note who has made or is deemed to have made a prohibited transaction representation or a Benefit Plan Investor, Controlling Person, Similar Law or Other Plan Law representation that is subsequently shown to be false or misleading or whose beneficial ownership otherwise causes a violation of the 25% Limitation. “Non-Permitted Holder”: The meaning specified in Section 2.11(b) and any Non- Permitted AML Holder. “Note Interest Amount”: With respect to any Class of Secured Notes and any Payment Date, the amount of interest for the related Interest Accrual Period payable in respect of each U.S.$100,000 Outstanding principal amount of such Class of Secured Notes. “Note Payment Sequence”: With respect to the Secured Notes, the application, in accordance with the Priority of Payments, of Interest Proceeds or Principal Proceeds, as applicable, in the following order: (i) to the payment of accrued and unpaid interest on the Class A Notes, until such amount has been paid in full; (ii) to the payment of principal of the Class A Notes, until the Class A Notes have been paid in full; (iii) to the payment of accrued and unpaid interest on the Class B Notes, until such amount has been paid in full; (iv) to the payment of principal of the Class B Notes, until the Class B Notes have been paid in full; (v) to the payment of accrued and unpaid interest (excluding Secured Note Deferred Interest, but including interest on Secured Note Deferred Interest) on the Class C Notes, until such amount has been paid in full; (vi) to the payment of any Secured Note Deferred Interest on the Class C Notes, until such amount has been paid in full; (vii) to the payment of principal of the Class C Notes, until the Class C Notes have been paid in full;

-61- USActive 55852351.8 (viii) to the payment of accrued and unpaid interest (excluding Secured Note Deferred Interest, but including interest on Secured Note Deferred Interest) on the Class D Notes, until such amount has been paid in full; (ix) to the payment of any Secured Note Deferred Interest on the Class D Notes, until such amount has been paid in full; (x) to the payment of principal of the Class D Notes, until the Class D Notes have been paid in full; (xi) to the payment of accrued and unpaid interest (excluding Secured Note Deferred Interest, but including interest on Secured Note Deferred Interest) on the Class E Notes, until such amount has been paid in full; (xii) to the payment of any Secured Note Deferred Interest on the Class E Notes, until such amount has been paid in full; and (xiii) to the payment of principal of the Class E Notes, until the Class E Notes have been paid in full. “Notes”: Collectively, the Secured Notes and the Subordinated Notes. “NRSRO”: A nationally recognized statistical rating organization as the term is used in federal securities law. “NRSRO Certification”: A letter, in a form acceptable to the 17g-5 Information Agent, executed by an NRSRO and addressed to the Issuer, with a copy to the Trustee, the 17g-5 Information Agent and the Collateral Manager, attaching a copy of a certification satisfying the requirements of paragraph (a)(3)(iii)(B) of Rule 17g-5, upon which the 17g-5 Information Agent may conclusively rely for purposes of granting such NRSRO access to the 17g-5 Information Agent’s Website. “Obligor”: The obligor or guarantor under a loan. “OECD”: The Organisation for Economic Cooperation and Development. “Offer”: The meaning specified in Section 10.9(c). “Offering”: The offering of any Notes pursuant to the Offering Circular. “Offering Circular”: The Offering Circular with respect to the Notes dated June 28, 2021. “Officer”: (a) With respect to the Issuer, the Co-Issuer and any corporation, any director or manager, the Chairman of the Board of Directors, the President, any Vice President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of such entity or any Person authorized by such entity; (b) with respect to any partnership, any general partner thereof or any Person authorized by such entity; (c) with respect to a limited liability company, any

-62- USActive 55852351.8 member thereof or any Person authorized by such entity; and (d) with respect to the Trustee and any bank or trust company acting as trustee of an express trust or as custodian or agent, any director, president, vice president, assistant vice president or associate of such entity or any officer customarily performing functions similar to those performed by the officers of such entity. “Operational Arrangements”: The meaning specified in Section 9.8(b). “Opinion of Counsel”: A written opinion addressed to the Trustee (or upon which the Trustee is permitted to rely) and, if required by the terms hereof, the Rating Agency, in form and substance reasonably satisfactory to the Trustee and, if applicable, the Rating Agency, of a nationally or internationally recognized and reputable law firm one or more of the partners of which are admitted to practice before the highest court of any State of the United States or the District of Columbia (or the Cayman Islands, in the case of an opinion relating to the laws of the Cayman Islands), which law firm may, except as otherwise expressly provided in this Indenture, be counsel for the Issuer or the Co-Issuer, as the case may be, and which law firm is reasonably satisfactory to the Trustee. Whenever an Opinion of Counsel is required hereunder, such Opinion of Counsel may rely on opinions of other counsel who are so admitted and so satisfactory, which opinions of other counsel will accompany such Opinion of Counsel and will either be addressed to the Trustee and the Rating Agency or state that the Trustee and the Rating Agency are entitled to rely thereon. “Optional Redemption”: A redemption of the Notes in accordance with Section 9.2. “Other Plan Law”: Any state, local, other federal or non-U.S. laws or regulations that are substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code. “Outstanding”: With respect to each Class of Notes, as of any date of determination, the aggregate principal amount of the Notes of such Class, theretofore authenticated and delivered under this Indenture, except: (i) Notes theretofore canceled by the Registrar or delivered to the Registrar for cancellation in accordance with the terms of Section 2.9; (ii) Notes or portions thereof for whose payment or redemption funds in the necessary amount have been theretofore irrevocably deposited with the Trustee in trust for the Holders of such Notes pursuant to Section 4.1(a)(ii); provided that if such Notes or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; (iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, unless proof satisfactory to the Trustee is presented that any such Notes are held by a “protected purchaser” (within the meaning of Section 8-303 of the UCC); and

-63- USActive 55852351.8 (iv) Notes alleged to have been mutilated, destroyed, lost or stolen for which replacement Notes have been issued as provided in Section 2.6; provided that (x) for the avoidance of doubt, no Unfunded Class will be deemed to be “Outstanding” prior to the related Funding Date and (y) in determining whether the Holders of the requisite Aggregate Outstanding Amount have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the following Notes are disregarded and deemed not to be Outstanding: (i) Notes owned by the Issuer, the Co-Issuer or any other obligor upon the Notes or any Affiliate thereof and (ii) only in the case of a vote on (x) the removal of the Collateral Manager for “cause” in accordance with Section 10(c) of the Collateral Management Agreement and (y) the waiver of any event constituting “cause” as a basis for termination of the Collateral Management Agreement and removal of the Collateral Manager, any other Notes that are Collateral Manager Notes; except that (1) in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Trust Officer of the Trustee actually knows to be so owned will be so disregarded; (2) Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not one of the Persons specified above; and (3) so long as the Collateral Manager beneficially owns all of the Subordinated Notes, clause (ii) above will not apply with respect to such Collateral Manager Notes. “Overcollateralization Ratio”: With respect to any specified Class or Classes of Secured Notes as of any date of determination, the percentage derived from: (i) the Adjusted Collateral Principal Amount on such date divided by (ii) the sum of (a) the Aggregate Outstanding Amount on such date of the Secured Notes of such Class or Classes, each Class of Secured Notes senior to such Class or Classes and each Pari Passu Class or Classes with respect to such Class or Classes of Secured Notes, plus (b) Secured Note Deferred Interest, if any, with respect to such Class or Classes, each Class of Secured Notes senior to such Class or Classes and each Pari Passu Class or Classes with respect to such Class or Classes of Secured Notes. “Overcollateralization Ratio Test”: A test that is satisfied with respect to any Class or Classes of Secured Notes (other than the Class E Notes) as of any date of determination on or subsequent to the Effective Date on which such test is applicable if (i) the Overcollateralization Ratio for such Class or Classes on such date is at least equal to the Required Overcollateralization Ratio for such Class or Classes or (ii) such Class or Classes of Secured Notes is no longer Outstanding. “Pari Passu Class”: With respect to any specified Class of Notes, each Class of Notes that ranks pari passu to such Class, as indicated in Section 2.3. “Partial PIK Obligation”: Any Collateral Obligation with respect to which (i) the related Underlying Instruments require a portion of the interest due thereon to be paid in cash on each payment date therefor and do not permit such portion to be deferred or capitalized, (ii) such Underlying Instruments permit the Obligor thereon to defer or capitalize the remaining portion of the interest due thereon, and (iii) (x) if such Collateral Obligation is a Fixed Rate Obligation, the interest rate applicable thereto required to be paid in cash is greater than the interpolated swap rate, or (y) if such Collateral Obligation is a Floating Rate Obligation, the interest rate applicable thereto

-64- USActive 55852351.8 required to be paid in cash is greater than the Benchmark or such other floating rate benchmark as may be applicable to such Floating Rate Obligation, plus, in the case of both of (x) and (y), 1.00%. For purposes of determining the applicable interpolated swap rate, the designated maturity will be deemed to equal the average life of the Partial PIK Obligation, as determined by the Collateral Manager at the time of the acquisition thereof. For purposes of the Minimum Floating Spread Test and the Minimum Weighted Average Coupon Test, the per annum fixed rate or floating rate, as applicable, of a Partial PIK Obligation will be deemed to equal the rate at which interest was required to be paid in cash on the most recently scheduled payment date on the outstanding balance of such security. “Partial Refinancing”: Any Refinancing in connection with an Optional Redemption of fewer than all Classes of Secured Notes. “Participation Interest”: A participation interest in a loan originated by a Selling Institution that, at the time of acquisition, or the Issuer’s commitment to acquire the same, satisfies each of the following criteria: (i) the Loan underlying such participation would constitute a Collateral Obligation were it acquired directly, (ii) the Selling Institution is a lender on the loan, (iii) the aggregate participation in the loan granted by such Selling Institution to any one or more participants does not exceed the principal amount or commitment with respect to which the Selling Institution is a lender under such loan, (iv) such participation does not grant, in the aggregate, to the participant in such participation a greater interest than the Selling Institution holds in the loan or commitment that is the subject of the participation, (v) the entire purchase price for such participation is paid in full (without the benefit of financing from the Selling Institution or its affiliates) at the time of the Issuer’s acquisition (or, to the extent of a participation in the unfunded commitment under a Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, at the time of the funding of such loan), (vi) the participation provides the participant all of the economic benefit and risk of the whole or part of the loan or commitment that is the subject of the loan participation, (vii) such participation is documented under an LSTA, Loan Market Association or similar agreement standard for loan participation transactions among institutional market participants and (viii) the Selling Institution had at the time of such acquisition or the Issuer’s commitment to acquire the same at least a short-term issuer credit rating of “A-1” (or if no short-term rating exists, a long-term issuer credit rating of “A+”) by S&P. For the avoidance of doubt, a Participation Interest does not include a sub-participation interest in any loan. “Paying Agent”: Any Person authorized by the Issuer to pay the principal of, or interest or other disbursements on, any Notes on behalf of the Issuer as specified in Section 7.2. “Payment Account”: The payment account of the Trustee established pursuant to Section 10.3(a). “Payment Date”: The 20th day of January, April, July and October of each year and each Post-Acceleration Payment Date (or, if any such day is not a Business Day, the next following Business Day), commencing in October 2021, except that the final Payment Date with respect to the Notes (subject to any earlier redemption or payment of the Notes) will be the Payment Date in July 2034; provided that, following the redemption or repayment in full of the Secured Notes, Holders of the Subordinated Notes may receive payments (including in respect of

-65- USActive 55852351.8 an Optional Redemption of the Subordinated Notes) on any dates designated by the Collateral Manager (which dates may or may not be the dates stated above) upon three Business Days’ prior written notice to the Trustee and the Collateral Administrator (which notice the Trustee shall forward to the Holders of the Subordinated Notes) and such dates will constitute “Payment Dates”. “PBGC”: The U.S. Pension Benefit Guaranty Corporation. “Pending Rating DIP Loan”: A DIP Collateral Obligation that does not have (i) an S&P Rating as of the date on which the Issuer commits to acquire such obligation, and with respect to which the Collateral Manager reasonably expects such Collateral Obligation will have an S&P Rating within 90 days of such date or (ii) a Moody’s Rating of the date on which the Issuer commits to acquire such obligation, and with respect to which the Collateral Manager reasonably expects such Collateral Obligation will have a Moody’s Rating within 90 days of such date. For purposes of all calculations to be made under the Indenture, a Pending Rating DIP Loan will be treated, (i) if the Collateral Manager reasonably believes it will have an S&P Rating no lower than “B-” or a Moody’s Rating no lower than “B3”, as applicable, (x) as if it has an S&P Rating of “B-” or a Moody’s Rating of “B3”, as applicable, for a period of 90 calendar days after classification as a Pending Rating DIP Loan and (y) as if it has an S&P Rating of “CCC-” or a Moody’s Rating of “Caa3”, as applicable, beginning 91 calendar days after classification as a Pending Rating DIP Loan or (ii) if the Collateral Manager reasonably believes it will have an S&P Rating lower than “B-” or a Moody’s Rating lower than “B3”, as applicable, as if it has an S&P Rating of “CCC-” or a Moody’s Rating of “Caa3”, as applicable, in each case described in the foregoing clauses (i) and (ii) until such time as it has an S&P Rating or a Moody’s Rating, as applicable. “Permitted RIC Distribution”: Distributions to Blackstone Private Credit Fund to the extent (when added to any other distributions received by Blackstone Private Credit Fund on the Subordinated Notes) required to allow Blackstone Private Credit Fund to make sufficient distributions to qualify as a regulated investment company within the meaning of Section 851 of the Code and to otherwise eliminate federal or state income or excise taxes payable by Blackstone Private Credit Fund in or with respect to any taxable year of Blackstone Private Credit Fund r (or any calendar year, as relevant); provided that (A) the amount of any such payments made in or with respect to any such taxable year (or calendar year, as relevant) of Blackstone Private Credit Fund (when added to any other distributions received by Blackstone Private Credit Fund on the Subordinated Notes) shall not exceed 102% of the amounts that the Issuer would have been required to distribute to BCRED to: (i) allow the Issuer to satisfy the minimum distribution requirements that would be imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a regulated investment company for any such taxable year, (ii) reduce to zero for any such taxable year the Issuer’s liability for federal income taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto) or (y) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero the Issuer’s liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto), in the case of each of (i), (ii) or (iii), calculated assuming that the Issuer had qualified to be taxed as a “regulated investment company” under the Code and (B) amounts may be distributed pursuant to this definition only from Interest Proceeds to the extent available in the Collection Account and only so long as (w) all Coverage Tests are satisfied immediately prior to and immediately after giving effect to such Permitted RIC Distribution, (y) after giving effect on a pro forma basis to the

-66- USActive 55852351.8 application of Interest Proceeds to the payment of Permitted RIC Distributions and taking into account scheduled distributions that are expected to be received prior to the next Payment Date, sufficient Interest Proceeds will be available on the next Payment Date to pay in full all amounts due on all Classes of Secured Notes pursuant to Section 11.1(a)(i), (y) the Collateral Manager gives at least one (1) Business Day’s prior written notice thereof to the Trustee and the Collateral Administrator and (z) the Issuer and the Collateral Manager confirm in writing (which may be by email) to the Trustee and the Collateral Administrator that the conditions to a Permitted RIC Distribution set forth herein are satisfied. “Permitted Use”: With respect to (a) the proceeds of an additional issuance of Subordinated Notes and/or Junior Mezzanine Notes designated for a Permitted Use or (b) any Contribution received into the Contribution Account, any of the following uses: (i) the transfer of the applicable portion of such amount to the Collection Account for application as Interest Proceeds; (ii) the transfer of the applicable portion of such amount to the Collection Account for application as Principal Proceeds; (iii) the payment of fees and expenses of any broker-dealer or intermediary engaged for the purpose of effecting a Re-Pricing or Refinancing (including a Re- Pricing Intermediary) and for the payment of any other expenses incurred in connection with a redemption of Secured Notes of any Class or any Re-Pricing, Refinancing or additional issuance of Notes; (iv) to make payments in connection with the exercise of an option, warrant, right of conversion, pre-emptive right, rights offering, credit bid or similar right in connection with the workout or restructuring of a Collateral Obligation, in each case subject to the limitations set forth in this Indenture; (v) the application of such amount in connection with the acquisition of a Received Obligation in a Bankruptcy Exchange or (vi) any other application or purpose not specifically prohibited by this Indenture; provided that, once designated, such amounts shall not subsequently be re-designated for a different Permitted Use. “Person”: An individual, corporation (including a business trust), partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof. “Petition Expense Amount”: The meaning specified in Section 7.23. “Petition Expenses”: The meaning specified in Section 7.23. “Plan Asset Regulation”: A regulation promulgated by the U.S. Department of Labor at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA. “Post-Acceleration Payment Date”: The meaning specified in Section 11.1(a)(iii). “Post-Reinvestment Period Investment Criteria”: The criteria specified in Section 12.2(b). “Principal Balance”: Subject to Section 1.2 with respect to (a) any Asset other than a Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, as of any date of determination, the outstanding principal amount of such Asset (excluding any capitalized interest) and (b) any Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, as of any date of determination, the outstanding principal amount of such Revolving Collateral

-67- USActive 55852351.8 Obligation or Delayed Drawdown Collateral Obligation (excluding any capitalized interest), plus (except as expressly set forth in this Indenture) any undrawn commitments that have not been irrevocably reduced or withdrawn with respect to such Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation; provided that for all purposes, the Principal Balance of (1) any Equity Security or interest only strip shall be deemed to be zero and (2) any Defaulted Obligation that is not sold or terminated within three years after becoming a Defaulted Obligation shall be deemed to be zero; provided, further, that solely for purposes of (x) determining the Aggregate Principal Amount of all Collateral Obligations in order to determine whether a Restricted Trading Period has commenced or is continuing and (y) determining the Aggregate Principal Amount of any or all Collateral Obligations in order to determine whether or not the criteria set forth in Section 12.2(a)(iii) is satisfied, the Principal Balance of any Defaulted Obligation that has been a Defaulted Obligation for less than three years is its Market Value. “Principal Collection Subaccount”: The meaning specified in Section 10.2(a). “Principal Financed Accrued Interest”: With respect to any Collateral Obligation on any Payment Date, the amount of Principal Proceeds, if any, applied towards the purchase of accrued interest on such Collateral Obligation. “Principal Proceeds”: With respect to any Collection Period or Determination Date, all amounts received by the Issuer during the related Collection Period that do not constitute Interest Proceeds and any amounts that have been designated as Principal Proceeds pursuant to the terms of this Indenture; provided, that any amounts received by or on behalf of the Issuer with respect to any Excepted Property will not be Principal Proceeds. “Priority Class”: With respect to any specified Class of Notes, each Class of Notes that ranks senior to such Class, as indicated in Section 2.3. “Priority of Payments”: The meaning specified in Section 11.1(a). “Proceeding”: Any suit in equity, action at law or other judicial or administrative proceeding. “Purchase Agreement”: The Purchase Agreement dated as of May 27, 2021 among the Issuer, the Co-Issuer and the Initial Purchaser, as amended from time to time. “Purchased Defaulted Obligation”: The meaning specified in Section 12.5(a). “QEF”: The meaning specified in Section 7.17(b). “QIB/QP”: Any Person that, at the time of its acquisition, purported acquisition or proposed acquisition of Notes is both a Qualified Institutional Buyer and a Qualified Purchaser. “Qualified Broker/Dealer”: Any of Bank of America, NA, The Bank of Montreal, The Bank of New York Mellon, The Royal Bank of Scotland plc, Barclays Bank plc, BNP Paribas, Broadpoint Securities Inc., Calyon, Canadian Imperial Bank of Commerce, Cantor Fitzgerald, Citadel Securities, Citibank, N.A., Credit Agricole S.A., Credit Suisse, Deutsche Bank AG, FBR Capital Markets, Gleacher & Company Securities, Inc., Goldman, Sachs & Co., HSBC Bank,

JPMorgan Chase Bank, N.A., Knight/Libertas, Lazard Ltd., Macquarie Bank, Mizuho Bank, Ltd., Morgan Stanley & Co., Natixis, Nomura Securities Inc., Northern Trust Company, Oppenheimer & Co. Inc., Royal Bank of Canada, Scotia Bank, Société Générale, Sun Trust Bank, The Toronto-Dominion Bank, U.S. Bank National Association, UBS AG or Wells Fargo Bank, National Association, or a banking or securities Affiliate of any of the foregoing, and any other financial institution so designated by the Collateral Manager with notice to the Rating Agency.

"Qualified Institutional Buyer": The meaning set forth in Rule 144A.

"Qualified Purchaser": The meaning set forth in the Investment Company Act.

"Ramp-Up Account": The account established in the name of the Trustee pursuant to Section 10.3(c).

"Rating Agency": Moody's or, with respect to Assets generally, if at any time Moody's ceases to provide rating services with respect to debt obligations, any other nationally recognized investment rating agency selected by the Issuer (or the Collateral Manager on behalf of the Issuer). If the Secured Notes rated by such Rating Agency are paid in full, it will no longer constitute a Rating Agency for purposes of this Indenture, and any provisions of this Indenture that refer to such Rating Agency and any tests or limitations that incorporate the name of such Rating Agency will have no further effect. In the event that at any time Moody's ceases to be a Rating Agency, references with respect to the Assets to rating categories of Moody's in this Indenture will be deemed instead to be references to the equivalent categories of such other rating agency as of the most recent date on which such other rating agency and Moody's published ratings for the type of obligation in respect of which such alternative rating agency is used.

"Received Obligation": A debt obligation, security or interest received in exchange for a Collateral Obligation or a portion thereof in connection with an insolvency, bankruptcy, reorganization, default, debt restructuring or workout or similar event of the Obligor thereof.

"Record Date": With respect to the Global Notes, the date one day prior to the applicable Payment Date or Redemption Date and, with respect to the Certificated Notes, the date 15 days prior to the applicable Payment Date or Redemption Date.

"Recovery Rate Modifier Matrices": The Recovery Rate Modifier Matrix No. 1, the Recovery Rate Modifier Matrix No. 2, the Recovery Rate Modifier Matrix No. 3 and the Recovery Rate Modifier Matrix No. 4, as applicable.

"Recovery Rate Modifier Matrix No. 1": The following chart used to determine which of the "row/column combinations" (or the linear interpolation between two adjacent rows and/or two adjacent columns) are applicable for purposes of the definition of "Moody's Weighted Average Recovery Adjustment."

Minimum Weighted Average Spread	Minimum Diversity Score												
	40	45	50	55	60	65	70	75	80	85	90	95	100
2.00%	60	61	62	62	61	61	61	61	61	61	61	61	61
2.10%	65	65	65	65	65	65	65	65	65	65	65	65	64

-68-

USActive 55852351.8

-69- USActive 55852351.8 Minimum Weighted Average Spread Minimum Diversity Score 40 45 50 55 60 65 70 75 80 85 90 95 100 2.20% 70 69 69 69 69 69 69 69 69 69 69 69 68 2.30% 72 72 72 72 72 72 72 72 72 72 72 71 71 2.40% 75 75 75 75 75 75 74 74 75 75 74 74 74 2.50% 77 77 77 77 77 77 77 77 77 77 77 76 76 2.60% 78 78 79 79 79 79 79 79 78 79 79 79 78 2.70% 80 80 80 81 80 80 80 80 80 80 80 80 80 2.80% 83 82 82 82 82 82 82 82 82 82 81 82 82 2.90% 84 84 84 84 84 84 84 84 84 84 84 84 84 3.00% 85 85 85 85 86 86 86 86 86 86 86 86 86 3.10% 87 88 88 88 88 88 89 89 89 89 89 89 89 3.20% 89 90 91 91 91 91 92 92 92 92 92 92 91 3.30% 90 90 91 90 90 90 90 90 90 91 92 92 93 3.40% 90 90 90 89 88 88 87 88 89 90 92 93 94 3.50% 92 91 90 89 88 88 87 88 88 88 89 90 90 3.60% 94 92 90 89 88 88 87 87 87 87 87 86 86 3.70% 95 92 89 88 88 88 87 87 87 87 86 86 86 3.80% 95 91 88 88 87 87 87 87 87 86 86 86 86 3.90% 92 91 90 89 88 87 87 87 86 86 86 86 86 4.00% 90 91 91 90 88 88 87 87 86 86 86 85 85 4.10% 92 92 92 90 89 88 86 86 86 86 85 85 85 4.20% 92 92 92 91 90 88 86 86 86 85 85 85 85 4.30% 94 92 91 90 89 87 86 86 86 86 85 85 84 4.40% 96 93 90 89 88 87 86 86 86 85 85 84 84 4.50% 94 92 91 91 91 90 90 88 86 85 85 84 84 4.60% 92 92 92 93 94 93 93 89 86 85 85 84 84 4.70% 93 94 94 94 93 93 93 90 88 87 86 85 84 4.80% 94 94 96 94 93 93 92 91 90 89 88 86 84 4.90% 94 94 95 94 94 93 93 91 90 89 88 86 85 5.00% 94 94 94 94 94 94 93 91 89 88 87 87 86 5.10% 96 96 96 95 95 94 93 91 90 89 88 87 86 5.20% 99 98 96 96 96 94 92 91 90 89 89 88 86 5.30% 100 100 100 98 96 94 92 92 90 90 88 88 86 5.40% 102 102 103 100 96 94 92 92 92 90 88 87 86 5.50% 103 103 103 99 95 94 93 92 91 90 89 88 87 5.60% 104 103 103 99 95 94 94 92 91 90 90 89 88 5.70% 105 102 100 98 96 96 94 93 92 90 90 89 88 5.80% 107 102 97 98 98 96 95 94 92 91 90 89 88 5.90% 106 102 98 98 99 97 94 93 92 90 89 89 88 6.00% 105 102 98 99 100 98 94 93 92 90 89 88 88 Moody’s Recovery Rate Modifier “Recovery Rate Modifier Matrix No. 2”: The following chart used to determine which of the “row/column combinations” (or the linear interpolation between two adjacent rows and/or two adjacent columns) are applicable for purposes of the definition of “Moody’s Weighted Average Recovery Adjustment.”

-70- USActive 55852351.8 Minimum Weighted Average Spread Minimum Diversity Score 40 45 50 55 60 65 70 75 80 85 90 95 100 2.00% 59 59 59 59 59 59 59 59 59 59 59 59 59 2.10% 63 63 64 63 63 63 63 63 63 63 63 63 63 2.20% 67 67 68 67 67 67 67 67 67 67 67 67 67 2.30% 69 69 70 70 70 70 70 70 69 70 70 70 69 2.40% 72 72 72 72 72 72 72 72 72 72 72 72 72 2.50% 74 74 74 74 74 74 74 74 74 74 74 74 74 2.60% 76 76 76 76 76 76 76 76 76 76 76 76 76 2.70% 78 78 78 78 78 78 78 78 78 78 78 78 78 2.80% 80 80 80 80 80 80 80 80 80 80 80 80 80 2.90% 82 82 82 82 82 82 81 82 82 82 81 82 82 3.00% 84 84 84 83 83 83 83 83 83 83 83 83 83 3.10% 85 85 85 84 84 84 84 84 85 85 84 85 85 3.20% 87 86 86 86 86 86 86 86 86 86 86 86 86 3.30% 86 86 86 86 90 88 88 88 88 88 88 88 88 3.40% 85 86 93 99 99 98 97 97 97 94 94 92 91 3.50% 86 96 99 100 100 100 99 99 96 97 96 97 96 3.60% 88 94 100 101 101 101 100 100 100 100 100 100 100 3.70% 93 93 102 101 101 101 101 101 101 101 101 101 101 3.80% 95 98 103 102 102 102 102 102 102 102 102 101 106 3.90% 97 100 99 101 102 102 102 102 107 104 100 89 89 4.00% 97 101 102 99 103 103 104 101 90 90 90 89 89 4.10% 102 102 102 102 107 92 91 90 90 90 90 89 89 4.20% 102 103 104 104 95 93 91 90 90 90 90 89 89 4.30% 103 104 105 104 97 95 93 91 90 90 90 89 89 4.40% 104 105 108 98 98 97 95 92 90 90 89 89 89 4.50% 106 106 107 98 98 96 96 94 92 91 89 89 89 4.60% 108 108 100 98 97 96 96 95 94 92 90 89 89 4.70% 108 107 99 98 97 96 96 95 94 93 91 90 89 4.80% 108 107 99 98 98 97 96 95 94 94 93 91 90 4.90% 109 100 99 98 98 96 95 94 94 93 92 91 90 5.00% 109 100 99 98 97 96 95 94 93 92 92 91 90 5.10% 110 100 99 98 96 95 94 93 92 92 91 90 90 5.20% 109 100 99 97 95 94 94 93 92 91 90 90 89 5.30% 101 99 98 96 95 94 93 92 91 90 90 89 88 5.40% 100 98 96 96 95 93 92 91 90 90 89 88 88 5.50% 99 97 96 95 95 94 92 91 90 90 89 88 87 5.60% 98 97 95 95 95 94 92 91 90 89 88 88 87 5.70% 99 98 97 95 94 93 92 91 90 89 88 88 87 5.80% 99 99 98 96 93 92 92 91 90 89 88 88 87 5.90% 100 99 98 96 93 92 92 91 90 89 88 88 87 6.00% 102 100 98 96 94 92 91 91 90 89 88 88 87 Moody’s Recovery Rate Modifier “Recovery Rate Modifier Matrix No. 3”: The following chart used to determine which of the “row/column combinations” (or the linear interpolation between two adjacent rows and/or two adjacent columns) are applicable for purposes of the definition of “Moody’s Weighted Average Recovery Adjustment.”

-71- USActive 55852351.8 Minimum Weighted Average Spread Minimum Diversity Score 40 45 50 55 60 65 70 75 80 85 90 95 100 2.00% 80 80 80 80 80 80 80 80 79 79 79 79 79 2.10% 80 80 80 80 80 80 80 80 80 80 80 80 80 2.20% 81 81 81 81 81 80 80 80 80 80 80 80 80 2.30% 82 82 81 82 82 81 81 81 81 81 80 81 81 2.40% 83 82 82 82 82 82 82 82 81 81 81 81 81 2.50% 83 83 82 82 83 82 82 82 82 82 82 82 82 2.60% 84 83 82 83 83 83 82 82 82 83 83 83 83 2.70% 84 84 83 84 84 84 84 84 84 84 84 84 84 2.80% 84 84 84 84 85 85 86 86 86 86 85 86 86 2.90% 85 85 85 86 86 86 86 86 86 87 87 87 87 3.00% 86 86 87 88 88 88 87 87 88 88 88 88 88 3.10% 87 88 87 88 88 88 88 88 88 88 88 88 88 3.20% 89 88 88 88 88 88 88 88 88 88 87 88 88 3.30% 90 90 88 88 88 88 88 88 88 88 88 88 88 3.40% 92 91 90 89 89 88 88 88 88 88 88 88 88 3.50% 93 92 90 90 89 88 88 88 88 88 88 88 87 3.60% 95 93 91 90 89 89 88 88 88 88 88 87 87 3.70% 94 92 90 90 89 89 89 88 88 88 88 87 87 3.80% 93 91 90 90 90 89 89 89 88 88 88 88 87 3.90% 92 92 92 91 90 89 89 88 88 88 88 87 87 4.00% 91 93 94 92 90 89 88 88 87 87 87 87 87 4.10% 92 93 94 92 90 89 88 88 87 87 87 87 87 4.20% 93 93 93 92 91 90 88 88 88 88 87 87 87 4.30% 95 93 91 91 92 91 90 89 88 87 87 87 86 4.40% 97 94 90 90 92 92 93 90 87 87 87 87 86 4.50% 95 94 92 93 94 93 94 91 89 88 88 87 87 4.60% 93 94 94 95 95 95 94 93 91 89 88 87 87 4.70% 94 95 96 96 95 94 94 92 92 90 89 88 87 4.80% 95 96 98 96 95 94 94 93 92 91 90 89 88 4.90% 96 96 96 96 95 94 94 92 91 90 90 89 88 5.00% 96 96 96 95 95 94 93 92 91 90 89 89 88 5.10% 99 98 97 97 96 95 94 92 91 90 90 89 89 5.20% 102 100 98 98 98 96 94 93 92 91 90 90 89 5.30% 102 102 102 100 98 96 94 93 92 91 90 90 89 5.40% 103 104 106 102 98 96 94 94 92 92 90 89 88 5.50% 105 105 105 101 97 96 95 94 92 92 91 90 89 5.60% 106 105 104 100 96 96 96 94 92 92 91 90 89 5.70% 107 104 101 100 98 97 96 94 92 91 91 90 89 5.80% 107 102 98 99 100 98 95 94 93 92 90 90 88 5.90% 106 103 99 100 100 98 95 93 92 91 90 90 89 6.00% 106 103 100 100 101 98 95 93 92 91 90 90 89 Moody’s Recovery Rate Modifier “Recovery Rate Modifier Matrix No. 4”: The following chart used to determine which of the “row/column combinations” (or the linear interpolation between two adjacent rows and/or two adjacent columns) are applicable for purposes of the definition of “Moody’s Weighted Average Recovery Adjustment.”

-72- USActive 55852351.8 Minimum Weighted Average Spread Minimum Diversity Score 40 45 50 55 60 65 70 75 80 85 90 95 100 2.00% 78 78 79 79 78 78 78 79 79 79 79 79 79 2.10% 79 80 80 80 80 80 79 80 80 80 80 80 80 2.20% 80 80 81 81 81 81 81 80 80 80 80 80 80 2.30% 81 81 82 81 81 81 81 81 81 81 81 81 81 2.40% 82 82 82 82 82 82 82 82 82 82 82 81 81 2.50% 83 83 83 83 82 82 82 82 82 82 82 82 82 2.60% 84 84 84 83 83 83 83 83 83 83 82 82 82 2.70% 84 84 84 84 84 84 83 83 83 83 83 83 83 2.80% 85 85 85 84 84 84 84 84 84 84 84 84 83 2.90% 86 85 85 85 85 85 84 84 84 84 84 84 84 3.00% 86 86 85 85 85 85 85 85 85 85 84 84 84 3.10% 86 86 86 86 86 86 86 86 86 98 97 97 97 3.20% 86 87 87 87 87 87 98 98 98 98 98 98 98 3.30% 86 87 87 87 99 99 99 99 99 99 99 99 99 3.40% 86 87 99 99 100 99 99 99 99 99 99 97 101 3.50% 87 95 100 101 101 101 100 100 100 98 98 98 98 3.60% 100 95 101 102 102 102 102 102 101 101 101 102 102 3.70% 95 95 103 103 102 102 102 102 102 102 102 102 102 3.80% 97 95 105 104 102 103 103 103 103 103 103 103 102 3.90% 98 96 101 100 104 103 103 103 102 102 92 91 91 4.00% 102 101 102 101 105 104 105 93 91 91 91 91 90 4.10% 102 98 103 103 104 93 92 92 91 91 91 91 90 4.20% 103 99 104 104 96 94 92 92 91 91 91 91 90 4.30% 104 100 106 100 97 96 94 93 91 91 91 91 90 4.40% 105 101 104 99 98 97 96 94 92 91 90 90 90 4.50% 106 106 107 98 97 96 95 94 93 92 91 91 90 4.60% 107 102 98 97 96 95 95 94 94 93 92 91 90 4.70% 107 106 98 97 96 95 94 94 93 92 92 91 90 4.80% 107 106 97 97 96 95 94 93 92 92 91 90 90 4.90% 108 99 98 97 96 95 94 93 92 92 91 90 89 5.00% 109 100 98 97 96 95 94 93 92 91 90 90 89 5.10% 109 100 98 96 95 94 93 92 91 91 90 89 88 5.20% 108 100 98 96 94 93 93 92 91 90 90 89 88 5.30% 100 99 97 96 94 93 93 92 91 90 90 89 88 5.40% 99 98 97 96 94 93 92 92 91 90 89 89 88 5.50% 99 98 96 96 95 94 92 92 91 90 89 89 88 5.60% 98 97 96 96 95 94 93 92 91 90 89 89 88 5.70% 99 98 97 96 94 94 93 92 91 90 89 89 88 5.80% 100 99 99 96 94 93 93 92 91 90 90 89 88 5.90% 101 100 99 96 94 93 93 92 91 90 90 89 88 6.00% 102 100 99 97 95 94 92 92 91 90 90 89 88 Moody’s Recovery Rate Modifier “Redemption Date”: Any Business Day specified for a full or partial redemption of Notes pursuant to Article IX (excluding a redemption in connection with a Re-Pricing). “Redemption Price”: (a) For each Class of Secured Notes to be redeemed, (x) 100% multiplied by the Aggregate Outstanding Amount of such Class, plus (y) accrued and unpaid interest thereon (including Secured Note Deferred Interest and, in the case of the Class A Notes and the Class B Notes, any interest on any defaulted interest) to the Redemption Date and

-73- USActive 55852351.8 (b) for each Subordinated Note, the proportional share (based on the Aggregate Outstanding Amount of the Subordinated Notes) of the portion of the proceeds of the remaining Assets (after giving effect to the Optional Redemption or Tax Redemption of the Secured Notes in whole or after all of the Secured Notes have been repaid in full and payment in full of (and/or creation of a reserve for) all expenses (including all Management Fees, all Administrative Expenses and any Hedge Payment Amounts (assuming, for this purpose, that the related Hedge Agreement has been terminated by reason of the occurrence of an “event of default” as defined thereunder by the Issuer)) of the Co-Issuers and any other amounts payable pursuant to the Priority of Payments) that is distributable pursuant to the Priority of Payments to the Subordinated Notes; provided, that, in connection with any Tax Redemption, holders of 100% of the Aggregate Outstanding Amount of any Class of Secured Notes may elect to receive less than 100% of the amount that would otherwise be payable to the Holders of such Class of Secured Notes pursuant to the preceding sentence, which lesser amount will constitute the Redemption Price for such Class of Secured Notes; provided, further, in calculating the accrued and unpaid interest on any Secured Note for the purposes of this definition, such calculation will be made after giving effect to the distribution of Interest Proceeds pursuant to the Priority of Payments on the related Redemption Date. “Reference Time”: With respect to any determination of the Benchmark means (1) if the Benchmark is LIBOR, 11:00 a.m. (London time) on the day that is two London Banking Days preceding the date of such determination, and (2) if the Benchmark is not LIBOR, the time determined by the Collateral Manager in accordance with the Benchmark Replacement Conforming Changes. “Refinancing”: A loan or an issuance of replacement securities, whose terms in each case will be negotiated by the Collateral Manager on behalf of the Issuer and approved by a Majority of the Subordinated Notes, from one or more financial institutions or purchasers to refinance a Class of Secured Notes in connection with an Optional Redemption, it being understood that any rating of such replacement securities by a Rating Agency will be based on a credit analysis specific to such replacement securities and independent of the rating of the Class of Secured Notes being refinanced. “Refinancing Interest Proceeds”: In connection with a Refinancing or a Re-Pricing, Interest Proceeds in an amount equal to (a) the lesser of (i) the amount of accrued interest on the Classes being refinanced or re-priced, as applicable, and (ii) the amount the Collateral Manager reasonably determines would have been available for distribution under the Priority of Payments for the payment of accrued interest on the Classes being refinanced or re-priced on the next subsequent Payment Date (or, if the Redemption Date or Re-Pricing Date is a Payment Date, such Payment Date) if such Notes had not been refinanced or re-priced plus (b) if the Redemption Date or the Re-Pricing Date is not a Payment Date, the amount the Collateral Manager reasonably determines would have been available for distribution under the Priority of Payments for the payment of Administrative Expenses on the next subsequent Payment Date plus (c) the amount of any reserve established by the Issuer with respect to such Refinancing or Re-Pricing. “Refinancing Proceeds”: The Cash proceeds from a Refinancing. “Refinancing WAS Condition”: A condition that is satisfied with respect to a Partial Refinancing if (1) the weighted average (based on the aggregate principal amount of each

-74- USActive 55852351.8 applicable class of replacement obligations) of the spread over the Benchmark of the Senior Refinancing Obligations, if any, is lower than weighted average (based on the aggregate principal amount of each such Class) of the spread over the Benchmark with respect to the Class A Notes and each Pari Passu Class or Classes of Secured Notes, (2) the weighted average (based on the aggregate principal amount of each applicable class of replacement obligations) of the spread over the Benchmark of the Class B Refinancing Obligations, if any, is lower than weighted average (based on the aggregate principal amount of each such Class) of the spread over the Benchmark with respect to the Class B Notes and each Class of Secured Notes senior to such Classes and each Pari Passu Class or Classes of Secured Notes, (3) the weighted average (based on the aggregate principal amount of each applicable class of replacement obligations) of the spread over the Benchmark of the Class C Refinancing Obligations, if any, is lower than weighted average (based on the aggregate principal amount of each such Class) of the spread over the Benchmark with respect to the Class C Notes, and each Class of Secured Notes senior to such Class and each Pari Passu Class or Classes of Secured Notes and (4) the weighted average (based on the aggregate principal amount of each applicable class of replacement obligations) of the spread over the Benchmark of the Class D Refinancing Obligations, if any, is lower than weighted average (based on the aggregate principal amount of each such Class) of the spread over the Benchmark with respect to the Class D Notes, and each Class of Secured Notes senior to such Class and each Pari Passu Class or Classes of Secured Notes. For the purpose of this definition, in the case of any Fixed Rate Notes, “spread over the Benchmark” shall instead refer to the spread over the applicable swap rate at such point in time. “Register” and “Registrar”: The respective meanings specified in Section 2.5(a). “Registered”: In registered form for U.S. federal income tax purposes. “Regulation S”: Regulation S under the Securities Act. “Regulation S Global Notes”: The meaning specified in Section 2.2(b)(i). “Regulation S Global Secured Notes”: The meaning specified in Section 2.2(b)(i). “Regulation S Global Subordinated Notes”: The meaning specified in Section 2.2(b)(i). “Reinvestment Period”: The period from and including the Closing Date to and including the earliest of (i) the Payment Date in July 2026, (ii) any date on which the Maturity of any Class of Secured Notes is accelerated following an Event of Default pursuant to this Indenture; provided, that, if the Reinvestment Period is terminated pursuant to this clause (ii) and such acceleration is subsequently rescinded, then the Reinvestment Period will be reinstated, (iii) any date on which the Collateral Manager reasonably determines that it can no longer reinvest in additional Collateral Obligations in accordance with this Indenture and the Collateral Management Agreement; provided, that in the case of this clause (iii), the Collateral Manager notifies the Issuer, the Trustee (who shall notify the Holders of Notes), the Collateral Administrator and the Rating Agency thereof at least five Business Days prior to such date; provided, further that if the Reinvestment Period is terminated pursuant to this clause (iii), the Reinvestment Period may be reinstated at the direction of the Collateral Manager (with the consent of a Majority of the

-75- USActive 55852351.8 Subordinated Notes) upon prior written notice to the Rating Agency, the Collateral Administrator and the Trustee, and (iv) the date of an Optional Redemption (other than a Refinancing) of all the Notes. “Reinvestment Period Investment Criteria”: The criteria specified in Section 12.2(a). “Reinvestment Target Par Balance”: As of any date of determination, an amount equal to the Target Initial Par Amount minus (i) the amount of any reduction in the Aggregate Outstanding Amount of the Notes through the payment of Principal Proceeds plus (ii) the aggregate amount of Principal Proceeds that result from the issuance of any additional notes pursuant to Sections 2.13 and 3.2 (after giving effect to such issuance of any additional notes). “Re-Priced Class”: The meaning specified in Section 9.8(a). “Re-Pricing”: The meaning specified in Section 9.8(a). “Re-Pricing Date”: The meaning specified in Section 9.8(b). “Re-Pricing Eligible Notes”: The Class B Notes and the Class E Notes. “Re-Pricing Intermediary”: The meaning specified in Section 9.8(a). “Re-Pricing, Mandatory Tender and Election to Retain Announcement”: The meaning specified in Section 9.8(b). “Re-Pricing Rate”: The meaning specified in Section 9.8(b). “Re-Pricing Redemption”: The meaning specified in Section 9.8(b). “Re-Pricing Replacement Notes”: The Notes issued in connection with a Re- Pricing Redemption. “Re-Pricing Sale Price”: For each Class of Secured Notes, an amount equal to 100% of the Aggregate Outstanding Amount of such Notes, plus accrued and unpaid interest thereon (including Secured Note Deferred Interest and, in the case of a Re-Priced Class that is not a Class of Deferred Interest Secured Notes, any interest on any defaulted interest) until the Re- Pricing Date, if any, with respect to such Secured Notes. For the avoidance of doubt, in connection with a Mandatory Tender and transfer of Secured Notes of a Re-Priced Class held by Non- Consenting Holders, the Secured Notes subject to such Mandatory Tender and transfer shall not be redeemed and shall remain Outstanding from and after the related Re-Pricing Date notwithstanding the receipt of the Re-Pricing Sale Price delivered to such Non-Consenting Holders in connection therewith. “Relevant Governmental Body”: The Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

-76- USActive 55852351.8 “Required Hedge Counterparty Ratings”: With respect to any Hedge Counterparty (or its guarantor under a guarantee which guarantee has satisfied the Moody’s Rating Condition (unless deemed inapplicable in accordance with Section 1.3)), a long-term rating of at least “A2” (and not on credit watch by Moody’s with negative implication) by Moody’s and a short-term rating of “P-1” (and not on credit watch by Moody’s with negative implication) by Moody’s (or if it has no short-term rating, a long-term rating of at least “A1” (and not on credit watch by Moody’s with negative implication)) or such other ratings which satisfy the Moody’s Rating Condition (unless the Moody’s Rating Condition is deemed inapplicable in accordance with Section 1.3). “Required Interest Coverage Ratio”: (a) For the Class A Notes and the Class B Notes, collectively, 120.00%, (b) for the Class C Notes, 110.00% and (c) for the Class D Notes, 105.00%. “Required Interest Diversion Amount”: The lesser of (x) 50.0% of Available Funds from the Collateral Interest Amount on any Payment Date after application of such Collateral Interest Amount to the payment of amounts set forth in clauses (A) through (O) of Section 11.1(a)(i) and (y) the minimum amount that needs to be added to the Adjusted Collateral Principal Amount in order to cause the Interest Diversion Test to be satisfied on a pro forma basis. “Required Overcollateralization Ratio”: (a) For the Class A Notes and the Class B Notes, collectively, 136.52%, (b) for the Class C Notes, 123.52% and (c) for the Class D Notes, 113.08%. “Resolution”: With respect to the Issuer, a resolution of the Board of Directors of the Issuer, as applicable, and, with respect to the Co-Issuer, a resolution of the manager of the Co- Issuer. “Restricted Asset”: The meaning specified in Section 12.1(n). “Restricted Trading Period”: The period during which, so long as the applicable Class of Notes is Outstanding, (a)(i) the Moody’s rating of any of the Class A Notes is withdrawn (and not reinstated) or is one or more sub-categories below the Initial Rating applicable to such Class, (ii) the Moody’s rating of the Class B Notes or the Class C Notes is withdrawn (and not reinstated) or is two or more sub‐categories below the Initial Rating applicable to such Class or (iii) the Moody’s rating of the Class D Notes is withdrawn (and not reinstated) or is three or more sub‐categories below the Initial Rating applicable to such Class, and (b) after giving effect to any sale (and any related reinvestment) or purchase of the relevant Collateral Obligation, (i) the Aggregate Principal Amount of all Collateral Obligations plus, without duplication, amounts on deposit in the Principal Collection Subaccount, the Contribution Account (to the extent such amounts have been designated for application as Principal Proceeds pursuant to the definition of “Permitted Use”) and the Ramp-Up Account will be less than the Reinvestment Target Par Balance or (ii) any of the Coverage Tests are not satisfied; provided that (1) such period will not be a Restricted Trading Period upon the direction of the Issuer with the consent of a Majority of the Controlling Class, which direction will remain in effect until the earlier of (A) a further downgrade or withdrawal of the Moody’s rating that, disregarding such direction, would cause the conditions set forth above to be true and (B) a subsequent direction of the Issuer (with a copy to the Trustee and the Collateral Administrator) by a Majority of the Controlling Class declaring the beginning

-77- USActive 55852351.8 of a Restricted Trading Period and (2) that no Restricted Trading Period will restrict any sale of a Collateral Obligation entered into by the Issuer at a time when a Restricted Trading Period is not in effect, regardless of whether such sale has settled. “Retention Holder”: Blackstone Private Credit Fund. “Reuters Screen”: Reuters Page LIBOR01 (or such other page that may replace that page on such service for the purpose of displaying comparable rates) as reported by Bloomberg Financial Markets Commodities News as of 11:00 a.m., London time, on the Interest Determination Date. “Revolver Funding Account”: The account established in the name of the Trustee pursuant to Section 10.4. “Revolving Collateral Obligation”: Any Collateral Obligation (other than a Delayed Drawdown Collateral Obligation) that is a loan (including, without limitation, revolving loans, including funded and unfunded portions of revolving credit lines, unfunded commitments under specific facilities and other similar loans and investments) that by its terms may require one or more future advances to be made to the borrower by the Issuer; provided that any such Collateral Obligation will be a Revolving Collateral Obligation only until all commitments to make advances to the borrower expire or are terminated or irrevocably reduced to zero. “Rule 144A”: Rule 144A under the Securities Act. “Rule 144A Global Note”: The meaning specified in Section 2.2(b)(ii). “Rule 144A Global Secured Note”: The meaning specified in Section 2.2(b)(ii). “Rule 144A Global Subordinated Note”: The meaning specified in Section 2.2(b)(ii). “Rule 144A Information”: The meaning specified in Section 7.15. “Rule 17g-5”: Rule 17g-5 of the Exchange Act. “S&P”: S&P Global Ratings, an S&P Global business, and any successor or successors thereto. “S&P Industry Classification”: The industry classifications set forth in Schedule 5 hereto, as such industry classifications may be updated at the option of the Collateral Manager if S&P publishes revised industry classifications. “S&P Rating”: With respect to any Collateral Obligation, as of any date of determination, the rating determined in accordance with the following methodology: (a) with respect to a Collateral Obligation that is not a DIP Collateral Obligation (a) if there is an issuer credit rating of the issuer of such Collateral Obligation by S&P as published by S&P, or the guarantor which unconditionally and irrevocably

-78- USActive 55852351.8 guarantees such Collateral Obligation pursuant to a form of guaranty that meets S&P’s then-current guarantee criteria for use in connection with this transaction, then the S&P Rating will be such rating (regardless of whether there is a published rating by S&P on the Collateral Obligations of such issuer held by the Issuer; provided, that private ratings (that is, ratings provided at the request of the obligor) may be used for purposes of this definition) or (b) if there is no issuer credit rating of the issuer by S&P but (1) there is a senior secured rating on any obligation or security of the issuer, then the S&P Rating of such Collateral Obligation will be one sub-category below such rating; (2) if clause (1) above does not apply, but there is a senior unsecured rating on any obligation or security of the issuer, the S&P Rating of such Collateral Obligation will equal such rating; and (3) if neither clause (1) nor clause (2) above applies, but there is a subordinated rating on any obligation or security of the issuer, then the S&P Rating of such Collateral Obligation will be one sub-category above such rating; (b) with respect to any Collateral Obligation that is a DIP Collateral Obligation, the S&P Rating thereof will be the credit rating assigned to such issue by S&P, or if such DIP Collateral Obligation was assigned a point-in-time rating by S&P that was withdrawn, such withdrawn rating may be used for 12 months after the assignment of such rating (provided that if any such Collateral Obligation that is a DIP Collateral Obligation is newly issued and the Collateral Manager expects an S&P credit rating within 90 days, the S&P Rating of such Collateral Obligation until such credit rating is obtained from S&P will be (1) for a period of up to 90 days after the acquisition of such Collateral Obligation, the S&P Rating as determined by the Collateral Manager in its sole discretion if the Collateral Manager certifies to the Trustee and the Collateral Administrator that it believes that such S&P Rating determined by the Collateral Manager is commercially reasonable and will be at least equal to such rating and (2) thereafter, “CCC-”); (c) with respect to any Current Pay Obligation, the S&P Rating of such Current Pay Obligation will be the higher of such obligation’s issue rating and “CCC”; (d) if there is not a rating by S&P on the issuer or on an obligation of the issuer, then the S&P Rating may be determined pursuant to clauses (i) through (iii) below: (i) if an obligation of the issuer is not a DIP Collateral Obligation and is publicly rated by Moody’s, then the S&P Rating will be determined in accordance with the methodologies for establishing the Moody’s Rating set forth above except that the S&P Rating of such obligation will be (1) one sub-category below the S&P equivalent of the Moody’s Rating if such Moody’s Rating is “Baa3” or higher and (2) two sub-categories below the S&P equivalent of the Moody’s Rating if such Moody’s Rating is “Ba1” or lower; (ii) the S&P Rating may be based on a credit estimate provided by S&P, and in connection therewith, the Issuer, the Collateral Manager on behalf of the Issuer or the issuer of such Collateral Obligation shall, prior to or within 30 days after the acquisition of such Collateral Obligation, apply (and concurrently submit all available Information in respect of such application) to S&P for a credit estimate, which will be its S&P Rating; provided, that, if such Information is

-79- USActive 55852351.8 submitted within such 30-day period, then, pending receipt from S&P of such estimate, such Collateral Obligation has an S&P Rating as determined by the Collateral Manager in its sole discretion if the Collateral Manager certifies to the Trustee and the Collateral Administrator that it believes that such S&P Rating determined by the Collateral Manager is commercially reasonable and will be at least equal to such rating; provided, further, that if such Information is not submitted within such 30-day period, then, pending receipt from S&P of such estimate, the Collateral Obligation has (1) the S&P Rating as determined by the Collateral Manager for a period of up to 90 days after the acquisition of such Collateral Obligation and (2) an S&P Rating of “CCC-” following such 90-day period; unless, during such 90-day period, the Collateral Manager has requested the extension of such period and S&P, in its sole discretion, has granted such request; provided, further, that if such 90-day period (or other extended period) elapses pending S&P’s decision with respect to such application, the S&P Rating of such Collateral Obligation will be “CCC-”; provided, further, that if the Collateral Obligation has had a public rating by S&P that S&P has withdrawn or suspended within six months prior to the date of such application for a credit estimate in respect of such Collateral Obligation, the S&P Rating in respect thereof will be “CCC-” pending receipt from S&P of such estimate, and S&P may elect not to provide such estimate until a period of six months have elapsed after the withdrawal or suspension of the public rating; provided, further, that the S&P Rating may not be determined pursuant to this clause (ii) if the Collateral Obligation is a DIP Collateral Obligation; provided, further, that such credit estimate will expire 12 months after the receipt thereof, following which such Collateral Obligation has an S&P Rating of “CCC-” unless, during such 12-month period following the receipt of such credit estimate, the Issuer applies for renewal thereof in accordance with Section 7.14(b), in which case such credit estimate will continue to be the S&P Rating of such Collateral Obligation until S&P has confirmed or revised such credit estimate, upon which such confirmed or revised credit estimate will be the S&P Rating of such Collateral Obligation; provided, further, that such confirmed or revised credit estimate will expire on the next succeeding 12-month anniversary of the date of the receipt thereof and (when renewed annually in accordance with Section 7.14(b)) on each 12-month anniversary thereafter; and (iii) with respect to a Collateral Obligation that is not a Defaulted Obligation, the S&P Rating of such Collateral Obligation will at the election of the Issuer (at the direction of the Collateral Manager) be “CCC-” provided, that (1) neither the issuer of such Collateral Obligation nor any of its Affiliates are subject to any bankruptcy or reorganization proceedings, (2) the issuer has not defaulted on any payment obligation in respect of any debt security or other obligation of the issuer at any time within the two year period ending on such date of determination, (3) all such debt securities and other obligations of the issuer that are pari passu with or senior to the Collateral Obligation are current and the Collateral Manager reasonably expects them to remain current and (4) all Information with respect to such Collateral Obligation has previously been provided to S&P; or

-80- USActive 55852351.8 (e) with respect to a DIP Collateral Obligation that has no issue rating by S&P, the S&P Rating of such DIP Collateral Obligation will be, at the election of the Issuer (at the direction of the Collateral Manager), “CCC-” or the S&P Rating determined pursuant to clause (d)(ii) above; provided, that for purposes of the determination of the S&P Rating, (x) if the applicable rating assigned by S&P to an Obligor or its obligations is on “credit watch positive” by S&P, such rating will be treated as being one sub-category above such assigned rating and (y) if the applicable rating assigned by S&P to an Obligor or its obligations is on “credit watch negative” by S&P, such rating will be treated as being one sub-category below such assigned rating; provided further that, for purposes of the determination of the S&P Rating, if (1) the issuer or Obligor of any Collateral Obligation was a debtor under Chapter 11, during which time such issuer, Obligor or Selling Institution, as applicable, or any of its obligations (including any Collateral Obligation) either had an S&P rating of “SD” or “CC” or lower from S&P or had an S&P rating that was withdrawn by S&P and (2) such issuer, Obligor or Selling Institution, as applicable, is no longer a debtor under Chapter 11, then, notwithstanding the fact that such issuer, Obligor or Selling Institution, as applicable, or any of its obligations (including any Collateral Obligation) continues to have an S&P rating of “SD” or “CC” or lower from S&P (or, in the case of any withdrawal, continues to have no S&P rating), the S&P Rating for any such obligation (including any Collateral Obligation), issuer, Obligor or Selling Institution, as applicable, shall be deemed to be “CCC-”, so long as S&P has not taken any rating action with respect thereto since the date on which the issuer, Obligor or Selling Institution, as applicable, ceased to be a debtor under Chapter 11. “Sale”: The meaning specified in Section 5.17(a). “Sale Proceeds”: All proceeds (excluding accrued interest, if any) received with respect to Assets as a result of sales of such Assets in accordance with Article XII and the termination of any Hedge Agreement in connection with Section 7.22, less any reasonable expenses incurred by the Collateral Manager, the Collateral Administrator or the Trustee (other than amounts payable as Administrative Expenses) in connection with such sales. “Scheduled Distribution”: With respect to any Asset, for each Due Date, the scheduled payment of principal and/or interest due on such Due Date with respect to such Asset, determined in accordance with the assumptions specified in Section 1.2. “Second Lien Loan”: A Loan (other than a First Lien Loan or a First Lien Last Out Loan) that is secured by a valid second-priority perfected security interest or lien in, to or on specified collateral (subject to customary exceptions for permitted liens, including but not limited to tax liens) securing the Obligor’s obligations under the Loan. “Secured Note Deferred Interest”: With respect to any specified Class of Deferred Interest Secured Notes, the meaning specified in Section 2.7(a). “Secured Noteholders”: The Holders of the Secured Notes. “Secured Notes”: Collectively, the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes.

-81- USActive 55852351.8 “Secured Obligations”: The meaning assigned in the Granting Clauses hereof. “Secured Parties”: The meaning specified in the Granting Clauses. “Securities Act”: The U.S. Securities Act of 1933, as amended. “Securities Intermediary”: The meaning specified in Section 8-102(a)(14) of the UCC. “Security Entitlement”: The meaning specified in Section 8-102(a)(17) of the UCC. “Selling Institution”: The entity obligated to make payments to the Issuer under the terms of a Participation Interest. “Selling Institution Collateral”: The meaning specified in Section 10.4. “Senior Debt Instrument”: The meaning specified in Schedule 6. “Senior Refinancing Obligations”: The class or classes of refinancing obligations providing the Refinancing Proceeds used to redeem the Class A Notes, and each Pari Passu Class or Classes of Secured Notes. “Senior Secured Bond”: A Bond that is secured by a valid first priority perfected security interest on specific collateral. “Similar Law”: Any federal, state, local, non-U.S. or other law or regulation that could cause the underlying assets of the Issuer to be treated as assets of the investor in any Note (or any interest therein) by virtue of its interest and thereby subject the Issuer and the Collateral Manager (or other persons responsible for the investment and operation of the Issuer’s assets) to Other Plan Law. “SOFR”: With respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website. “Special Redemption”: The meaning specified in Section 9.6. “Special Redemption Amount”: The meaning specified in Section 9.6. “Special Redemption Date”: The meaning specified in Section 9.6.

-82- USActive 55852351.8 “Specified Amendment”: With respect to any Collateral Obligation that is the subject of a rating estimate or is a private or confidential rating by Moody’s, any waiver, modification, amendment or variance that would: (a) modify the amortization schedule with respect to such Collateral Obligation in a manner that: (i) reduces the Dollar amount of any Scheduled Distribution by more than the greater of (x) 20% and (y) U.S.$250,000; (ii) postpones any Scheduled Distribution by more than two payment periods or eliminates a Scheduled Distribution; or (iii) causes the Weighted Average Life of the applicable Collateral Obligation to increase by more than 10%; (b) reduce or increase the Cash interest rate payable by the Obligor thereunder by more than 100 basis points (excluding any increase in an interest rate arising by operation of a default or penalty interest clause under a Collateral Obligation); (c) extend the stated maturity date of such Collateral Obligation by more than 24 months; provided, that (x) any such extension will be deemed not to have been made until the Business Day following the original stated maturity date of such Collateral Obligation and (y) such extension does not cause the Weighted Average Life of such Collateral Obligation to increase by more than 25%; (d) release any party from its obligations under such Collateral Obligation, if such release would have a material adverse effect on the Collateral Obligation; (e) reduce the principal amount thereof; or (f) in the reasonable business judgment of the Collateral Manager, have a material adverse impact on the value of such Collateral Obligation. “Specified Event”: With respect to any Collateral Obligation that is the subject of a rating estimate, private rating or confidential rating by Moody’s, the occurrence of any of the following events of which the Issuer or the Collateral Manager has knowledge: (a) the non-payment of interest or principal due and payable with respect to such Collateral Obligation; (b) the rescheduling of any interest or principal in any part of the capital structure of the related Obligor; or (c) any restructuring (or proposed restructuring) of any debt of the related Obligor. “STAMP”: The meaning specified in Section 2.5(a).

-83- USActive 55852351.8 “Standby Directed Investment”: Such Eligible Investment designated by the Issuer (or the Collateral Manager on its behalf) by written notice to the Trustee. “Stated Maturity”: With respect to the Notes of any Class, the date specified as such for such Class in Section 2.3 (or, if such day is not a Business Day, the Business Day following such date). “Step-Down Obligation”: An obligation or security which by the terms of the related Underlying Instruments provides for a decrease in the per annum interest rate on such obligation or security (other than by reason of any change in the applicable index or benchmark rate used to determine such interest rate) or in the spread over the applicable index or benchmark rate, solely as a function of the passage of time; provided, that an obligation or security providing for payment of a constant rate of interest at all times after the date of acquisition by the Issuer does not constitute a Step-Down Obligation. “Step-Up Obligation”: An obligation or security which by the terms of the related Underlying Instruments provides for an increase in the per annum interest rate on such obligation or security (other than by reason of any change in the applicable index or benchmark rate used to determine such interest rate), or in the spread over the applicable index or benchmark rate, solely as a function of the passage of time; provided, that an obligation or security providing for payment of a constant rate of interest at all times after the date of acquisition by the Issuer does not constitute a Step-Up Obligation. “Structured Finance Security”: Any security secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any Obligor, including collateralized debt obligations and mortgage-backed securities. “Subordinated Management Fee”: The fee payable by the Issuer as compensation for the performance of the obligations of the Collateral Manager in arrears on each Payment Date pursuant to Section 6(a) of the Collateral Management Agreement and Section 11.1 of this Indenture, in an amount equal to 0.30% per annum (calculated on the basis of a 360-day year and the actual number of days elapsed during the related Collection Period) of the Fee Basis Amount as of the beginning of the Collection Period relating to such Payment Date, from which the Collateral Manager shall be entitled to receive the Subordinated Management Fee; provided that so long as BCRED is the Collateral Manager, the Subordinated Management Fee shall be 0% per annum of the Fee Basis Amount. “Subordinated Notes”: The Subordinated Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3. “Subsequent Delivery Date”: The settlement date with respect to the Issuer’s acquisition of a Collateral Obligation to be pledged to the Trustee after the Closing Date. “Substitute Obligations”: The meaning specified in Section 12.2(b). “Successor Entity”: The meaning specified in Section 7.10(a).

-84- USActive 55852351.8 “Supermajority”: (a) With respect to any Class of Secured Notes, the Holders of at least 66-2/3% of the Aggregate Outstanding Amount of the Secured Notes of such Class and (b) with respect to the Subordinated Notes, the Holders of at least 66-2/3% of the Aggregate Outstanding Amount of the Subordinated Notes. “Swapped Defaulted Obligation Transaction”: The meaning specified in Section 12.5(a). “Synthetic Security”: A security or swap transaction, other than a Participation Interest, that has payments associated with either payments of interest on and/or principal of a reference obligation or the credit performance of a reference obligation. “Target Initial Par Amount”: U.S.$816,000,000. “Target Initial Par Condition”: A condition satisfied as of any date of determination if the Aggregate Principal Amount of Collateral Obligations that are held by the Issuer and that the Issuer has committed to purchase (but has not yet purchased) on or prior to such date, together with the amount of any proceeds of prepayments, maturities or redemptions of Collateral Obligations purchased by the Issuer prior to such date (other than any such proceeds that have been reinvested in Collateral Obligations held by the Issuer or that the Issuer has committed to purchase (but has not yet purchased) on or prior to such date), will equal or exceed the Target Initial Par Amount; provided, that for purposes of this definition, any Collateral Obligation that becomes a Defaulted Obligation will be treated as having a Principal Balance equal to its Moody’s Collateral Value. “Tax”: Any present or future tax, levy, impost, duty, charge or assessment of any nature (including interest, penalties and additions thereto) imposed by any governmental or other taxing authority other than a stamp, registration, documentation or similar tax. “Tax Advice”: Written advice or an opinion of Dechert LLP, Cadwalader, Wickersham & Taft LLP, Sidley Austin, LLP, Winston & Strawn LLP, Simpson Thacher & Bartlett LLP, Clifford Chance US LLP, White & Case LLP, Freshfields Bruckhaus Deringer US LLP, Ashurst LLP or Weil, Gotshal & Manges LLP, or an opinion of other nationally recognized tax counsel in the United States experienced in such matters. “Tax Event”: An event that occurs if (i) any Obligor under any Collateral Obligation or any Hedge Counterparty is required to deduct or withhold from any payment under such Collateral Obligation or its Hedge Agreement to the Issuer for or on account of any Tax for whatever reason (other than withholding tax in respect of commitment fees or other similar fees, to the extent that such withholding tax does not exceed 30% of the amount of such fees) and such Obligor or Hedge Counterparty is not required to pay to the Issuer such additional amounts as are necessary to ensure that the net amount actually received by the Issuer (free and clear of Taxes, whether assessed against such Obligor or Hedge Counterparty or the Issuer) will equal the full amount that the Issuer would have received had no such deduction or withholding occurred, (ii) any jurisdiction imposes net income, profits or similar Tax on the Issuer (including any tax imposed under Section 1446 of the Code), or (iii) the Issuer is required to deduct or withhold from any payment under any Hedge Agreement for or on account of any Tax for whatever reason and

-85- USActive 55852351.8 is required to pay to the Hedge Counterparty such additional amounts as are necessary to ensure that the net amount actually received by the Hedge Counterparty (free and clear of Taxes, whether assessed against the Issuer or Hedge Counterparty) will equal the full amount that the Hedge Counterparty would have received had no such deduction or withholding occurred. “Tax Guidelines”: The provisions specified in Exhibit A to the Collateral Management Agreement. “Tax Jurisdiction”: (a) A tax-advantaged sovereign jurisdiction that is commonly used as the place of organization of special purpose vehicles (including but not limited to the Bahamas, Bermuda, the British Virgin Islands, the Cayman Islands, the Channel Islands, Jersey, Luxembourg, Singapore, Curacao, St. Maarten or the U.S. Virgin Islands) or (b) any other tax- advantaged jurisdiction of which notice is given by the Issuer (or the Collateral Manager on behalf of the Issuer) to Moody’s of its intention to treat such jurisdiction as a Tax Jurisdiction. “Tax Redemption”: The meaning specified in Section 9.3(a). “Term SOFR”: The forward-looking term rate for the Index Maturity based on SOFR that has been selected or recommended by the Relevant Governmental Body. “Third Party Credit Exposure”: As of any date of determination, the sum of the Principal Balances of each Collateral Obligation that consists of a Participation Interest. “Third Party Credit Exposure Limits”: Limits that are satisfied if the Third Party Credit Exposure with counterparties having the ratings below from S&P do not exceed the percentage of the Collateral Principal Amount specified below: S&P’s credit rating of Selling Institution Aggregate Percentage Limit Individual Percentage Limit AAA ............................................ 20% 20% AA+ ............................................. 10% 10% AA ............................................... 10% 10% AA- .............................................. 10% 10% A+ ................................................ 5% 5% A .................................................. 5% 5% A- or less ..................................... 0% 0% provided that a Selling Institution having an S&P issuer credit rating of “A” must also have a short- term S&P issuer credit rating of “A-1” otherwise its Aggregate Percentage Limit and Individual Percentage Limit will be 0%. “Trading Plan”: The meaning specified in Section 1.2(i). “Trading Plan Period”: The meaning specified in Section 1.2(i). “Transaction Documents”: This Indenture, the Account Agreement, the Collateral Management Agreement, the Collateral Administration Agreement, each Hedge Agreement, the AML Services Agreement and the Administration Agreement.

-86- USActive 55852351.8 “Transfer Agent”: The Person or Persons, which may be the Issuer or Co-Issuer, authorized by the Issuer to exchange or register the transfer of Notes. “Transfer Certificate”: A duly executed transfer certificate substantially in the form of the applicable Exhibit B. “Transferor”: Blackstone Private Credit Fund, a Delaware statutory trust, as transferor under the Master Loan Sale Agreement. “Trust Officer”: When used with respect to the Trustee, any Officer within the Corporate Trust Office (or any successor group of the Trustee) including any Officer to whom any corporate trust matter is referred at the Corporate Trust Office because of such person’s knowledge of and familiarity with the particular subject and, in each case, having direct responsibility for the administration of this transaction. “Trustee”: The meaning specified in the first sentence of this Indenture. “U.S. Risk Retention Rules”: The federal interagency credit risk retention rules, codified at 17 C.F.R. Part 246. “UCC”: The Uniform Commercial Code as in effect in the State of New York or, if different, the political subdivision of the United States that governs the perfection of the relevant security interest as amended from time to time. “Unadjusted Benchmark Replacement”: The Benchmark Replacement excluding the applicable Benchmark Replacement Adjustment. “Uncertificated Security”: The meaning specified in Section 8-102(a)(18) of the UCC. “Underlying Instrument”: The indenture or other agreement pursuant to which an Asset has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Asset or of which the holders of such Asset are the beneficiaries. “Unfunded Class”: The Class E Notes until the occurrence of the Class E Funding Date. “Unfunded Class Funding”: The one-time funding by the holders of the Unfunded Class of an amount not to exceed the notional amount of the Unfunded Class specified in Section 2.3 by payment by such holders or their nominee to the Issuer, by wire transfer, in immediately available funds according to the payment instructions set forth in the Unfunded Class Funding Notice and in accordance with the terms of the Indenture. “Unregistered Securities”: The meaning specified in Section 5.17(c). “Unscheduled Principal Payments”: Any principal payments received with respect to a Collateral Obligation after the end of the Reinvestment Period as a result of optional redemptions, exchange offers, tender offers, consents or other payments or prepayments made

-87- USActive 55852351.8 prior to the stated maturity date of such Collateral Obligation (including any such prepayments made as a result of a cash sweep or other similar contingent prepayment obligation in the related Underlying Instrument). “Unsecured Loan”: Any senior unsecured loan obligation of any corporation, partnership or trust which is not (and by its terms is not permitted to become) subordinate in right of payment to any other unsecured debt for borrowed money incurred by the Obligor under such Loan. “Unused Proceeds”: The meaning specified in Section 10.3(c). “U.S. Person”: The meaning specified in Regulation S. “USA Patriot Act”: The meaning specified in Section 2.5(k)(xv). “Volcker Rule”: Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder. “WARF Adjustment Amount”: (i) If the Funding Date has occurred and the Weighted Average Moody’s Recovery Rate is greater than 47.5%, the WARF Modifier 1, (ii) if the Funding Date has occurred and the Weighted Average Moody’s Recovery Rate is less than or equal to 47.5%, the WARF Modifier 2, (iii) if the Class E Notes are an Unfunded Class and the Weighted Average Moody’s Recovery Rate is greater than 47.5%, (ii) if the Class E Notes are an Unfunded Class and the Weighted Average Moody’s Recovery Rate is less than or equal to 47.5%, the WARF Modifier 4. “WARF Modifier 1”: The number set forth in the column entitled “Recovery Rate Modifier” in the Recovery Rate Modifier Matrix No. 1 that corresponds to the “row/column combination” then in effect. “WARF Modifier 2”: The number set forth in the column entitled “Recovery Rate Modifier” in the Recovery Rate Modifier Matrix No. 2 that corresponds to the “row/column combination” then in effect. “WARF Modifier 3”: The number set forth in the column entitled “Recovery Rate Modifier” in the Recovery Rate Modifier Matrix No. 3 that corresponds to the “row/column combination” then in effect. “WARF Modifier 4”: The number set forth in the column entitled “Recovery Rate Modifier” in the Recovery Rate Modifier Matrix No. 4 that corresponds to the “row/column combination” then in effect. “Weighted Average Coupon”: As of any Measurement Date, the number obtained by dividing: (a) the amount equal to the Aggregate Coupon; by

-88- USActive 55852351.8 (b) an amount equal to the Aggregate Principal Amount (including for this purpose any capitalized interest) of all Fixed Rate Obligations as of such Measurement Date. “Weighted Average Floating Spread”: As of any Measurement Date, the number obtained by dividing: (a) the amount equal to (i) the Aggregate Funded Spread plus (ii) the Aggregate Unfunded Spread plus (iii) the Aggregate Excess Funded Spread, by (b) an amount equal to the lesser of (i) the Reinvestment Target Par Balance and (ii) an amount equal to the Aggregate Principal Amount (including for this purpose any capitalized interest) of all Floating Rate Obligations as of such Measurement Date. “Weighted Average Life”: As of any date of determination with respect to all Collateral Obligations other than Defaulted Obligations, the number of years following such date obtained by summing the products obtained by multiplying: (a) the Average Life at such time of each such Collateral Obligation, by (b) the outstanding Principal Balance of such Collateral Obligation, and dividing such sum by: (c) the aggregate remaining principal balance at such time of all Collateral Obligations other than Defaulted Obligations. For the purposes of the foregoing, the “Average Life” is, on any date of determination with respect to any Collateral Obligation, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (rounded to the nearest one-hundredth thereof) from such date of determination to the respective dates of each successive Scheduled Distribution of principal of such Collateral Obligation and (b) the respective amounts of principal of such Scheduled Distributions by (ii) the sum of all successive Scheduled Distributions of principal on such Collateral Obligation. “Weighted Average Life Test”: A test satisfied on any date of determination if the Weighted Average Life as of such date is less than or equal to the number of years (rounded to the nearest one hundredth thereof) during the period from such Measurement Date to July 20, 2030. “Weighted Average Moody’s Rating Factor”: The number (rounded up to the nearest whole number) determined by: (a) summing the products of (i) the Principal Balance of each Collateral Obligation (excluding Equity Securities and Current Pay Obligations) multiplied by (ii) the Moody’s Rating Factor of such Collateral Obligation (as described under the definition of “Moody’s Rating Factor”) and (b) dividing such sum by the outstanding Principal Balance of all such Collateral Obligations.

-89- USActive 55852351.8 “Weighted Average Moody’s Recovery Rate”: As of any date of determination, the number, expressed as a percentage, obtained by summing the product of the Moody’s Recovery Rate on such Measurement Date of each Collateral Obligation and the Principal Balance of such Collateral Obligation, dividing such sum by the Aggregate Principal Balance of all such Collateral Obligations and rounding up to the first decimal place. “Zero Coupon Bond”: Any debt security that by its terms (a) does not bear interest for all or part of the remaining period that it is outstanding, (b) provides for periodic payments of interest in Cash less frequently than semi-annually or (c) pays interest only at its stated maturity. Section 1.2 Assumptions. In connection with all calculations required to be made pursuant to this Indenture with respect to Scheduled Distributions on any Asset, or any payments on any other assets included in the Assets, with respect to the sale of and reinvestment in Collateral Obligations, and with respect to the income that can be earned on Scheduled Distributions on such Assets and on any other amounts that may be received for deposit in the Collection Account, the provisions set forth in this Section 1.2 will be applied. The provisions of this Section 1.2 are applicable to any determination or calculation that is covered by this Section 1.2, whether or not reference is specifically made to this Section 1.2, unless some other method of calculation or determination is expressly specified in the particular provision. (a) All calculations with respect to Scheduled Distributions on the Assets securing the Secured Notes will be made on the basis of information as to the terms of each such Asset and upon reports of payments, if any, received on such Asset that are furnished by or on behalf of the issuer of such Asset and, to the extent they are not manifestly in error, such information or reports may be conclusively relied upon in making such calculations. (b) For purposes of calculating each of the Coverage Tests and the related reporting requirements, except as otherwise specified in the Coverage Tests, such calculations will not include scheduled interest and principal payments on Defaulted Obligations or Deferring Securities, unless actually made. (c) For each Collection Period and as of any date of determination, the Scheduled Distribution on any Asset (other than a Defaulted Obligation, which, except as otherwise provided herein, will be assumed to have Scheduled Distributions of zero, except to the extent of any payments actually received) will be the sum of (i) the total amount of payments and collections to be received during such Collection Period in respect of such Asset (including the proceeds of the sale of such Asset received and, in the case of sales which have not yet settled, to be received during the Collection Period and not reinvested in additional Collateral Obligations or Eligible Investments or retained in the Collection Account for subsequent reinvestment pursuant to Section 12.2) that, if received as scheduled, will be available in the Collection Account at the end of the Collection Period and (ii) any such amounts received by the Issuer in prior Collection Periods that were not disbursed on a previous Payment Date. (d) Each Scheduled Distribution receivable with respect to an Asset will be assumed to be received on the applicable Due Date, and each such Scheduled Distribution will be assumed to be immediately deposited in the Collection Account to earn interest at the Assumed Reinvestment Rate. All such funds will be assumed to continue to earn interest until the date on

-90- USActive 55852351.8 which they are required to be available in the Collection Account for application, in accordance with the terms hereof, to payments of principal of or interest on the Secured Notes, distributions on the Subordinated Notes or other amounts payable pursuant to this Indenture. For purposes of the applicable determinations required by Section 10.8(b)(iv), Article XII and the definition of “Interest Coverage Ratio,” the expected interest on the Secured Notes and Floating Rate Obligations will be calculated using the then-current interest rates applicable thereto. For the avoidance of doubt, all amounts calculated pursuant to this Section 1.2(d) are estimates and may differ from the actual amounts available to make distributions hereunder, and no party has any obligation to make any payment hereunder as a result of the amounts calculated under this Section 1.2(d) being greater than the actual amounts available. (e) References in Section 11.1(a) to calculations made on a “pro forma basis” mean such calculations after giving effect to all payments, in accordance with the Priority of Payments described herein, that precede (in priority of payment) or include the clause in which such calculation is made. (f) For purposes of calculating all Concentration Limitations, in both the numerator and the denominator of any component of the Concentration Limitations, Defaulted Obligations will be treated as having a Principal Balance equal to zero. (g) If a Collateral Obligation included in the Assets would be deemed a Current Pay Obligation but for the applicable percentage limitation in the proviso to clause (x) of the proviso to the definition of “Defaulted Obligation,” then the Current Pay Obligations with the lowest Market Value (assuming that such Market Value is expressed as a percentage of the Principal Balance of such Current Pay Obligations as of the date of determination) will be deemed Defaulted Obligations. Each such Defaulted Obligation will be treated as a Defaulted Obligation for all purposes until such time as the Aggregate Principal Amount of Current Pay Obligations would not exceed, on a pro forma basis including such Defaulted Obligation, the applicable percentage of the Collateral Principal Amount. (h) Except where expressly referenced herein for inclusion in such calculations, Defaulted Obligations and Deferring Securities will not be included in the calculation of the Collateral Quality Test. (i) At the election of the Collateral Manager in its sole discretion, compliance with the Investment Criteria may be measured by determining the aggregate effect of any series of reinvestments and/or sales (a “Trading Plan”) occurring within a period of up to 10 Business Days (such period, the “Trading Plan Period”) rather than considering the effect of each acquisition and disposition of Collateral Obligations individually; provided, that (1) no Trading Plan may result in the purchase of Collateral Obligations having an Aggregate Principal Amount that exceeds 5.0% of the Collateral Principal Amount as of the first day of the Trading Plan Period, (2) no Trading Plan Period may span a Determination Date, (3) no more than one Trading Plan may be in effect at any time during a Trading Plan Period, (4) if the Investment Criteria are satisfied prospectively after giving effect to a Trading Plan but are not satisfied upon the expiry of the related Trading Plan Period, the Investment Criteria will not be evaluated by giving effect to any subsequent Trading Plan without notice having been given to the Rating Agency and (5) no Trading Plan may result in (i) the purchase of any Collateral Obligation having a stated maturity of less than six

-91- USActive 55852351.8 months after the date of the purchase of such Collateral Obligation or (ii) the purchase of a group of Collateral Obligations if the difference between the earliest stated maturity of any Collateral Obligation in such group and the latest stated maturity of any Collateral Obligation in such group is greater than four years. The Collateral Manager shall notify the Trustee and the Collateral Administrator of the details of any Trading Plan for inclusion in the Monthly Report pursuant to Section 10.7 of this Indenture. (j) For purposes of calculating compliance with the Investment Criteria, upon the direction of the Collateral Manager by notice to the Trustee and the Collateral Administrator, any Eligible Investment representing Principal Proceeds received upon the sale or other disposition of a Collateral Obligation shall be deemed to have the characteristics of such Collateral Obligation until reinvested in an additional Collateral Obligation. Such calculations will be based upon the principal amount of such Collateral Obligation, except in the case of Defaulted Obligations and Credit Risk Obligations, in which case the calculations will be based upon the Principal Proceeds received on the sale or other disposition of such Defaulted Obligation or Credit Risk Obligation. (k) For purposes of calculating the Sale Proceeds of a Collateral Obligation in sale transactions, sale proceeds will include any Principal Financed Accrued Interest received in respect of such sale. (l) For purposes of calculating clause (i) of the Concentration Limitations, the amounts on deposit in the Principal Collection Subaccount, the Contribution Account (to the extent such amounts have been designated for application as Principal Proceeds pursuant to the definition of “Permitted Use”) and the Ramp-Up Account (including Eligible Investments therein) will each be deemed to be a Floating Rate Obligation that is a First Lien Loan. (m) For purposes of calculating compliance with each of the Concentration Limitations all calculations will be rounded to the nearest 0.1%. All other calculations, unless otherwise set forth herein or the context otherwise requires, will be rounded to the nearest ten- thousandth if expressed as a percentage, and to the nearest one-hundredth if expressed otherwise. (n) Notwithstanding any other provision of this Indenture to the contrary, all monetary calculations under this Indenture are in Dollars. (o) If withholding tax is imposed on (x) late payment fees, prepayment fees or other similar fees, (y) any amendment, waiver, consent or extension fees or (z) commitment fees or other similar fees in respect of Revolving Collateral Obligations and Delayed Drawdown Collateral Obligations, the calculations of the Weighted Average Floating Spread, the Weighted Average Coupon and the Interest Coverage Test (and all component calculations of such calculations and tests, including when such a component calculation is calculated independently), as applicable, will be made on a net basis after taking into account such withholding, unless the Obligor is required to make “gross-up” payments to the Issuer that cover the full amount of any such withholding tax on an after-tax basis pursuant to the Underlying Instrument with respect thereto. (p) Any reference in this Indenture to an amount of the Trustee’s or the Collateral Administrator’s fees calculated with respect to a period at a per annum rate are

-92- USActive 55852351.8 calculated on the basis of a 360-day year and the actual number of days elapsed during the related Interest Accrual Period and are based on the aggregate face amount of the Assets. (q) To the extent of any ambiguity in the interpretation of any definition or term contained in this Indenture or to the extent more than one methodology can be used to make any of the determinations or calculations set forth herein, the Collateral Administrator shall request direction from the Collateral Manager as to the interpretation and/or methodology to be used, and the Collateral Administrator shall follow such direction, and together with the Trustee, is entitled to conclusively rely thereon without any responsibility or liability therefor. (r) For purposes of calculating compliance with any tests hereunder (including the Coverage Tests, the Collateral Quality Test, the Concentration Limitations and the Target Initial Par Condition), the trade date (and not the settlement date) with respect to any acquisition or disposition of a Collateral Obligation or Eligible Investment will be used by the Collateral Administrator to determine whether and when such acquisition or disposition has occurred. (s) Each asset of any Issuer Subsidiary permitted under Section 7.17(h) will be deemed to constitute an Asset and be deemed to be a Collateral Obligation (or, if such asset would constitute an Equity Security if acquired and held by the Issuer, an Equity Security) for all purposes of this Indenture other than tax purposes and each reference to Assets, Collateral Obligations and Equity Securities herein will be construed accordingly. (t) To the fullest extent permitted by applicable law and notwithstanding anything to the contrary contained in this Indenture, whenever herein the Collateral Manager is permitted or required to make a decision in its “sole discretion,” “reasonable discretion” or “discretion” or under a grant of similar authority or latitude, the Collateral Manager shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Issuer, Holders or any other Person. The intent of granting authority to act in its “discretion” to the Collateral Manager is that no other express consent of another party is required to be obtained by the Collateral Manager when acting pursuant to such grant of authority under this Indenture; provided that any action taken pursuant to such grant of discretion is consistent with the legal, contractual and fiduciary duties owed by the Collateral Manager. (u) For purposes of the procedures relating to transfers of Notes, prior to the Funding Date, the “Aggregate Outstanding Amount” of the Unfunded Class shall be deemed to be such beneficial owner’s portion of the notional amount thereof specified in the table set forth in Section 2.3. (v) All calculations related to Maturity Amendments, sales of Collateral Obligations and the Investment Criteria (and definitions related to sales of Collateral Obligations and the Investment Criteria) or other tests that, in each case, would otherwise be calculated cumulatively will be reset at zero on the date of any Refinancing of the Secured Notes in whole. (w) If any Obligor of a Collateral Obligation enters into a bankruptcy, insolvency or receivership proceeding following the acquisition of such Collateral Obligation, for

-93- USActive 55852351.8 the period that such Obligor is subject to such proceeding, the priority of such loan shall be determined immediately prior to the time that such proceeding was initiated. (x) For purposes of the calculation of the Weighted Average Floating Spread, the Weighted Average Coupon, the Coverage Tests, the Interest Diversion Test and the Collateral Quality Test, Collateral Obligations contributed to an Issuer Subsidiary in accordance with this Indenture will be included net of the actual taxes paid or any future anticipated taxes payable with respect thereto. Section 1.3 Inapplicability of a Rating Condition. With respect to any event or circumstance that requires satisfaction of the Moody’s Rating Condition, such Moody’s Rating Condition will be deemed inapplicable with respect to such event or circumstance if: (a) the applicable Rating Agency has made a public statement to the effect that it will no longer review events or circumstances of the type requiring satisfaction of the Moody’s Rating Condition in this Indenture for purposes of evaluating whether to downgrade or withdraw the then-current ratings (or Initial Ratings) of obligations rated by such Rating Agency; (b) the applicable Rating Agency has communicated to the Issuer, the Collateral Manager or the Trustee that such Rating Agency will not review such event or circumstance for purposes of evaluating whether to downgrade or withdraw the then-current rating (or Initial Rating) of the Secured Notes; (c) in connection with amendments requiring unanimous consent of all Holders of Notes, such Holders have been advised prior to consenting that the current ratings of the Secured Notes be reduced or withdrawn as a result of such amendment; or (d) no Class of Secured Notes is then Outstanding or Moody’s is no longer rating any Class of Secured Notes. ARTICLE II THE NOTES Section 2.1 Forms Generally. The Notes and the Trustee’s or Authenticating Agent’s certificate of authentication thereon (the “Certificate of Authentication”) will be in substantially the forms required by this Article II, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be consistent herewith, determined by the Authorized Officers of the Applicable Issuers executing such Notes as evidenced by their execution of such Notes. Any portion of the text of any such Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of such Note. Section 2.2 Forms of Notes. (a) The forms of the Notes, including the forms of Certificated Secured Notes, Certificated Subordinated Notes, Regulation S Global Secured Notes,

-94- USActive 55852351.8 Regulation S Global Subordinated Notes, Rule 144A Global Secured Notes and Rule 144A Global Subordinated Notes will be as set forth in the applicable part of Exhibit A hereto. (b) With respect to Global Secured Notes, Global Subordinated Notes and Certificated Notes: (i) Except as provided in paragraph (iv) of this Section 2.3(b), each Class of Notes sold to persons who are not U.S. Persons in offshore transactions in reliance on Regulation S will be issued initially in the form of one permanent global note per Class, in definitive, fully registered form, without interest coupons, substantially in the form attached as Exhibit A1 hereto, in the case of the Secured Notes (each, a “Regulation S Global Secured Note”), or Exhibit A3 hereto, in the case of the Subordinated Notes (the “Regulation S Global Subordinated Note” and, together with the Regulation S Global Secured Notes, the “Regulation S Global Notes”), which will be (or to the extent applicable have been) deposited on behalf of the respective subscribers for each such Regulation S Global Notes with the Trustee as custodian for, and registered in the name of a nominee of, DTC for the respective accounts of Euroclear and Clearstream, duly executed by the Applicable Issuers and authenticated by the Trustee as hereinafter provided. (ii) Except as provided in paragraph (iv) of this Section 2.3(b), each Class of Notes sold to persons that are QIB/QPs will each be issued initially in the form of one permanent global note per Class in definitive, fully registered form, without interest coupons, substantially in the form attached as Exhibit A1 hereto, in the case of the Secured Notes (each, a “Rule 144A Global Secured Note”) or Exhibit A3 hereto, in the case of the Subordinated Notes (the “Rule 144A Global Subordinated Note” and, together with the Rule 144A Global Secured Notes, the “Rule 144A Global Notes”), which will be deposited on behalf of the respective subscribers for each such Rule 144A Global Note with the Trustee as custodian for, and registered in the name of a nominee of, DTC, duly executed by the Applicable Issuers and authenticated by the Trustee as hereinafter provided. (iii) Notes of any Class sold to persons who are not U.S. Persons in offshore transactions in reliance on Regulation S or to persons that are QIB/QPs, that elect, at the time of the acquisition, purported acquisition or proposed acquisition to have their Notes issued in the form of definitive, fully registered notes, without interest coupons, substantially in the form attached as Exhibit A2 hereto in the case of Secured Notes (each, a “Certificated Secured Note”) or Exhibit A4 in the case of Subordinated Notes (each, a “Certificated Subordinated Note”) will be registered in the name of the owner or a nominee thereof, duly executed by the Applicable Issuers and authenticated by the Trustee as hereinafter provided. (iv) Notes of any Class held by an AI/QP and all Class E Notes and Subordinated Notes held by Benefit Plan Investors or Controlling Persons (other than Benefit Plan Investors and Controlling Persons purchasing such Notes on the Closing Date) must be held in the form of a Certificated Note. Notwithstanding the foregoing, Controlling Persons that provide a subscription agreement substantially in the form of the applicable transfer certificate to the Issuer (with a copy to the Collateral Manager) may purchase Class

-95- USActive 55852351.8 E Notes and Subordinated Notes in the form of a Global Note with the approval of the Collateral Manager (in its sole discretion). (v) A beneficial interest in a Class E Note or Subordinated Note may not be sold or transferred to purchasers that have represented that they are Benefit Plan Investors or Controlling Persons to the extent that such sale or transfer may result in Benefit Plan Investors owning 25% or more of the Aggregate Outstanding Amount of any Class of Class E Notes or Subordinated Notes, in each case as determined in accordance with the Plan Asset Regulations. (vi) No transfer of a beneficial interest in any Class E Notes or Subordinated Notes will be permitted or recognized if it would cause the 25% Limitation to be exceeded with respect to the such Class of Notes. No transfer of an interest in a Class E Note or a Subordinated Note held in the form of a Global Note to a person that is a Benefit Plan Investor or a Controlling Person will be permitted or recognized (unless such beneficial interest is exchanged for a Certificated Note in connection with such transfer). (vii) The aggregate principal amount of the Regulation S Global Notes and the Rule 144A Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee or DTC or its nominee, as the case may be, as hereinafter provided. (c) Book Entry Provisions. This Section 2.2(c) only applies to Global Notes deposited with or on behalf of DTC. The provisions of the “Operating Procedures of the Euroclear System” of Euroclear and the “Terms and Conditions Governing Use of Participants” of Clearstream, respectively, will be applicable to the Global Notes insofar as interests in such Global Notes are held by the Agent Members of Euroclear or Clearstream, as the case may be. Agent Members have no rights under this Indenture with respect to any Global Notes held on their behalf by the Trustee, as custodian for DTC, and DTC may be treated by the Applicable Issuers, the Trustee, and any agent of the Applicable Issuers or the Trustee as the absolute owner of such Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein prohibits the Applicable Issuers, the Trustee, or any agent of the Applicable Issuers or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note. (d) CUSIPs. As an administrative convenience or in connection with complying with FATCA, the Cayman FATCA Legislation, and the CRS, the Applicable Issuers or the Issuer’s agent may obtain a separate CUSIP or separate CUSIPs (or similar identifying numbers) for all or a portion of any Class of Notes. Section 2.3 Authorized Amount; Stated Maturity; Denominations. (a) The amount of Notes that may be authenticated and delivered under this Indenture is limited to U.S.$876,620,000 aggregate principal amount of Notes (except for (i) Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.5, Section 2.6 or Section 8.5 of this Indenture or (ii) additional notes issued in accordance with Sections 2.13, 3.2 and/or 9.3).

(b) The Notes will be divided into the Classes, having the designations, original principal amounts and other characteristics as follows:

Designation(1)	Class A Notes	Class B Notes	Class C Notes	Class D Notes	Class E Notes	Subordinated Notes
Type	Senior Secured Floating Rate	Senior Secured Floating Rate	Mezzanine Secured Deferrable Floating Rate	Mezzanine Secured Deferrable Floating Rate	Junior Secured Deferrable Floating Rate	Subordinated
Issuer(s)	Co-Issuers	Co-Issuers	Co-Issuers	Co-Issuers	Issuer	Issuer
Initial Principal Amount (U.S.$)	$499,800,000	$38,760,000	$59,160,000	$65,280,000	$57,120,000(3)	$156,500,000
Expected Moody's Initial Rating	"Aaa (sf)"	At least "Aa2 (sf)"	At least "A2 (sf)"	At least "Baa3 (sf)"	At least "Ba3 (sf)"	N/A
Floating Rate Notes	Yes	Yes	Yes	Yes	Yes	N/A
Fixed Rate Notes	No	No	No	No	No	N/A
Interest Rate(2)	Benchmark + 1.25%	Benchmark + 1.80%	Benchmark + 2.15%	Benchmark + 3.35%	Benchmark + 7.00%(4)	N/A
Interest Deferrable	No	No	Yes	Yes	Yes	N/A
Re-Pricing Eligible	No	Yes	No	No	Yes	N/A
Unfunded Class	No	No	No	No	Yes	No
Stated Maturity	Payment Date in July 2034	Payment Date in July 2034	Payment Date in July 2034	Payment Date in July 2034	Payment Date in July 2034	Payment Date in July 2034
Minimum Denominations (Integral Multiples)	U.S.$250,000 (U.S.$1.00)	U.S.$250,000 (U.S.$1.00)	U.S.$250,000 (U.S.$1.00)	U.S.$250,000 (U.S.$1.00)	U.S.$250,000 (U.S.$1.00)	U.S.$250,000 (U.S.$1.00)
Priority Class(es)	None	A	A, B	A, B, C	A, B, C, D	A, B, C, D, E
Pari Passu Class(es)	None	None	None	None	None	None
Junior Class(es)	B, C, D, E, Subordinated	C, D, E, Subordinated	D, E, Subordinated	E, Subordinated	Subordinated	None
Form	Global; Certificated	Global; Certificated	Global; Certificated	Global; Certificated	Global; Certificated	Global; Certificated

(1) The initial Benchmark for the Floating Rate Notes shall be LIBOR. LIBOR will be determined for each Interest Accrual Period by reference to three-month LIBOR, in accordance with the definition of LIBOR set forth in Section 2.14(b); provided, that LIBOR for the first Interest Accrual Period will be an interpolated rate as set forth in the definition of the term "LIBOR". The spread over the Benchmark or the fixed rate of interest, as applicable, of any Class of Re-Pricing Eligible Notes may be reduced in connection with a Re-Pricing of such Class of Notes, subject to the conditions set forth in Section 9.8. The Benchmark may be changed as set forth hereunder.

(2) On the Closing Date, the Issuer shall issue the Unfunded Class to the initial holder(s) thereof with the notional amount set forth in the table above. The amount of Notes issued in respect of the Unfunded Class represents the principal amount of the Unfunded Class, which amount is undrawn on and as of the Closing Date. On the Funding Date, the principal amount of the Unfunded Class will be set forth in the Unfunded Class Funding Notice and will be in an amount equal to the notional amount set forth in the above table. Except for purposes of transfers and exchanges and as otherwise expressly addressed in the Indenture, the Unfunded Class will not be "Outstanding" on the Closing Date, and will have an initial Aggregate Outstanding Amount of zero until such time as the Funding Date (if any) occurs.

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-97- USActive 55852351.8 (3) The spread for the Unfunded Class will be set in connection with the Funding Date; provided, however, the spread shall not be greater than the spread specified above.

-98- USActive 55852351.8 (c) The Notes will be issued in the applicable Minimum Denominations. Section 2.4 Execution, Authentication, Delivery and Dating. The Notes will be executed on behalf of the Applicable Issuers by one of their respective Authorized Officers. The signature of such Authorized Officer on the Notes may be manual, facsimile or electronic. The Unfunded Class shall be issued on the Closing Date with an initial principal amount of zero Dollars. After the Closing Date, any change in the Aggregate Outstanding Amount of the Unfunded Class in connection with an Unfunded Class Funding shall be evidenced in the Register in accordance with Sections 2.5(a) and 2.5(p). Any Notes bearing the manual, facsimile or electronic signature of an individual who was at any time an Authorized Officer of an Applicable Issuer, will bind such Applicable Issuer, notwithstanding the fact that such individual has ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes. At any time and from time to time after the execution and delivery of this Indenture, the Issuer and the Co-Issuer may deliver Notes executed by the Applicable Issuers to the Trustee or the Authenticating Agent for authentication, and delivery, and the Trustee or the Authenticating Agent, upon Issuer Order (which Issuer Order will, in connection with a transfer of Notes hereunder, be deemed to have been provided upon the delivery of an executed Note to the Trustee), shall authenticate and deliver such Notes as provided in this Indenture and not otherwise. Each Note authenticated and delivered by the Trustee or the Authenticating Agent upon Issuer Order on the Closing Date will be dated as of the Closing Date. All other Notes that are authenticated and delivered after the Closing Date for any other purpose under this Indenture will be dated the date of their authentication. Notes (or beneficial interest therein) issued upon transfer, exchange or replacement of other Notes will be issued in Minimum Denominations reflecting the original Aggregate Outstanding Amount of the Notes (or beneficial interest) so transferred, exchanged or replaced, but will represent only the current outstanding principal amount of the Notes so transferred, exchanged or replaced. In the event that any Note is divided into more than one Note in accordance with this Article II, the original principal amount of such Note (or, in the case of a Note of an Unfunded Class, (x) prior to the Funding Date, the notional amount of such Note and (y) on and after the Funding Date, the Funded Amount of such Note) will be proportionately divided among the Notes delivered in exchange therefor and will be deemed to be the original aggregate principal amount of such subsequently issued Notes. No Note will be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a Certificate of Authentication, substantially in the form provided for herein, executed by the Trustee or by the Authenticating Agent by the manual signature of one of their Authorized Officers, and such certificate upon any Note will be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

-99- USActive 55852351.8 Section 2.5 Registration, Registration of Transfer and Exchange. (a) The Issuer shall cause the Notes to be Registered and shall cause to be kept a register (the “Register”) at the office of the Trustee in which, subject to such reasonable regulations as it may prescribe, the Issuer shall (x) provide for the registration of Notes and the registration of transfers of Notes (and beneficial interests therein), including an indication, in the case of a Class E Note or Subordinated Note, as to whether the Holder has certified that it is a Benefit Plan Investor or a Controlling Person and (y) evidence the Unfunded Class Funding as provided in Section 2.5(p). The Register will record and track the names and addresses of the Holders of the Notes and the principal or face amounts and numbers of such Notes. The Trustee is hereby initially appointed “registrar” (the “Registrar”) for the purpose of registering Notes and transfers of such Notes (and beneficial interests therein) in the Register. Upon any resignation or removal of the Registrar, the Issuer shall promptly appoint a successor or, in the absence of such appointment or until such appointment is effective, assume the duties of Registrar. If a Person other than the Trustee is appointed by the Issuer as Registrar, the Issuer will give the Trustee prompt written notice of the appointment of a Registrar and of the location, and any change in the location, of the Register, and the Trustee will have the right to inspect the Register at all reasonable times and to obtain copies thereof and the Trustee will have the right to rely upon a certificate executed on behalf of the Registrar by an Officer thereof as to the names and addresses of the Holders of the Notes and the principal or face amounts and numbers of such Notes. Upon written request at any time, the Registrar shall provide to the Issuer, the Collateral Manager, the Initial Purchaser or any Holder a current list of Holders as reflected in the Register. In addition, and upon written request at any time, the Registrar shall provide to the Issuer, the Collateral Manager, the Initial Purchaser or any Holder a list of Holders as set forth on the Register and will, at the Issuer’s expense, provide a list of participants in DTC holding positions in the Notes. Subject to this Section 2.5, upon surrender for registration of transfer of any Notes at the office or agency of the Co-Issuers to be maintained as provided in Section 7.2, the Applicable Issuers shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any Minimum Denomination and of a like aggregate principal or face amount. At the option of the Holder, Notes may be exchanged for Notes of like terms, in any Minimum Denomination and of like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Note is surrendered for exchange, the Applicable Issuers shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive. All Notes issued and authenticated and delivered upon any registration of transfer or exchange of Notes will be the valid obligations of the Applicable Issuers, evidencing the same debt (to the extent they evidence debt), and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange. Every Note presented or surrendered for registration of transfer or exchange will be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing.

-100- USActive 55852351.8 No service charge will be made to a Holder for any registration of transfer or exchange of Notes, but the Co-Issuers, the Registrar or the Trustee may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable in connection therewith. The Registrar or the Trustee is permitted to request such evidence reasonably satisfactory to it documenting the identity, authority and/or signatures of the transferor and transferee, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act. (b) No Note (or interest therein) may be sold or transferred (including, without limitation, by pledge or hypothecation) unless such sale or transfer is exempt from the registration requirements of the Securities Act, is exempt from the registration requirements under applicable state securities laws and will not cause either of the Co-Issuers to become subject to the requirement that it register as an investment company under the Investment Company Act. No Note (or any interest therein) may be offered, sold or delivered (i) as part of the distribution by the Initial Purchaser at any time or (ii) otherwise until 40 days after the Closing Date within the United States or to, or for the benefit of, “U.S. persons” (as defined in Regulation S) except in accordance with Rule 144A or an exemption from the registration requirements of the Securities Act, to Persons purchasing for their own account or for the accounts of one or more Qualified Institutional Buyers for which the purchaser is acting as a fiduciary or agent. The Notes (or interests therein) may be sold or resold, as the case may be, in offshore transactions to non-“U.S. persons” (as defined in Regulation S) in reliance on Regulation S. No Rule 144A Global Note (or any interest therein) may at any time be held by or on behalf of any Person that is not a QIB/QP, and no Regulation S Global Note (or any interest therein) may be held at any time by or on behalf of any U.S. person. None of the Co-Issuers, the Trustee or any other Person may register the Notes under the Securities Act or any state securities laws or the applicable laws of any other jurisdiction. (c) (i) Unless the transferee’s interest is represented by a Certificated Subordinated Note, as applicable, no interest in a Subordinated Note may be transferred to a Benefit Plan Investor or a Controlling Person, and the Trustee shall not recognize any such transfer to a Person that represents that it is a Benefit Plan Investor or a Controlling Person. Except as otherwise indicated in a subscription agreement with respect to an initial investor purchasing from the Issuer or Initial Purchaser on the Closing Date, each initial purchaser or subsequent transferee of an interest in a Subordinated Note in the form of a Global Note or an interest therein will be deemed to have represented and warranted, that: (A) for so long as it holds an interest in such Global Note, it is not, and is not acting on behalf of, a Benefit Plan Investor and is not, and is not acting on behalf of, a Controlling Person; and (B) if such Person is a governmental, church, non- U.S. or other plan, (i) it is not, and for so long as it holds an interest in such Global Note will not be, subject to any Similar Law, and (ii) its acquisition, holding and disposition of its interest in such Global Note will not constitute or result in a non-exempt violation of any applicable Other Plan Law. (ii) Except for Class E Notes (or beneficial interests therein) purchased from the Issuer or the Initial Purchaser on the Closing Date, no interest in a Class E Note may be transferred to a Benefit Plan Investor or a Controlling Person, and the Trustee will not

-101- USActive 55852351.8 recognize any such transfer to a Person that represents that it is a Benefit Plan Investor or a Controlling Person. Each initial purchaser of an interest in a Class E Note on the Closing Date (unless otherwise set forth in a subscription agreement) and each subsequent transferee of an interest in a Class E Note or an interest therein will be deemed to represent, warrant and agree that: (A) for so long as it holds such Class E Note or interest therein, it is not, and is not acting on behalf of, a Benefit Plan Investor and is not, and is not acting on behalf of, a Controlling Person and (B) if such Person is a governmental, church, non- U.S. or other plan (i) for so long as it holds such Class E Note or interest therein, it will not be subject to any Similar Law and (ii) its acquisition, holding and disposition of its interest in such Class E Note will not constitute or result in a non-exempt violation of any applicable Other Plan Law. (iii) No transfer of any Class E Note or Subordinated Note (or any interest therein) will be effective, and the Trustee will not recognize any such transfer, if after giving effect to such transfer 25% or more of the Aggregate Outstanding Amount of the Class E Notes or the Subordinated Notes (determined separately by Class) would be held by Persons who have represented that they are Benefit Plan Investors (the “25% Limitation”). For purposes of these calculations and all other calculations required by this subsection and as set forth in the Plan Asset Regulation, (A) any Class E Notes or Subordinated Notes held by a Controlling Person, the Trustee, the Collateral Manager or any of its respective affiliates will be disregarded and not treated as Outstanding and (B) an “affiliate” of a Person includes any Person, directly or indirectly through one or more intermediaries, controlling, controlled by or under common control with the Person, and “control” with respect to a Person other than an individual means the power to exercise a controlling influence over the management or policies of such Person. Unless such transferee’s interest is represented by a Certificated Note, transfer of an interest in a Global Subordinated Note to a Person that is a Benefit Plan Investor or a Controlling Person will not be permitted and the Trustee shall not recognize any such transfer. (iv) Each purchaser or transferee of an interest in a Class E Note or Subordinated Note from the Issuer or the initial holder thereof on the Closing Date will be required to provide the Issuer and the Trustee with a subscription agreement substantially in the form of the applicable transfer certificate. (d) Notwithstanding anything contained herein to the contrary, the Trustee is not responsible for ascertaining whether any transfer complies with, or for otherwise monitoring or determining compliance with, the registration provisions of or any exemptions from the Securities Act, applicable state securities laws or the applicable laws of any other jurisdiction, ERISA, the Code or the Investment Company Act; provided, that if a certificate, investor letter or subscription agreement is specifically required by the terms of this Section 2.5 to be provided to the Trustee by a prospective transferor or transferee, the Trustee is under a duty to receive and examine the same to determine whether or not the certificate substantially conforms on its face to the applicable requirements of this Indenture and shall promptly notify the party delivering the same if such certificate does not comply with such terms. Notwithstanding the foregoing, the Trustee, relying solely on representations made or deemed to have been made by Holders of an interest in any Class E Note or Subordinated Note shall not permit any transfer of an interest in a

-102- USActive 55852351.8 Class E Note or Subordinated Note if such transfer would result in a violation of the 25% Limitation in respect of the applicable Class of Notes. (e) For so long as any of the Notes are outstanding, the Issuer shall not issue or permit the transfer of any ordinary shares of the Issuer to U.S. Persons, and the Co-Issuer shall not issue or permit the transfer of any common shares of the Co-Issuer to U.S. Persons; provided, that this clause does not apply to issuances and transfers of Subordinated Notes. (f) Transfers of Global Secured Notes (or interests therein) will only be made in accordance with Section 2.2(b) and this Section 2.5(f). (i) Transfer of Rule 144A Global Secured Note to Regulation S Global Secured Note. A holder of a beneficial interest in a Rule 144A Global Secured Note deposited with DTC at any time, may exchange its interest in such Rule 144A Global Secured Note for an interest in the corresponding Regulation S Global Secured Note, or may transfer its interest in such Rule 144A Global Secured Note to a Person in the form of an interest in the corresponding Regulation S Global Secured Note, subject to Section 2.5(b) and the rules and procedures of DTC, by delivering to the Registrar (A) instructions given in accordance with DTC’s procedures from an Agent Member directing the Registrar to credit or cause to be credited a beneficial interest in the corresponding Regulation S Global Note in an amount equal to the beneficial interest in the Rule 144A Global Note to be exchanged or transferred, but not less than the Minimum Denomination applicable to such Class of Notes to be exchanged or transferred, (B) a written order given in accordance with DTC’s procedures containing information regarding the participant account of DTC and the Euroclear or Clearstream account to be credited with such increase, (C) a certificate substantially in the form of Exhibit B1 attached hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Secured Notes, including that the holder or the transferee, as applicable, is not a U.S. Person, and in an offshore transaction pursuant to and in accordance with Regulation S, and (D) a written certification in the form of Exhibit B8 attached hereto given by the transferee in respect of such beneficial interest stating, among other things, that such transferee is a non-U.S. Person purchasing such beneficial interest in an offshore transaction pursuant to Regulation S. Upon receipt of the foregoing, the Registrar shall approve the instructions at DTC to reduce the principal amount of the applicable Rule 144A Global Secured Note and to increase the principal amount of the applicable Regulation S Global Secured Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Secured Note to be exchanged or transferred, and to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Regulation S Global Secured Note equal to the reduction in the principal amount of the Rule 144A Global Secured Note. (ii) Transfer of Regulation S Global Secured Note to Rule 144A Global Secured Note. A holder of a beneficial interest in a Regulation S Global Secured Note deposited with DTC, at any time, may exchange its interest in such Regulation S Global Secured Note for an interest in the corresponding Rule 144A Global Secured Note or may transfer its interest in such Regulation S Global Secured Note to a Person in the form of an

-103- USActive 55852351.8 interest in the corresponding Rule 144A Global Secured Note, subject to Section 2.5(b) and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, by delivering to the Registrar (A) instructions from Euroclear, Clearstream and/or DTC, as the case may be, directing the Registrar to credit or cause to be credited a beneficial interest in the corresponding Rule 144A Global Secured Note in an amount equal to the beneficial interest in such Regulation S Global Secured Note to be exchanged or transferred, but not less than the Minimum Denomination applicable to such holder’s Notes to be exchanged or transferred, such instructions to contain information regarding the participant account with DTC to be credited with such increase, (B) a certificate substantially in the form of Exhibit B2 attached hereto given by the holder of such beneficial interest and stating, among other things, that, in the case of a transfer, the Person transferring such interest in such Regulation S Global Secured Note reasonably believes that the Person acquiring such interest in a Rule 144A Global Secured Note is a Qualified Institutional Buyer, is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A, in compliance with certain restrictions imposed during the Distribution Compliance Period and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction and (C) a written certification in the form of Exhibit B7 attached hereto given by the transferee in respect of such beneficial interest stating, among other things, that such transferee is a Qualified Institutional Buyer and a Qualified Purchaser. Upon receipt of the foregoing, the Registrar shall approve the instructions at DTC to reduce, or cause to be reduced, such Regulation S Global Secured Note by the aggregate principal amount of the beneficial interest in such Regulation S Global Secured Note to be transferred or exchanged and the Registrar shall instruct DTC, concurrently with such reduction, to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Rule 144A Global Secured Note equal to the reduction in the principal amount of such Regulation S Global Secured Note. (g) Transfers of Subordinated Notes (or beneficial interest therein) will only be made in accordance with Section 2.2(b) and this Section 2.5(g). (i) Transfer of Certificated Subordinated Notes to Certificated Subordinated Notes. Upon receipt by the Registrar of (A) a Holder’s Certificated Subordinated Note properly endorsed for assignment to the transferee, (B) a certificate substantially in the form of Exhibit B4 attached hereto given by the Holder and (C) a representation letter substantially in the form of Exhibit B5 attached hereto and a certificate substantially in the form of Exhibit B6 attached hereto given by the transferee of such Certificated Subordinated Note, the Registrar shall (1) cancel such Certificated Subordinated Note in accordance with Section 2.9, (2) record the transfer in the Register in accordance with Section 2.5(a) and (3) upon execution by the Issuer and authentication and delivery by the Trustee, deliver one or more Certificated Subordinated Notes bearing the same designation as the Certificated Subordinated Notes endorsed for transfer, registered in the names specified in the assignment described in clause (A) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the Certificated Subordinated Note surrendered by the transferor), and in Minimum Denominations.

-104- USActive 55852351.8 (ii) Transfer of Global Subordinated Notes to Certificated Subordinated Notes. A holder of a beneficial interest in a Global Subordinated Note deposited with DTC, at any time, may exchange its interest in such Global Subordinated Note for a Certificated Subordinated Note or may transfer its interest in such Global Subordinated Note to a Person in the form of a Certificated Subordinated Note, subject to Section 2.5(b) and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, by delivering to the Registrar (A) a certificate substantially in the form of Exhibit B4 attached hereto given by the Holder, (B) a representation letter substantially in the form of Exhibit B5 attached hereto and a certificate substantially in the form of Exhibit B6 attached hereto executed by the transferee and (C) appropriate instructions from DTC, if required. Upon receipt of the foregoing, the Registrar shall (1) approve the instructions at DTC to reduce, or cause to be reduced, the Global Subordinated Note by the aggregate principal amount of the beneficial interest in the Global Subordinated Note to be transferred or exchanged, (2) record the transfer in the Register in accordance with Section 2.5(a) and (3) upon execution by the Issuer and authentication and delivery by the Trustee, deliver one or more Certificated Subordinated Notes, registered in the names specified in the instructions described in clause (B) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the interest in the Global Subordinated Note transferred by the transferor), and in Minimum Denominations. (iii) Transfer of Certificated Subordinated Notes to Global Subordinated Notes. A Holder of a Certificated Subordinated Note, at any time, may exchange its interest in such Note for a beneficial interest in a Global Subordinated Note or may transfer such Note to a Person in the form of a beneficial interest in a Global Subordinated Note, subject to Section 2.5(b) and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, by delivering to the Registrar (A) such Holder’s Certificated Subordinated Note properly endorsed for assignment to the transferee, (B) a certificate substantially in the form of either Exhibit B1 attached hereto, in the case of a transfer to a Regulation S Global Subordinated Note, or Exhibit B2 attached hereto, in the case of a transfer to a Rule 144A Global Subordinated Note, in either case given by the Holder of such Certificated Subordinated Note, (C) a certificate substantially in the form of either Exhibit B9 attached hereto, in the case of a Rule 144A Global Subordinated Note, or Exhibit B10 attached hereto, in the case of a Regulation S Global Subordinated Note, executed by the transferee, (D) instructions given in accordance with Euroclear, Clearstream or DTC’s procedures, as the case may be, from an Agent Member to instruct DTC to cause to be credited a beneficial interest in the applicable Global Subordinated Note in an amount equal to the Certificated Subordinated Notes to be transferred or exchanged, but not less than the Minimum Denomination applicable to the Notes to be exchanged or transferred, and (E) a written order given in accordance with DTC’s procedures containing information regarding the participant’s account at DTC and/or Euroclear or Clearstream to be credited with such increase. Upon receipt of the foregoing, the Registrar shall (1) cancel such Certificated Subordinated Note, (2) record the transfer in the Register in accordance with Section 2.5(a) and (3) approve the instructions at DTC, concurrently with such recordation, to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the applicable Global Subordinated Note equal to the principal amount of the Certificated Subordinated Note transferred or exchanged.

-105- USActive 55852351.8 (iv) Transfer of Rule 144A Global Subordinated Note to Regulation S Global Subordinated Note. A holder of a beneficial interest in a Rule 144A Global Subordinated Note deposited with DTC, at any time, may exchange its interest in such Rule 144A Global Subordinated Note for an interest in the Regulation S Global Subordinated Note, or may transfer its interest in such Rule 144A Global Subordinated Note to a Person in the form of an interest in the Regulation S Global Subordinated Note, subject to Section 2.5(b) and the rules and procedures of DTC, by delivering to the Registrar (A) instructions given in accordance with DTC’s procedures from an Agent Member directing the Registrar to credit or cause to be credited a beneficial interest in the Regulation S Global Subordinated Note in an amount equal to the beneficial interest in the Rule 144A Global Subordinated Note to be exchanged or transferred, but not less than the Minimum Denomination applicable to the Notes to be exchanged or transferred, (B) a written order given in accordance with DTC’s procedures containing information regarding the participant account of DTC and the Euroclear or Clearstream account to be credited with such increase, (C) a certificate substantially in the form of Exhibit B1 attached hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Subordinated Notes, including that the holder or the transferee, as applicable, is not a U.S. Person, and in an offshore transaction pursuant to and in accordance with Regulation S, and (D) a written certification in the form of Exhibit B10 attached hereto given by the transferee in respect of such beneficial interest stating, among other things, that such transferee is a non-U.S. Person purchasing such beneficial interest in an offshore transaction pursuant to Regulation S. Upon receipt of the foregoing, the Registrar shall approve the instructions at DTC to reduce the principal amount of the Rule 144A Global Subordinated Note and to increase the principal amount of the Regulation S Global Subordinated Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Subordinated Note to be exchanged or transferred, and to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the Regulation S Global Subordinated Note equal to the reduction in the principal amount of the Rule 144A Global Subordinated Note. (v) Transfer of Regulation S Global Subordinated Note to Rule 144A Global Subordinated Note. A holder of a beneficial interest in a Regulation S Global Subordinated Note deposited with DTC, at any time, may exchange its interest in such Regulation S Global Subordinated Note for an interest in the Rule 144A Global Subordinated Note or may transfer its interest in such Regulation S Global Subordinated Note to a Person in the form of an interest in the Rule 144A Global Subordinated Note, subject to Section 2.5(b) and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, by delivering to the Registrar (A) instructions from Euroclear, Clearstream and/or DTC, as the case may be, directing the Registrar to cause to be credited a beneficial interest in the Rule 144A Global Subordinated Note in an amount equal to the beneficial interest in such Regulation S Global Subordinated Note, but not less than the minimum denomination applicable to such holder’s Notes to be exchanged or transferred, such instructions to contain information regarding the participant account with DTC to be credited with such increase, (B) a certificate substantially in the form of Exhibit B2 attached hereto given by the holder of such beneficial interest and stating, among other things, that, in the case of a transfer, the Person transferring such interest in such Regulation S Global Subordinated

-106- USActive 55852351.8 Note reasonably believes that the Person acquiring such interest in a Rule 144A Global Subordinated Note is a Qualified Institutional Buyer, is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A, in compliance with certain restrictions imposed during the Distribution Compliance Period and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction and (C) a written certification in the form of Exhibit B7 attached hereto given by the transferee in respect of such beneficial interest stating, among other things, that such transferee is a Qualified Institutional Buyer and a Qualified Purchaser, then the Registrar shall approve the instructions at DTC to reduce, or cause to be reduced, such Regulation S Global Subordinated Note by the aggregate principal amount of the beneficial interest in such Regulation S Global Subordinated Note to be transferred or exchanged and the Registrar shall instruct DTC, concurrently with such reduction, to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Subordinated Note equal to the reduction in the principal amount of such Regulation S Global Subordinated Note. (h) Transfers of Certificated Secured Notes will only be made in accordance with Section 2.2(b) and this Section 2.5(h). (i) Transfer of Certificated Secured Notes to Certificated Secured Notes. Upon receipt by the Registrar of (A) a Holder’s Certificated Secured Note properly endorsed for assignment to the transferee, (B) a certificate substantially in the form of Exhibit B3 attached hereto given by the Holder and (C) a representation letter substantially in the form of Exhibit B11 attached hereto and, if applicable, a certificate substantially in the form of Exhibit B6 attached hereto given by the transferee of such Certificated Secured Note, the Registrar shall (1) cancel such Certificated Secured Note in accordance with Section 2.9, (2) record the transfer in the Register in accordance with Section 2.5(a) and (3) upon execution by the Issuer and authentication and delivery by the Trustee, the Registrar shall deliver one or more Certificated Secured Notes bearing the same designation as the Certificated Secured Notes endorsed for transfer, registered in the names specified in the assignment described in clause (A) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the Certificated Secured Note surrendered by the transferor), and in Minimum Denominations. (ii) Transfer of Global Secured Notes to Certificated Secured Notes. A Holder of a beneficial interest in a Global Secured Note deposited with DTC, at any time may exchange its interest in such Global Secured Note for a Certificated Secured Note or may transfer its interest in such Global Secured Note to a Person in the form of a Certificated Secured Note, subject to Section 2.5(b) and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, by delivering to the Registrar (A) a certificate substantially in the form of Exhibit B3 attached hereto given by the Holder, (B) a representation letter substantially in the form of Exhibit B11 attached hereto and, if applicable, a certificate substantially in the form of Exhibit B6 attached hereto executed by the transferee and (C) appropriate instructions from DTC, if required. Upon receipt of the foregoing, the Registrar shall (1) approve the instructions at DTC to reduce, or cause to be reduced, the Global Secured Note by the aggregate principal amount of the beneficial

-107- USActive 55852351.8 interest in the Global Secured Note to be transferred or exchanged, (2) record the transfer in the Register in accordance with Section 2.5(a) and (3) upon execution by the Issuer and authentication and delivery by the Trustee, the Registrar shall deliver one or more Certificated Secured Notes, registered in the names specified in the instructions described in clause (B) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the interest in the Global Secured Note transferred by the transferor), and in Minimum Denominations. (iii) Transfer of Certificated Secured Notes to Global Secured Notes. A Holder of a Certificated Secured Note, at any time, may exchange its interest in such Note for a beneficial interest in a Global Secured Note or may transfer such Note to a Person in the form of a beneficial interest in a Global Secured Note, subject to Section 2.5(b) and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, by delivering to the Registrar (A) such Holder’s Certificated Secured Note properly endorsed for assignment to the transferee, (B) a certificate substantially in the form of either Exhibit B1 attached hereto, in the case of a transfer to a Regulation S Global Secured Note, or Exhibit B2 attached hereto, in the case of a transfer to a Rule 144A Global Secured Note, in either case given by the Holder of such Certificated Secured Note, (C) a certificate substantially in the form of either Exhibit B7 attached hereto, in the case of a Rule 144A Global Secured Note, or Exhibit B8 attached hereto, in the case of a Regulation S Global Secured Note, in either case executed by the transferee, (D) instructions given in accordance with Euroclear, Clearstream or DTC’s procedures, as the case may be, from an Agent Member to instruct DTC to cause to be credited a beneficial interest in the applicable Global Secured Note in an amount equal to the Certificated Secured Notes to be transferred or exchanged, but not less than the Minimum Denomination applicable to the Notes to be exchanged or transferred, and (E) a written order given in accordance with DTC’s procedures containing information regarding the participant’s account at DTC and/or Euroclear or Clearstream to be credited with such increase. Upon receipt of the foregoing, the Registrar shall (1) cancel such Certificated Secured Note, (2) record the transfer in the Register in accordance with Section 2.5(a) and (3) approve the instructions at DTC, concurrently with such recordation, to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Global Secured Note equal to the principal amount of the Certificated Secured Note transferred or exchanged. (i) Reserved. (j) If Notes are issued upon the transfer, exchange or replacement of Notes bearing the applicable legends set forth in the applicable part of Exhibit A hereto, and if a request is made to remove such applicable legend on such Notes, the Notes so issued will bear such applicable legend, or such applicable legend will not be removed, as the case may be, unless there is delivered to the Trustee and the Applicable Issuers such satisfactory evidence, which may include an Opinion of Counsel acceptable to them, as may be reasonably required by the Applicable Issuers (and which will by its terms permit reliance by the Trustee), to the effect that neither such applicable legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of the Securities Act, the Investment Company Act, ERISA or the Code. Upon provision of such satisfactory evidence, the Trustee or

-108- USActive 55852351.8 its Authenticating Agent, at the written direction of the Applicable Issuers shall, after due execution by the Applicable Issuers authenticate and deliver Notes that do not bear such applicable legend. (k) Each Person that is an initial purchaser of a Certificated Note on the Closing Date will be required to provide a subscription agreement or transfer certificate, as applicable, to the Issuer, the Trustee and the Initial Purchaser. Each Person who becomes a beneficial owner of a Secured Note represented by an interest in a Global Secured Note and each Person who becomes a beneficial owner of a Subordinated Note represented by an interest in a Global Subordinated Note (other than Global Subordinated Notes acquired on the Closing Date) will be deemed to have represented and agreed as follows (except as may be expressly agreed in writing between such Person and the Co-Issuers or the Issuer, as applicable, if such Person is an initial purchaser): (i) In connection with the purchase of an interest in such Notes: (A) none of the Co-Issuers, the Initial Purchaser, the Trustee, the Collateral Manager, the Collateral Administrator or any of their respective Affiliates is acting as a fiduciary or financial or investment advisor for such beneficial owner; (B) such beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Co-Issuers, the Collateral Manager (except in the case of a beneficial owner that is an Affiliate of, or managed by an Affiliate of, the Collateral Manager), the Trustee, the Collateral Administrator, the Initial Purchaser or any of their respective Affiliates other than any statements in the final Offering Circular for such Notes, and such beneficial owner has read and understands such final Offering Circular; (C) such beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to this Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Co-Issuers, the Collateral Manager, the Trustee, the Collateral Administrator, the Initial Purchaser or any of their respective Affiliates; (D) such beneficial owner is either (1) in the case of a beneficial owner of an interest in a Rule 144A Global Note both (a) a “qualified institutional buyer” (as defined under Rule 144A) that is not a broker-dealer which owns and invests on a discretionary basis less than U.S.$25,000,000 in securities of issuers that are not affiliated persons of the dealer and is not a plan referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A that holds the assets of such a plan, if investment decisions with respect to the plan are made by beneficiaries of the plan and (b) a “qualified purchaser” for purposes of Section 3(c)(7) of the Investment Company Act or (2) not a U.S. Person and is acquiring an interest in such Notes in an offshore transaction (as defined in Regulation S) in reliance on the exemption from registration provided by Regulation S; (E) such beneficial owner is acquiring its interest an interest in such Notes for its own account and not with a view to the resale, distribution or other disposition thereof in violation of the Securities Act; (F) such beneficial owner was not formed for the purpose of investing in such Notes; (G) such beneficial owner understands that the Co-Issuers or the Issuer, as applicable, may receive a list of participants holding interests in the Notes from one or more book-entry depositories; (H) such beneficial owner will hold and transfer at least the Minimum Denomination of such Notes; (I) such beneficial owner is a

-109- USActive 55852351.8 sophisticated investor and is purchasing an interest in such Notes with a full understanding of all of the terms, conditions and risks thereof, and is capable of and willing to assume those risks; (J) such beneficial owner understands that the Notes are illiquid and it is prepared to hold an interest in such Notes until their maturity; (K) such beneficial owner will provide notice of the relevant transfer restrictions to subsequent transferees; (L) if it is not a United States person for U.S. federal income tax purposes, it is not acquiring an interest in any Note as part of a plan to reduce, avoid or evade U.S. federal income tax; (M) such beneficial owner is not a partnership, common trust fund, or special trust, pension, profit sharing or other retirement trust fund or plan in which the partners, beneficiaries or participants may designate the particular investments to be made; and (N) it agrees that it shall not hold an interest in any Notes for the benefit of any other person, that it shall at all times be the sole beneficial owner thereof for purposes of the Investment Company Act and all other purposes and that it shall not sell participation interests in the Notes or enter into any other arrangement pursuant to which any other person will be entitled to a beneficial interest in the distributions on the Notes. (ii) Each Person who purchases a Secured Note (other than a Class E Note) or any interest therein, and each subsequent transferee, will be deemed to represent, warrant and agree that (A) if such Person is, or is acting on behalf of, a Benefit Plan Investor, its acquisition, holding and disposition of such interest will not constitute or result in a non- exempt prohibited transaction under ERISA or Section 4975 of the Code, and (B) if such Person is a governmental, church, non-U.S. or other plan which is subject to any Other Plan Law, such Person’s acquisition, holding and disposition of such Notes will not constitute or result in a non-exempt violation of any such Other Plan Law. (iii) Each Person who purchases an interest in a Class E Note or a Subordinated Note on the Closing Date (unless otherwise set forth in a subscription agreement) and each subsequent transferee of an interest in a Class E Note or a Subordinated Note will be deemed to have represented, warranted and agreed that: (A) for so long as it holds such Class E Note, Subordinated Note or interest therein, such Person is not, and is not acting on behalf of, a Benefit Plan Investor and is not, and is not acting on behalf of, a Controlling Person, and (B) if such person is a governmental, church, non-U.S. or other plan, (1) for so long as it holds such Class E Note, Subordinated Note or interest therein it will not be subject to any Similar Law, and (2) its acquisition, holding and disposition of such Class E Note or Subordinated Note will not constitute or result in a non-exempt violation of any applicable Other Plan Law. (iv) Each purchaser or transferee of any Notes that is a Benefit Plan Investor shall be deemed to represent, warrant and agree that (i) none of the Transaction Parties or any of their affiliates, has provided any investment advice within the meaning of Section 3(21) of ERISA to the Benefit Plan Investor or to any fiduciary or other person investing the assets of the Benefit Plan Investor (“Plan Fiduciary”) in connection with its acquisition of Notes, and (ii) the Plan Fiduciary is exercising its own independent judgment in evaluating the investment in the Notes. (v) Such beneficial owner understands that such Notes are being offered only in a transaction not involving any public offering in the United States within the meaning

-110- USActive 55852351.8 of the Securities Act, such Notes have not been and will not be registered under the Securities Act or any state securities or “Blue Sky” laws or the securities laws of any other jurisdiction, and, if in the future such beneficial owner decides to offer, resell, pledge or otherwise transfer such Notes, such Notes may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of this Indenture and the legend on such Notes. Such beneficial owner acknowledges that no representation has been made as to the availability of any exemption under the Securities Act or any state securities laws for resale of such Notes. Such beneficial owner understands that neither of the Co-Issuers has been registered under the Investment Company Act, and that the Co-Issuers are exempt from registration as such by virtue of Section 3(c)(7) of the Investment Company Act. (vi) Such beneficial owner is aware that, except as otherwise provided in this Indenture, any Notes being sold to it in reliance on Regulation S will be represented by one or more Regulation S Global Secured Notes and that in each case beneficial interests therein may be held only through DTC for the respective accounts of Euroclear or Clearstream. (vii) Such beneficial owner will provide notice to each person to whom it proposes to transfer any interest in the Notes of the transfer restrictions and representations set forth in this Section 2.5, including the Exhibits referenced herein. (viii) [Reserved]. (ix) Such beneficial owner agrees to be subject to the Bankruptcy Subordination Agreement. Further, such beneficial owner agrees not to seek to commence in respect of the Issuer, the Co-Issuer or any Issuer Subsidiary, or cause the Issuer, the Co-Issuer or any Issuer Subsidiary to commence, a bankruptcy proceeding before a year and a day has elapsed since the payment in full to the holders of the Notes (and any other debt obligations of the Issuer or the Co-Issuer that have been rated upon issuance by any rating agency at the request of the Issuer) issued pursuant to this Indenture or, if longer, the applicable preference period then in effect plus one day. (x) (1) (A) The express terms of this Indenture govern the rights of the holders of interests in the Notes to direct the commencement of a Proceeding against any Person, (B) this Indenture contains limitations on the rights of the holders of interests in Notes to direct the commencement of any such Proceeding, and (C) it shall comply with such express terms if it seeks to direct the commencement of any such Proceeding, (2) there are no implied rights under this Indenture to direct the commencement of any such Proceeding, and (3) notwithstanding any other provision herein or any provision of the Notes, or of the Collateral Administration Agreement or of any other agreement, the Co-Issuers, whether jointly or severally, will be under no duty or obligation of any kind to the holders, or any of them, to institute any legal or other proceedings of any kind, against any person or entity, including, without limitation, the Trustee, the Collateral Manager, the Collateral Administrator or the Calculation Agent.

-111- USActive 55852351.8 (xi) Such beneficial owner will provide notice to each person to whom it proposes to transfer any interest in the Notes of the transfer restrictions and representations set forth in this Section 2.5, including the Exhibits referenced herein. (xii) Such beneficial owner is not a member of the public in the Cayman Islands. (xiii) It understands that (A) the Trustee will provide to the Issuer and the Collateral Manager upon reasonable request all reasonably available information in the possession of the Trustee in connection with regulatory matters, including any information that is necessary or advisable in order for the Issuer or the Collateral Manager (or its parent or Affiliates) to comply with regulatory requirements, (B) the Registrar or the Trustee will provide, at the Issuer’s expense, to the Issuer and the Collateral Manager upon written request a list of Holders as reflected in the Register, (C) the Trustee will obtain and provide, at the Issuer’s expense, to the Issuer and, the Collateral Manager upon written request a list of participants in DTC, Euroclear or Clearstream holding positions in such Notes, (D) the Trustee and the Registrar will provide to the Issuer, the Collateral Manager, the Initial Purchaser or any respective agent thereof, upon written request at any time, any information regarding the holders of the Notes and payments on the Notes that is reasonably available to the Trustee or the Registrar, as the case may be, and may be necessary, as determined by the Issuer or any representative or agent thereof, for the Issuer to comply with FATCA, the Cayman FATCA Legislation, and the CRS, and (E) subject to the duties and responsibilities of the Trustee set forth herein, the Trustee will have no liability for any such disclosure under (A), (B), (C) or (D) or the accuracy thereof. (xiv) Such beneficial owner understands that the Issuer may, upon notice to the Trustee, impose additional transfer restrictions on the Notes to comply with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA Patriot Act”) and other similar laws or regulations, including, without limitation, requiring each purchaser or transferee of a Note to make representations to the Issuer in connection with such compliance. (xv) Such beneficial owner is not a person with whom dealings are restricted or prohibited under any law relating to economic sanctions or anti-money laundering of the United States, the European Union, Switzerland, or any other applicable jurisdiction (“AML and Sanctions Laws”), and such Person’s or transferee’s purchase of such Notes will not result in the violation of any AML and Sanctions Laws by any party, whether as a result of the identity of such Person or transferee or its beneficial owners, their source of funds, or otherwise. (xvi) It understands and agrees that the Notes are limited recourse obligations of the Issuer (and in the case of the Co-Issued Notes, the Co-Issuer), payable solely from proceeds of the Collateral and following realization of the Collateral, and application of the proceeds thereof in accordance with this Indenture, all obligations of and any claims against the Issuer (and in the case of the Co-Issued Notes, the Co-Issuer) thereunder or in connection therewith after such realization shall be extinguished and shall not thereafter revive.

-112- USActive 55852351.8 (xvii) The Issuer has the right to compel any Non-Permitted Holder, any Non- Permitted ERISA Holder, or any beneficial owner of Re-Pricing Eligible Notes that does not consent to a Re-Pricing with respect to its Notes pursuant to the applicable terms of this Indenture to sell its interest in the Notes, or may sell such interest in the Notes on behalf of such beneficial owner and may in the case of a Re-Pricing redeem such Notes. (xviii) Such beneficial owner is not a member of the public in the Cayman Islands. (xix) Such beneficial owner agrees to the provisions of Section 2.12 and makes the representations and warranties set forth therein. (xx) It understands and agrees that each Holder will provide the Issuer, the Trustee and/or their respective agents or representatives with such information and documentation that may be required for the Issuer to achieve AML Compliance and shall update or replace such information or documentation, as necessary. (xxi) Each beneficial owner represents and warrants that all personal data provided to the Issuer or its delegates (including, without limitation, the Administrator) by or on behalf of the beneficial owner has been and will be provided in accordance with applicable laws and regulations, including, without limitation, those relating to privacy or the use of personal data. Each beneficial owner shall ensure that any personal data that the beneficial owner provides to the Issuer or its delegates (including, without limitation, the Administrator) is accurate and up to date, and the beneficial owner shall promptly notify the Issuer if the Investor becomes aware that any such data is no longer accurate or up to date. (xxii) Each beneficial owner acknowledges that the Issuer and/or its delegates may transfer and/or process personal data provided by the beneficial owner outside of the Cayman Islands and the beneficial owner hereby consents to such transfer and/or processing and further represents that it is duly authorised to provide this consent on behalf of any individual whose personal data is provided by the beneficial owner. (xxiii) Each beneficial owner acknowledges receipt of the Issuer’s privacy notice set out in the Offering Circular (the “Privacy Notice”). The beneficial owner shall promptly provide the Privacy Notice to (i) each individual whose personal data the beneficial owner has provided or will provide to the Issuer or any of its delegates in connection with the beneficial owner’s investment in the Notes (such as a directors, trustees, employees, representatives, shareholders, investors, clients, beneficial owners or agents) and (ii) any other individual connected to the beneficial owner as may be requested by the Issuer or any of its delegates. The beneficial owner shall also promptly provide to any such individual, on request by the Issuer or any of its delegates, any updated versions of the Privacy Notice and the privacy notice (or other data protection disclosures) of any third party to which the Issuer or any of its delegates has directly or indirectly provided that individual’s personal data. (l) Each subsequent transferee of a Certificated Note will be required to make the representations and agreements set forth in the applicable Transfer Certificate.

-113- USActive 55852351.8 (m) Any purported transfer of a Note not in accordance with this Section 2.5 will be null and void and will not be given effect for any purpose whatsoever. (n) To the extent required by the Issuer, as determined by the Issuer or the Collateral Manager on behalf of the Issuer, the Issuer may, upon written notice to the Trustee, impose additional transfer restrictions on the Subordinated Notes to comply with the USA Patriot Act and other similar laws or regulations, including, without limitation, requiring each transferee of a Subordinated Note to make representations to the Issuer in connection with such compliance. (o) The Registrar, the Trustee and the Issuer are entitled to conclusively rely on any transferor and transferee certificate delivered pursuant to this Section 2.5 and are entitled to presume conclusively the continuing accuracy thereof, in each case, without further inquiry or investigation. (p) Upon the completion of the Unfunded Class Funding (if any), the notional amount representing the Aggregate Outstanding Amount of the Unfunded Class shall be automatically converted to a principal amount equal to the related Funded Amount. Thereafter, the Registrar shall make appropriate entries into the Register to reflect the Aggregate Outstanding Amount of the Unfunded Class funded pursuant to Section 2.5(a) and, if the Notes are to be held in the form of Global Notes, will instruct DTC to update (if necessary) the Aggregate Outstanding Amount of the Regulation S Global Notes or Rule 144A Global Notes, as applicable, and if the Notes are to be held in the form of Certificated Securities, the Registrar will make appropriate notations (if necessary) in the Register and the Co-Issuers shall execute and the Trustee shall authenticate and deliver a new Certificated Security to the Holder. If the Funded Amount is less than the notional amount set forth in the table set forth in Section 2.3(b) in respect of the Unfunded Class, then the Trustee shall, at the direction of the Issuer, instruct DTC to reduce the Aggregate Outstanding Amount of the Regulation S Global Notes or Rule 144A Global Notes, as applicable, of the Unfunded Class. Each Holder or beneficial owner of an Unfunded Class shall reasonably cooperate with the Issuer (or the Trustee on its behalf) to effect a funding and the conversion of the notional amount of such Class to a principal amount in accordance with the terms herein, including by providing any necessary instructions to DTC. The Trustee shall be entitled to receive and rely upon instructions of the Issuer to effect the foregoing. Section 2.6 Mutilated, Defaced, Destroyed, Lost or Stolen Note. If (a) any mutilated or defaced Note is surrendered to a Transfer Agent, or if there has been delivered to the Applicable Issuers, the Trustee and the relevant Transfer Agent evidence to their reasonable satisfaction of the destruction, loss or theft of any Note, and (b) there is delivered to the Applicable Issuers, the Trustee and such Transfer Agent such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Applicable Issuers, the Trustee or such Transfer Agent that such Note has been acquired by a protected purchaser, the Applicable Issuers shall execute and, upon Issuer Order, the Trustee shall authenticate and deliver to the Holder, in lieu of any such mutilated, defaced, destroyed, lost or stolen Note, a new Note, of like tenor (including the same date of issuance) and equal principal or face amount, registered in the same manner, dated the date of its authentication, bearing interest from the date to which interest has been paid on the mutilated, defaced, destroyed, lost or stolen Note and bearing a number not contemporaneously outstanding.

-114- USActive 55852351.8 If, after delivery of such new Note, a protected purchaser of the predecessor Note presents for payment, transfer or exchange such predecessor Note, the Applicable Issuers, the Transfer Agent and the Trustee will be entitled to recover such new Note from the Person to whom it was delivered or any Person taking therefrom, and will be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Applicable Issuers, the Trustee and the Transfer Agent in connection therewith. In case any such mutilated, defaced, destroyed, lost or stolen Note has become due and payable, the Applicable Issuers in their discretion may, instead of issuing a new Note pay such Note without requiring surrender thereof except that any mutilated or defaced Note must be surrendered. Upon the issuance of any new Note under this Section 2.6, the Applicable Issuers may require the payment by the Holder thereof of a sum sufficient to cover any transfer tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Every new Note issued pursuant to this Section 2.6 in lieu of any mutilated, defaced, destroyed, lost or stolen Note will constitute an original additional contractual obligation of the Applicable Issuers and such new Note is entitled, subject to the second paragraph of this Section 2.6, to all the benefits of this Indenture equally and proportionately with any and all other Notes of the same Class duly issued hereunder. The provisions of this Section 2.6 are exclusive and preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Notes. Section 2.7 Payment of Principal and Interest and Other Amounts; Principal and Interest Rights Preserved. (a) Each Class of Secured Notes will accrue interest during each Interest Accrual Period on the Aggregate Outstanding Amount thereof as of the first day of the related Interest Accrual Period (after giving effect to payments of principal thereof on such date) at the applicable Interest Rate and such interest will be payable in arrears on each Payment Date. Payment of interest on each Class of Secured Notes (and payments of available Interest Proceeds to the Holders of the Subordinated Notes) will be subordinated to the payment of interest on each related Priority Class. Any payment of interest due on a Class of Deferred Interest Secured Notes on any Payment Date, to the extent sufficient funds are not available to make such payment in accordance with the Priority of Payments on such Payment Date, but only if one or more Priority Classes of Notes is outstanding with respect to such Class of Deferred Interest Secured Notes, shall constitute “Secured Note Deferred Interest” with respect to such Class and will not be considered “due and payable” on such Payment Date, and, although such amounts will not be added to the principal amount of the related Class, such amounts will be deferred and will bear interest at the Interest Rate applicable to such Class of Secured Notes, until the earlier of (i) the date on which such amounts are paid and (ii) the Stated Maturity of the applicable Class of Secured Notes; provided, that any such Secured Note Deferred Interest must, in any case, be paid no later than the earlier of the Redemption Date or Stated Maturity of such Class. Regardless of whether any Priority Class of Secured Notes is outstanding with respect to any Class of Deferred Interest Secured Notes, to the extent that funds are not available on any Payment Date (other than the

-115- USActive 55852351.8 Redemption Date with respect to, or Stated Maturity of, such Class of Deferred Interest Secured Notes) to pay previously accrued Secured Note Deferred Interest, such previously accrued Secured Note Deferred Interest will not be due and payable on such Payment Date and any failure to pay such previously accrued Secured Note Deferred Interest on such Payment Date will not be an Event of Default. To the extent lawful and enforceable, interest on any interest that is not paid when due on any Class A Notes, or if no Class A Notes are outstanding, the Class B Notes, or if no Class A Notes or Class B Notes are outstanding, the Class C Notes, or if no Class A Notes, Class B Notes or Class C Notes are outstanding, the Class D Notes, or if no Class A Notes, Class B Notes, Class C Notes or Class D Notes are outstanding, the Class E Notes, will accrue at the Interest Rate for such Class until paid as provided herein or the Stated Maturity of such Notes. Notwithstanding anything herein to the contrary, interest payable on Notes of a Pari Passu Class will be paid together, pro rata based on amounts due. Any interest on a Secured Note will cease to accrue or, in the case of a partial repayment, on such part repaid, from the date of repayment or the Stated Maturity unless payment of principal is improperly withheld or unless an Event of Default has occurred with respect to such payments of principal. (b) The principal of each Class of Secured Notes matures at par and is due and payable on the date of the Stated Maturity for such Class, unless such principal has been previously repaid or unless the unpaid principal of such Secured Note becomes due and payable at an earlier date by acceleration, call for redemption or otherwise. Notwithstanding the foregoing, the payment of principal of each Class of Secured Notes (and payments of Principal Proceeds to the Holders of the Subordinated Notes) may only occur (other than amounts constituting Secured Note Deferred Interest thereon, which will be payable from Interest Proceeds pursuant to Section 11.1(a)(i)) in accordance with the Priority of Payments. Payments of principal on any Class of Secured Notes, and distributions of Principal Proceeds to the Holders of the Subordinated Notes, that are not paid in accordance with the Priority of Payments on any Payment Date (other than the Payment Date which is the Stated Maturity of the such Class of Notes or any Redemption Date) because of insufficient funds therefor, will not be considered “due and payable” for purposes of Section 5.1(a) until the Payment Date on which funds are available therefor in accordance with the Priority of Payments or all Priority Classes with respect to such Class have been paid in full. (c) Principal payments on the Notes will be made in accordance with the Priority of Payments and Section 9.1. Notwithstanding anything in the Priority of Payments or Section 9.1 to the contrary, principal payments on Notes of a Pari Passu Class will be paid together, pro rata based on amounts due. (d) The Paying Agent shall require the previous delivery of properly completed and signed applicable tax certifications (generally, in the case of U.S. federal income tax, an IRS Form W-9 (or applicable successor form) in the case of a United States person within the meaning of Section 7701(a)(30) of the Code or the applicable IRS Form W-8 (or applicable successor form) in the case of a Person that is not a United States person within the meaning of Section 7701(a)(30) of the Code), or any other certification acceptable to it to enable the Issuer, the Co-Issuer, the Trustee and any Paying Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to pay, deduct or withhold from payments in respect of such Note or the Holder or beneficial owner of such Note, or to comply with any reporting or other

-116- USActive 55852351.8 requirements, under any applicable law. The Co-Issuers are not obligated to pay any additional amounts to the Holders or beneficial owners of the Notes as a result of deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges with respect to the Notes. (e) Payments in respect of interest on and principal of any Secured Note and any payment with respect to any Subordinated Note shall be made by the Paying Agent, in Dollars to DTC or its nominee with respect to a Global Note and to the Holder or its nominee with respect to a Certificated Note by wire transfer, as directed by the Holder, in immediately available funds to a Dollar account maintained by DTC or its nominee with respect to a Global Note, and to the Holder or its nominee with respect to a Certificated Note; provided, that (1) in the case of a Certificated Note, the Holder thereof has provided written wiring instructions to the Paying Agent on or before the related Record Date and (2) if appropriate instructions for any such wire transfer are not received by the related Record Date, then such payment will be made by check drawn on a U.S. bank mailed to the address of the Holder specified in the Register. Upon final payment due on the Maturity of a Note, the Holder thereof shall present and surrender such Note at the Corporate Trust Office of the Trustee or at the office of any Paying Agent on or prior to such Maturity; provided, that in the absence of notice to the Applicable Issuers or the Trustee that the applicable Note has been acquired by a protected purchaser, such final payment will be made without presentation or surrender, if the Trustee and the Applicable Issuers have been furnished such security or indemnity as may be required by them to save each of them harmless and an undertaking thereafter to surrender such certificate. None of the Co-Issuers, the Trustee, the Collateral Manager or any Paying Agent (or any affiliate of the foregoing) will have any responsibility or liability for any aspects of the records maintained by DTC, Euroclear, Clearstream or any of the Agent Members relating to or for payments made thereby on account of beneficial interests in a Global Note. In the case where any final payment of principal and interest is to be made on any Class of Secured Note (other than on the Stated Maturity thereof) or any final payment is to be made on any Subordinated Note (other than on the Stated Maturity thereof), the Trustee, in the name and at the expense of the Applicable Issuers, shall, not more than 30 nor less than 10 days prior to the date on which such payment is to be made, mail (by first class mail, postage prepaid) to the Persons entitled thereto at their addresses appearing on the Register a notice, which will specify the date on which such payment will be made and the place where Notes may be presented and surrendered for such payment. (f) Payments to Holders of the Notes of each Class will be made ratably among the Holders of the Notes of such Class in the proportion that the Aggregate Outstanding Amount of the Notes of such Class registered in the name of each such Holder on the applicable Record Date bears to the Aggregate Outstanding Amount of all Notes of such Class on such Record Date. (g) Interest accrued on each Class of Floating Rate Notes will be calculated on the basis of the actual number of days elapsed in the applicable Interest Accrual Period divided by 360. Interest accrued with respect to each Class of Fixed Rate Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. (h) All reductions in the principal amount of a Class of Notes (or one or more predecessor Notes) effected by payments of installments of principal made on any Payment Date or Redemption Date are binding upon all future Holders of such Class and of any Note of such

-117- USActive 55852351.8 Class issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note. (i) Notwithstanding any other provision of this Indenture, the obligations of the Applicable Issuers under the Secured Notes and this Indenture are limited recourse obligations of the Applicable Issuers and the obligations of the Issuer under the Subordinated Notes are non- recourse obligations of the Issuer, payable solely from proceeds of the Collateral Obligations and the other Assets and following realization of the Assets, and application of the proceeds thereof in accordance with this Indenture, all obligations of and any claims against the Co-Issuers hereunder or in connection herewith after such realization will be extinguished and will not thereafter revive. No recourse may be had against any Officer, director, employee, shareholder or incorporator of the Co-Issuers, the Collateral Manager or their respective Affiliates, successors or assigns for any amounts payable under the Notes or this Indenture. It is understood that the foregoing provisions of this paragraph (i) do not (1) prevent recourse to the Assets for the sums due or to become due under any security, instrument or agreement which is part of the Assets or (2) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or secured by this Indenture until such Assets have been realized, whereupon any outstanding indebtedness or obligation shall be extinguished and not thereafter revive. It is further understood that the foregoing provisions of this paragraph (i) do not limit the right of any Person to name the Issuer or the Co- Issuer as a party defendant in any Proceeding or in the exercise of any other remedy under the Notes or this Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability has been asked for or (if obtained) enforced against any such Person or entity. The Subordinated Notes are not secured hereunder, and the Holders of the Subordinated Notes are not Secured Parties. (j) Subject to the foregoing provisions of this Section 2.7, each Note delivered under this Indenture and upon registration of transfer of or in exchange for or in lieu of any other Note carries the rights to unpaid interest and principal (or other applicable amount) that were carried by such other Note. Section 2.8 Persons Deemed Owners. The Issuer, the Co-Issuer, the Trustee, and any agent of the Issuer, the Co-Issuer or the Trustee shall treat as the owner of each Note the Person in whose name such Note is registered on the Register on the applicable Record Date for the purpose of receiving payments on such Note and on any other date for all other purposes whatsoever (whether or not such Note is overdue), and none of the Issuer, the Co-Issuers, the Trustee or any agent of the Issuer, the Co-Issuer or the Trustee will be affected by notice to the contrary. Section 2.9 Cancellation. All Notes surrendered for payment, registration of transfer or exchange, or mutilated, defaced or deemed lost or stolen, shall be promptly cancelled by the Trustee and may not be reissued or resold. No Note may be surrendered (including any surrender in connection with any abandonment, donation, gift, contribution or other event or circumstance) except (x) for payment in full as provided herein, or (y) for registration of transfer or exchange, or for replacement in connection with any Note mutilated, defaced or deemed lost or stolen; provided, that, in the case of this clause (y), a new Note in the identical principal amount as the cancelled Note will be issued. Any such Notes will, if surrendered to any Person other than the Trustee, be delivered to the Trustee. No Notes will be authenticated or registered in lieu of or

-118- USActive 55852351.8 in exchange for any Notes cancelled as provided in this Section 2.9, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be destroyed or held by the Trustee in accordance with its standard retention policy unless the Issuer directs by an Issuer Order received prior to destruction that they be returned to it. Section 2.10 DTC Ceases to be Depository. (a) A Global Note deposited with DTC pursuant to Section 2.2 will be transferred in the form of a corresponding Certificated Note to the beneficial owners thereof only if (i) such transfer complies with Section 2.5 of this Indenture and (ii) either (x) (A) DTC notifies the Co-Issuers that it is unwilling or unable to continue as depository for such Global Note or (B) DTC ceases to be a Clearing Agency registered under the Exchange Act and, in each case, a successor depository is not appointed by the Co-Issuers within 90 days after such event or (y) an Event of Default has occurred and is continuing and such transfer is requested by the Holder of such Global Note. (b) Any Global Note that is transferrable in the form of a corresponding Certificated Note to the beneficial owner thereof pursuant to this Section 2.10 must be surrendered by DTC to the Trustee’s Corporate Trust Office to be so transferred, in whole or from time to time in part, without charge, and the Applicable Issuers shall execute and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of definitive physical certificates (pursuant to the instructions of DTC) in Minimum Denominations. Any Certificated Note delivered in exchange for an interest in a Global Note will, except as otherwise provided by Section 2.5, bear the legends set forth in the applicable Exhibit A and will be subject to the transfer restrictions referred to in such legends. (c) Subject to the provisions of paragraph (b) of this Section 2.10, the Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which such Holder is entitled to take under this Indenture or the Notes. (d) In the event of the occurrence of either of the events specified in subsection (a) of this Section 2.10, the Co-Issuers shall promptly make available to the Trustee a reasonable supply of Certificated Notes. In the event that Certificated Notes are not so issued by the Applicable Issuers to such beneficial owners of interests in Global Notes as required by subsection (a) of this Section 2.10, the Issuer expressly acknowledges that the beneficial owners are entitled to pursue any remedy that the Holders of a Global Note would be entitled to pursue in accordance with Article V of this Indenture (but only to the extent of such beneficial owner’s interest in the Global Note) as if corresponding Certificated Notes had been issued; provided, that the Trustee is entitled to rely upon any certificate of ownership provided by such beneficial owners (including a certificate substantially in the form of Exhibit F) and/or other forms of reasonable evidence of such ownership. Section 2.11 Notes Beneficially Owned by Persons in Violation of Representations. (a) Notwithstanding anything to the contrary elsewhere in this Indenture, any transfer of a beneficial interest in any Note to a U.S. Person (i) that is not (A) a Qualified Institutional Buyer and also (B) a Qualified Purchaser and (ii) that is not made pursuant to an applicable exemption under the Securities Act and the Investment Company Act will be null and

-119- USActive 55852351.8 void and any such purported transfer of which the Issuer, the Co-Issuer or the Trustee has notice may be disregarded by the Issuer, the Co-Issuer and the Trustee for all purposes. (b) If any U.S. Person that is not either (i) a Qualified Institutional Buyer or (ii) solely in the case of Class E Notes or Subordinated Notes, an Accredited Investor, and in either case, a Qualified Purchaser, or that does not have an exemption available under the Securities Act and the Investment Company Act, becomes the Holder of or beneficial owner of an interest in any Note (any such person a “Non-Permitted Holder”), the Issuer shall, in its sole discretion, promptly after discovery by the Issuer that such person is a Non-Permitted Holder, or upon notice to the Issuer from the Trustee or the Co-Issuer, each of whom agrees to so notify the Issuer if a Trust Officer of the Trustee or if the Co-Issuer, respectively, obtains actual knowledge that such person is a Non-Permitted Holder, send notice to such Non-Permitted Holder demanding that such Non- Permitted Holder transfer its Notes or interest therein to a Person that is not a Non-Permitted Holder within 30 days after the date of such notice. If such Non-Permitted Holder fails to so transfer its Notes or interest therein, the Issuer or the Collateral Manager acting for the Issuer has the right, without further notice to the Non-Permitted Holder, to sell such Notes or interest in such Notes to a purchaser selected by the Issuer that is not a Non-Permitted Holder on such terms as the Issuer may choose. The Issuer or the Collateral Manager (on its own or acting through an investment banker selected by the Collateral Manager) acting on behalf of the Issuer may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Notes and selling such Notes to the highest such bidder; provided, that the Collateral Manager, its Affiliates and accounts, funds, clients or portfolios established and controlled by the Collateral Manager will be entitled to bid in any such sale. However, the Issuer or the Collateral Manager may select a purchaser by any other means determined by it in its sole discretion. The Holder of each Note, the Non-Permitted Holder and each other Person in the chain of title from the Holder to the Non-Permitted Holder, by its acceptance of an interest in the Notes agrees to cooperate with the Issuer and the Trustee to effect such transfers. The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale will be remitted to the Non-Permitted Holder. The terms and conditions of any sale will be determined in the sole discretion of the Issuer, and the Issuer, the Co-Issuer, the Collateral Manager and the Trustee will not be liable to any Person having an interest in the Notes sold as a result of any such sale or the exercise of such discretion. (c) Notwithstanding anything to the contrary elsewhere in this Indenture, any transfer of a beneficial interest in any Class E Note or Subordinated Note to a Person who has made or is deemed to have made an ERISA-related representation or a Similar Law or Other Plan Law representation required by Section 2.5 that is subsequently shown to be false or misleading will be null and void and any such purported transfer of which the Issuer, the Co-Issuer or the Trustee has notice may be disregarded by the Issuer, the Co-Issuer and the Trustee for all purposes. (d) If any Non-Permitted ERISA Holder becomes the beneficial owner of a Note, such purchase and holding will be deemed void ab initio and the Issuer shall, in its sole discretion, promptly after discovery that such person is a Non-Permitted ERISA Holder by the Issuer or upon notice from the Trustee (if a trust officer of the Trustee obtains actual knowledge) or the Co-Issuer to the Issuer, if either of them makes the discovery (who, in each case, agree to notify the Issuer of such discovery, if any), send notice to such Non-Permitted ERISA Holder demanding that such Non-Permitted ERISA Holder transfer its Notes or interest therein to a Person

-120- USActive 55852351.8 that is not a Non-Permitted ERISA Holder (and that is otherwise eligible to hold such Notes or an interest therein) within 10 days after the date of such notice. If such Non-Permitted ERISA Holder fails to so transfer its Notes or interest therein, the Issuer has the right, without further notice to the Non-Permitted ERISA Holder, to sell such Notes to a purchaser selected by the Issuer that is not a Non-Permitted ERISA Holder (and that is otherwise eligible to hold such Notes or an interest therein) on such terms as the Issuer may choose. The Issuer may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Notes and sell such Notes to the highest such bidder. The Holder of each Note, the Non-Permitted ERISA Holder and each other Person in the chain of title from the Holder to the Non-Permitted ERISA Holder, by its acceptance of an interest in the Notes, agrees to cooperate with the Issuer and the Trustee to effect such transfers. The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale will be remitted to the Non-Permitted ERISA Holder. The terms and conditions of any sale under this subsection will be determined in the sole discretion of the Issuer, and the Issuer is not liable to any Person having an interest in the Notes sold as a result of any such sale or the exercise of such discretion. Section 2.12 Tax Treatment and Tax Certifications. (a) Each Holder (including for purposes of this Section 2.12, any beneficial owner of an interest in a Note) will treat the Issuer, the Co-Issuer, and the Notes as described in the “Certain U.S. Federal Income Tax Considerations” section of the Offering Circular for all U.S. federal, state and local income tax purposes and shall take no action inconsistent with such treatment unless required by law. (b) Each Holder will timely furnish the Issuer or its agents any tax forms or certifications (such as an applicable IRS Form W-8 (together with appropriate attachments), IRS Form W-9, or any successors to such IRS forms) that the Issuer or its agents reasonably request in order to enable the Issuer or its agents to (A) make payments to the Holder without, or at a reduced rate of, withholding, (B) qualify for a reduced rate of withholding in any jurisdiction from or through which they receive payments, and (C) satisfy reporting and other obligations under the Code, Treasury regulations, or any other applicable law, and will update or replace such tax forms or certifications as appropriate or in accordance with their terms or subsequent amendments. The Holder acknowledges that the failure to provide, update or replace any such tax forms or certifications may result in the imposition of withholding or back-up withholding upon payments to such Holder or to the Issuer. Amounts withheld pursuant to applicable tax laws by the Issuer or its agents will be treated as having been paid to the Holder by the Issuer. (c) Each Holder will provide the Issuer or its agents with any correct, complete and accurate information and documentation that may be required for the Issuer to comply with FATCA, the Cayman FATCA Legislation, and the CRS and to prevent the imposition of U.S. federal withholding tax under FATCA on payments to or for the benefit of the Issuer or any non- U.S. Issuer Subsidiary. In the event such Holder fails to provide such information or documentation for the purposes of FATCA, or to the extent that its ownership of Notes would otherwise cause the Issuer to be subject to any tax under FATCA, (A) the Issuer (and any agent acting on its behalf) is authorized to withhold amounts otherwise distributable to the investor as compensation for any tax imposed under FATCA as a result of such failure or such ownership, and (B) to the extent necessary to avoid an adverse effect on the Issuer as a result of such failure or such ownership, the Issuer will have the right to compel the investor to sell its Notes and, if such person does not sell its Notes within 10 Business Days after notice from the Issuer or its

-121- USActive 55852351.8 agents, the Issuer will have the right to sell such Notes at a public or private sale called and conducted in any manner permitted by law, and to remit the net proceeds of such sale (taking into account any taxes incurred by the Issuer in connection with such sale) to such person as payment in full for such Notes. The Issuer may also assign each such Note a separate securities identifier in the Issuer’s sole discretion. Each Holder agrees that the Issuer, the Trustee or their agents or representatives may (1) provide any information and documentation concerning its investment in its Notes to the Cayman Islands Tax Information Authority, the IRS and any other relevant tax or regulatory authority and (2) take such other steps as they deem necessary or helpful to ensure that the Issuer complies with FATCA, the Cayman FATCA Legislation, and the CRS. (d) Each Holder of Secured Notes represents that, if it is not a “United States person” (as defined in Section 7701(a)(30) of the Code), it: (i) is (1) not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business (within the meaning of section 881(c)(3)(A) of the Code); (2) not a “10-percent shareholder” with respect to the holder or any Holders of the Subordinated Notes within the meaning of section 871(h)(3) or section 881(c)(3)(B) of the Code; and (3) not a “controlled foreign corporation” that is related to the holder or any Holders of the Subordinated Notes within the meaning of section 881(c)(3)(C) of the Code; (ii) is not a beneficial owner of Class E Notes and has provided an IRS Form W-8ECI representing that all payments received or to be received by it from the Issuer are effectively connected with its conduct of a trade or business in the United States and includible in its gross income; or (iii) has provided an IRS Form W-8BEN-E representing that it is eligible for the benefits under an income tax treaty with the United States that eliminates U.S. federal income taxation of payments on the Notes. (e) Each Holder of Secured Notes (or any interest therein) agrees to provide the Issuer and the Trustee with certifications necessary to establish that it is not subject to withholding tax under FATCA. (f) Each Holder of Class E Notes or Subordinated Notes represents, acknowledges, and agrees that, if it is not a “United States person” (as defined in Section 7701(a)(30) of the Code), it: (i) is not a bank (within the meaning of Section 881(c)(3)(A) of the Code); (ii) will not (A) treat its income in respect of such Notes as effectively connected with the conduct of a trade or business in the United States for U.S. federal income tax purposes, or (B) provide to the Issuer or its agents an IRS Form W-8ECI (or successor form) or an IRS Form W-8IMY (or successor form) to which an IRS Form W- 8ECI (or successor form) is attached; and (iii) is not purchasing the Note in order to reduce its U.S. federal income tax liability pursuant to a tax avoidance plan.

-122- USActive 55852351.8 (g) Each Holder of Subordinated Notes represents, acknowledges, and agrees that: (i) it will not (1) acquire or directly or indirectly sell, encumber, assign, participate, pledge, hypothecate, rehypothecate, exchange, or otherwise dispose of, suffer the creation of a lien on, or transfer or convey in any manner (each, a “Transfer”) such Notes (or any interest therein that is described in Treasury regulations section 1.7704- 1(a)(2)(i)(B)) on or through (x) a United States national, regional or local securities exchange, (y) a foreign securities exchange or (z) an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers ((x), (y) and (z), collectively, an “Exchange”) or (2) cause any of such Notes or any interest therein to be marketed on or through an Exchange; (ii) it will not enter into any financial instrument payments on which are, or the value of which is, determined in whole or in part by reference to such Notes or the Issuer (including the amount of Issuer distributions on such Notes, the value of the Issuer’s assets, or the result of the Issuer’s operations), or any contract that otherwise is described in Treasury regulations section 1.7704-1(a)(2)(i)(B); (iii) if it is, for U.S. federal income tax purposes, a partnership, grantor trust or S corporation, then less than 40% of the value of any person’s interest in it will be attributable to such Notes; and (iv) it will not Transfer all or any portion of its Notes unless: (1) the Person to which it Transfers such Notes agrees to be bound by the restrictions, conditions, representations, warrants, and covenants set forth in this paragraph (g), and (2) such Transfer does not violate this paragraph (g). Any Transfer made in violation of this paragraph (g) will be void and of no force or effect, and will not bind or be recognized by the Issuer or any other Person, and no Person to which such Notes are Transferred shall become a Holder unless such Person agrees to be bound by this paragraph (g). However, notwithstanding the immediately preceding sentence, a Transfer in violation of this paragraph (g) shall be permitted if the Issuer receives Tax Advice to the effect that the Transfer will not cause the Issuer to be treated as a “publicly traded partnership” taxable as a corporation for U.S. federal income tax purposes. (h) Each Holder of Subordinated Notes, if it owns more than 50% of the Subordinated Notes by value or if such Holder is otherwise treated as a member of the Issuer’s “expanded affiliated group” (as defined in Treasury regulations section 1.1471-5(i) (or any successor provision)), represents that it will (A) confirm that any member of such expanded affiliated group (assuming that the Issuer and any non-U.S. Issuer Subsidiary is a “registered deemed-compliant FFI” within the meaning of Treasury regulations section 1.1471-1(b)(111) (or any successor provision)) that is treated as a “foreign financial institution” within the meaning of Section 1471(d)(4) of the Code and any Treasury regulations promulgated thereunder is either a “participating FFI”, a “registered deemed-compliant FFI” or an “exempt Holder” within the meaning of Treasury regulations section 1.1471-4(e) (or any successor provision), and (B)

-123- USActive 55852351.8 promptly notify the Issuer in the event that any member of such expanded affiliated group that is treated as a “foreign financial institution” within the meaning of Section 1471(d)(4) of the Code and any Treasury regulations promulgated thereunder is not either a “participating FFI”, a “registered deemed-compliant FFI” or an “exempt Holder” within the meaning of Treasury regulations section 1.1471-4(e) (or any successor provision), in each case except to the extent that the Issuer or its agents have provided such Holder with an express waiver of this requirement. (i) Each Holder of Subordinated Notes hereby agrees to take any and all actions, and to furnish any and all information, requested by the Issuer in order to permit the Issuer to minimize any tax liability that would otherwise be imposed on the Issuer under Section 6225 of the Code, or any successor provision, including (if requested by the Issuer) by (i) filing amended tax returns to take into account any adjustment to the amount of any item of income, gain, loss, deduction, or credit of the Holder, or of any Person’s distributive share thereof, and (ii) providing the Issuer with any information necessary for the Issuer to (x) establish the amount of any tax liability resulting from any such adjustment and (y) elect (in accordance with Section 6226 of the Code, or any successor provision) for each Holder to take any such adjustment into account directly. To the fullest extent permitted by law, each Holder of Subordinated Notes hereby agrees to indemnify the Issuer for the Holder’s allocable share of any applicable tax liability of any type whatsoever (including any liability for penalties, additions to tax or interest) attributable to such Holder’s share of the income of the Issuer or attributable to distributions to such Holder. This paragraph (i) shall survive the termination of any Holder’s interest in its Subordinated Notes. (j) Each Holder of a Secured Note will make, or by acquiring a Secured Note will be deemed to make, a representation that if it is not a “United States person” (as defined in Section 7701(a)(30) of the Code), it is not and will not become a member of an “expanded group” (within the meaning of the regulations issued under Section 385 of the Code) that includes a domestic corporation (as determined for U.S. federal income tax purposes) if such domestic corporation directly or indirectly (through one or more entities that are treated for U.S. federal income tax purposes as partnerships, disregarded entities or grantor trusts) owns any equity interests in the Issuer. (k) Each Holder will provide the Issuer or its agents with such information and documentation that may be required for the Issuer to achieve AML Compliance and shall update or replace such information or documentation, as may be necessary (the “Holder AML Obligations”). (l) If a Holder of a Note fails for any reason to (i) comply with the Holder AML Obligations, (ii) such information or documentation is not accurate or complete or (iii) the Issuer otherwise reasonably determines that such Holder’s acquisition, holding or transfer of an interest in any Notes would cause the Issuer to be unable to achieve AML Compliance, the Issuer (or any intermediary on the Issuer’s behalf) shall have the right to (x) compel the relevant Holder to sell its interest in such Note or (y) sell such interest on such Holder’s behalf. The Issuer shall not compel sales for failure to provide such other information or documentation as may be required under the Cayman AML Regulations unless the Issuer reasonably determines the Holder’s acquisition, holding or transfer of an interest in such Note would result in a materially adverse effect on the Issuer.

-124- USActive 55852351.8 Section 2.13 Additional Issuance. (a) At any time during the Reinvestment Period (or, in the case of (i) an issuance solely of additional Subordinated Notes and/or Junior Mezzanine Notes or (ii) the issuance of additional Notes to comply with the U.S. Risk Retention Rules, at any time) and subject to the conditions set forth in Section 3.2, the Co-Issuers, with the consent of the Collateral Manager, may issue and sell additional notes of one or more new classes of notes that are fully subordinated to the existing Secured Notes (or to the most Junior Class (other than the Subordinated Notes) issued pursuant to this Indenture, if any class of securities issued pursuant to this Indenture other than the Secured Notes and the Subordinated Notes is then outstanding) (“Junior Mezzanine Notes”) and/or additional notes of one or more Class of Secured Notes or the Subordinated Notes and use the net proceeds to purchase additional Collateral Obligations or as otherwise permitted under this Indenture (including, with respect to the issuance of Subordinated Notes or Junior Mezzanine Notes, to apply proceeds of such issuance as Principal Proceeds or Interest Proceeds in accordance with clause (vii) below); provided, that the following conditions are met: (i) (x) the Collateral Manager consents to such issuance, and (y) unless the Collateral Manager has certified that the aggregate principal amount of each Class of additional notes issued is equal to the minimum amount required to comply with the U.S. Risk Retention Rules, such issuance is consented to by each Hedge Counterparty, if any; (ii) in the case of additional Class A Notes, unless the Collateral Manager has certified that the aggregate principal amount of each Class of additional notes issued is equal to the minimum amount required to comply with the U.S. Risk Retention Rules, a Majority of the Class A Notes consents to such issuance; (iii) in the case of additional notes of any one or more existing Classes (other than Subordinated Notes or Junior Mezzanine Notes), the aggregate principal amount of Notes of such Class issued in all additional issuances must not exceed 100% of the respective original Aggregate Outstanding Amount of the Notes of such Class; (iv) in the case of additional notes of any one or more existing Classes, the terms of the notes issued must be identical to the respective terms of previously issued Notes of the applicable Class (except that the interest due on additional notes will accrue from the issue date of such additional notes and the spread over the Benchmark, in the case of additional Floating Rate Notes, or the fixed rate of interest, in the case of additional Fixed Rate Notes, of such notes does not have to be identical to that of the initial Notes of that Class; provided, that the spread over the Benchmark, in the case of additional Floating Rate Notes, or the fixed rate of interest, in the case of additional Fixed Rate Notes, on such notes must not exceed the spread over the Benchmark or the fixed rate of interest, respectively, applicable to the initial Secured Notes of such Class); (v) in the case of additional notes of any one or more existing Classes, unless only additional Subordinated Notes or Junior Mezzanine Notes are being issued, additional notes of all Classes must be issued and such issuance of additional notes must be proportional across all Classes, provided that the principal amount of Junior Mezzanine Notes and/or Subordinated Notes issued in any such issuance may exceed the proportion otherwise applicable to the Junior Mezzanine Notes and/or Subordinated Notes;

-125- USActive 55852351.8 (vi) in the case of the issuance of (x) additional Junior Mezzanine Notes or Subordinated Notes only, the Rating Agency has been notified of such issuance or (y) additional notes of any one or more existing Classes (other than Junior Mezzanine Notes or Subordinated Notes), the Moody’s Rating Condition has been satisfied (or deemed inapplicable under Section 1.3) with respect to any Secured Notes not constituting part of such additional issuance; (vii) the proceeds of any additional notes (net of fees and expenses incurred in connection with such issuance) will be treated as Principal Proceeds and used to purchase additional Collateral Obligations, to invest in Eligible Investments or to apply pursuant to the Priority of Payments; provided, that the Collateral Manager may designate any portion of the proceeds from the issuance of Subordinated Notes and/or Junior Mezzanine Notes towards a Permitted Use; (viii) prior to and immediately after giving effect to such issuance and the application of the proceeds thereof, each Overcollateralization Ratio Test is maintained or improved; (ix) except when only additional Subordinated Notes are being issued, an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters will be delivered to the Trustee to the effect that (A) any additional Class A Notes, Class B Notes, Class C Notes or Class D Notes will be treated as indebtedness for U.S. federal income tax purposes; provided, however, that the opinion described in this clause (i) will not be required with respect to any additional Notes that bear a different securities identifier from the Notes of the same Class that are outstanding at the time of the additional issuance; (B) such additional issuance will not result in the Issuer becoming subject to U.S. federal income tax with respect to its net income (including any tax imposed under Section 1446 of the Code), and (C) unless waived by a Majority of the Subordinated Notes, such additional issuance will not result in the Issuer being treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes; (x) in the case of the issuance of additional Junior Mezzanine Notes only, any supplemental indenture effected to implement such additional issuance provides for the payment of accrued and unpaid interest (including any defaulted interest and any interest thereon) on such Notes pursuant to the Priority of Payments at a level subordinate to any Interest Diversion Test under this Indenture; and (xi) the Retention Holder (or a designated affiliate thereof) will have the first right to purchase such additional notes in amount necessary to comply with the U.S. Risk Retention Rules in the manner determined by the Collateral Manager. (b) Any additional notes of an existing Class issued as described above will, to the extent reasonably practicable, be offered first to Holders of that Class in such amounts as are necessary to preserve (on an approximate basis) their pro rata holdings of Notes of such Class. Any additional Junior Mezzanine Notes of a class of Junior Mezzanine Notes that does not already exist will, to the extent reasonably practicable, be offered first to the existing Holders of Subordinated Notes in such amounts as are necessary to allow each such Holder to purchase a

-126- USActive 55852351.8 share of such additional Junior Mezzanine Notes that is proportional to its then-current ownership of Subordinated Notes. Any Holder of existing Notes that has not, within 5 Business Days after delivery of such offer by or on behalf of the Issuer, accepted an offer required to be made by this clause (b) will be deemed to have declined to purchase the additional notes subject to such offer. At the cost of the Co-Issuers, the Trustee shall provide to each holder of Notes notice of any additional issuances. Section 2.14 Determination of the Benchmark; Benchmark Transition Event. (a) The Calculation Agent shall be responsible for calculating the Benchmark (rounded to the nearest 0.00001%) for each Interest Accrual Period in accordance with the following provisions (provided that, with respect to the Floating Rate Notes, such rate shall not be less than 0%). (b) If the Benchmark is LIBOR: (i) On the Interest Determination Date prior to the commencement of such Interest Accrual Period, “LIBOR” will equal the rate, obtained by the Calculation Agent by reference to Reuters Page LIBOR01 or such other page as may replace such Reuters Page LIBOR01 (the “Reuters Screen”), as of 11:00 a.m. (London time) on such Interest Determination Date for deposits with a term of three months; provided that LIBOR for the period from (and including) the Closing Date to (but excluding) the first Payment Date shall be determined by interpolating linearly between the rate for the next shorter period of time for which rates are available on the Reuters Screen and the rate for the next longer period of time for which rates are available on the Reuters Screen; and (ii) if, on any Interest Determination Date, such rate does not appear on the Reuters Screen, LIBOR for the immediately following Interest Accrual Period shall be LIBOR as determined on the previous Interest Determination Date; provided however, that, (x) if LIBOR is not published on the Reuters Screen on an Interest Determination Date and the Collateral Manager has not determined that a Benchmark Transition Event has occurred, and (y) LIBOR for such Interest Determination Date thereafter appears on the Reuters Screen within 5 Business Days following such Interest Determination Date, then LIBOR for the immediately following Interest Accrual Period shall be LIBOR as published on the Reuters Screen on the first such date. During such 5 Business Day period as described in clause (y) above and until such time as LIBOR is published on the Reuters Screen, LIBOR shall be provisionally reported on the applicable Payment Date report required pursuant to this Indenture as “subject to publication” until it is published on the Reuters Screen (and the Payment Date report shall thereafter be updated to include LIBOR as published on the Reuters Screen and made available by the Trustee to authorized recipients of the Payment Date report) (the rated determined in accordance with this Section 2.14(b), “LIBOR”). (c) If the Designated Transaction Representative determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the then‐current Benchmark on any date, upon written notice from the Designated Transaction Representative to the Issuer, the Calculation

-127- USActive 55852351.8 Agent, the Collateral Administrator and the Trustee (who shall forward such notice to the Holders of the Secured Notes and the Holders of the Subordinated Notes), the Benchmark Replacement shall replace the then‐current Benchmark for all purposes relating to the Floating Rate Notes in respect of such determination on such date and all determinations on all subsequent dates. A supplemental indenture shall not be required in order to adopt a Benchmark Replacement. (d) In connection with the implementation of a Benchmark Replacement, the Issuer, the Co‐Issuer and the Trustee shall execute one or more supplemental indentures to implement Benchmark Replacement Conforming Changes from time to time, as described in this Indenture, and such supplemental indentures shall become effective without any further action or consent of any Noteholder or any other Person. (e) Any determination, decision or election that may be made by the Collateral Manager pursuant to this section, including any determination with respect to a tenor or maturity, rate or adjustment or of the occurrence or non‐occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, shall be conclusive and binding absent manifest error, may be made in the Collateral Manager’s sole discretion, and, notwithstanding anything to the contrary in the documentation relating to the Notes or the Issuer, shall become effective without consent from any other party. Section 2.15 Funding of the Unfunded Class (a) The Issuer acting at the direction of 100% of the Subordinated Notes (with the written consent of the Collateral Manager), shall be permitted to request the Unfunded Class Funding; provided that (x) the Unfunded Class Funding may occur only once and (y) the Collateral Quality Tests will be satisfied after giving effect to the Unfunded Class Funding. (b) The Unfunded Class Funding shall be effected by the Issuer providing written notice at the direction of 100% of the Subordinated Notes (with the written consent of the Collateral Manager) substantially in the form of Exhibit J (the “Unfunded Class Funding Notice”) to the Trustee (who shall forward a copy of such notice to the holders of the Unfunded Class), the Collateral Administrator, the Calculation Agent and the Rating Agency at least five Business Days prior to the proposed Funding Date. The terms of the Unfunded Class Funding Notice shall have been approved by 100% of the Subordinated Notes and consented to by the Collateral Manager. The Unfunded Class Funding Notice shall specify (i) the principal amount of the Unfunded Class to be funded (which shall be an amount equal to the amount specified in the table set forth in Section 2.3 for the Unfunded Class), (ii) the spread over the Benchmark of the Unfunded Class (which shall be a spread equal to or less than the respective spread specified in the table set forth in Section 2.3 for the Unfunded Class), (iii) the proposed Funding Date, (iv) the proceeds of the Funded Amount that shall constitute Interest Proceeds (if any) or a Funding Date Payment and (v) whether the obligation of the holders of the Unfunded Class will be subject to an Offset Funding. The Unfunded Class Funding shall be credited to the Principal Collection Subaccount (unless otherwise specified in the Unfunded Class Funding Notice) and if a Funding Date Payment is directed to be made and an Offset Funding does not otherwise apply, the Trustee shall disburse such funds received from the holders of the Unfunded Class (other than any such funds designated as Interest Proceeds pursuant to the Unfunded Class Funding Notice) pro rata to the holders of the Subordinated Notes as soon as reasonably practicable, and in no event later than five Business

-128- USActive 55852351.8 Days after the Funding Date. The Unfunded Class Funding shall be effective on the date specified in the Funding Notice. With respect to any Unfunded Class Funding requested under this Indenture and provided that an Offset Funding does not otherwise apply, all holder(s) of the Unfunded Class (or their nominee(s)) shall fund their pro rata portion of the Funded Amount, by wire transfer of immediately available funds on the Funding Date as specified in the Unfunded Class Funding Notice. Any holder that does not fund their pro rata portion of the Funded Amount with respect to the Class E Notes shall have no rights to any of the principal or interest on any Class E Notes that are funded. The failure of any such holder(s) or their nominee(s) on the Funding Date to fund their respective pro rata portion of the Funded Amount shall not constitute (x) an Event of Default or (y) an Unfunded Class Funding. On the Funding Date, the Aggregate Outstanding Amount of the Class E Notes shall equal the amount of the fundings by such holder received by the Trustee. In connection with an Unfunded Class Funding, the Trustee shall be entitled to rely upon any instructions provided by the Issuer (or the Collateral Manager on its behalf) for purposes of effecting such funding. Each holder of the Unfunded Class shall reasonably cooperate with the Issuer (or the Trustee on its behalf) in order to effect an Unfunded Class Funding, including by providing any information reasonably requested for such purpose. (c) Notwithstanding anything to the contrary herein, at the written direction of 100% of the Subordinated Notes (with the consent of the Collateral Manager) delivered to the Issuer (with a copy to the Trustee and the Collateral Administrator at least five (5) Business Days prior to the Funding Date), which direction shall be substantially in the form set forth in Exhibit K hereto, in lieu of the holders of the Subordinated Notes receiving a Funding Date Payment in respect of the funding of the Unfunded Class, 100% of the Subordinated Notes may direct that the obligation of the holder(s) of the Unfunded Class to fund their pro rata portion of the Funded Amount shall be offset by application of any monies to be received by the holders of the Subordinated Notes on the Funding Date as a Funding Date Payment without the exchange of funds (an “Offset Funding”). In the event an Offset Funding occurs, any obligation of the holder(s) of the Unfunded Class to contribute to the applicable Funded Amount and any obligation of the Issuer to make a Funding Date Payment shall be deemed satisfied and the Unfunded Class Funding with respect to the Unfunded Class shall be deemed to have occurred. ARTICLE III CONDITIONS PRECEDENT Section 3.1 Conditions to Issuance of Notes on Closing Date. (a) The Notes to be issued on the Closing Date may be registered in the names of the respective Holders thereof, and the Notes may be executed by the Applicable Issuers and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee and, upon Issuer Order and upon receipt by the Trustee of the following: (i) Officers’ Certificates of the Co-Issuers Regarding Corporate Matters. An Officer’s certificate of each of the Co-Issuers (A) evidencing the authorization by Resolution of the execution and delivery of this Indenture, the Purchase Agreement and, in the case of the Issuer, the Collateral Management Agreement, the Collateral Administration Agreement, the Account Agreement and related transaction documents, the execution, authentication and delivery of the Notes applied for by it and specifying the Stated

-129- USActive 55852351.8 Maturity, principal amount and Interest Rate of each Class of Secured Notes applied for by it to be authenticated and delivered, and, in the case of the Issuer and the Stated Maturity and the principal amount of the Subordinated Notes, (B) certifying that (1) the attached copy of the Resolution is a true and complete copy thereof, (2) such Resolution has not been rescinded and remains in full force and effect on and as of the Closing Date and (3) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon and (C) evidencing the formation of any Issuer Subsidiaries. (ii) Governmental Approvals. From each of the Co-Issuers either (A) a certificate of the Applicable Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of such Applicable Issuer that no other authorization, approval or consent of any governmental body is required for the valid issuance of the Notes or (B) an Opinion of Counsel of the Applicable Issuer that no such authorization, approval or consent of any governmental body is required for the valid issuance of such Notes except as has been given. (iii) U.S. Counsel Opinions. Opinions of Cadwalader, Wickersham & Taft LLP, special U.S. counsel to the Co-Issuers and the Initial Purchaser, Dechert LLP, special counsel and special tax counsel to the Collateral Manager and Nixon Peabody LLP, counsel to the Trustee and the Collateral Administrator, each dated the Closing Date. (iv) Cayman Islands Counsel Opinion. An opinion of Appleby (Cayman) Ltd., Cayman Islands counsel to the Issuer, dated the Closing Date. (v) Officers’ Certificates of Co-Issuers Regarding Indenture. An Officer’s certificate of each of the Co-Issuers stating that, to the best of the signing Officer’s knowledge, the Applicable Issuer is not in default under this Indenture and that the issuance of the Notes applied for by it will not result in a default or a breach of any of the terms, conditions or provisions of, or constitute a default under, its organizational documents, any indenture or other agreement or instrument to which it is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which it is a party or by which it may be bound or to which it may be subject; that all conditions precedent provided in this Indenture relating to the execution, authentication and delivery of the Notes applied for by it have been complied with; and that all expenses due or accrued with respect to the Offering of such Notes or relating to actions taken on or in connection with the Closing Date have been paid or reserves therefor have been made. The Officer’s certificate of the Issuer will also state that all of its representations and warranties contained herein are true and correct as of the Closing Date. (vi) Collateral Management Agreement, Collateral Administration Agreement and Account Agreement. An executed counterpart of the Collateral Management Agreement, the Collateral Administration Agreement and the Account Agreement.

-130- USActive 55852351.8 (vii) Certificate of the Collateral Manager. An Officer’s certificate of the Collateral Manager, dated as of the Closing Date, to the effect that: (A) in the case of (x) each Collateral Obligation Delivered by the Issuer as of the Closing Date, immediately prior to the Delivery thereof on the Closing Date, each such Collateral Obligation satisfies, and (y) each Collateral Obligation that the Collateral Manager on behalf of the Issuer committed to purchase on or prior to the Closing Date, each such Collateral Obligation, upon its acquisition, will satisfy, the requirements of the definition of “Collateral Obligation” in this Indenture; (B) the Issuer purchased or entered into, or committed to purchase or enter into, each Collateral Obligation to be delivered by the Issuer in compliance with the Tax Guidelines; and (C) the Aggregate Principal Amount of the Collateral Obligations that the Issuer will purchase on the Closing Date or has entered into binding commitments to purchase on or prior to the Closing Date is at least the Closing Date Par Amount. (viii) Grant of Collateral Obligations. The Grant pursuant to the Granting Clauses of this Indenture of all of the Issuer’s right, title and interest in and to the Collateral Obligations pledged to the Trustee for inclusion in the Assets on the Closing Date shall be effective, and Delivery of such Collateral Obligations (including any promissory note and all other Underlying Instruments related thereto to the extent received by the Issuer) as contemplated by Section 3.3 shall have been effected. (ix) Certificate of the Issuer Regarding Assets. A certificate of an Authorized Officer of the Issuer, dated as of the Closing Date, to the effect that: (A) in the case of each Collateral Obligation pledged to the Trustee for inclusion in the Assets on the Closing Date and immediately prior to the Delivery thereof (or immediately after Delivery thereof, in the case of clause (5)(ii) below) on the Closing Date: (1) the Issuer is the owner of such Collateral Obligation free and clear of any liens, claims or encumbrances of any nature whatsoever except for (i) those which are being released on the Closing Date and (ii) those Granted pursuant to or permitted by this Indenture; (2) the Issuer has acquired its ownership in such Collateral Obligation in good faith without notice of any adverse claim, except as described in paragraph (1) above; (3) the Issuer has not assigned, pledged or otherwise encumbered any interest in such Collateral Obligation (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than interests Granted pursuant to this Indenture;

-131- USActive 55852351.8 (4) the Issuer has full right to Grant a security interest in and assign and pledge such Collateral Obligation to the Trustee; (5) (i) based on the certificate of the Collateral Manager delivered pursuant to Section 3.1(a)(vii), each Collateral Obligation included in the Assets satisfies the requirements of the definition of “Collateral Obligation” and (ii) the requirements of Section 3.1(a)(viii) have been satisfied; and (6) upon Grant by the Issuer, the Trustee has a first priority perfected security interest in the Collateral Obligations and other Assets, except as permitted by this Indenture; (B) based on the certificate of the Collateral Manager delivered pursuant to Section 3.1(a)(vii), each Collateral Obligation that the Collateral Manager on behalf of the Issuer purchased or committed to purchase on or prior to the Closing Date satisfies, or will upon its acquisition satisfy, the requirements of the definition of “Collateral Obligation”; and (C) based on the certificate of the Collateral Manager delivered pursuant to Section 3.1(a)(vii), the Aggregate Principal Amount of the Collateral Obligations that the Issuer will purchase on the Closing Date or has entered into binding commitments to purchase on or prior to the Closing Date is at least the Closing Date Par Amount. (x) Rating Letters. An Officer’s certificate of the Issuer certifying that it has received a letter from the Rating Agency confirming that each Class of Secured Notes has been assigned the applicable Initial Rating and that such ratings are in effect on the date on which the Notes are delivered. (xi) Accounts. Evidence of the establishment of each of the Accounts. (xii) Issuer Order for Deposit of Funds into Accounts. An Issuer Order signed in the name of the Issuer by an Authorized Officer of the Issuer, dated as of the Closing Date, authorizing a deposit from the proceeds of the issuance of the Notes into the Ramp-Up Account for use pursuant to Section 10.3(c), an Issuer Order signed in the name of the Issuer by an Authorized Officer of the Issuer, dated as of the Closing Date, authorizing a deposit from the proceeds of the issuance of the Notes into the Expense Reserve Account pursuant to Section 10.3(d), an Issuer Order signed in the name of the Issuer by an Authorized Officer of the Issuer, dated as of the Closing Date, authorizing the deposit of the Interest Reserve Amount into the Interest Reserve Account pursuant to Section 10.3(f), an Issuer Order signed in the name of the Issuer by an Authorized Officer of the Issuer, dated as of the Closing Date, authorizing a deposit from the proceeds of the issuance of the Notes into the Revolver Funding Account pursuant to Section 10.4, and an Issuer Order signed in the name of the Issuer by an Authorized Officer of the Issuer, dated as of the Closing Date, authorizing a deposit from the proceeds of the issuance of the Notes into the Principal Collection Subaccount pursuant to Section 10.2.

-132- USActive 55852351.8 (xiii) Other Documents. Such other documents as the Trustee may reasonably require; provided, that nothing in this clause (xiii) shall imply or impose a duty on the part of the Trustee to require any other documents. Section 3.2 Conditions to Additional Issuance. (a) Any additional notes to be issued during the Reinvestment Period in accordance with Section 2.13 may be executed by the Applicable Issuers and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon Issuer Order and upon receipt by the Trustee of the following: (i) Officers’ Certificates of the Applicable Issuers Regarding Corporate Matters. An Officer’s certificate of each of the Applicable Issuers (A) evidencing the authorization by Resolution of the execution of a supplemental indenture and the execution, authentication and delivery of the notes applied for by it and specifying the Stated Maturity, principal amount and Interest Rate (if applicable) of the notes applied for by it and (with respect to the Issuer only) the Stated Maturity and principal amount of Subordinated Notes to be authenticated and delivered and (B) certifying that (1) the attached copy of the Resolution is a true and complete copy thereof, (2) such resolutions have not been rescinded and are in full force and effect on and as of the date of issuance and (3) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon. (ii) Opinion of Counsel for each of the Applicable Issuers Regarding Indenture. An Opinion of Counsel for each of the Applicable Issuers in accordance with Section 8.3 with regard to the related supplemental indenture, stating that in such counsel’s opinion the issuance of such notes is permitted under the terms of this Indenture and the form and terms of such additional notes are in accordance with the terms of this Indenture and the applicable terms of the related supplemental indenture. (iii) Governmental Approvals. From each of the Applicable Issuers either (A) a certificate of the Applicable Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of such Applicable Issuer that no other authorization, approval or consent of any governmental body is required for the valid issuance of the additional notes or (B) an Opinion of Counsel of the Applicable Issuer that no such authorization, approval or consent of any governmental body is required for the valid issuance of such additional notes except as has been given. (iv) Officers’ Certificates of Applicable Issuers Regarding Indenture. An Officer’s certificate of each of the Applicable Issuers stating that, to the best of the signing Officer’s knowledge, such Applicable Issuer is not in default under this Indenture and that the issuance of the additional notes applied for by it will not result in a default or a breach of any of the terms, conditions or provisions of, or constitute a default under, its organizational documents, any indenture or other agreement or instrument to which it is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which it is a party or by which it may be bound or to which it may be subject; that the provisions of Section 2.13 and all conditions precedent provided in this

-133- USActive 55852351.8 Indenture relating to the execution, authentication and delivery of the additional notes applied for by it have been complied with; and that all expenses due or accrued with respect to the offering of such notes or relating to actions taken on or in connection with the additional issuance have been paid or reserves therefor have been made. The Officer’s certificate of the Issuer shall also state that all of its representations and warranties contained herein are true and correct as of the date of additional issuance. (v) Supplemental Indenture. A fully executed counterpart of the supplemental indenture making such changes to this Indenture as is necessary to permit such additional issuance. (vi) Notice to Rating Agency. An Officer’s certificate of the Issuer confirming that in the case of the issuance of (x) additional Junior Mezzanine Notes or Subordinated Notes only, the Rating Agency has been notified of such issuance or (y) additional notes of any one or more existing Classes (other than Junior Mezzanine Notes or Subordinated Notes), the Moody’s Rating Condition has been satisfied (or deemed inapplicable under Section 1.3). (vii) Issuer Order for Deposit of Funds into Accounts. An Issuer Order signed in the name of the Issuer by an Authorized Officer of the Issuer, dated as of the date of the additional issuance, authorizing the deposit of the net proceeds of the issuance into the Collection Account for use pursuant to Section 10.2. (viii) Evidence of Required Consents. A certificate of the Collateral Manager consenting to such additional issuance and satisfactory evidence of the consent of a Majority of the Subordinated Notes to such issuance (which may be in the form of an Officer’s certificate of the Issuer). (ix) Issuer Order for Deposit of Funds into Expense Reserve Account. An Issuer Order signed in the name of the Issuer by an Authorized Officer of the Issuer, dated as of the date of the additional issuance, authorizing the deposit of a portion of the proceeds of such additional issuance into the Expense Reserve Account for use pursuant to Section 10.3(d). (x) Other Documents. Such other documents as the Trustee may reasonably require; provided, that nothing in this clause (x) shall imply or impose a duty on the part of the Trustee to require any other documents. Section 3.3 Custodianship; Delivery of Collateral Obligations and Eligible Investments. (a) The Collateral Manager, on behalf of the Issuer, shall use commercially reasonable efforts to deliver or cause to be delivered to a custodian appointed by the Issuer, which will be a Securities Intermediary (the “Custodian”), all Assets in accordance with the definition of “Deliver.” Initially, the Custodian will be the Bank. The Custodian agrees that its “securities intermediary’s jurisdiction” (within the meaning of Section 8-110(e) of the UCC) is the State of New York. Any successor custodian must be an Eligible Custodian that is a Securities Intermediary. The Trustee or the Custodian, as applicable, shall hold (i) all Collateral Obligations, Eligible Investments, Cash and other investments purchased in accordance with this Indenture and

-134- USActive 55852351.8 (ii) any other property of the Issuer otherwise Delivered to the Trustee or the Custodian, as applicable, by or on behalf of the Issuer, in the relevant Account, established and maintained pursuant to Article X; as to which in each case the Trustee has entered into the Account Agreement (or, in the case of a successor custodian, an agreement substantially in the form thereof) providing, inter alia, that the establishment and maintenance of such Account will be governed by a law of a jurisdiction satisfactory to the Issuer and the Trustee. (b) Each time that the Collateral Manager on behalf of the Issuer directs or causes the acquisition of any Collateral Obligation, Eligible Investment or other investment, the Collateral Manager (on behalf of the Issuer) shall, if the Collateral Obligation, Eligible Investment or other investment is required to be, but has not already been, transferred to the relevant Account, use commercially reasonable efforts to cause the Collateral Obligation, Eligible Investment or other investment to be Delivered to the Custodian to be held in the Custodial Account (or in the case of any such investment that is not a Collateral Obligation, in the Account in which the funds used to purchase the investment are held in accordance with Article X) for the benefit of the Trustee in accordance with this Indenture. The security interest of the Trustee in the funds or other property used in connection with the acquisition will, immediately and without further action on the part of the Trustee, be released. The security interest of the Trustee will nevertheless come into existence and continue in the Collateral Obligation, Eligible Investment or other investment so acquired, including all interests of the Issuer in any contracts related to and proceeds of such Collateral Obligation, Eligible Investment or other investment. (c) Notwithstanding any term hereof or elsewhere to the contrary, it is hereby expressly acknowledged that (a) interests in Collateral Obligations may be acquired and delivered by the Issuer to the Trustee or Custodian from time to time which are not evidenced by, or accompanied by delivery of, a security (as that term is defined in UCC Section 8-102) or an instrument (as that term is defined in Section 9-102(a)(4a) of the UCC), and may be evidenced solely by delivery to the Trustee or Custodian of a facsimile copy of an assignment agreement (“Loan Assignment Agreement”) in favor of the Issuer as assignee, (b) any such Loan Assignment Agreement (and the registration of the related Asset on the books and records of the applicable Obligor or bank agent) will be registered in the name of the Issuer, and (c) any duty on the part of the Trustee or Custodian with respect to such Collateral Obligation (including in respect of any duty it might otherwise have to maintain a sufficient quantity of such Collateral Obligation for purposes of UCC Section 8-504) will be limited to the exercise of reasonable care by the Trustee or Custodian, as applicable, in the physical custody of any such Loan Assignment Agreement that may be delivered to it. It is acknowledged and agreed that the Trustee and Custodian are not under a duty to examine underlying credit agreements or loan documents to determine the validity or sufficiency of any Loan Assignment Agreement (and has no responsibility for the genuineness or completeness thereof), or for the Issuer’s title to any related Loan. ARTICLE IV SATISFACTION AND DISCHARGE Section 4.1 Satisfaction and Discharge of Indenture. This Indenture will be discharged and will cease to be of further effect except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of

-135- USActive 55852351.8 Holders of Secured Notes to receive payments of principal thereof and interest thereon (subject to Section 2.7(i)), (iv) the rights, obligations and immunities of the Trustee hereunder, (v) the rights, obligations and immunities of the Collateral Manager hereunder and under the Collateral Management Agreement, (vi) the rights, obligations and immunities of the Collateral Administrator hereunder and under the Collateral Administration Agreement, (vii) the rights of any Hedge Counterparties hereunder and (viii) the rights of Holders as beneficiaries hereof with respect to the property deposited with the Trustee and payable to all or any of them (subject to Section 2.7(i)) (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture) when: (a) either: (i) all Notes theretofore authenticated and delivered to Holders (other than (A) Notes that have been mutilated, defaced, destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.6, or (B) Notes for whose payment Money has theretofore irrevocably been deposited in trust and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 7.3) have been delivered to the Trustee for cancellation; or (ii) all Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable, or (B) will become due and payable at their Stated Maturity within one year, or (C) are to be called for redemption pursuant to Article IX under an arrangement satisfactory to the Trustee for the giving of notice of redemption by the Applicable Issuers pursuant to Section 9.4 and the Issuer has irrevocably deposited or caused to be deposited with the Trustee, in trust for such purpose, Cash or non-callable direct obligations of the United States of America; provided, that the obligations are entitled to the full faith and credit of the United States of America or are debt obligations that are rated “Aaa” by Moody’s, in an amount sufficient, as recalculated in an agreed upon procedures report by a firm of nationally-recognized Independent certified public accountants, to pay and discharge the entire indebtedness on such Notes, for principal and interest payable thereon under this Indenture to the date of such deposit (in the case of Notes which have become due and payable), or to their Stated Maturity or Redemption Date, as the case may be, and shall have Granted to the Trustee a valid perfected security interest in such Eligible Investment that is of first priority or free of any adverse claim, as applicable, and shall have furnished an Opinion of Counsel with respect thereto; provided, that this subsection (ii) shall not apply if an election to act in accordance with the provisions of Section 5.5(a) shall have been made and not rescinded; (b) either (i) the Issuer has paid or caused to be paid all other sums then due and payable hereunder (including any amounts then due and payable pursuant to the Collateral Administration Agreement and the Collateral Management Agreement without regard to the Administrative Expense Cap and to any Hedge Counterparty) by the Issuer and no other amounts are scheduled to be due and payable by the Issuer or (ii) all Assets that are subject to the lien of this Indenture have been sold and the proceeds from such sales have been distributed, in each case, in accordance with this Indenture; and

-136- USActive 55852351.8 (c) the Co-Issuers have delivered to the Trustee Officers’ certificates and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the rights and obligations of the Co-Issuers, the Trustee, the Collateral Manager and, if applicable, the Holders and any Hedge Counterparty, as the case may be, under Sections 2.7, 4.2, 5.4(d), 5.9, 5.18, 6.6, 6.7, 7.1, 7.3, 13.1 and 14.16 will survive. Section 4.2 Application of Trust Money. All Cash and obligations deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it in accordance with the provisions of the Notes and this Indenture, including, without limitation, the Priority of Payments, to the payment of principal and interest (or other amounts with respect to the Subordinated Notes), either directly or through any Paying Agent, as the Trustee may determine; and such Cash and obligations will be held in a segregated account identified as being held in trust for the benefit of the Secured Parties. Section 4.3 Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all Monies then held by any Paying Agent other than the Trustee under the provisions of this Indenture will, upon demand of the Co-Issuers, be paid to the Trustee to be held and applied pursuant to Section 7.3 hereof and in accordance with the Priority of Payments and thereupon such Paying Agent will be released from all further liability with respect to such Monies. ARTICLE V REMEDIES Section 5.1 Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether such event is voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body): (a) a default in the payment, when due and payable, of any interest on any Class A Note or Class B Note, or if there are no Class A Notes or Class B Notes outstanding, any Class C Note, or if there are no Class A Notes, Class B Notes or Class C Notes outstanding, any Class D Note, or if there are no Class A Notes, Class B Notes, Class C Notes or Class D Notes outstanding, any Class E Note, and, in each case, the continuation of any such default for seven Business Days; provided, that, in the case of a default resulting from a failure to disburse due to an administrative error or omission by the Collateral Manager, the Trustee, the Collateral Administrator, the Administrator, the Registrar or any Paying Agent, such default will not be an Event of Default unless such failure continues for ten Business Days after a Trust Officer of the Trustee receives written notice or has actual knowledge of such administrative error or omission (irrespective of whether the cause of such administrative error or omission has been determined); provided, further, that if the Secured Notes are accelerated following an Event of Default (other than pursuant to this clause (a)) and such acceleration has been rescinded or annulled in accordance

-137- USActive 55852351.8 with Section 5.2(b), a default in payment of interest on the Class B Notes resulting from such acceleration and application of funds pursuant to Section 11.1(a)(iii) will not be an Event of Default pursuant to this clause (a) unless and until the Class B Notes are the Controlling Class; (b) a default in the payment, when due and payable, of any principal of, or interest or Secured Note Deferred Interest on, or any Redemption Price or any Re-Pricing Sale Price in respect of, any Secured Note at its Stated Maturity or on any Redemption Date (unless, in the case of a Redemption Date, the applicable notice of redemption was withdrawn in accordance with Article IX); provided, that, (x) in the case of a default resulting from a failure to disburse due to an administrative error or omission by the Collateral Manager, the Trustee, the Collateral Administrator, the Administrator, the Registrar or any Paying Agent, such default will not be an Event of Default unless such failure continues for ten Business Days after a Trust Officer of the Trustee receives written notice or has actual knowledge of such administrative error or omission (irrespective of whether the cause of such administrative error or omission has been determined) and (y) in the case of a default in the payment of any principal of any Secured Note on any Redemption Date thereof where (A) such default is due solely to a delayed or failed settlement of any asset sale by the Issuer (or the Collateral Manager on the Issuer’s behalf), (B) the Issuer (or the Collateral Manager on the Issuer’s behalf) had entered into a binding agreement for the sale of such asset prior to the applicable Redemption Date with settlement scheduled to occur prior to the Redemption Date, (C) such delayed or failed settlement is due solely to circumstances beyond the control of the Issuer and the Collateral Manager, and (D) the Issuer (or the Collateral Manager on the Issuer’s behalf) has used commercially reasonable efforts to cause such settlement to occur prior to the Redemption Date and without such delay or failure, then such default will not be an Event of Default unless such failure continues for 10 Business Days after such Redemption Date; provided, further, that any Refinancing that fails to occur will not constitute an Event of Default; (c) unless the Issuer is legally required to withhold such amounts, the failure on any Payment Date to disburse amounts in excess of U.S.$100,000 available in the Payment Account (other than a default in payment described in clauses (a) and (b) above) in accordance with the Priority of Payments and continuation of such failure for a period of ten Business Days (or, if such failure can only be remedied on a Payment Date, such failure continues until the later of the ten Business Day period specified above and the next Payment Date); provided, that, in the case of a default resulting from a failure to disburse due to an administrative error or omission by the Collateral Manager, the Trustee, the Collateral Administrator, the Registrar or any Paying Agent, such default will not be an Event of Default unless such failure continues for ten Business Days after a Trust Officer of the Trustee receives written notice or has actual knowledge of such administrative error or omission (irrespective of whether the cause of such administrative error or omission has been determined); (d) either of the Co-Issuers or the Assets becomes an investment company required to be registered under the Investment Company Act (and such requirement has not been eliminated after a period of 45 days); (e) except as otherwise provided in this Section 5.1, a default in a material respect in the performance, or breach in a material respect, of any other covenant or other agreement of the Issuer or the Co-Issuer in this Indenture (it being understood, without limiting the generality of the foregoing, that any failure to meet any Concentration Limitation, Collateral

-138- USActive 55852351.8 Quality Test, Coverage Test or the Interest Diversion Test is not an Event of Default and any failure to satisfy the requirements of Section 7.18 is not an Event of Default, except in either case to the extent provided in clause (f) below), or the failure of any representation or warranty of the Issuer or the Co-Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith to be correct in each case in all material respects when the same has been made, and the continuation of such default, breach or failure for a period of 45 days after notice to the Issuer or the Co-Issuer, as applicable, and the Collateral Manager by registered or certified mail or overnight courier, by the Trustee, the Issuer, the Co-Issuer or the Collateral Manager or to the Issuer or the Co-Issuer, as applicable, the Collateral Manager and the Trustee at the direction of the Holders of at least a Majority of the Controlling Class, specifying such default, breach or failure and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; provided that the delivery of a certificate or other report which corrects any inaccuracy contained in a previous report or certification shall be deemed to cure such inaccuracy as of the date of delivery of such updated report or certificate and any and all inaccuracies arising from continuation of such initial inaccurate report or certificate and the sale or other disposition of any asset that did not at the time of its acquisition satisfy the Investment Criteria shall cure any breach or failure arising therefrom as of the date of such failure; (f) on any Measurement Date, failure of the percentage equivalent of a fraction (i) the numerator of which is equal to (1) the sum of (a) the Aggregate Principal Amount of the Collateral Obligations, excluding Defaulted Obligations and (b) without duplication, the amounts on deposit in the Principal Collection Subaccount, the Contribution Account (to the extent such amounts have been designated for application as Principal Proceeds pursuant to the definition of “Permitted Use”) and the Ramp-Up Account (including Eligible Investments therein) plus (2) the aggregate Market Value of all Defaulted Obligations on such date and (ii) the denominator of which is equal to the Aggregate Outstanding Amount of the Class A Notes on such date, to equal or exceed 102.5%; (g) the entry of a decree or order by a court having competent jurisdiction adjudging the Issuer or the Co-Issuer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer or the Co-Issuer under the Bankruptcy Law or any other applicable law, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Issuer or the Co-Issuer or of any substantial part of its property, respectively, or ordering the winding up or liquidation of its affairs, respectively, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or (h) the institution by the Issuer or the Co-Issuer of Proceedings to have the Issuer or Co-Issuer, as the case may be, adjudicated as bankrupt or insolvent, or the consent of the Issuer or the Co-Issuer to the institution of bankruptcy or insolvency Proceedings against the Issuer or Co-Issuer, as the case may be, or the filing by the Issuer or the Co-Issuer of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Law or any other similar applicable law, or the consent by the Issuer or the Co-Issuer to the filing of any such petition or to the appointment in a Proceeding of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer or the Co-Issuer or of any substantial part of its property, respectively, or the making by the Issuer or the Co-Issuer of an assignment for the benefit of creditors, or the admission by the Issuer or the Co-Issuer in writing of its inability to pay its debts generally as they

-139- USActive 55852351.8 become due, or the taking of any action by the Issuer or the Co-Issuer in furtherance of any such action. Upon obtaining knowledge of the occurrence of an Event of Default, each of (i) the Co-Issuers, (ii) the Trustee and (iii) the Collateral Manager shall notify each other. Upon the occurrence of an Event of Default known to a Trust Officer of the Trustee, the Trustee shall, not later than two Business Days thereafter, notify any Hedge Counterparty, the Noteholders (as their names appear on the Register), each Paying Agent, DTC and the Rating Agency of such Event of Default in writing (unless such Event of Default has been waived as provided in Section 5.14). Section 5.2 Acceleration of Maturity; Rescission and Annulment. (a) If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 5.1(g) or (h)), the Trustee may (with the written consent of a Majority of the Controlling Class), and shall (upon the written direction of a Majority of the Controlling Class), by notice to the Applicable Issuers, each Hedge Counterparty, the Rating Agency and the Collateral Manager, declare the principal of all the Secured Notes to be immediately due and payable, and upon any such declaration, such principal, together with all accrued and unpaid interest thereon (including, in the case of the Deferred Interest Secured Notes, any Secured Note Deferred Interest) through the date of acceleration and other amounts payable hereunder, will become immediately due and payable. If an Event of Default specified in Section 5.1(g) or (h) occurs, all unpaid principal, together with all accrued and unpaid interest thereon, of all the Secured Notes, and other amounts payable thereunder and hereunder, will automatically become due and payable without any declaration or other act on the part of the Trustee or any Noteholder. (b) At any time after such a declaration of acceleration of maturity has been made and before a judgment or decree for payment of the Money due has been obtained by the Trustee as hereinafter provided in this Article V, a Majority of the Controlling Class by written notice to the Issuer, the Trustee, the Rating Agency and the Collateral Manager, may rescind and annul such declaration and its consequences if: (i) The Issuer or the Co-Issuer has paid or deposited with the Trustee a sum sufficient to pay: (A) all unpaid installments of interest and principal then due on the Secured Notes (other than as a result of such acceleration); and (B) all unpaid Taxes and Administrative Expenses of the Co-Issuers and other sums paid or advanced by the Trustee hereunder or by the Collateral Administrator under the Collateral Administration Agreement or hereunder, accrued and unpaid Base Management Fees and any other amounts then payable by the Co-Issuers hereunder prior to such Administrative Expenses and such Base Management Fees; and (C) all amounts then due and payable to any Hedge Counterparty (other than as a result of such acceleration). (ii) It has been determined that all Events of Default, other than the nonpayment of the interest on or principal of the Secured Notes that has become due solely by such

-140- USActive 55852351.8 acceleration, have (A) been cured, and a Majority of the Controlling Class by written notice to the Trustee has agreed with such determination (which agreement shall not be unreasonably withheld), or (B) been waived as provided in Section 5.14. Subject to the second proviso in Section 5.1(a), no such rescission will affect any subsequent Default or impair any right consequent thereon. Section 5.3 Collection of Indebtedness and Suits for Enforcement by Trustee. The Applicable Issuers covenant that if a default occurs in respect of the payment of any principal of or interest when due and payable on any Secured Note, the Applicable Issuers will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holder of such Secured Note, the whole amount, if any, then due and payable on such Secured Note for principal and interest with interest upon the overdue principal and, to the extent that payments of such interest is legally enforceable, upon overdue installments of interest, at the applicable Interest Rate, and, in addition thereto, such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel. If the Issuer or the Co-Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may, and (subject to its rights hereunder, including Section 6.1(c)(iv)) shall upon direction of a Majority of the Controlling Class, institute a Proceeding for the collection of the sums so due and unpaid, may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Applicable Issuers or any other obligor upon the Secured Notes and collect the Monies adjudged or decreed to be payable in the manner provided by law out of the Assets. If an Event of Default occurs and is continuing, the Trustee may in its discretion, and shall upon written direction of a Majority of the Controlling Class, proceed to protect and enforce its rights and the rights of the Secured Parties by such appropriate Proceedings as the Trustee deems most effectual (if no such direction is received by the Trustee) or as the Trustee may be directed by a Majority of the Controlling Class, to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law. If Proceedings are pending relative to the Issuer or the Co-Issuer or any other obligor upon the Secured Notes under the Bankruptcy Law or any other applicable bankruptcy, insolvency or other similar law, or if a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official has been appointed for or taken possession of the Issuer, the Co-Issuer or their respective property or such other obligor or its property, or in case of any other comparable Proceedings relative to the Issuer, the Co-Issuer or other obligor upon the Secured Notes, or the creditors or property of the Issuer, the Co-Issuer or such other obligor, the Trustee, regardless of whether the principal of any Secured Note is then be due and payable as therein expressed or by declaration or otherwise and regardless of whether the Trustee has made any demand pursuant to the provisions of this Section 5.3, will be entitled and empowered, by intervention in such Proceedings or otherwise:

-141- USActive 55852351.8 (a) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Secured Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or willful misconduct) and of the Secured Noteholders allowed in any Proceedings relative to the Issuer, the Co-Issuer or other obligor upon the Secured Notes or to the creditors or property of the Issuer, the Co-Issuer or such other obligor; (b) unless prohibited by applicable law and regulations, to vote on behalf of the Secured Noteholders upon the direction of a Majority of the Controlling Class, in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency Proceedings or person performing similar functions in comparable Proceedings; and (c) to collect and receive any Monies or other property payable to or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Noteholders and of the Trustee on their behalf; and any trustee, receiver or liquidator, custodian or other similar official is hereby authorized by each of the Secured Noteholders to make payments to the Trustee, and, in the event that the Trustee consents to the making of payments directly to the Secured Noteholders to pay to the Trustee such amounts as are sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or willful misconduct. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Secured Noteholders, any plan of reorganization, arrangement, adjustment or composition affecting the Secured Notes or any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Secured Noteholders, as applicable, in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person. In any Proceedings brought by the Trustee on behalf of the Holders of the Secured Notes (and any such Proceedings involving the interpretation of any provision of this Indenture to which the Trustee is a party), the Trustee will be held to represent all the Holders of the Secured Notes. Notwithstanding anything in this Section 5.3 to the contrary, the Trustee may not sell or liquidate the Assets or institute Proceedings in furtherance thereof pursuant to this Section 5.3 except according to the provisions specified in Section 5.5(a). Section 5.4 Remedies. (a) If an Event of Default shall have occurred and be continuing, and the Secured Notes have been declared or have become due and payable (an “Acceleration Event”) and such Acceleration Event and its consequences have not been rescinded and annulled, the Co-Issuers agree that the Trustee may, and (subject to its rights under this Indenture, including Section 6.1(c)(iv)) shall, upon written direction of a Majority of the

-142- USActive 55852351.8 Controlling Class, to the extent permitted by applicable law, exercise one or more of the following rights, privileges and remedies: (i) institute Proceedings for the collection of all amounts then payable on the Secured Notes or otherwise payable under this Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Assets any Monies adjudged due; (ii) sell or cause the sale of all or a portion of the Assets or rights or interests therein, at one or more public or private sales called and conducted in any manner permitted by law and in accordance with Section 5.17 hereof; (iii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Assets; (iv) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Trustee and the Holders of the Secured Notes hereunder (including exercising all rights of the Trustee under the Account Agreement); and (v) exercise any other rights and remedies that may be available at law or in equity; provided, that the Trustee may not sell or liquidate the Assets or institute Proceedings in furtherance thereof pursuant to this Section 5.4 except according to the provisions of Section 5.5(a). The Trustee may, but need not, obtain and rely upon an opinion (the cost of which will be payable as an Administrative Expense) of an Independent investment banking firm of national reputation with experience in structuring and distributing securities similar to the Secured Notes, which may be the Initial Purchaser, as to the feasibility of any action proposed to be taken in accordance with this Section 5.4 and as to the sufficiency of the proceeds and other amounts receivable with respect to the Assets to make the required payments of principal of and interest on the Secured Notes which opinion will be conclusive evidence as to such feasibility or sufficiency. (b) If an Event of Default as described in Section 5.1(e) hereof shall have occurred and be continuing the Trustee may, and at the direction of the Holders of not less than 25% of the Aggregate Outstanding Amount of the Controlling Class shall, institute a Proceeding solely to compel performance of the covenant or agreement or to cure the representation or warranty, the breach of which gave rise to the Event of Default under such Section, and enforce any equitable decree or order arising from such Proceeding. (c) Upon any sale, whether made under the power of sale hereby given or by virtue of judicial Proceedings, any Secured Party may bid for and purchase the Assets or any part thereof and, upon compliance with the terms of sale, may hold, retain, possess or dispose of such property in its or their own absolute right without accountability.

-143- USActive 55852351.8 Upon any sale, whether made under the power of sale hereby given or by virtue of judicial Proceedings, the receipt of the Trustee, or of the Officer making a sale under judicial Proceedings, will be a sufficient discharge to the purchaser or purchasers at any sale for its or their purchase Money, and such purchaser or purchasers will not be obliged to see to the application thereof. Any such sale, whether under any power of sale hereby given or by virtue of judicial Proceedings, will bind the Co-Issuers, the Trustee and the Holders of the Secured Notes, will operate to divest all right, title and interest whatsoever, either at law or in equity, of each of them in and to the property sold, and will be a perpetual bar, both at law and in equity, against each of them and their successors and assigns, and against any and all Persons claiming through or under them. (d) Notwithstanding any other provision of this Indenture, none of the Trustee, the Secured Parties or the Noteholders may, prior to the date which is one year and one day (or if longer, any applicable preference period plus one day) after the payment in full of all Notes and any other debt obligations of the Issuer or the Co-Issuer that have been rated upon issuance by any rating agency at the request of the Issuer, institute against, or join any other Person in instituting against, the Issuer, the Co-Issuer or any Issuer Subsidiary any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation Proceedings (other than an Approved Issuer Subsidiary Liquidation), or other Proceedings under Cayman Islands, U.S. federal or state bankruptcy or similar laws. Nothing in this Section 5.4 precludes, or will be deemed to estop, the Trustee, any Secured Party or any Noteholder (i) from taking any action prior to the expiration of the aforementioned period in (A) any case or Proceeding voluntarily filed or commenced by the Issuer, the Co-Issuer or any Issuer Subsidiary or (B) any involuntary insolvency Proceeding filed or commenced by a Person other than the Trustee, such Secured Party or such Noteholder, respectively, or (ii) from commencing against the Issuer, the Co-Issuer or any Issuer Subsidiary or any of their respective properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation Proceeding. The foregoing restrictions of this Section 5.4(d) are a material inducement for each Holder and beneficial owner of Notes to acquire such Notes and for the Issuer, the Co-Issuer and the Collateral Manager to enter into this Indenture (in the case of the Issuer and the Co-Issuer) and the other applicable transaction documents and are an essential term of such documents. Any Holder or beneficial owner of a Note, the Collateral Manager or either of the Co-Issuers may seek and obtain specific performance of such restrictions (including injunctive relief), including, without limitation, in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings (other than an Approved Issuer Subsidiary Liquidation), or other proceedings under Cayman Islands law, United States federal or state bankruptcy law or similar laws of any jurisdiction. (e) In the event one or more Holders or beneficial owners of Notes cause the filing of a petition in bankruptcy against the Issuer, the Co-Issuer or any Issuer Subsidiary in violation of the prohibition described above, such Holder(s) or beneficial owner(s) will be deemed to acknowledge and agree that any claim that such Holder(s) or beneficial owner(s) have against the Issuer, the Co-Issuer or any Issuer Subsidiary or with respect to any Assets (including any proceeds thereof) will, notwithstanding anything to the contrary in the Priority of Payments, be

-144- USActive 55852351.8 fully subordinate in right of payment to the claims of each Holder and beneficial owner of any Note that does not seek to cause any such filing, with such subordination being effective until all amounts with respect to each Note held by each Holder or beneficial owners of any Note that does not seek to cause any such filing are paid in full in accordance with the Priority of Payments (after giving effect to such subordination). The terms described in the immediately preceding sentence are referred to herein as the “Bankruptcy Subordination Agreement.” The Bankruptcy Subordination Agreement will constitute a “subordination agreement” within the meaning of Section 510(a) of the U.S. Bankruptcy Code (Title 11 of the United States Code, as amended from time to time (or any successor statute)). The Trustee is entitled to rely upon an Issuer Order with respect to the payment of any amounts payable to Holders, which amounts are subordinated pursuant to this Section 5.4(e). Section 5.5 Optional Preservation of Assets. (a) Notwithstanding anything to the contrary herein, if an Event of Default shall have occurred and be continuing, the Trustee shall retain the Assets securing the Secured Notes intact, collect and cause the collection of the proceeds thereof and make and apply all payments and deposits and maintain all accounts in respect of the Assets and the Notes in accordance with the Priority of Payments and the provisions of Article X, Article XII and Article XIII unless: (i) the Trustee, pursuant to Section 5.5(c) and in consultation with the Collateral Manager, and with notice to the Rating Agency, determines that the anticipated proceeds of a sale or liquidation of the Assets (after deducting the reasonable expenses of such sale or liquidation) would be sufficient to discharge in full the amounts then due (or, in the case of interest, accrued) and unpaid on the Secured Notes for principal and interest (including any accrued and unpaid Secured Note Deferred Interest), and all other amounts that, pursuant to the Priority of Payments, are required to be paid prior to such payments on such Secured Notes (including any amounts due and owing as Administrative Expenses (without regard to the Administrative Expense Cap), any due and unpaid Base Management Fees and any Hedge Payment Amounts (assuming, for this purpose, that the related Hedge Agreement has been terminated by reason of the occurrence of an “event of default” as defined thereunder by the Issuer)) and a Majority of the Controlling Class agrees with such determination; or (ii) (A) in the case of an Event of Default specified in Sections 5.1(a) (unless such Event of Default was caused solely as a result of acceleration), (b) or (f), a Majority of the Controlling Class and (B) in all other cases, a Supermajority of each Class of the Secured Notes (voting separately by Class), or, if no Class of Secured Notes remains outstanding, a Majority of the Subordinated Notes, directs the sale and liquidation of the Assets. The Trustee shall give written notice of the retention of the Assets to the Issuer with a copy to the Co-Issuer, the Collateral Manager and the Rating Agency. So long as such Event of Default is continuing, any such retention pursuant to this Section 5.5(a) may be rescinded at any time when the conditions specified in clause (i) or (ii) exist. (b) Nothing contained in Section 5.5(a) will be construed to require the Trustee to sell the Assets securing the Secured Notes if the conditions set forth in clause (i) or (ii) of

-145- USActive 55852351.8 Section 5.5(a) are not satisfied. Nothing contained in Section 5.5(a) will be construed to require the Trustee to preserve the Assets securing the Secured Notes if prohibited by applicable law. (c) In determining whether the condition specified in Section 5.5(a)(i) exists, the Trustee shall obtain, with the cooperation of the Collateral Manager, bid prices with respect to each security contained in the Assets from two nationally recognized dealers (as specified by the Collateral Manager in writing) at the time making a market in such securities and shall compute the anticipated proceeds of sale or liquidation on the basis of the lower of such bid prices for each such security. In addition, for the purposes of determining issues relating to the execution of a sale or liquidation of the Assets and the execution of a sale or other liquidation thereof in connection with a determination whether the condition specified in Section 5.5(a)(i) exists, the Trustee may retain and rely on an opinion of an Independent investment banking firm of national reputation (the cost of which will be payable as an Administrative Expense). The Trustee shall deliver to the Noteholders and the Collateral Manager a report stating the results of any determination required pursuant to Section 5.5(a)(i) no later than 10 days after such determination is made. The Trustee shall make the determination required by Section 5.5(a)(i) within 30 days after an Event of Default and at the request of a Majority of the Controlling Class at any time during which the Trustee retains the Assets pursuant to Section 5.5(a)(i). Section 5.6 Trustee May Enforce Claims without Possession of Notes. All rights of action and claims under this Indenture or under any of the Secured Notes may be prosecuted and enforced by the Trustee without the possession of any of the Secured Notes or the production thereof in any trial or other Proceeding relating thereto, and any such action or Proceeding instituted by the Trustee will be brought in its own name as trustee of an express trust, and any recovery of judgment will be applied as set forth in Section 5.7 hereof. Section 5.7 Application of Money Collected. Any Money collected by the Trustee with respect to the Notes pursuant to this Article V and any Money that may then be held or thereafter received by the Trustee with respect to the Notes hereunder will be applied in accordance with the provisions of Section 11.1(a) and Section 13.1. Following commencement of liquidation pursuant to Section 5.5, payments will be made only on the date or dates fixed by the Trustee. Upon the final distribution of all proceeds of any liquidation effected hereunder, the provisions of Section 4.1(b) will be deemed satisfied for the purposes of discharging this Indenture pursuant to Article IV. Section 5.8 Limitation on Suits. No Holder of any Note has any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture or any Note, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless: (a) such Holder has previously given to the Trustee written notice of an Event of Default; (b) the Holders of not less than 25% of the then Aggregate Outstanding Amount of the Notes of the Controlling Class have made written request to the Trustee to institute Proceedings in respect of such Event of Default in its own name as Trustee hereunder and such

-146- USActive 55852351.8 Holder or Holders have provided the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities to be incurred in compliance with such request; (c) the Trustee, for 30 days after its receipt of such notice, request and provision of such indemnity to the Trustee, has failed to institute any such Proceeding; and (d) no direction inconsistent with such written request has been given to the Trustee during such 30-day period by a Majority of the Controlling Class; it being understood and intended that no one or more Holders of Notes has any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes of the same Class or to obtain or to seek to obtain priority or preference over any other Holders of the Notes of the same Class or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Notes of the same Class subject to and in accordance with Section 13.1 and the Priority of Payments. In the event the Trustee receives conflicting or inconsistent requests and indemnity from two or more groups of Holders of the Controlling Class, each representing less than a Majority of the Controlling Class, the Trustee shall act in accordance with the request specified by the group of Holders with the greatest percentage of the Aggregate Outstanding Amount of the Controlling Class, notwithstanding any other provisions of this Indenture. If all such groups represent the same percentage, the Trustee, in its sole discretion, may determine what action, if any, will be taken. Section 5.9 Unconditional Rights of Secured Noteholders to Receive Principal and Interest. Subject to Section 2.7(i) but notwithstanding any other provision of this Indenture, the Holder of any Secured Note has the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Secured Note, as such principal, interest and other amounts become due and payable in accordance with the Priority of Payments and Section 13.1, as the case may be, and, subject to the provisions of Section 5.8, to institute proceedings for the enforcement of any such payment, and such right will not be impaired without the consent of such Holder. Holders of Secured Notes ranking junior to Notes still outstanding have no right to institute Proceedings for the enforcement of any such payment until such time as no Secured Note ranking senior to such Secured Note remains outstanding, which right will be subject to the provisions of Section 5.8, and will not be impaired without the consent of any such Holder. Section 5.10 Restoration of Rights and Remedies. If the Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Noteholder, then and in every such case the Co-Issuers, the Trustee and the Noteholder will, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Noteholder will continue as though no such Proceeding had been instituted.

-147- USActive 55852351.8 Section 5.11 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy will, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, does not prevent the concurrent assertion or employment of any other appropriate right or remedy. Section 5.12 Delay or Omission Not Waiver. No delay or omission of the Trustee or any Holder of Secured Notes to exercise any right or remedy accruing upon any Event of Default impairs any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein or of a subsequent Event of Default. Every right and remedy given by this Article V or by law to the Trustee or to the Holders of the Secured Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of the Secured Notes. Section 5.13 Control by Majority of Controlling Class. Notwithstanding any other provision of this Indenture, a Majority of the Controlling Class has the right following the occurrence, and during the continuance of, an Event of Default to cause the institution of and direct the time, method and place of conducting any Proceeding or for any other remedy available to the Trustee; provided, that: (a) such direction does not conflict with any rule of law or with any express provision of this Indenture; (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction; provided, that subject to Section 6.1, the Trustee need not take any action that it determines might involve it in liability (unless the Trustee has received the indemnity as set forth in (c) below); (c) the Trustee has been provided with indemnity reasonably satisfactory to it against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities to be incurred in compliance with such request; and (d) notwithstanding the foregoing, any direction to the Trustee to undertake a Sale of the Assets must satisfy the requirements of Section 5.5. Section 5.14 Waiver of Past Defaults. Prior to the time a judgment or decree for payment of the Money due has been obtained by the Trustee, as provided in this Article V, a Majority of the Controlling Class may on behalf of the Holders of all the Notes waive any past Event of Default or any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default and its consequences, except any such Event of Default or occurrence: (a) in the payment of the principal of or interest on any Secured Note (which may be waived only with the consent of the Holder of such Secured Note); (b) in respect of a covenant or provision hereof that under Section 8.2 cannot be modified or amended without the waiver or consent of the Holder of each outstanding Note

-148- USActive 55852351.8 materially and adversely affected thereby (which may be waived only with the consent of each such Holder); or (c) in respect of a representation contained in Section 7.19. In the case of any such waiver, the Co-Issuers, the Trustee and the Holders of the Notes will be restored to their former positions and rights hereunder, respectively, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereto. The Trustee shall promptly give written notice of any such waiver to the Rating Agency, the Collateral Manager and each Holder. Upon any such waiver, such Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, for every purpose of this Indenture, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereto. Section 5.15 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by such Holder’s acceptance thereof will be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.15 will not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 10% in Aggregate Outstanding Amount of the Controlling Class, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest on any Note on or after the applicable Stated Maturity (or, in the case of redemption, on or after the applicable Redemption Date). Section 5.16 Waiver of Stay or Extension Laws. The Co-Issuers covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any valuation, appraisement, redemption or marshalling law or rights, in each case wherever enacted, now or at any time hereafter in force, which may affect the covenants, the performance of or any remedies under this Indenture; and the Co-Issuers (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law or rights, and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted or rights created. Section 5.17 Sale of Assets. (a) The power to effect any sale (a “Sale”) of any portion of the Assets pursuant to Sections 5.4 and 5.5 will not be exhausted by any one or more Sales as to any portion of such Assets remaining unsold, but will continue unimpaired until the entire Assets have been sold or all amounts secured by the Assets have been paid. The Trustee may upon notice to the Noteholders, and shall, upon direction of a Majority of the Controlling Class, from time to time postpone any Sale by public announcement made at the time and place of such Sale. The Trustee hereby expressly waives its rights to any amount fixed by law as

-149- USActive 55852351.8 compensation for any Sale; provided, that the Trustee is authorized to deduct the reasonable costs, charges and expenses incurred by it in connection with such Sale from the proceeds thereof notwithstanding the provisions of Section 6.7. (b) The Trustee may bid for and acquire any portion of the Assets in connection with a public Sale thereof, and may pay all or part of the purchase price by crediting against amounts owing on the Secured Notes in the case of the Assets or other amounts secured by the Assets, all or part of the net proceeds of such Sale after deducting the reasonable costs, charges and expenses incurred by the Trustee in connection with such Sale notwithstanding the provisions of Section 6.7 hereof. The Secured Notes need not be produced in order to complete any such Sale, or in order for the net proceeds of such Sale to be credited against amounts owing on the Notes. The Trustee may hold, lease, operate, manage or otherwise deal with any property so acquired in any manner permitted by law in accordance with this Indenture. (c) If any portion of the Assets consists of securities issued without registration under the Securities Act (“Unregistered Securities”), the Trustee may seek an Opinion of Counsel, or, if no such Opinion of Counsel can be obtained and with the consent of a Majority of the Controlling Class, seek a no action position from the Securities and Exchange Commission or any other relevant federal or state regulatory authorities, regarding the legality of a public or private Sale of such Unregistered Securities. (d) The Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Assets in connection with a Sale thereof. In addition, the Trustee is hereby irrevocably appointed the agent and attorney in fact of the Issuer to transfer and convey its interest in any portion of the Assets in connection with a Sale thereof, and to take all action necessary to effect such Sale. No purchaser or transferee at such a sale will be bound to ascertain the Trustee’s authority, to inquire into the satisfaction of any conditions precedent or see to the application of any Monies. (e) The Trustee shall provide notice of any public Sale to the Holders of the Subordinated Notes, and the Holders of the Subordinated Notes are permitted to participate in any such public Sale to the extent such Holders meet any eligibility requirements with respect to such Sale. Section 5.18 Action on the Notes. The Trustee’s right to seek and recover judgment on the Notes or under this Indenture will not be affected by the seeking or obtaining of or application for any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Trustee or the Noteholders will be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Assets or upon any of the assets of the Issuer or the Co- Issuer.

-150- USActive 55852351.8 ARTICLE VI THE TRUSTEE Section 6.1 Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default known to the Trustee: (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations will be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee is under a duty to examine the same to determine whether or not they substantially conform to the requirements of this Indenture and shall promptly, but in any event within three Business Days in the case of an Officer’s certificate furnished by the Collateral Manager, notify the party delivering the same if such certificate or opinion does not conform. If a corrected form has not been delivered to the Trustee within 15 days after such notice from the Trustee, the Trustee shall so notify the Noteholders. (b) In case an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall, prior to the receipt of directions, if any, from a Majority of the Controlling Class, or such other percentage as permitted by this Indenture, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. (c) No provision of this Indenture may be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that: (i) this subsection may not be construed to limit the effect of subsection (a) of this Section 6.1; (ii) the Trustee will not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proven that the Trustee was negligent in ascertaining the pertinent facts; (iii) the Trustee is not liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Issuer or the Co-Issuer or the Collateral Manager in accordance with this Indenture and/or a Majority (or such other percentage as may be required by the terms hereof) of the Controlling Class (or other Class if required or permitted by the terms hereof), relating to the time, method and place of conducting any Proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

-151- USActive 55852351.8 (iv) no provision of this Indenture requires the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it (if, in the Trustee’s sole determination, the amount of such funds or risk or liability is reasonably expected not to exceed the amount payable to the Trustee pursuant to Section 11.1(a)(i)(A) on the immediately succeeding Payment Date, as applicable, net of the amounts specified in Section 6.7(a), the Trustee will be deemed to be reasonably assured of such repayment) unless such risk or liability relates to the performance of its incidental services, including mailing of notices under Article V, under this Indenture (it being expressly acknowledged and agreed without implied limitation that the enforcement or exercise of rights and remedies under Article V and/or commencement of or participation in any legal proceeding does not constitute “incidental services”); and (v) in no event will the Trustee be liable for special, punitive, indirect or consequential loss or damage (including lost profits) even if the Trustee has been advised of the likelihood of such damages and regardless of such action. (d) For all purposes under this Indenture, the Trustee will not be deemed to have notice or knowledge of any Default or Event of Default described in Sections 5.1(d), (e), (g) or (h) unless a Trust Officer assigned to and working in the Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default or Default is received by the Trustee at the Corporate Trust Office, and such notice references the Notes generally, the Issuer, the Co-Issuer or this Indenture. For purposes of determining the Trustee’s responsibility and liability hereunder, whenever reference is made in this Indenture to such an Event of Default or a Default, such reference shall be construed to refer only to such an Event of Default or Default of which the Trustee is deemed to have notice as described in this Section 6.1. (e) Upon the Trustee receiving written notice from the Collateral Manager that an event constituting “cause” as defined in the Collateral Management Agreement has occurred, the Trustee shall, not later than three Business Days thereafter, forward such notice to the Noteholders (as their names appear in the Register) and the Rating Agency. (f) Provided that the Trustee has received from the Collateral Manager on or prior to the Closing Date a copy of Part 2 of the Collateral Manager’s Form ADV, the Trustee shall on the Closing Date deliver a copy of Part 2 of the Collateral Manager’s Form ADV to the Holders by posting to the Trustee’s website. (g) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to the provisions of Section 6.1 and Section 6.3. Section 6.2 Notice of Default. Promptly (and in no event later than three Business Days) after the occurrence of any Default actually known to a Trust Officer of the Trustee or after any declaration of acceleration has been made or delivered to the Trustee pursuant to

-152- USActive 55852351.8 Section 5.2, the Trustee shall transmit by mail to the Collateral Manager, the Rating Agency, and all Holders, as their names and addresses appear on the Register notice of all Defaults hereunder known to the Trustee, unless such Default has been cured or waived. Section 6.3 Certain Rights of Trustee. Except as otherwise provided in Section 6.1: (a) the Trustee may conclusively rely and is fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, electronic communication, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties; it being understood that an electronically signed document delivered via email by an individual purporting to be an Authorized Officer will be considered signed or executed by such Authorized Officer on behalf of the applicable Person. The Trustee shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto; (b) any request or direction of the Issuer or the Co-Issuer mentioned herein will be sufficiently evidenced by an Issuer Request or Issuer Order, as the case may be; (c) whenever in the administration of this Indenture the Trustee (i) deems it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s certificate or (ii) is required to determine the value of any Assets or funds hereunder or the cash flows projected to be received therefrom, the Trustee may, in the absence of bad faith on its part, rely on reports of nationally recognized accountants (which may or may not be the Independent accountants appointed by the Issuer pursuant to Section 10.10), investment bankers or other persons qualified to provide the information required to make such determination, including nationally recognized dealers in securities of the type being valued and securities quotation services; (d) as a condition to the taking or omitting of any action by it hereunder, the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon and the Trustee may employ or retain such accountants, appraisers or other experts or advisers as it may reasonably require for the purposes of determining and discharging its rights and duties hereunder; (e) the Trustee is under no obligation to exercise or to honor any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders have provided to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable fees and expenses of agents, experts and attorneys) and liabilities which might reasonably be incurred by it in compliance with such request or direction (including any actions in respect thereof);

-153- USActive 55852351.8 (f) the Trustee is not bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report (including any Accountants’ Report), notice, request, direction, consent, order, note, electronic communication or other paper or document, but the Trustee, in its discretion, may, and upon the written direction of a Majority of the Controlling Class or of a Rating Agency shall, make such further inquiry or investigation into such facts or matters as it may see fit or as it has been directed, and the Trustee is entitled, on reasonable prior notice to the Co-Issuers and the Collateral Manager, to examine the books and records relating to the Notes and the Assets, personally or by agent or attorney, during the Co-Issuers’ or the Collateral Manager’s normal business hours; provided, that the Trustee shall, and shall cause its agents to, hold in confidence all such information, except (i) to the extent disclosure may be required by law by any regulatory or governmental authority and (ii) to the extent that the Trustee, in its sole discretion, may determine that such disclosure is consistent with its obligations hereunder; provided further, that the Trustee may disclose on a confidential basis any such information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder; (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, that the Trustee is not responsible for any misconduct or negligence on the part of any non-Affiliated agent or non- Affiliated attorney appointed with due care by it hereunder; (h) the Trustee is not liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within its rights or powers hereunder; (i) nothing herein imposes an obligation on the part of the Trustee to recalculate, evaluate or verify or independently determine the accuracy of any report, certificate or information received from the Issuer or the Collateral Manager (unless and except to the extent otherwise expressly set forth herein); (j) to the extent any defined term hereunder, or any calculation required to be made or determined by the Trustee hereunder, is dependent upon or defined by reference to generally accepted accounting principles (as in effect in the United States) (“GAAP”), the Trustee will be entitled to request and receive (and rely upon) instruction from the Issuer or a firm of nationally recognized accountants (which may or may not be the Independent accountants appointed by the Issuer pursuant to Section 10.10) (and in the absence of its receipt of timely instruction therefrom, will be entitled to obtain from an Independent accountant at the expense of the Issuer) as to the application of GAAP in such connection, in any instance; (k) the Trustee is not liable for the actions or omissions of the Collateral Manager, the Issuer, the Co-Issuer, any Paying Agent (other than the Trustee) and without limiting the foregoing, the Trustee has no obligation to monitor, evaluate or verify compliance by the Collateral Manager with the terms hereof or of the Collateral Management Agreement, or to verify or independently determine the accuracy of information received by the Trustee from the Collateral Manager (or from any selling institution, agent bank, trustee or similar source) with respect to the Assets;

-154- USActive 55852351.8 (l) notwithstanding any term hereof (or any term of the UCC that might otherwise be construed to be applicable to a “securities intermediary” as defined in the UCC) to the contrary, none of the Trustee, the Custodian or the Securities Intermediary are under a duty or have an obligation in connection with the acquisition or Grant by the Issuer to the Trustee of any item constituting the Assets, or to evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Issuer in connection with its Grant or otherwise, or in that regard to examine any Underlying Instrument, in each case, in order to determine compliance with applicable requirements of and restrictions on transfer in respect of such Assets; (m) in the event the Bank is also acting in the capacity of Paying Agent, 17g-5 Information Agent, Registrar, Transfer Agent, Custodian, Calculation Agent or Securities Intermediary, the rights, protections, benefits, immunities and indemnities afforded to the Trustee pursuant to this Article VI will also be afforded to the Bank acting in such capacities; provided that, such rights, protections, benefits, immunities and indemnities shall be in addition to, and not in limitation of, any rights, protections, benefits, immunities and indemnities provided in the Account Agreement or any other document to which the Bank in such capacity is a party; provided, further, however, that the foregoing shall not be construed to impose upon the Paying Agent, 17g- 5 Information Agent, Registrar, Transfer Agent, Custodian, Calculation Agent or Securities Intermediary any of the duties or standards of care (including, without limitation, any duties of a prudent person) of the Trustee; (n) any permissive right of the Trustee to take or refrain from taking actions enumerated in this Indenture will not be construed as a duty; (o) to the extent permitted by applicable law, the Trustee is not required to give any bond or surety in respect of the execution of this Indenture or otherwise; (p) the Trustee will not be deemed to have notice or knowledge of any matter unless a Trust Officer has actual knowledge thereof or unless written notice thereof is received by the Trustee at the Corporate Trust Office and such notice references the Notes generally, the Issuer, the Co-Issuer or this Indenture. Whenever reference is made in this Indenture to a Default or an Event of Default such reference will, insofar as determining any liability on the part of the Trustee is concerned, be construed to refer only to a Default or an Event of Default of which the Trustee is deemed to have knowledge in accordance with this paragraph; (q) the Trustee is not responsible for delays or failures in performance resulting from acts or circumstances beyond its control (such circumstances include but are not limited to acts of God, strikes, lockouts, riots, acts of war, loss or malfunctions of utilities, computer (hardware or software) or communications services); (r) to help fight the funding of terrorism and money laundering activities, the Trustee will obtain, verify, and record information that identifies individuals or entities that establish a relationship or open an account with the Trustee. The Trustee will ask for the name, address, tax identification number and other information that will allow the Trustee to identify the individual or entity who is establishing the relationship or opening the account. The Trustee may also ask for formation documents such as articles of incorporation, an offering memorandum, or other identifying documents to be provided. In accordance with the U.S. Unlawful Internet

-155- USActive 55852351.8 Gambling Act, the Issuer may not use the Accounts or other U.S. Bank National Association facilities in the United States to process “restricted transactions” as such term is defined in U.S. 31 C.F.R. Section 132.2(y). Therefore, neither the Issuer nor any person who has an ownership interest in or control over the Accounts may use them to process or facilitate payments for prohibited internet gambling transactions; (s) to the extent not inconsistent herewith, the rights, protections benefits, immunities and indemnities afforded to the Trustee pursuant to this Indenture also will be afforded to the Collateral Administrator; provided that, with respect to the Collateral Administrator, such rights, protections, benefits, immunities and indemnities shall be in addition to any rights, immunities and indemnities provided in the Collateral Administration Agreement; provided, further, however, that the foregoing shall not be construed to impose upon the Collateral Administrator any of the duties or standards of care (including, without limitation, any duties of a prudent person) of the Trustee; (t) in making or disposing of any investment permitted by this Indenture, the Trustee is authorized to deal with itself (in its individual capacity) or with any one or more of its Affiliates, in each case on an arm’s-length basis, whether it or such Affiliate is acting as a subagent of the Trustee or for any third person or dealing as principal for its own account. If otherwise qualified, obligations of the Bank or any of its Affiliates qualify as Eligible Investments hereunder; (u) the Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee’s economic self-interest for (i) serving as investment advisor, administrator, shareholder, servicing agent, custodian or subcustodian with respect to certain of the Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments. Such compensation is not payable or reimbursable under Section 6.7 of this Indenture; (v) the Trustee has no duty (i) to see to any recording, filing, or depositing of this Indenture or any supplemental indenture or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording, filing or depositing or to any rerecording, refiling or redepositing of any thereof or (ii) to maintain any insurance; (w) the Trustee is entitled to conclusively rely on the Collateral Manager with respect to whether or not a Collateral Obligation meets the criteria in the definition thereof and for the characterization, classification, designation or categorization of the Assets to the extent such characterization, classification, designation or categorization is subjective or judgmental in nature, or based on information not readily available to the Trustee; (x) the Trustee is authorized, at the request of the Collateral Manager, to accept directions or otherwise enter into agreements regarding the remittance fees owing to the Collateral Manager; (y) notwithstanding anything to the contrary herein, any and all email communications (both text and attachments) by or from the Trustee that the Trustee deems to contain confidential, proprietary, and/or sensitive information may be encrypted. The recipient of

-156- USActive 55852351.8 the encrypted email communication will be required to complete a registration process. Instructions on how to register and/or retrieve an encrypted message will be included in the first secure email sent by the Trustee to the Email Recipient. Additional information and assistance on using the encryption technology can be found at the Trustee’s secure email website at https://pivot.usbank.com; (z) unless the Trustee receives written notice of an error or omission related to financial information or disbursements provided to the Holders within 90 days following the Holders’ receipt of the same, the Trustee shall have no liability in connection with such and, absent direction by the requisite percentage of Holders entitled to direct the Trustee, no further obligation in connection thereof; (aa) the Trustee will be under no obligation to evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Issuer in connection with the Grant by the Issuer to the Trustee of any item constituting the Assets or otherwise, or in that regard to examine any Underlying Instruments, in order to determine compliance with applicable requirements of and restrictions on transfer of a Collateral Obligation; (bb) the Trustee shall have no obligation, responsibility or liability for determining or selecting the Benchmark Replacement or the Benchmark Replacement Adjustment (or any components thereof) (including, without limitation, whether a Benchmark Replacement Date or Benchmark Transition Event has occurred or if any conditions to the designation of any such rate have been satisfied); (cc) nothing herein or in the other Transaction Documents shall be construed to impose any liability or obligation on the part of the Trustee to monitor AML Compliance or compliance with FATCA, the Cayman FATCA Legislation, and the CRS by the Issuer, any Holder or any other Person; and Section 6.4 Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, other than the Certificate of Authentication thereon, will be taken as the statements of the Applicable Issuers; and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Indenture (except as may be made with respect to the validity of the Trustee’s obligations hereunder), the Assets or the Notes. The Trustee is not accountable for the use or application by the Co-Issuers of the Notes or the proceeds thereof or any Money paid to the Co-Issuers pursuant to the provisions hereof. Section 6.5 May Hold Notes. The Trustee, any Paying Agent, Registrar or any other agent of the Co-Issuers, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Co-Issuers or any of their Affiliates with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent. Section 6.6 Money Held in Trust. Money held by the Trustee hereunder will be held in trust to the extent required herein. The Trustee is under no liability for interest on any Money received by it hereunder except to the extent of income or other gain on investments which

-157- USActive 55852351.8 are deposits in or certificates of deposit of the Bank in its commercial capacity and income or other gain actually received by the Trustee on Eligible Investments. Section 6.7 Compensation and Reimbursement. (a) The Issuer agrees: (i) to pay the Bank (in each of its capacities) on each Payment Date reasonable compensation, as set forth in a separate fee schedule, for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); (ii) to pay or reimburse the Bank (individually and in each of its capacities) in a timely manner upon its request for all reasonable expenses, disbursements and advances incurred or made by the Bank in accordance with any provision of this Indenture or other Transaction Document (including, without limitation, securities transaction charges and the reasonable compensation and expenses and disbursements of its agents and legal counsel and of any accounting firm or investment banking firm employed by the Trustee pursuant to Section 5.4, 5.5, 6.3(c) or 10.10, except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith) but with respect to securities transaction charges, only to the extent any such charges have not been waived during a Collection Period due to the Bank’s receipt of a payment from a financial institution with respect to certain Eligible Investments, as specified by the Collateral Manager; (iii) to indemnify the Bank (individually and in each of its capacities) and its Officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense (including reasonable fees and costs of experts or attorneys) incurred without negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of this Indenture, the transactions contemplated hereby and the enforcement of the provisions hereof, including the Issuer’s indemnity obligations, including the costs and expenses of defending themselves (including reasonable fees and costs of experts, agents or attorneys) against any claim (whether brought by or involving the Issuer or any third party) or liability in connection with the exercise or performance of any of their powers or duties hereunder and under any other agreement or instrument related hereto, or of enforcing this Indenture and any indemnification rights hereunder; and (iv) to pay the Trustee reasonable additional compensation together with its expenses (including reasonable counsel fees) for any collection action taken pursuant to Section 6.13 hereof. (b) The Bank shall receive amounts pursuant to this Section 6.7 and any other amounts payable to it under this Indenture only as provided in Section 11.1(a) and only to the extent that funds are available for the payment thereof. Subject to Section 6.9, the Bank shall continue to serve as Trustee under this Indenture notwithstanding the fact that the Bank has not received amounts due it hereunder; provided, that nothing herein impairs or affect the Bank’s rights under Section 6.9. No direction by the Noteholders will affect the right of the Bank to collect amounts owed to it under this Indenture. If on any date when a fee is payable to the Bank pursuant

-158- USActive 55852351.8 to this Indenture insufficient funds are available for the payment thereof, any portion of a fee not so paid shall be deferred and payable on such later date on which a fee will be payable and sufficient funds are available therefor. (c) The Bank hereby agrees not to cause the filing of a petition in bankruptcy for the non-payment to the Trustee of any amounts provided by this Section 6.7 until at least one year and one day, or if longer the applicable preference period then in effect plus one day, after the payment in full of all Notes (and any other debt obligations of the Issuer or the Co-Issuer that have been rated upon issuance by any rating agency at the request of the Issuer) issued under this Indenture. (d) The Issuer’s payment obligations to the Bank under this Section 6.7 are secured by the lien of this Indenture on the Assets, and will survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Bank incurs expenses after the occurrence of a Default or an Event of Default under Section 5.1(g) or (h), the expenses are intended to constitute expenses of administration under Bankruptcy Law or any other applicable federal or state bankruptcy, insolvency or similar law. Section 6.8 Corporate Trustee Required; Eligibility. There will at all times be a Trustee hereunder that will be an Independent organization or entity organized and doing business under the laws of the United States of America or of any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least U.S.$200,000,000, subject to supervision or examination by federal or state authority, having a counterparty risk assessment of at least “Baa1(cr)” or, if such entity does not have a counterparty risk assessment by Moody’s, a long-term debt rating of at least “Baa1” by Moody’s. If such organization or entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.8, the combined capital and surplus of such organization or entity will be deemed to be its combined capital and surplus as set forth in its most recent published report of condition. If at any time the Trustee ceases to be eligible in accordance with the provisions of this Section 6.8, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI. Section 6.9 Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VI will become effective until the acceptance of appointment by the successor Trustee under Section 6.10. (b) The Trustee may resign at any time by giving not less than 30 days’ written notice thereof to the Co-Issuers, the Collateral Manager, the Holders of the Notes and the Rating Agency. Upon receiving such notice of resignation, the Co-Issuers shall promptly appoint a successor trustee or trustees satisfying the requirements of Section 6.8 by written instrument, in duplicate, executed by an Authorized Officer of the Issuer and an Authorized Officer of the Co- Issuer, one copy of which will be delivered to the Trustee so resigning and one copy to the successor Trustee or Trustees, together with a copy to each Holder and the Collateral Manager; provided, that such successor Trustee will be appointed only upon the written consent of a Majority of the Secured Notes of each Class voting as a single Class or, at any time when an Event of Default shall have occurred and be continuing or when a successor Trustee has been appointed

-159- USActive 55852351.8 pursuant to Section 6.9(e), by an Act of a Majority of the Controlling Class. If no successor Trustee has been appointed and an instrument of acceptance by a successor Trustee has not been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee or any Holder, on behalf of itself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Trustee satisfying the requirements of Section 6.8. (c) The Trustee may be removed at any time upon 30 days’ notice by Act of a Majority of each Class of Notes (voting separately by Class) or, at any time when an Event of Default shall have occurred and be continuing by an Act of a Majority of the Controlling Class, delivered to the Trustee and to the Co-Issuers. (d) If at any time: (i) the Trustee ceases to be eligible under Section 6.8 and fails to resign after written request therefor by the Co-Issuers or by a Majority of the Controlling Class; or (ii) the Trustee becomes incapable of acting or is adjudged as bankrupt or insolvent or a receiver or liquidator of the Trustee or of its property is appointed or any public officer takes charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; then, in any such case (subject to Section 6.9(a)), (A) the Co-Issuers, by Issuer Order, may remove the Trustee, or (B) subject to Section 5.15, any Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. (e) If the Trustee is removed or becomes incapable of acting, or if a vacancy occurs in the office of the Trustee for any reason (other than resignation), the Co-Issuers, by Issuer Order, shall promptly appoint a successor Trustee. If the Co-Issuers fail to appoint a successor Trustee within 30 days after such removal or incapability or the occurrence of such vacancy, a successor Trustee may be appointed by a Majority of the Controlling Class by written instrument delivered to the Issuer and the retiring Trustee. The successor Trustee so appointed will, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede any successor Trustee proposed by the Co-Issuers. If no successor Trustee has been so appointed by the Co-Issuers or a Majority of the Controlling Class and has accepted appointment in the manner hereinafter provided, subject to Section 5.15, any Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. (f) The Co-Issuers shall give prompt notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by delivering written notice of such event in the manner specified in Section 14.3 to the Collateral Manager, to the Rating Agency and to the Holders of the Notes as their names and addresses appear in the Register. Each such notice will include the name of the successor Trustee and the address of its Corporate Trust Office. If the Co-Issuers fail to mail such notice within ten days after acceptance of appointment

-160- USActive 55852351.8 by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Co-Issuers. (g) If the Bank resigns or is removed as Trustee, the Bank shall also resign or be removed as Custodian, Paying Agent, Transfer Agent, Calculation Agent, Registrar and any other capacity in which the Bank is then acting pursuant to this Indenture or any other Transaction Document. Section 6.10 Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder must meet the requirements of Section 6.8 and shall execute, acknowledge and deliver to the Co-Issuers and the retiring Trustee an instrument accepting such appointment. Upon delivery of the required instruments, the resignation or removal of the retiring Trustee will become effective and such successor Trustee, without any further act, deed or conveyance, will become vested with all the rights, powers, trusts, duties and obligations of the retiring Trustee; but, on request of the Co-Issuers or a Majority of any Class of Secured Notes or the successor Trustee, such retiring Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and Money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Co-Issuers shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts. Section 6.11 Merger, Conversion, Consolidation or Succession to Business of Trustee. Any organization or entity into which the Trustee may be merged or converted or with which it may be consolidated, or any organization or entity resulting from any merger, conversion or consolidation to which the Trustee is a party, or any organization or entity succeeding to all or substantially all of the corporate trust business of the Trustee, will be the successor of the Trustee hereunder, provided, that such organization or entity is otherwise qualified and eligible under this Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any of the Notes has been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. Section 6.12 Co-Trustees. At any time or times, the Co-Issuers and the Trustee have power to appoint one or more Persons to act as co-trustee (subject to prior notice thereof being given to the Rating Agency), jointly with the Trustee, of all or any part of the Assets, with the power to file such proofs of claim and take such other actions pursuant to Section 5.6 herein and to make such claims and enforce such rights of action on behalf of the Holders, as such Holders themselves may have the right to do, subject to the other provisions of this Section 6.12. The Co-Issuers shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint a co-trustee. If the Co-Issuers do not join in such appointment within 15 days after the receipt by them of a request to do so, the Trustee has the power to make such appointment.

-161- USActive 55852351.8 Should any written instrument from the Co-Issuers be required by any co-trustee so appointed, more fully confirming to such co-trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Co-Issuers. The Co-Issuers agree to pay as Administrative Expenses, to the extent funds are available therefor under the Priority of Payments, for any reasonable fees and expenses in connection with such appointment. Every co-trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms: (a) the Notes will be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, Cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, may be exercised, solely by the Trustee; (b) the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by the appointment of a co-trustee will be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee jointly as provided in the instrument appointing such co-trustee; (c) the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Co-Issuers evidenced by an Issuer Order, may accept the resignation of or remove any co-trustee appointed under this Section 6.12, and in case an Event of Default has occurred and is continuing, the Trustee has the power to accept the resignation of, or remove, any such co-trustee without the concurrence of the Co-Issuers. A successor to any co-trustee so resigned or removed may be appointed in the manner provided in this Section 6.12; (d) no co-trustee hereunder will be personally liable by reason of any act or omission of the Trustee hereunder; (e) the Trustee will not be liable by reason of any act or omission of a co- trustee; and (f) any Act of Holders delivered to the Trustee will be deemed to have been delivered to each co-trustee. The Issuer shall notify the Rating Agency and the Collateral Manager of the appointment of a co-trustee hereunder. Section 6.13 Certain Duties of Trustee Related to Delayed Payment of Proceeds. In the event that the Trustee has not received a payment with respect to any Asset on its Due Date, (a) the Trustee shall promptly notify the Issuer and the Collateral Manager in writing or electronically and (b) unless within three Business Days (or the end of the applicable grace period for such payment, if any) after such notice (x) such payment has been received by the Trustee or (y) the Issuer, in its absolute discretion (but only to the extent permitted by Section 10.2(a)), has made provision for such payment satisfactory to the Trustee in accordance with Section 10.2(a), the Trustee shall, not later than the Business Day immediately following the last day of such period and in any case upon request by the Collateral Manager, request the issuer of such Asset, the trustee

-162- USActive 55852351.8 under the related Underlying Instrument or paying agent designated by either of them, as the case may be, to make such payment not later than three Business Days after the date of such request. In the event that such payment is not made within such time period, the Trustee, subject to the provisions of clause (iv) of Section 6.1(c), shall take such action as the Collateral Manager directs. Any such action will be without prejudice to any right to claim a Default or Event of Default under this Indenture. In the event that the Issuer or the Collateral Manager requests a release of an Asset and/or delivers an additional Collateral Obligation in connection with any such action under the Collateral Management Agreement, such release and/or delivered Collateral Obligation will be subject to Section 10.9 and Article XII of this Indenture, as the case may be. Notwithstanding any other provision hereof, the Trustee shall deliver to the Issuer or its designee any payment with respect to any Asset or any additional Collateral Obligation received after the Due Date thereof to the extent the Issuer previously made provisions for such payment satisfactory to the Trustee in accordance with this Section 6.13 and such payment will not be deemed part of the Assets. Section 6.14 Authenticating Agents. Upon the request of the Co-Issuers, the Trustee shall, and if the Trustee so chooses the Trustee may, appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.4, 2.5, 2.6 and 8.5, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by such Sections to authenticate such Notes. For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section 6.14 will be deemed to be the authentication of Notes by the Trustee. Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent is a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, will be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation. Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and the Issuer. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Co-Issuers. Upon receiving such notice of resignation or upon such a termination, the Trustee shall promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to the Co-Issuers. Unless the Authenticating Agent is also the same entity as the Trustee, the Issuer agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services, and reimbursement for its reasonable expenses relating thereto as an Administrative Expense. The provisions of Sections 2.8, 6.4 and 6.5 are applicable to any Authenticating Agent. Section 6.15 Withholding. If any withholding Tax is imposed on the Issuer’s payments under the Notes by law or pursuant to the Issuer’s agreement with a governmental authority, such Tax will reduce the amount otherwise distributable to the relevant Holder. The Trustee is hereby authorized and directed to retain from amounts otherwise distributable to any Holder sufficient funds for the payment of any Tax that is legally owed or required to be withheld

-163- USActive 55852351.8 by the Issuer by law or pursuant to the Issuer’s agreement with a governmental authority (but such authorization will not prevent the Trustee from contesting any such Tax in appropriate proceedings and withholding payment of such Tax, if permitted by law, pending the outcome of such proceedings) and to timely remit such amounts to the appropriate taxing authority. The amount of any withholding Tax imposed by law or pursuant to the Issuer’s agreement with a governmental authority with respect to any Note will be treated as Cash distributed to the relevant Holder at the time it is withheld by the Trustee. If there is a possibility that withholding Tax is payable with respect to a distribution, the Paying Agent or the Trustee may, in its sole discretion, withhold such amounts in accordance with this Section 6.15. If any Holder or beneficial owner wishes to apply for a refund of any such withholding Tax, the Trustee shall reasonably cooperate with such Person in providing readily available information so long as such Person agrees to reimburse the Trustee for any out-of-pocket expenses incurred. Nothing herein imposes an obligation on the part of the Trustee to determine the amount of any Tax or withholding obligation on the part of the Issuer or in respect of the Notes. Section 6.16 Representative for Secured Noteholders Only; Agent for each other Secured Party and the Holders of the Subordinated Notes. With respect to the security interest created hereunder, the Delivery of any Asset to the Trustee is to the Trustee as representative of the Secured Noteholders and agent for each other Secured Party and the Holders of the Subordinated Notes. In furtherance of the foregoing, the possession by the Trustee of any Asset, the endorsement to or registration in the name of the Trustee of any Asset (including without limitation as entitlement holder of the Custodial Account) are all undertaken by the Trustee in its capacity as representative of the Secured Noteholders and agent for each other Secured Party and the Holders of the Subordinated Notes. Section 6.17 Representations and Warranties of the Bank. The Bank hereby represents and warrants as follows: (a) Organization. The Bank has been duly organized and is validly existing as a national banking association under the laws of the United States and has the power to conduct its business and affairs as a trustee, paying agent, registrar, transfer agent, custodian, calculation agent and securities intermediary. (b) Authorization; Binding Obligations. The Bank has the corporate power and authority to perform the duties and obligations of Trustee, Paying Agent, Registrar, Transfer Agent, Custodian, Calculation Agent and Securities Intermediary under this Indenture. The Bank has taken all necessary corporate action to authorize the execution, delivery and performance of this Indenture, and all of the documents required to be executed by the Bank pursuant hereto. This Indenture has been duly authorized, executed and delivered by the Bank and constitutes the legal, valid and binding obligation of the Bank enforceable in accordance with its terms subject, as to enforcement, (i) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Bank and (ii) to general equitable principles (whether enforcement is considered in a proceeding at law or in equity). (c) Eligibility. The Bank is eligible under Section 6.8 to serve as Trustee hereunder.

-164- USActive 55852351.8 (d) No Conflict. Neither the execution, delivery and performance of this Indenture, nor the consummation of the transactions contemplated by this Indenture, (i) is prohibited by, or requires the Bank to obtain any consent, authorization, approval or registration under, any law, statute, rule, regulation, judgment, order, writ, injunction or decree that is binding upon the Bank or any of its properties or assets, or (ii) will violate any provision of, result in any default or acceleration of any obligations under, result in the creation or imposition of any lien pursuant to, or require any consent under, any material agreement to which the Bank is a party or by which it or any of its property is bound. ARTICLE VII COVENANTS Section 7.1 Payment of Principal and Interest. The Applicable Issuers will duly and punctually pay the principal of and interest on the Secured Notes in accordance with the terms of such Notes and this Indenture pursuant to the Priority of Payments. The Issuer will, to the extent funds are available pursuant to the Priority of Payments, duly and punctually pay all required distributions on the Subordinated Notes, in accordance with the Subordinated Notes and this Indenture. The Issuer shall, subject to the Priority of Payments, reimburse the Co-Issuer for any amounts paid by the Co-Issuer pursuant to the terms of the Notes or this Indenture. The Co-Issuer shall not reimburse the Issuer for any amounts paid by the Issuer pursuant to the terms of the Notes or this Indenture. Amounts properly withheld under the Code or other applicable law or pursuant to the Issuer’s agreement with a governmental authority by any Person from a payment under a Note will be considered as having been paid by the Issuer to the relevant Holder for all purposes of this Indenture. Section 7.2 Maintenance of Office or Agency. The Co-Issuers hereby appoint the Trustee as a Paying Agent for payments on the Notes and the Co-Issuers hereby appoint the Trustee at its applicable Corporate Trust Office, as the Co-Issuers’ agent where Notes may be surrendered for registration of transfer or exchange. The Co-Issuers may at any time and from time to time appoint additional paying agents; provided, that no paying agent will be appointed in a jurisdiction which subjects payments on the Notes to withholding tax solely as a result of such paying agent’s activities. If at any time the Co-Issuers fail to maintain the appointment of a paying agent, or fail to furnish the Trustee with the address thereof, presentations and surrenders may be made (subject to the limitations described in the preceding sentence), and Notes may be presented and surrendered for payment, to the Trustee at its main office. The Co-Issuers hereby appoint Corporation Services Company (“CSC”) as their agent upon whom process or demands may be served in any action arising out of or based on this Indenture or the transactions contemplated hereby and agree that the service of any such process or demand on CSC shall be effective for all purposes upon the receipt of CSC thereof. The Co- Issuers may at any time and from time to time vary or terminate the appointment of CSC or appoint an additional process agent; provided, that, if the appointment of CSC as process agent is

-165- USActive 55852351.8 terminated, the Co-Issuers will maintain in the Borough of Manhattan, The City of New York, an office or agency where notices and demands to or upon the Co-Issuers in respect of such Notes and this Indenture may be served. If at any time following the termination of CSC as process agent the Co-Issuers shall fail to maintain any required office or agency in the Borough of Manhattan, The City of New York, or shall fail to furnish the Trustee with the address thereof, notices and demands may be served on the Issuer or the Co-Issuer by mailing a copy thereof by registered or certified mail or by overnight courier, postage prepaid, to the Issuer or the Co-Issuer, respectively, at its address specified in Section 14.3 for notices. The Co-Issuers shall at all times maintain a duplicate copy of the Register at the Corporate Trust Office. The Co-Issuers shall give prompt written notice to the Trustee, the Rating Agency and the Holders of the appointment or termination of any such agent and of the location and any change in the location of any such office or agency. Section 7.3 Money for Note Payments to be Held in Trust. All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Payment Account will be made on behalf of the Issuer by the Trustee or a Paying Agent with respect to payments on the Notes. When the Applicable Issuers have a Paying Agent that is not also the Registrar, they shall furnish, or cause the Registrar to furnish, no later than the fifth calendar day after each Record Date a list, if necessary, in such form as such Paying Agent may reasonably request, of the names and addresses of the Holders and of the certificate numbers of individual Notes held by each such Holder. Whenever the Applicable Issuers have a Paying Agent other than the Trustee, they shall, on or before the Business Day next preceding each Payment Date and any Redemption Date, as the case may be, direct the Trustee to deposit on such Payment Date or such Redemption Date, as the case may be, with such Paying Agent, if necessary, an aggregate sum sufficient to pay the amounts then becoming due (to the extent funds are then available for such purpose in the Payment Account), such sum to be held in trust for the benefit of the Persons entitled thereto and (unless such Paying Agent is the Trustee) the Applicable Issuers shall promptly notify the Trustee of its action or failure so to act. Any Monies deposited with a Paying Agent (other than the Trustee) in excess of an amount sufficient to pay the amounts then becoming due on the Notes with respect to which such deposit was made will be paid over by such Paying Agent to the Trustee for application in accordance with Article X. The initial Paying Agent will be as set forth in Section 7.2. Any additional or successor Paying Agents will be appointed by Issuer Order with written notice thereof to the Trustee; provided, that so long as the Notes of any Class are rated by a Rating Agency, with respect to any additional or successor Paying Agent, such Paying Agent has a counterparty risk assessment of at least “Baa3(cr)” and “P-3(cr)” or, if such entity does not have a counterparty risk assessment by Moody’s, a senior unsecured debt rating of at least “Baa3” and “P-3” by Moody’s. If such successor Paying Agent fails to meet the required ratings set forth above, the Co-Issuers shall promptly remove such Paying Agent and appoint a successor Paying Agent. The Co-Issuers shall not appoint any Paying Agent that is not, at the time of such appointment, a depository institution or trust company subject to supervision and examination by federal and/or state banking

-166- USActive 55852351.8 authorities. The Co-Issuers shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent agrees with the Trustee (and if the Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 7.3, that such Paying Agent will; (a) allocate all sums received for payment to the Holders of Notes for which it acts as Paying Agent on each Payment Date and any Redemption Date among such Holders in the proportion specified in the applicable Distribution Report to the extent permitted by applicable law; (b) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums have been paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided; (c) if such Paying Agent is not the Trustee, immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards set forth above required to be met by a Paying Agent at the time of its appointment; (d) if such Paying Agent is not the Trustee, immediately give the Trustee, with a copy to the Collateral Manager, notice of any default by the Issuer or the Co-Issuer (or any other obligor upon the Notes) in the making of any payment required to be made; and (e) if such Paying Agent is not the Trustee, during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent. The Co-Issuers may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Co-Issuers or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Co-Issuers or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent will be released from all further liability with respect to such Money. Except as otherwise required by applicable law, any Money deposited with the Trustee or any Paying Agent in trust for any payment on any Note and remaining unclaimed for two years after such amount has become due and payable will be paid to the Issuer on Issuer Order; and the Holder of such Note may thereafter, as an unsecured general creditor, look only to the Issuer for payment of such amounts (but only to the extent of the amounts so paid to the Issuer) and all liability of the Trustee or such Paying Agent with respect to such trust Money will thereupon cease. The Trustee or such Paying Agent, before being required to make any such release of payment, may, but is not required to, adopt and employ, at the expense of the Issuer any reasonable means of notification of such release of payment, including, but not limited to, mailing notice of such release to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in Monies due and payable but not claimed is determinable from the records of any Paying Agent, at the last address of record of each such Holder.

-167- USActive 55852351.8 Section 7.4 Existence of Co-Issuers. (a) The Issuer and the Co-Issuer shall, to the maximum extent permitted by applicable law, maintain in full force and effect their existence and rights as companies incorporated or organized under the laws of the Cayman Islands and the State of Delaware, respectively, and shall obtain and preserve their qualification to do business as foreign corporations in each jurisdiction in which such qualifications are or will be necessary to protect the validity and enforceability of this Indenture, the Notes, or any of the Assets; provided, that the Issuer is entitled to change its jurisdiction of incorporation from the Cayman Islands to any other jurisdiction reasonably selected by the Issuer so long as (i) the Issuer has received a legal opinion (upon which the Trustee may conclusively rely) to the effect that such change is not disadvantageous in any material respect to the Holders, including that such change does not affect the perfection and priority of the security interest created hereby, (ii) written notice of such change has been given by the Issuer to the Trustee (which shall provide notice to the Holders), the Collateral Manager and the Rating Agency and (iii) on or prior to the 15th Business Day following receipt of such notice the Trustee has not received written notice from a Majority of the Controlling Class objecting to such change. (b) The Issuer and the Co-Issuer shall ensure that all corporate or other formalities regarding their respective existences (including holding regular board of directors’ and shareholders’, or other similar, meetings) are followed. Neither the Issuer nor the Co-Issuer shall take any action, or conduct its affairs in a manner, that is likely to result in its separate existence being ignored or in its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding. Without limiting the foregoing, (i) the Issuer shall not have any subsidiaries (other than the Co-Issuer and any Issuer Subsidiary), (ii) the Co-Issuer shall not have any subsidiaries and (iii) except to the extent contemplated in the Administration Agreement or the Issuer’s declaration of trust by Intertrust SPV (Cayman) Limited, (x) the Issuer and the Co-Issuer shall not (A) have any employees (other than their respective directors), (B) except as contemplated by the Collateral Management Agreement, the Memorandum and Articles or the Administration Agreement, engage in any transaction with any shareholder that would constitute a conflict of interest or (C) pay dividends other than in accordance with the terms of this Indenture and the Memorandum and Articles and (y) the Issuer shall (A) maintain books and records separate from any other Person, (B) maintain its accounts separate from those of any other Person, (C) not commingle its assets with those of any other Person, (D) conduct its own business in its own name, (E) maintain separate financial statements, (F) pay its own liabilities out of its own funds, (G) maintain an arm’s length relationship with its Affiliates, (H) use separate stationery, invoices and checks, (I) hold itself out as a separate Person (except that the Co-Issuer will be treated as an entity disregarded as separate from the Issuer for U.S. federal income tax purposes) and (J) correct any known misunderstanding regarding its separate identity. (c) The Co-Issuers and the Trustee agree, for the benefit of all Holders of each Class of Notes, not to institute against any Issuer Subsidiary any proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law, or a petition for its winding-up or liquidation (other than, in the case of the Issuer, an Approved Issuer Subsidiary Liquidation), until the payment in full of all Notes (and any other debt obligations of the Issuer or the Co-Issuer that have been rated upon issuance by any rating agency at the request of the Issuer) and the expiration of a period equal to one year and one day or, if

-168- USActive 55852351.8 longer, the applicable preference period then in effect plus one day, following such payment in full. (d) The Co-Issuer will have at least one independent manager. For this purpose “independent manager” means a duly appointed manager of the Co-Issuer who should not have been, at the time of such appointment or at any time in the preceding five years, (i) a direct or indirect legal or beneficial owner in such entity or any of its Affiliates (excluding de minimis ownership interests), (ii) a creditor, supplier, employee, officer, director, family member, manager or contractor of such entity or its Affiliates or (iii) a person who controls (whether directly, indirectly, or otherwise) such entity or its Affiliates or any creditor, supplier, employee, officer, director, manager or contractor of such entity or its Affiliates. Section 7.5 Protection of Assets. (a) The Issuer, or the Collateral Manager on behalf of the Issuer, will cause the taking of such action by the Issuer (or by the Collateral Manager if within the Collateral Manager’s control under the Collateral Management Agreement) as is reasonably necessary in order to maintain the perfection and priority of the security interest of the Trustee in the Assets; provided, that the Collateral Manager is entitled to rely on any Opinion of Counsel delivered pursuant to Section 7.6 and any Opinion of Counsel with respect to the same subject matter delivered pursuant to Section 3.1(a)(iii) and (iv) to determine what actions are reasonably necessary, and is fully protected in so relying on such an Opinion of Counsel, unless the Collateral Manager has actual knowledge that the procedures described in any such Opinion of Counsel are no longer adequate to maintain such perfection and priority. The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and file or authorize the filing of all such Financing Statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable or desirable to secure the rights and remedies of the Holders of the Secured Notes hereunder and to: (i) grant more effectively all or any portion of the Issuer’s right, title and interest in, to and under the Assets; (ii) maintain, preserve and perfect any Grant made or to be made by this Indenture including, without limitation, the first priority nature of the lien or carry out more effectively the purposes hereof; (iii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations); (iv) enforce any of the Assets or other instruments or property included in the Assets; (v) preserve and defend title to the Assets and the rights therein of the Trustee and the Holders of the Secured Notes in the Assets and of the Trustee against the claims of all Persons and parties; or (vi) pay or cause to be paid any and all Taxes levied or assessed upon all or any part of the Assets and, if required to avoid or reduce the withholding, deduction, or

-169- USActive 55852351.8 imposition of U.S. income or withholding tax, and if reasonably able to do so, deliver or cause to be delivered an applicable IRS Form W-8 or applicable successor form and other properly completed and executed documentation, agreements, and certifications to each issuer, counterparty, paying agent, and/or to any applicable taxing authority or other governmental authority as necessary to permit the Issuer to receive payments without withholding or deduction or at a reduced rate of withholding or deduction. The Issuer hereby designates the Trustee as its agent and attorney in fact to prepare and file any Financing Statement, continuation statement and all other instruments, and take all other actions, required pursuant to this Section 7.5. Such designation does not impose upon the Trustee, or release or diminish, the Issuer’s and the Collateral Manager’s obligations under this Section 7.5. The Issuer further authorizes and shall cause the Issuer’s U.S. counsel to file without the Issuer’s signature a Financing Statement that names the Issuer as debtor and the Trustee, on behalf of the Secured Parties, as secured party and that describes “all assets of the Debtor now owned or hereafter acquired and wherever located” as the Assets in which the Trustee has a Grant. (b) The Trustee shall not, except in accordance with Article V, Section 10.9(a), (b), (c) and (f) or Section 12.1, as applicable, permit the removal of any portion of the Assets or transfer any such Assets or amount from the Account to which it is credited, or cause or permit any change in the Delivery made pursuant to Section 3.3 with respect to any Assets, if, after giving effect thereto, the jurisdiction governing the perfection of the Trustee’s security interest in such Assets or amounts is different from the jurisdiction governing the perfection at the time of delivery of the most recent Opinion of Counsel pursuant to Section 7.6 (or, if no Opinion of Counsel has yet been delivered pursuant to Section 7.6, the Opinion of Counsel delivered at the Closing Date pursuant to Section 3.1(a)(iii)) unless the Trustee has received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property and the priority thereof will continue to be maintained after giving effect to such action or actions. (c) If the Issuer shall at any time hold or acquire a “commercial tort claim” (as defined in the UCC) for which the Issuer (or predecessor in interest) has filed a complaint in a court of competent jurisdiction, the Issuer shall promptly provide notice to the Trustee in writing containing a sufficient description thereof (within the meaning of Section 9-108 of the UCC). If the Issuer shall at any time hold or acquire any timber to be cut, the Issuer shall promptly provide notice to the Trustee in writing containing a description of the land concerned (within the meaning of Section 9-203(b) of the UCC). Any commercial tort claim or timber to be cut so described in such notice to the Trustee will constitute an Asset and the description thereof will be deemed to be incorporated into the reference to commercial tort claims or to goods in the first Granting Clause. If the Issuer shall at any time hold or acquire any letter-of-credit rights, other than letter-of-credit rights that are supporting obligations (as defined in Section 9-102(a)(78) of the UCC), it must obtain the consent of the issuer of the applicable letter of credit to an assignment of the proceeds of such letter of credit to the Trustee in order to establish control (pursuant to Section 9-107 of the UCC) of such letter-of-credit rights by the Trustee. Section 7.6 Opinions as to Assets. Within the six-month period preceding the fifth anniversary of the Closing Date (and every five years thereafter), the Issuer shall furnish to the Trustee, and the Rating Agency an Opinion of Counsel relating to the security interest granted by the Issuer to the Trustee, stating that, as for the date of such opinion, the lien and security

-170- USActive 55852351.8 interest created by this Indenture with respect to the Assets remain in effect and that no further action (other than as specified in such opinion) needs to be taken to ensure the continued effectiveness of such lien over the next year. Section 7.7 Performance of Obligations. (a) The Co-Issuers, each as to itself, shall not take any action, and will use their best efforts not to permit any action to be taken by others, that would release any Person from any of such Person’s covenants or obligations under any instrument included in the Assets, except in the case of enforcement action taken with respect to any Defaulted Obligation in accordance with the provisions hereof and actions by the Collateral Manager under the Collateral Management Agreement and in conformity with this Indenture or as otherwise required hereby. (b) The Applicable Issuers may, with the prior written consent of a Majority of each Class of Secured Notes (except in the case of the Collateral Management Agreement and the Collateral Administration Agreement, in which case no consent is required), contract with other Persons, including the Collateral Manager, the Trustee and the Collateral Administrator for the performance of actions and obligations to be performed by the Applicable Issuers hereunder and under the Collateral Management Agreement by such Persons. Notwithstanding any such arrangement, the Applicable Issuers will remain primarily liable with respect thereto. In the event of such contract, the performance of such actions and obligations by such Persons will be deemed to be performance of such actions and obligations by the Applicable Issuers; and the Applicable Issuers will punctually perform, and use their best efforts to cause the Collateral Manager, the Trustee, the Collateral Administrator and such other Person to perform, all of their obligations and agreements contained in the Collateral Management Agreement, this Indenture, the Collateral Administration Agreement or any such other agreement. (c) The Issuer shall notify the Rating Agency (with a copy to the Collateral Manager and the Trustee) within 10 Business Days after any material breach of any Transaction Document, following any applicable cure period for such breach. Section 7.8 Negative Covenants. (a) The Issuer will not and, with respect to clauses (ii), (iii), (iv), (vi), (vii), (viii), (ix), (x) and (xii) the Co-Issuer will not, in each case from and after the Closing Date: (i) sell, transfer, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (or permit such to occur or suffer such to exist), any part of the Assets, except as expressly permitted by this Indenture and the Collateral Management Agreement; (ii) claim any credit on, make any deduction from, or dispute the enforceability of payment of the principal or interest payable (or any other amount) in respect of the Notes, except as permitted under this Indenture; (iii) (A) incur or assume or guarantee any indebtedness, other than the Notes, this Indenture and the transactions contemplated hereby, or (B)(1) issue any additional class of securities except in accordance with Sections 2.13 and 3.2 or (2) issue any additional shares;

-171- USActive 55852351.8 (iv) (A) permit the validity or effectiveness of this Indenture or any Grant hereunder to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Indenture or the Notes except as may be permitted hereby or by the Collateral Management Agreement, (B) except as permitted by this Indenture, permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden any part of the Assets, any interest therein or the proceeds thereof, or (C) except as permitted by this Indenture, take any action that would permit the lien of this Indenture not to constitute a valid first priority security interest in the Assets; (v) amend the Collateral Management Agreement except pursuant to the terms thereof and Article XV of this Indenture or amend any Hedge Agreement except as permitted by the terms thereof and of this Indenture; (vi) dissolve or liquidate in whole or in part, except as permitted hereunder or required by applicable law; (vii) other than as otherwise expressly provided herein, pay any distributions other than in accordance with the Priority of Payments; (viii) permit the formation of any subsidiaries (other than, in the case of the Issuer, Issuer Subsidiaries); (ix) conduct business under any name other than its own; (x) have any employees (other than directors to the extent they are employees); (xi) sell, transfer, exchange or otherwise dispose of Assets, or enter into an agreement or commitment to do so or enter into or engage in any business with respect to any part of the Assets, except as expressly permitted by both this Indenture and the Collateral Management Agreement or engage in any securities lending; or (xii) if any Secured Notes are outstanding, amend its organizational documents unless the Moody’s Rating Condition has been satisfied (or deemed inapplicable in accordance with Section 1.3) with respect to such amendment. (b) The Co-Issuer will not invest any of its assets in “securities” as such term is defined in the Investment Company Act, and will keep all of its assets in Cash. (c) Notwithstanding anything to the contrary contained herein, the Issuer shall not, and shall use its commercially reasonable efforts to ensure that the Collateral Manager acting on the Issuer’s behalf does not, acquire or own any asset, conduct any activity or take any action unless the acquisition or ownership of such asset, the conduct of such activity or the taking of such action, as the case may be, would not cause the Issuer to be treated as engaged in a trade or business within the United States for U.S. federal income tax purposes or otherwise subject to United States federal income tax on a net income basis or income tax on a net income basis in any other jurisdiction (including any tax imposed under Section 1446 of the Code).

-172- USActive 55852351.8 (d) In furtherance and not in limitation of Section 7.8(c), the Issuer shall comply with the Tax Guidelines. For the avoidance of doubt, no consent of any Holder shall be required in order to comply with this Section 7.8(d) in connection with the waiver, amendment, elimination, modification or supplementation of any provision of the Tax Guidelines in accordance with the terms thereof. (e) The Issuer shall not enter into any agreement amending, modifying or terminating any Transaction Document without notifying the Rating Agency. (f) The Issuer may not acquire any of the Notes (including any Notes surrendered or abandoned). This Section 7.8(f) does not limit an Optional Redemption, Tax Redemption, Mandatory Redemption, Clean-Up Call Redemption, Re-Pricing or Special Redemption pursuant to the terms of this Indenture. (g) The Issuer has not elected and will not elect to be treated as an association taxable as a corporation for U.S. federal income tax purposes. The Co-Issuer will not elect or take any other action that would cause it to be classified as other than a disregarded entity for U.S. federal income tax purposes. Section 7.9 Statement as to Compliance. On or before June 30 in each calendar year, commencing in 2022, or immediately if there has been a Default under this Indenture and prior to the issuance of any additional notes pursuant to Section 2.13, the Issuer shall deliver to the Trustee and the Administrator (to be forwarded by the Trustee or the Administrator, as applicable, to the Collateral Manager, each Noteholder making a written request therefor and the Rating Agency) an Officer’s certificate of the Issuer that, having made reasonable inquiries of the Collateral Manager, and to the best of the knowledge, information and belief of the Issuer, there did not exist, as at a date not more than five days prior to the date of the certificate, nor had there existed at any time prior thereto since the date of the last certificate (if any), any Default hereunder or, if such Default did then exist or had existed, specifying the same and the nature and status thereof, including actions undertaken to remedy the same, and that the Issuer has complied with all of its obligations under this Indenture or, if such is not the case, specifying those obligations with which it has not complied. Section 7.10 Co-Issuers May Consolidate, etc., Only on Certain Terms. Neither the Issuer nor the Co-Issuer (the “Merging Entity”) shall consolidate or merge with or into any other Person or transfer or convey all or substantially all of its assets to any Person, unless permitted by Cayman Islands law (in the case of the Issuer) or United States and Delaware law (in the case of the Co-Issuer) and unless: (a) the Merging Entity is the surviving corporation, or the Person (if other than the Merging Entity) formed by such consolidation or into which the Merging Entity is merged or to which all or substantially all of the assets of the Merging Entity are transferred (the “Successor Entity”) (A) if the Merging Entity is the Issuer, is a company organized and existing under the laws of the Cayman Islands or such other jurisdiction approved by a Majority of the Controlling Class (provided, that no such approval is required in connection with any such transaction undertaken solely to effect a change in the jurisdiction of incorporation pursuant to Section 7.4), and (B) in any case expressly assumes, by an indenture supplemental hereto, executed and

-173- USActive 55852351.8 delivered to the Trustee and each Holder, the due and punctual payment of the principal of and interest on all Secured Notes and the performance and observance of every covenant of this Indenture on its part to be performed or observed, all as provided herein; (b) the Rating Agency has been notified in writing of such consolidation or merger and the Moody’s Rating Condition has been satisfied in respect of such consolidation or merger (unless deemed inapplicable in accordance with Section 1.3); (c) if the Merging Entity is not the Successor Entity, the Successor Entity has agreed in such supplemental indenture (i) to observe the same legal requirements for the recognition of such formed or surviving corporation as a legal entity separate and apart from any of its Affiliates as are applicable to the Merging Entity with respect to its Affiliates and (ii) not to consolidate or merge with or into any other Person or transfer or convey the Assets or all or substantially all of its assets to any other Person except in accordance with the provisions of this Section 7.10; (d) if the Merging Entity is not the Successor Entity, the Successor Entity has delivered to the Trustee and the Rating Agency an Officer’s certificate and an Opinion of Counsel each stating that such Person is duly organized, validly existing and in good standing in the jurisdiction in which such Person is organized; that such Person has sufficient power and authority to assume the obligations set forth in subsection (a) above and to execute and deliver an indenture supplemental hereto for the purpose of assuming such obligations; that such Person has duly authorized the execution, delivery and performance of an indenture supplemental hereto for the purpose of assuming such obligations and that such supplemental indenture is a valid, legal and binding obligation of such Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); if the Merging Entity is the Issuer, that, immediately following the event which causes such Successor Entity to become the successor to the Issuer, (i) such Successor Entity has title, free and clear of any lien, security interest or charge, other than the lien and security interest of this Indenture, to the Assets securing all of the Secured Notes and (ii) the Trustee continues to have a valid perfected first priority security interest in the Assets securing all of the Secured Notes; and in each case as to such other matters as the Trustee or any Noteholder may reasonably require; (e) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (f) the Merging Entity has notified the Rating Agency of such consolidation, merger, transfer or conveyance and has delivered to the Trustee and each Noteholder an Officer’s certificate and an Opinion of Counsel each stating that such consolidation, merger, transfer or conveyance and such supplemental indenture comply with this Article VII and that all conditions precedent in this Article VII relating to such transaction have been complied with; (g) the Merging Entity has delivered to the Trustee an Opinion of Counsel stating that after giving effect to such transaction, neither of the Co-Issuers (or, if applicable, the

-174- USActive 55852351.8 Successor Entity) will be required to register as an investment company under the Investment Company Act; and (h) after giving effect to such transaction, the outstanding stock (other than the Subordinated Notes) of the Merging Entity (or, if applicable, the Successor Entity) will not be beneficially owned within the meaning of the Investment Company Act by any U.S. Person. Section 7.11 Successor Substituted. Upon any consolidation or merger, or transfer or conveyance of all or substantially all of the assets of the Issuer or the Co-Issuer, in accordance with Section 7.10 in which the Merging Entity is not the surviving corporation, the Successor Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Merging Entity under this Indenture with the same effect as if such Person had been named as the Issuer or the Co-Issuer, as the case may be, herein. In the event of any such consolidation, merger, transfer or conveyance, the Person named as the “Issuer” or the “Co-Issuer” in the first paragraph of this Indenture or any successor that has theretofore become such in the manner prescribed in this Article VII may be dissolved, wound up and liquidated at any time thereafter, and such Person thereafter is released from its liabilities as obligor and maker on all the Notes and from its obligations under this Indenture. Section 7.12 No Other Business. The Issuer shall not have any employees and shall not engage in any business or activity other than issuing, paying and redeeming the Notes and any additional notes issued pursuant to this Indenture, acquiring, holding, selling, exchanging, redeeming and pledging, solely for its own account, Collateral Obligations and other Assets, acquiring, holding, selling, exchanging, redeeming and pledging shares in Issuer Subsidiaries and other activities incidental thereto, including entering into the Purchase Agreement and the Transaction Documents to which it is (or in the case of any Hedge Agreement, to which it may become) a party. The Issuer shall not hold itself out as originating loans, lending funds, making a market in loans or other assets or selling loans or other assets to customers or as willing to enter into, assume, offset, assign or otherwise terminate positions in derivative financial instruments with customers. The Co-Issuer shall not engage in any business or activity other than issuing and selling the Co-Issued Notes and any additional co-issued secured notes issued pursuant to this Indenture and other activities incidental thereto, including entering into the Purchase Agreement and the Transaction Documents to which it is a party. Section 7.13 [Reserved]. Section 7.14 Annual Rating Review. (a) So long as any of the Secured Notes remain outstanding, on or before June 30 in each year, commencing in 2022, the Applicable Issuers shall obtain and pay for an annual review of the rating of each such Secured Notes from each applicable Rating Agency. The Applicable Issuers shall promptly notify the Trustee and the Collateral Manager in writing (and the Trustee shall promptly provide the Holders with a copy of such notice) if at any time the rating of any such Secured Notes has been, or is known will be, changed or withdrawn. (b) The Issuer shall obtain and pay for a review of any Collateral Obligation which has a Moody’s Rating derived under clause (a)(B) of the definition thereof in Schedule 3 or a Moody’s Default Probability Rating derived under clause (d) of the definition thereof in Schedule

-175- USActive 55852351.8 3 and any DIP Collateral Obligation both (i) annually and (ii) upon the occurrence of a Specified Amendment with respect to such Collateral Obligation. Section 7.15 Reporting. At any time when the Co-Issuers are not subject to Section 13 or 15(d) of the Exchange Act and are not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the request of a Holder or beneficial owner of a Note, the Applicable Issuers shall promptly furnish or cause to be furnished Rule 144A Information to such Holder or beneficial owner, to a prospective purchaser of such Note designated by such Holder or beneficial owner, or to the Trustee for delivery to such Holder or beneficial owner or a prospective purchaser designated by such Holder or beneficial owner, as the case may be, in order to permit compliance by such Holder or beneficial owner with Rule 144A in connection with the resale of such Note. “Rule 144A Information” is such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto). Section 7.16 Calculation Agent. (a) The Issuer hereby agrees that for so long as any Floating Rate Notes remain outstanding there will at all times be an agent appointed (which agent does not control or is not controlled by or under common control with the Issuer or its Affiliates or the Collateral Manager or its Affiliates) to calculate the Benchmark in respect of each Interest Accrual Period (or, in the case of the first Interest Accrual Period, the relevant portion thereof) in accordance with the definition of Benchmark (the “Calculation Agent”). The Issuer hereby appoints the Collateral Administrator as the Calculation Agent. The Calculation Agent may be removed by the Issuer or the Collateral Manager, on behalf of the Issuer, at any time. If the Calculation Agent is unable or unwilling to act as such or is removed by the Issuer or the Collateral Manager, on behalf of the Issuer, the Issuer or the Collateral Manager, on behalf of the Issuer, will promptly appoint a replacement Calculation Agent which does not control or is not controlled by or under common control with the Issuer or its Affiliates or the Collateral Manager or its Affiliates. The Calculation Agent may not resign its duties or be removed without a successor having been duly appointed. (b) The Calculation Agent will be required to agree (and the Trustee as Calculation Agent does hereby agree) that, as soon as possible after 11:00 a.m. London time on each Interest Determination Date, but in no event later than 11:00 a.m. New York time on the London Banking Day immediately following each Interest Determination Date, the Calculation Agent will calculate the Interest Rate applicable to each Class of Floating Rate Notes during the related Interest Accrual Period (or, in the case of the first Interest Accrual Period, the relevant portion thereof) and the Note Interest Amount (in each case, rounded to the nearest cent, with half a cent being rounded upward) payable on the related Payment Date in respect of such Class of Floating Rate Notes and the related period. At such time, the Calculation Agent will communicate such rates and amounts to the Co-Issuers, the Trustee, each Paying Agent, the Collateral Manager, Euroclear and Clearstream. The Calculation Agent will also specify to the Co-Issuers the quotations upon which the foregoing rates and amounts are based, and in any event the Calculation Agent shall notify the Co-Issuers before 5:00 p.m. (New York time) on every Interest Determination Date if it has not determined and is not in the process of determining any such Interest Rate or Note Interest Amount together with its reasons therefor. The Calculation Agent’s determination of the foregoing rates and amounts for any Interest Accrual Period will (in the absence of manifest error) be final and binding upon all parties.

-176- USActive 55852351.8 (c) None of the Trustee, the Paying Agent or the Calculation Agent have any obligation (i) to monitor, determine or verify the unavailability or cessation of LIBOR (or other applicable Benchmark), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, Benchmark, Benchmark Replacement (including Daily Simple SOFR or Term SOFR), Unadjusted Benchmark Replacement or Fallback Rate, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, or (iii) to select, determine or designate any Benchmark Replacement Adjustment, Reference Rate Modifier, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing. (d) None of the Trustee, the Paying Agent or the Calculation Agent will be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Indenture as a result of the unavailability of LIBOR (or other applicable Benchmark) and absence of a designated replacement Benchmark, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation the Collateral Manager, in providing any direction, instruction, notice or information required or contemplated by the terms of this Indenture and reasonably required for the performance of such duties. (e) Neither the Calculation Agent nor the Collateral Manager shall have any liability for any interest rate published by any publication that is the source for determining the interest rates of the Secured Notes, including but not limited to the Reuters Screen (or any successor source), rates compiled by the ICE Benchmark Administration Ltd. or any successor thereto, or rates published by the Federal Reserve Board or on the Federal Reserve Bank of New York’s Website. Section 7.17 Certain Tax Matters. (a) The Co-Issuers will treat the Co-Issuers and the Notes as described in the “Certain U.S. Federal Income Tax Considerations” section of the Offering Circular for all U.S. federal, state and local income tax purposes and will take no action inconsistent with such treatment unless required by law. (b) The Issuer and Co-Issuer shall prepare and file, and the Issuer shall cause each Tax Subsidiary to prepare and file, or in each case shall hire accountants and the accountants shall cause to be prepared and filed (and, where applicable, delivered to the Issuer or Holders of a Subordinated Note) for each taxable year of the Issuer, the Co-Issuer and any Issuer Subsidiary the U.S. federal, state and local income tax returns and reports as required under the Code, or any tax returns or information tax returns required by any governmental authority which the Issuer, the Co-Issuer or the Issuer Subsidiary are required to file (and, where applicable, deliver), and shall provide to each Holder any information that such Holder reasonably requests in order for such Holder to comply with its U.S. federal, state or local tax and information return and reporting obligations, or to make and maintain an election to treat any non-U.S. Issuer Subsidiary as a “qualified electing fund” for U.S. federal income tax purposes and/or a “protective” election to treat the Issuer as a “qualified electing fund” for U.S. federal income tax purposes.

-177- USActive 55852351.8 (c) The Issuer (or an agent acting on its behalf) will take such reasonable actions, including hiring agents or advisors, consistent with law and its obligations under this Indenture, as are necessary for compliance with FATCA, the Cayman FATCA Legislation, and the CRS, including appointing any agent or representative to perform due diligence, withholding or reporting obligations of the Issuer and any non-U.S. Issuer Subsidiary pursuant to FATCA, the Cayman FATCA Legislation, and the CRS, and any other action that the Issuer would be permitted to take under this Indenture necessary for compliance with FATCA, the Cayman FATCA Legislation, and the CRS. Upon written request, the Trustee and the Registrar shall provide to the Issuer, the Collateral Manager or any agent thereof any information specified by such parties regarding the Holders of the Notes and payments on the Notes that is reasonably available to the Trustee or the Registrar, as the case may be, and may reasonably be necessary for the Issuer and any non-U.S. Tax Subsidiary to comply with FATCA, Cayman FATCA Legislation, and the CRS. Notwithstanding any provision herein to the contrary, the Issuer shall take, and shall cause any non-U.S. Issuer Subsidiary to take, any and all actions that may be necessary or appropriate to ensure that the Issuer or such Issuer Subsidiary satisfies any and all withholding and tax payment obligations under the Code or other applicable law and to comply with FATCA, the Cayman FATCA Legislation, and the CRS. Without limiting the generality of the foregoing, each of the Issuer and any Issuer Subsidiary may withhold any amount that it or any advisor retained by the Trustee on its behalf determines is required to be withheld from any amounts otherwise distributable to any Person. In addition, the Issuer shall, and shall cause each Issuer Subsidiary to, cause to be delivered any properly completed and executed documentation, agreements, and certifications (including an applicable IRS Form W-8 or W-9, as applicable) to each issuer, counterparty, paying agent, and/or any applicable taxing authority, and enter into any agreements with a taxing authority or other governmental authority, as necessary to avoid or reduce the withholding, deduction, or imposition of U.S. income or withholding tax. (d) Notwithstanding any provision herein to the contrary, the Issuer shall take any and all reasonable actions that may be necessary or appropriate to ensure that the Issuer satisfies any and all reporting, withholding and tax payment obligations under Code Sections 1441, 1442, 1445, 1446, 1471, and 1472, or any other provision of the Code or other applicable law. Without limiting the generality of the foregoing, the Issuer may withhold any amount that it or any advisor retained by the Trustee on its behalf determines is required to be withheld from any amounts otherwise distributable to any Holder. (e) Upon the Trustee’s receipt of a written request of a Holder, delivered in accordance with the notice procedures of Section 14.3, for the information described in Treasury regulations section 1.1275-3(b)(1)(i) that is applicable to such Holder, the Trustee shall forward such request to the Issuer and the Issuer shall cause its Independent accountants to provide promptly to the Trustee and such requesting Holder all of such information. (f) If the Issuer would acquire or receive any asset in connection with a workout or restructuring of a Collateral Obligation or any Collateral Obligation would be modified in a manner that, in either case, could cause the Issuer to be treated as engaged in a trade or business in the United States for U.S. federal income tax purposes or subject to U.S. federal tax on a net income basis, the Issuer will either (x) organize a wholly owned special purpose vehicle that is treated as a corporation for U.S. federal income tax purposes (an “Issuer Subsidiary”) and

-178- USActive 55852351.8 contribute to the Issuer Subsidiary the asset, the right to receive such asset or the Collateral Obligation that is the subject of the workout, restructuring, or modification, (y) contribute to an existing Issuer Subsidiary the asset, right to receive such asset or the Collateral Obligation that is the subject of the workout, restructuring, or modification, or (z) sell the asset, the right to receive such asset or the Collateral Obligation that is the subject of the workout, restructuring, or modification, in each case unless the Issuer receives Tax Advice to the effect that the acquisition, ownership, and disposition of such asset, or that the workout, restructuring, or modification of such Collateral Obligation (as the case may be), will not cause the Issuer to be treated as engaged in a trade or business in the United States for U.S. federal income tax purposes or otherwise subject to U.S. federal income tax on a net income basis. (g) [Reserved]. (h) Each Issuer Subsidiary must at all times have at least one independent director meeting the requirements of an “Independent Director” as set forth in the Issuer Subsidiary’s organizational documents complying with any applicable Rating Agency rating criteria. The Issuer shall cause the purposes and permitted activities of any Issuer Subsidiary to be restricted solely to the acquisition, receipt, holding, management and disposition of assets referred to in clauses (i) and (ii) of Section 7.17(e), and any assets, income and proceeds received in respect thereof (collectively, “Issuer Subsidiary Assets”), and shall require the Issuer Subsidiary to distribute 100% of the proceeds from such assets, including, without limitation, the proceeds of any sale of such assets, net of any tax or other liabilities, to the Issuer, subject to Section 7.17(h)(xvii), on or before the Stated Maturity of the Secured Notes or at such earlier time designated at the sole discretion of the Collateral Manager. At the request of the Collateral Manager, the Issuer will cause any Issuer Subsidiary to enter into a separate management agreement with the Collateral Manager which agreement shall be substantially in the form of the Collateral Management Agreement. Notice of any such separate management agreement and a copy of such agreement shall be provided to the Rating Agency. No supplemental indenture pursuant to Sections 8.1 or 8.2 hereof shall be necessary to permit the Issuer, or the Collateral Manager on its behalf, to take any actions necessary to set up an Issuer Subsidiary. (i) With respect to any Issuer Subsidiary: (i) the Issuer shall not allow such Issuer Subsidiary to (A) purchase any assets, or (B) acquire title to real property or a controlling interest in any entity that owns real property; (ii) the Issuer shall ensure that such Issuer Subsidiary shall not sell, transfer, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (or permit such to occur or suffer such to exist), any part of such Issuer Subsidiary Assets, except as expressly permitted by this Indenture and the Collateral Management Agreement; (iii) the Issuer shall ensure that such Issuer Subsidiary shall not (A) have any employees (other than their respective directors, to the extent such directors are deemed to be employees), (B) have any subsidiaries (other than any subsidiary of such Issuer Subsidiary which is subject, to the extent applicable, to covenants set forth in this Section

-179- USActive 55852351.8 7.17(i) applicable to an Issuer Subsidiary), or (C) incur or assume or guarantee any indebtedness or hold itself out as liable for the debt of any other Persons; (iv) the Issuer shall ensure that such Issuer Subsidiary shall not conduct business under any name other than its own; (v) the constitutive documents of such Issuer Subsidiary shall provide that (A) recourse with respect to costs, expenses or other liabilities of such Issuer Subsidiary shall be solely to its Issuer Subsidiary Assets and no creditor of such Issuer Subsidiary shall have any recourse whatsoever to the Issuer or its assets except to the extent otherwise required under applicable law and (B) it will be subject to the limitations on powers set forth in the organizational documents of the Issuer; (vi) the Issuer shall ensure that such Issuer Subsidiary shall file all tax returns and reports required to be filed by it and to pay all taxes required to be paid by it; (vii) the Issuer shall notify the Trustee of the filing or commencement of any action, suit or proceeding by or before any arbiter or governmental authority against or affecting such Issuer Subsidiary; (viii) the Issuer shall ensure that such Issuer Subsidiary shall not enter into any agreement or other arrangement that prohibits or restricts or imposes any condition upon the ability of such Issuer Subsidiary to pay dividends or other distributions with respect to any of its ownership interests; (ix) the Issuer shall be permitted take any actions and enter into any agreements to effect the transactions contemplated by clause (e) above so long as they do not violate clause (f) above; (x) the Issuer shall keep in full effect the existence, rights and franchises of each Issuer Subsidiary as a company or corporation organized under the laws of its jurisdiction and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to preserve the Issuer Subsidiary Assets held from time to time by the related Issuer Subsidiary. In addition, the Issuer and each Issuer Subsidiary shall not take any action, or conduct its affairs in a manner, that is likely to result in its separate existence being ignored or in its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding. Notwithstanding the foregoing, the Issuer shall be permitted to dissolve any Issuer Subsidiary at any time; (xi) with respect to any Issuer Subsidiary, the parties hereto agree that any reports prepared by the Collateral Manager or Collateral Administrator with respect to the Collateral Obligations shall indicate that the related Issuer Subsidiary Assets are held by the Issuer Subsidiary, shall refer directly and solely to the related Issuer Subsidiary Assets, and the Trustee shall not be obligated to refer to the equity interest in such Issuer Subsidiary;

-180- USActive 55852351.8 (xii) the Issuer, the Co-Issuer, the Collateral Manager and the Trustee shall not cause the filing of a petition in bankruptcy against the Issuer Subsidiary for the nonpayment of any amounts due hereunder until at least one year and one day, or any longer applicable preference period then in effect plus one day, after the payment in full of all the Notes issued under this Indenture; (xiii) in connection with the organization of any Issuer Subsidiary and the contribution of any Issuer Subsidiary Assets to such Issuer Subsidiary pursuant to Section 7.17(e), such Issuer Subsidiary shall establish one or more custodial and/or collateral accounts, as necessary, to hold the Issuer Subsidiary Assets pursuant to an account control agreement; provided, however, that (A) an Issuer Subsidiary Asset shall not be required to be held in such a custodial or collateral account if doing so would be in violation of another agreement related to such Issuer Subsidiary Asset or any other asset and (B) the Issuer may pledge an Issuer Subsidiary Asset to a Person other than the Trustee if required pursuant to a related reorganization or bankruptcy proceeding; (xiv) subject to Section 7.17(h)(xvii), the Issuer shall cause the Issuer Subsidiary to distribute, or cause to be distributed, the proceeds of Issuer Subsidiary Assets to the Issuer, in such amounts and at such times as shall be determined by the Collateral Manager (any Cash proceeds distributed to the Issuer shall be deposited into the Interest Collection Subaccount or the Principal Collection Subaccount, as applicable, as determined in accordance with subclause (xvii)); provided that the Issuer shall not cause any amounts to be so distributed unless all amounts in respect of any related tax liabilities and expenses have been paid in full or have been properly reserved for in accordance with GAAP; (xv) notwithstanding the complete and absolute transfer of an Issuer Subsidiary Asset to an Issuer Subsidiary, subject to Section 1.2(o), for purposes of measuring compliance with the Concentration Limitations, Collateral Quality Tests, and Coverage Tests or for the purpose of characterizing any Cash proceeds distributed to the Issuer as Interest Proceeds or Principal Proceeds, the ownership interests of the Issuer in an Issuer Subsidiary or any property distributed to the Issuer by an Issuer Subsidiary (other than Cash) shall be treated as ownership of the Issuer Subsidiary Asset(s) owned by such Issuer Subsidiary (and shall be treated as having the same characteristics as such Issuer Subsidiary Asset(s) or of any asset received in consideration of such Issuer Subsidiary Asset(s)). If, prior to its transfer to an Issuer Subsidiary, an Issuer Subsidiary Asset was a Defaulted Obligation, the ownership interests of the Issuer in such Issuer Subsidiary shall be treated as a Defaulted Obligation until such Issuer Subsidiary Asset would have ceased to be a Defaulted Obligation if owned directly by the Issuer; (xvi) any distribution of Cash by an Issuer Subsidiary to the Issuer shall be characterized as Interest Proceeds or Principal Proceeds to the same extent that such Cash would have been characterized as Interest Proceeds or Principal Proceeds if received directly by the Issuer; (xvii) if (A) any Event of Default occurs, the Notes have been declared due and payable (and such declaration shall not have been rescinded and annulled in accordance with this Indenture), and the Trustee or any other authorized party takes any action under

-181- USActive 55852351.8 this Indenture to sell, liquidate or dispose of the Collateral, (B) notice is given of any Optional Redemption, Tax Redemption, Clean-Up Call Redemption, or other prepayment in full or repayment in full of all Notes outstanding occurs and such notice is not capable of being rescinded, (C) the Stated Maturity has occurred or will occur within 5 Business Days, or (D) irrevocable notice is given of any other final liquidation and final distribution of the Assets, however described, the Issuer or the Collateral Manager on the Issuer’s behalf shall (x) with respect to each Issuer Subsidiary, instruct such Issuer Subsidiary to sell each Issuer Subsidiary Asset held by such Issuer Subsidiary for the Issuer and distribute the proceeds of such sale, net of any amounts necessary to satisfy any related expenses and tax liabilities, to the Issuer in exchange for the equity security of or other interest in such Issuer Subsidiary held by the Issuer or (y) sell its interest in such Issuer Subsidiary; (xviii) the Issuer shall not dispose of an interest in any Issuer Subsidiary if such interest is a “United States real property interest,” as defined in Section 897(c) of the Code, and an Issuer Subsidiary shall not make any distribution to the Issuer if such distribution would cause the Issuer to be treated as engaged in a trade or business in the United States for federal income tax purposes or cause the Issuer to be subject to U.S. federal tax on a net income basis; (xix) the Issuer shall cause each Issuer Subsidiary (x) to give a guarantee in favor of the Trustee pursuant to which such Issuer Subsidiary absolutely and unconditionally guarantees, to the Trustee for the benefit of the Secured Parties, the Secured Obligations (subject to limited recourse provisions equivalent (mutatis mutandis) to those contained in this Indenture) and (y) to enter into a security agreement between such Issuer Subsidiary and the Trustee pursuant to which such Issuer Subsidiary (A) grants a continuing security interest in all of its property and (B) causes such security interest to be perfected and first priority to secure its obligations under such guarantee, in each case, substantially in the form of Exhibit E, a copy of which security agreement between such Issuer Subsidiary and the Trustee shall be provided to the Rating Agency; and (xx) the Issuer shall provide, or cause to be provided, to the Rating Agency, written notice prior to the formation of an Issuer Subsidiary. (j) Each contribution of an asset by the Issuer to an Issuer Subsidiary as provided in this Section 7.17 may be effected by means of granting a participation interest in such asset to the Issuer Subsidiary if such grant transfers ownership of such asset to the Issuer Subsidiary for U.S. federal income tax purposes, based on Tax Advice. (k) For the avoidance of doubt, an Issuer Subsidiary may distribute any Issuer Subsidiary Asset to the Issuer if the Issuer has received Tax Advice to the effect that, under the relevant facts and circumstances with respect to such transaction, the acquisition, ownership, and disposition of such Issuer Subsidiary Asset will not cause the Issuer to be treated as engaged in a trade or business in the United States for U.S. federal income tax purposes or otherwise subject to U.S. federal tax on a net income basis. (l) [Reserved].

-182- USActive 55852351.8 (m) Upon a Re-Pricing or a Benchmark Replacement Rate Amendment, the Issuer will comply with any requirements under Treasury regulations section 1.1273-2(f)(9) (or any successor provision), including (as applicable) to (i) determine whether Notes of the Re-Priced Class or Notes replacing the Re-Priced Class or Notes subject to a Benchmark Replacement Rate Amendment are traded on an established market, and (ii) if so traded, to determine the fair market value of such Notes and to make available such fair market value determination to holders in a commercially reasonable fashion, including by electronic publication, within 90 days of the date that the new Notes are issued. (n) For each taxable year (or portion thereof) that the Issuer is treated as a partnership for U.S. federal income tax purposes Sections 7.17(n) through 7.17(u) and Section 7.17(w) shall apply. The Majority Holder of the Subordinated Notes will be the initial “partnership representative” (as defined in Section 6223 of the Code) (the “Partnership Representative”) and may designate the Partnership Representative from time to time from among any willing Holder of Subordinated Notes or itself and any of its Affiliates with respect to any taxable year of the Issuer during which it holds or has held any Subordinated Notes (and if such designee is not eligible under the Code to be the Partnership Representative, it shall be the agent and attorney-in-fact of the Partnership Representative); provided, that during any other period or if the Majority Holder of the Subordinated Notes declines to so designate a Partnership Representative, the Issuer (after consultation with the Collateral Manager) shall designate the Partnership Representative from among any Holder of Subordinated Notes (and if such designee is not eligible under the Code to be the Partnership Representative, it shall be the agent and attorney-in-fact of the Partnership Representative). The Partnership Representative (or, if applicable, its agent and attorney-in-fact) shall sign the Issuer’s tax returns and is authorized to make tax elections on behalf of the Issuer in its reasonable discretion, to determine the amount and characterization of any allocations or tax items described in this Section 7.17 in its reasonable discretion, and to take all actions and do such things as required or as it shall deem appropriate under the Code, at the Issuer’s sole expense, including representing the Issuer before taxing authorities and courts in tax matters affecting the Issuer and any “partners” of the Issuer for U.S. federal income tax purposes (the “Partners”). Any action taken by the Partnership Representative in connection with audits of the Issuer under the Code will, to the extent permitted by law, be binding upon the Partners. Each such Partner agrees that it will treat any Issuer item on such Partner’s income tax returns consistently with the treatment of the item on the Issuer’s tax return and that such Partner will not independently act with respect to tax audits or tax litigation affecting the Issuer, unless previously authorized to do so in writing by the Partnership Representative (or, if applicable, its agent and attorney-in-fact), which authorization may be withheld in the complete discretion of the Partnership Representative (or, if applicable, its agent and attorney-in fact). The Issuer will, to the fullest extent permitted by law, reimburse and indemnify the Partnership Representative and any agent and attorney-in-fact of such Partnership Representative in connection with any expenses reasonably incurred in connection with its performance of its duties as or on behalf of the Partnership Representative. For the avoidance of doubt, any indemnity or reimbursement provided pursuant to the immediately foregoing sentence shall be treated as an Administrative Expense pursuant to the definition thereof. (o) The Partnership Representative shall establish and maintain or cause to be established and maintained on the books and records of the Issuer an individual capital account for each Holder of Subordinated Notes (including, for purposes of this Section 7.17(o) and Section

-183- USActive 55852351.8 7.17(p) through (s), any Holder of Subordinated Notes (as determined for U.S. federal income tax purposes)), in accordance with Section 704(b) of the Code and Treasury Regulations section 1.704- 1(b)(2)(iv). (p) After giving effect to Section 7.17(p) and Section 7.17(q), all Issuer items of income, gain, loss and deduction shall be allocated among the Holders of Subordinated Notes in a manner such that, after the allocation, each such Holder’s capital account is equal (as nearly as possible) to the amount that such Holder would receive from the Issuer if the Issuer (i) sold all of its assets for their Book Values, (ii) applied the proceeds to discharge Issuer liabilities at face amount, and (iii) distributed the remaining proceeds in accordance with the provisions of this Indenture (other than this Section 7.17), minus the sum of such Holder’s share of “partnership minimum gain” (within the meaning of Treasury Regulations section 1.704-2(b)(2)) and “partner nonrecourse debt minimum gain” (within the meaning of Treasury Regulations section 1.704- 2(i)(3)). (q) (i) This Section 7.17(q)(i) incorporates by reference, as if fully set forth herein, the “minimum gain chargeback” requirement contained in Treasury Regulations section 1.704-2(f), the “partner minimum gain chargeback” requirement contained in Treasury Regulations section 1.704-2(i), and the “qualified income offset” requirement contained in Treasury Regulations section 1.704-1(b)(2)(ii)(d). (ii) In the event that any Holder of Subordinated Notes has a deficit capital account at the end of any Issuer taxable year that is in excess of the amount such Holder is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations sections 1.704-2(g)(1) and 1.704-2(i)(5), such Holder will be allocated items of Issuer income and gain in the amount of such excess as quickly as possible. Notwithstanding the foregoing, an allocation pursuant to this Section 7.17(q)(ii) will be made only if and to the extent that such Holder would have a deficit capital account in excess of such amount after all other allocations provided for in this Section 7.17 have been tentatively made as if this Section 7.17 did not include this Section 7.17(q)(ii) or the “qualified income offset” requirement of Section 7.17(q)(i). (iii) Nonrecourse deductions (within the meaning of Treasury Regulations section 1.704-2(b)(1)) will be specially allocated to the Holders of Subordinated Notes in the same manner as if they were not nonrecourse deductions. (iv) No Holder of Subordinated Notes will be allocated items of loss or deduction under Section 7.17(p) or Section 7.17(r) if such allocation would cause or increase a deficit balance in such Holder’s capital account as of the end of the Issuer taxable year to which such allocation relates, within the meaning of Treasury Regulations section 1.704-1(b)(2)(ii)(d). (r) It is the intent of the Issuer that, to the extent possible, all special allocations made pursuant to Section 7.17(p) be offset either with other special allocations made pursuant to Section 7.17(q) or with special allocations made pursuant to this Section 7.17(r). Therefore, notwithstanding any other provision of this Section 7.17 (other than Section 7.17(q)), offsetting special allocations of Issuer items of income, gain, loss and deduction will be made so that, after

-184- USActive 55852351.8 such offsetting allocations are made, the capital account balance of each Holder of Subordinated Notes is, to the extent possible, equal to the capital account balance such Holder would have had if the special allocations made pursuant to Section 7.17(q) were not part of this Section 7.17 and all Issuer items of income, gain, loss and deduction were allocated pursuant to Section 7.17(p). (s) For U.S. federal, state and local income tax purposes, items of Issuer income, gain, loss, and deduction will be allocated among the Holders of Subordinated Notes in accordance with the allocations of the corresponding items for capital account purposes under this Section 7.17(s), except that items with respect to which there is a difference between adjusted tax basis and Book Value will be allocated in accordance with Section 704(c) of the Code using a method chosen by the Partnership Representative as described in Treasury Regulations section 1.704-3. (t) The Partnership Representative is authorized to amend the allocations described in this Section 7.17 as necessary to ensure that all allocations made pursuant to this Section 7.17 are treated as having “substantial economic effect” within the meaning of Section 704 of the Code. (u) The Partnership Representative may, in its sole discretion, cause the Issuer to make an election under Section 754 of the Code or elect to be a “withholding foreign partnership” for U.S. federal income tax purposes. (v) No more than 50% of the debt obligations (as determined for U.S. federal income tax purposes) held by the Issuer may at any time consist of real estate mortgages as determined for purposes of section 7701(i) of the Code unless the Issuer has received Tax Advice to the effect that, the ownership or such debt obligations will not cause the Issuer to be treated as a taxable mortgage pool for U.S. federal income tax purposes. (w) If the IRS, in connection with an audit governed by the tax audit rules set forth in Sections 6221 through 6241 of the Code (the “Partnership Tax Audit Rules”), proposes an adjustment greater than $25,000 in the amount of any item of income, gain, loss, deduction or credit of the Issuer, or any Partner’s distributive share thereof, and such adjustment results in an “imputed underpayment” as described in Section 6225(b) of the Code together with any guidance issued thereunder or successor provisions (a “Covered Audit Adjustment”), the Partnership Representative will use commercially reasonable efforts (taking into account whether the Partnership Representative has received any needed information on a timely basis from the Partners), to apply the alternative method provided by Section 6226 of the Code together with any guidance issued thereunder or successor provisions (the “Alternative Method”). In the event the proposed adjustment is equal to or less than $25,000, the Partnership Representative may in its sole discretion elect to have the Issuer pay such adjustment. To the extent that the Partnership Representative does not (or is unable to) elect the Alternative Method with respect to a Covered Audit Adjustment and such Covered Audit Adjustment is material as to the Issuer (determined in the Partnership Representative’s sole discretion), the Partnership Representative shall use commercially reasonable efforts to (i) to the extent not economically or administratively burdensome or onerous, make reasonable modifications available under Sections 6225(c)(3), (4) and (5) of the Code together with any guidance issued thereunder or successor provisions, to the extent that such modifications are available (taking into account whether the Partnership

-185- USActive 55852351.8 Representative has received any needed information on a timely basis from the Partners) and would reduce any taxes payable by the Issuer with respect to the Covered Audit Adjustment, and (ii) if reasonably requested by a Partner, provide to such Partner available information allowing such Partner to file an amended U.S. federal income tax return, as described in Section 6225(c)(2) of the Code together with any guidance issued thereunder or successor provisions, to the extent that such amended return and payment of any related U.S. federal income taxes would reduce any taxes payable by the Issuer with respect to the Covered Audit Adjustment (after taking into account any modifications described in clause (i)). Similar procedures shall be followed in connection with any state or local income tax audit governed by rules similar to the Partnership Tax Audit Rules. Any U.S. federal income taxes (and any related interest and penalties) paid by the Issuer (or any diminution in distributable proceeds resulting from an adjustment under Partnership Tax Audit Rules) may be allocated in the reasonable discretion of the Issuer to those Partners to whom such amounts are specifically attributable (whether as a result of their status, actions, inactions or otherwise), as determined in the reasonable discretion of the Issuer. Each Partner agrees to (a) provide tax information or certifications (including evidence of filing or payment of tax) as reasonably requested by the Partnership Representative in connection with a Covered Audit Adjustment; (b) comply with the Partnership Representative’s reasonable request to file accurate and timely amended returns to reflect a Covered Audit Adjustment; and (c) be liable for and economically bear (and indemnify and hold the Issuer and each other Partner harmless from), all taxes and related interest, penalties and other liabilities including reasonable administrative costs resulting from or otherwise attributable to the Partner’s allocable share of the tax items affected by the audit adjustment. This clause shall survive the transfer or termination of a Partnership Interest, as well as the termination, dissolution, liquidation and winding up of the Issuer. Section 7.18 Effective Date; Purchase of Additional Collateral Obligations. (a) The Issuer will use commercially reasonable efforts to purchase (or enter into commitments to purchase) Collateral Obligations such that the Target Initial Par Condition is satisfied on or before the date specified in clause (i) of the definition of “Effective Date.” (b) [Reserved]. (c) Up to (and including) the Effective Date, the Issuer will use the following funds to purchase additional Collateral Obligations in the following order: (i) to pay for the principal portion of any Collateral Obligation, first, any amounts on deposit in the Ramp-Up Account, and second, any Principal Proceeds on deposit in the Collection Account, and (ii) to pay for accrued interest on any such Collateral Obligation, any amounts on deposit in the Ramp-Up Account. In addition, the Issuer will use commercially reasonable efforts to acquire such Collateral Obligations that will satisfy or comply with, on the Effective Date, the Concentration Limitations, the Collateral Quality Test and the Overcollateralization Ratio Test. (d) Unless clause (e) below is applicable, within 10 Business Days after the Effective Date, the Issuer (or the Collateral Manager on its behalf) shall provide, or cause the Collateral Manager to provide, the following documents: (i) to the Rating Agency, a report (that the Issuer shall cause the Collateral Administrator to prepare on its behalf in accordance with, and subject to the terms of, the Collateral Administration Agreement) identifying the Collateral Obligations; (ii) to the Rating Agency, the Trustee and the Collateral Manager, (x) a report (that the Issuer shall cause the Collateral Administrator to prepare on its behalf in accordance with, and

-186- USActive 55852351.8 subject to the terms of, the Collateral Administration Agreement) stating the following information (the “Effective Date Report”): (A) the Obligor, principal balance, coupon/spread, stated maturity, Moody’s Default Probability Rating, Moody’s Industry Classification, S&P Rating and country of Domicile with respect to each Collateral Obligation as of the Effective Date and substantially similar information provided by the Issuer with respect to every other asset included in the Assets (to the extent such asset is a security or a loan), by reference to such sources as shall be specified therein and (B) as of the Effective Date, the level of compliance with, and satisfaction or non- satisfaction of, (1) the Target Initial Par Condition, (2) each Overcollateralization Ratio Test, (3) the Concentration Limitations and (4) the Collateral Quality Test (the “Effective Date Tested Items”) and (y) a certificate of the Issuer (such certificate, the “Effective Date Issuer Certificate”), certifying that the Issuer has received (A) an Accountants’ Report (the “Accountants’ Effective Date Comparison AUP Report”) recalculating and confirming the following items from the Effective Date Report: the Obligor, principal balance, coupon/spread, stated maturity, Moody’s Default Probability Rating, Moody’s Industry Classification and S&P Rating with respect to each Collateral Obligation as of the Effective Date and substantially similar information provided by the Issuer with respect to every other asset included in the Assets (to the extent such asset is a security or a loan), by reference to such sources as will be specified therein and (B) an Accountants’ Report (the “Accountants’ Effective Date Recalculation AUP Report”) recalculating as of the Effective Date the level of compliance with, and satisfaction or non-satisfaction of, the Effective Date Tested Items; and (iii) to the Trustee and the Collateral Manager, the Accountants’ Effective Date AUP Reports. In accordance with SEC Release No. 34-72936, Form 15-E, only in its complete and unedited form which includes the Accountants’ Effective Date Comparison AUP Report as an attachment, will be provided by the Independent accountants to the Issuer who will post (or cause to be posted) such Form 15-E on the 17g-5 Information Agent’s Website. Copies of the Accountants’ Effective Date Recalculation AUP Report or any other agreed-upon procedures report provided by the Independent accountants to the Issuer, the Trustee or the Collateral Administrator will not be provided to any other party including the Rating Agency. Upon receipt of the Effective Date Report, the Collateral Manager shall compare the information contained in such Effective Date Report to the information contained in its records with respect to the Assets and shall, within three Business Days after receipt of such Effective Date Report, notify the Issuer, the Collateral Administrator, the Rating Agency and the Trustee if the information contained in the Effective Date Report does not conform to the information maintained by the Trustee with respect to the Assets. In the event that any discrepancy exists, the Trustee and the Issuer, or the Collateral Manager on behalf of the Issuer, shall attempt to resolve the discrepancy. If such discrepancy cannot be promptly resolved, the Trustee shall within five Business Days notify the Collateral Manager who shall, on behalf of the Issuer, request that the Independent accountants selected by the Issuer pursuant to Section 10.10 perform agreed-upon procedures on the Effective Date Report, the Collateral Manager’s records and the Trustee’s and/or the Collateral Administrator’s records to assist the Collateral Manager and the Trustee in determining the cause of such discrepancy. If such procedures reveal an error in the Effective Date Report, the Collateral Manager’s records or the Trustee’s and/or the Collateral Administrator’s records, the Effective Date Report, the Collateral Manager’s records, the Trustee’s records and/or the Collateral Administrator’s records, as applicable, will be revised accordingly and notice of any error in the Effective Date Report shall be sent as soon as practicable by the Issuer to all recipients of such report.

-187- USActive 55852351.8 (e) If (1) the Issuer or the Collateral Manager, as the case may be, has not provided to Moody’s both (A) an Effective Date Report in Section 7.18(d)(ii) above that shows that the Effective Date Tested Items were satisfied and (B) the Effective Date Issuer Certificate (such an Effective Date Report, together with such Effective Date Issuer Certificate, a “Passing Report”) prior to the date 10 Business Days after the Effective Date or (2) any of the Effective Date Tested Items are not satisfied ((1) or (2) constituting a “Moody’s Ramp-Up Failure”), then (I) the Issuer (or the Collateral Manager on the Issuer’s behalf) shall either (i) provide a Passing Report to Moody’s within 30 calendar days following the Effective Date or (ii) satisfy the Moody’s Rating Condition within 30 calendar days following the Effective Date and (II) if, by the 30th calendar day following the Effective Date, the Issuer (or the Collateral Manager on the Issuer’s behalf) has not provided a Passing Report to Moody’s or satisfied the Moody’s Rating Condition, each as described in the preceding clause (I) of this paragraph, the Issuer (or the Collateral Manager on the Issuer’s behalf) shall instruct the Trustee to transfer amounts from the Interest Collection Subaccount to the Principal Collection Subaccount and may, prior to the first Payment Date, purchase additional Collateral Obligations in an amount sufficient to enable the Issuer (or the Collateral Manager on the Issuer’s behalf) to (i) provide a Passing Report to Moody’s or (ii) satisfy the Moody’s Rating Condition; provided, that, in lieu of complying with the preceding clauses (I) and (II), the Issuer (or the Collateral Manager on the Issuer’s behalf) may take such action, including but not limited to, a Special Redemption and/or transferring amounts from the Interest Collection Subaccount to the Principal Collection Subaccount as Principal Proceeds (for use in a Special Redemption), sufficient to enable the Issuer (or the Collateral Manager on the Issuer’s behalf) to (1) provide to Moody’s a Passing Report or (2) satisfy the Moody’s Rating Condition. (f) The failure of the Issuer to satisfy the requirements of this Section 7.18 will not constitute an Event of Default unless such failure otherwise constitutes an Event of Default under Section 5.1(e) hereof and the Issuer, or the Collateral Manager acting on behalf of the Issuer, has acted in bad faith. If on the Effective Date, any amounts on deposit in the Ramp-Up Account have not been applied to purchase Collateral Obligations, such amounts will be applied as described in Section 10.3(c). (g) For purposes of the Initial Ratings of the Secured Notes as of the Closing Date, the Collateral Manager has elected, for the “row/column combination” of the Minimum Diversity Score/Maximum Rating/Minimum Spread Matrix (Unfunded), the row that lists a “Minimum Weighted Average Spread” of 3.3% and column that lists a Diversity Score of 50 from the definition of “Minimum Diversity Score/Maximum Rating/Minimum Spread Matrix (Unfunded).” On or prior to the Effective Date, the Collateral Manager shall elect the “row/column combination” of the applicable Minimum Diversity Score/Maximum Rating/Minimum Spread Matrix that will, on and after the Effective Date, apply to the Collateral Obligations for purposes of determining compliance with the Moody’s Diversity Test, the Maximum Moody’s Rating Factor Test and the Minimum Floating Spread Test, and if such “row/column” combination differs from the “row/column” combination chosen to apply as of the Closing Date, the Collateral Manager will so notify the Trustee. Thereafter, at any time on written notice of one Business Day to the Trustee, the Collateral Administrator and each Rating Agency, the Collateral Manager may elect a different “row/column combination” from the applicable Minimum Diversity Score/Maximum Rating/Minimum Spread Matrix to apply to the Collateral Obligations; provided, that if: (i) the Collateral Obligations are currently in compliance with the Minimum Diversity Score/Maximum Rating/Minimum Spread Matrix case then applicable to the Collateral

-188- USActive 55852351.8 Obligations, the Collateral Obligations comply with the Minimum Diversity Score/Maximum Rating/Minimum Spread Matrix case to which the Collateral Manager desires to change or (ii) the Collateral Obligations are not currently in compliance with the Minimum Diversity Score/Maximum Rating/Minimum Spread Matrix case then applicable to the Collateral Obligations or would not be in compliance with any other Minimum Diversity Score/Maximum Rating/Minimum Spread Matrix case, the Collateral Obligations need not comply with the Minimum Diversity Score/Maximum Rating/Minimum Spread Matrix case to which the Collateral Manager desires to change, so long as the level of compliance with such Minimum Diversity Score/Maximum Rating/Minimum Spread Matrix case maintains or improves the level of compliance with the Minimum Diversity Score/Maximum Rating/Minimum Spread Matrix case in effect immediately prior to such change; provided, that if subsequent to such election the Collateral Obligations comply with any Minimum Diversity Score/Maximum Rating/Minimum Spread Matrix case, the Collateral Manager shall elect a “row/column combination” that corresponds to a Minimum Diversity Score/Maximum Rating/Minimum Spread Matrix case in which the Collateral Obligations are in compliance. If the Collateral Manager does not notify the Trustee and the Collateral Administrator that it will alter the “row/column combination” of the Minimum Diversity Score/Maximum Rating/Minimum Spread Matrix chosen on the Effective Date in the manner set forth above, the “row/column combination” of the Minimum Diversity Score/Maximum Rating/Minimum Spread Matrix chosen on or prior to the Effective Date will continue to apply. Notwithstanding the foregoing, the Collateral Manager may elect at any time after the Effective Date, in lieu of selecting a “row/column combination” of the Minimum Diversity Score/Maximum Rating/Minimum Spread Matrix, to interpolate between two adjacent rows and/or two adjacent columns, as applicable, on a straight-line basis and round the results to two decimal points. Section 7.19 Representations Relating to Security Interests in the Assets. (a) The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties will survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder): (i) The Issuer owns the Assets free and clear of any lien, claim or encumbrance of any person, other than such as are created under, or permitted by, this Indenture. (ii) Other than the security interest Granted to the Trustee pursuant to this Indenture, except as permitted by this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Assets. The Issuer has not authorized the filing of and is not aware of any Financing Statements against the Issuer that include a description of collateral covering the other than any Financing Statement relating to the security interest granted to the Trustee hereunder or that has been terminated; the Issuer is not aware of any judgment, PBGC liens or Tax lien filings against the Issuer. (iii) All Assets constitute Cash, accounts (as defined in Section 9-102(a)(2) of the UCC), Instruments, general intangibles (as defined in Section 9-102(a)(42) of the UCC), Uncertificated Securities, Certificated Securities or security entitlements to financial assets resulting from the crediting of financial assets to a “securities account” (as defined in Section 8-501(a) of the UCC).

-189- USActive 55852351.8 (iv) Each of the Accounts constitutes a “securities account” under Section 8-501(a) of the UCC, or a deposit account over which the Trustee has control (within the meaning of Section 9-104 of the UCC). (v) This Indenture creates a valid and continuing security interest (as defined in Section 1-201(37) of the UCC) in such Assets in favor of the Trustee, for the benefit and security of the Secured Parties, which security interest is prior to all other liens, claims and encumbrances (except as permitted otherwise in this Indenture), and is enforceable as such against creditors of and purchasers from the Issuer. (b) The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties will survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder), with respect to Assets that constitute Instruments: (i) Either (x) the Issuer has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate Financing Statements in the proper office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Instruments granted to the Trustee, for the benefit and security of the Secured Parties or (y) (A) all original executed copies of each promissory note or mortgage note that constitutes or evidences the Instruments have been delivered to the Trustee or the Issuer has received written acknowledgement from a custodian that such custodian is holding the mortgage notes or promissory notes that constitute evidence of the Instruments solely on behalf of the Trustee and for the benefit of the Secured Parties and (B) none of the Instruments that constitute or evidence the Assets has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Trustee, for the benefit of the Secured Parties. (ii) The Issuer has received all consents and approvals required by the terms of the pledge hereunder to the Trustee of its interest and rights in the Assets that constitute Instruments. (c) The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties will survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder), with respect to the Assets that constitute Security Entitlements: (i) All of such Assets have been and will have been credited to one of the Accounts, each of which is a securities account within the meaning of Section 8-501(a) of the UCC. The Securities Intermediary for each Account has agreed to treat all such Security Entitlements so credited to such accounts as “financial assets” within the meaning of Section 8-102(a)(9) of the UCC; provided that the Securities Intermediary shall not be required to treat as a financial asset any asset in the nature of a general intangible (as defined in Section 9-102(a)(42) of the UCC) or to “maintain” a sufficient quantity thereof.

-190- USActive 55852351.8 (ii) The Issuer has received all consents and approvals required by the terms of the Assets to the pledge hereunder to the Trustee of its interest and rights in the Assets that constitute Security Entitlements. (iii) (x) The Issuer has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate Financing Statements in the proper office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted to the Trustee, for the benefit and security of the Secured Parties, hereunder and (y) the Issuer has delivered to the Trustee a fully executed Account Agreement pursuant to which the Custodian has agreed to comply with all instructions originated by the Trustee relating to the Accounts without further consent by the Issuer. (iv) The Accounts are not in the name of any Person other than the Issuer or the Trustee. The Issuer has not consented to the Custodian to comply with the Entitlement Order of any Person other than the Trustee (and the Issuer prior to a notice of exclusive control being provided by the Trustee). (d) The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties will survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder), with respect to Assets that constitute general intangibles: (i) The Issuer has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate Financing Statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Assets granted to the Trustee, for the benefit and security of the Secured Parties, hereunder. (ii) The Issuer has received, or will receive, all consents and approvals required by the terms of the Assets to the pledge hereunder to the Trustee of its interest and rights in the Assets that constitute general intangibles. (e) The Co-Issuers agree to notify the Rating Agency promptly if they become aware of the breach of any of the representations and warranties contained in this Section 7.19. Section 7.20 Rule 17g-5 Compliance. (a) The Issuer shall cause to be posted on a password-protected internet website, at the same time such information is provided to the Rating Agency, all information (which shall not include any Accountants’ Report) the Issuer provides or causes to be provided to the Rating Agency for the purposes of determining the initial credit rating of the Secured Notes or undertaking credit rating surveillance of the Secured Notes, in accordance with the following procedures in the case of such credit rating surveillance. (b) To the extent that a Rating Agency makes an inquiry or initiates communications with the Issuer, the Collateral Manager, the Collateral Administrator or the Trustee that is relevant to such Rating Agency’s credit rating surveillance of the Secured Notes, all responses to such inquiries or communications from such Rating Agency shall be formulated in writing by the responding party or its representative or advisor and shall be provided to the 17g- 5 Information Agent who shall promptly post such written response to the 17g-5 Information

-191- USActive 55852351.8 Agent’s Website in accordance with the procedures set forth in Section 7.20(d) and the Collateral Administration Agreement. (c) To the extent that any of the Issuer, the Collateral Manager, the Collateral Administrator or the Trustee is required to provide any information to, or communicate with, any Rating Agency in accordance with its obligations under this Indenture or the Collateral Management Agreement (including pursuant to Section 10.11 hereof), the Issuer, the Collateral Manager, the Collateral Administrator or the Trustee, as applicable (or their respective representatives or advisors), shall provide such information or communication to the 17g-5 Information Agent by e-mail at 17g5BCREDBSLCLO2021-1@usbank.com, which the 17g-5 Information Agent shall promptly upload to the 17g-5 Information Agent’s Website in accordance with the procedures set forth in Section 7.20(d) and the Collateral Administration Agreement, and after the applicable party has received written notification that such information has been uploaded to the 17g-5 Information Agent’s Website, the applicable party or its representative or advisor shall provide such information to such Rating Agency. (d) The Issuer, the Collateral Manager, the Collateral Administrator and the Trustee (and their respective representatives and advisors) shall be permitted (but shall not be required) to orally communicate with the Rating Agency regarding any Collateral Obligation or the Notes; provided, that such party summarizes the information provided to the Rating Agency in such communication and provides the 17g-5 Information Agent with such summary in accordance with the procedures set forth in this Section 7.20 and the Collateral Administration Agreement within one Business Day of such communication taking place. The 17g-5 Information Agent shall post such summary on the 17g-5 Information Agent’s Website in accordance with the procedures set forth in Section 7.20(d) and the Collateral Administration Agreement. (e) All information to be made available to the Rating Agency pursuant to this Section 7.20 shall be emailed to the 17g-5 Information Agent. Information will be posted by the 17g-5 Information Agent to the 17g-5 Information Agent’s Website on the same Business Day of receipt provided, that such information is received by 12:00 p.m. (Eastern time) or, if received after 12:00 p.m. (Eastern time), on the next Business Day. The 17g-5 Information Agent shall have no obligation or duty to verify, confirm or otherwise determine whether the information being delivered is accurate, complete, conforms to the transaction or otherwise is or is not anything other than what it purports to be. In the event that any information is delivered or posted in error, the 17g-5 Information Agent may remove it from the 17g-5 Information Agent’s Website. None of the Trustee, the Collateral Manager, the Collateral Administrator and the 17g-5 Information Agent shall have obtained or shall be deemed to have obtained actual knowledge of any information solely due to receipt and posting to the 17g-5 Information Agent’s Website. Access will be provided by the Issuer to the Rating Agency, and to any NRSRO upon receipt by the Issuer of an NRSRO Certification from such NRSRO (which may be submitted electronically via the information from the 17g-5 Information Agent’s Website). Questions regarding delivery of information to the 17g-5 Information Agent may be directed to bcredbslclo2021-1@17g5.com. (f) In connection with providing access to the information from the 17g-5 Information Agent’s Website, the 17g-5 Information Agent may require registration and the acceptance of a disclaimer. The 17g-5 Information Agent shall not be liable for unauthorized disclosure of any information that it disseminates in accordance with this Section 7.20 and makes

-192- USActive 55852351.8 no representations or warranties as to the accuracy or completeness of information made available from the information from the 17g-5 Information Agent’s Website. The 17g-5 Information Agent shall not be liable for its failure to make any information available to the Rating Agency or NRSROs unless such information was delivered to the 17g-5 Information Agent at the email address set forth in Section 7.20(b), with a subject heading of “BCRED BSL CLO 2021-1, Ltd. 17g-5 Information” and sufficient detail to indicate that such information is required to be posted on the 17g-5 Information Agent’s Website. (g) In accordance with SEC Release No. 34-72936, Form 15-E, only in its complete and unedited form which includes the Accountants’ Effective Date Comparison AUP Report as an attachment, will be provided by the Independent accountants to the Issuer who will post (or cause to be posted) such Form 15-E on the 17g-5 Information Agent’s Website. Section 7.21 Collateral Manager Standard of Care. The Co-Issuers acknowledge that they are responsible for their own compliance with the covenants set forth in this Article VII and that, to the extent the Co-Issuers have engaged the Collateral Manager to take certain actions on their behalf in order to comply with such covenants, the Collateral Manager is only required to perform such actions in accordance with the standard of care set forth in Section 2(h) of the Collateral Management Agreement (or the corresponding provision of any portfolio management agreement entered into as a result of Blackstone Private Credit Fund no longer being the Collateral Manager). The Co-Issuers further acknowledge and agree that the Collateral Manager has no obligation to take any action to cure any breach of a covenant set forth in this Article VII until such time as an Authorized Officer of the Collateral Manager has actual knowledge of such breach. Section 7.22 Hedge Agreement Provisions. (a) The Issuer may enter into one or more Hedge Agreements with Hedge Counterparties that satisfy the Required Hedge Counterparty Ratings for the purpose of managing interest rate risks in connection with the Issuer’s issuance of, and making payments on, the Notes. The Issuer (or the Collateral Manager on behalf of the Issuer) will not enter into any Hedge Agreement unless (i) it receives the consent of a Majority of the Controlling Class, (ii) it obtains written advice of counsel (a copy of which will be provided to the Trustee) that such Hedge Agreement will not cause any person to be required to register as a “commodity pool operator” (within the meaning of the Commodity Exchange Act) with the Commodity Futures Trading Commission in connection with the Issuer and (iii) the Moody’s Rating Condition has been satisfied in respect thereof. The Issuer must notify the Rating Agency prior to the amendment of any Hedge Agreement, the termination of any Interest Rate Hedge if the Issuer would be required to make a termination payment. Each Hedge Agreement will (i) contain appropriate limited recourse and non-petition provisions equivalent (mutatis mutandis) to those contained in Section 5.4(d) and (ii) provide that any amounts payable to the related Hedge Counterparty thereunder will be subject to the Priority of Payments. (b) In the event of any early termination of a Hedge Agreement with respect to which the Hedge Counterparty is the sole “defaulting party” or “affected party” (each as defined in the Hedge Agreements), (i) any termination payment paid by the Hedge Counterparty to the Issuer may be paid to a replacement Hedge Counterparty at the direction of the Collateral Manager and (ii) any payment received from a replacement Hedge Counterparty may be paid to the replaced Hedge Counterparty at the direction of the Collateral Manager under the terminated Hedge Agreement.

-193- USActive 55852351.8 (c) In the event of an early termination of an Interest Rate Hedge, the Collateral Manager shall use commercially reasonable efforts to cause the Issuer to enter into a replacement Interest Rate Hedge unless the Moody’s Rating Condition is satisfied (unless deemed inapplicable in accordance with Section 1.3). (d) The Issuer, or the Collateral Manager acting on its behalf, shall, upon receiving written notice from the relevant Hedge Counterparty of the exposure calculated under a credit support annex to any Hedge Agreement, if applicable, make a demand to the relevant Hedge Counterparty and its credit support provider, if applicable, for securities having a value under such credit support annex equal to the required credit support amount. (e) Each Hedge Agreement will, at a minimum, permit the Issuer to terminate such agreement (with the Hedge Counterparty bearing the costs of any replacement Hedge Agreement) if such Hedge Counterparty fails to satisfy certain conditions specified in such Hedge Agreement. The Collateral Manager, on behalf of the Issuer, will give prompt notice to the Trustee and the Rating Agency of any such termination or agreement to provide Hedge Counterparty Credit Support. Any collateral received from a Hedge Counterparty under a Hedge Agreement will be deposited in the Hedge Counterparty Collateral Account. Notwithstanding the foregoing, the Issuer may waive such requirements under a Hedge Agreement with notice to the Trustee, subject to satisfaction of the Moody’s Rating Condition (unless deemed inapplicable in accordance with Section 1.3). (f) Any amounts payable to the Hedge Counterparty under any Hedge Agreement are subject to the Priority of Payments and the claims of the Hedge Counterparties under any Hedge Agreement will rank equally. (g) The Issuer, or if, and as, directed by the Collateral Manager, the Trustee, will take actions to enforce the Issuer’s rights and remedies under each Hedge Agreement; provided, however, that in no instance will the Trustee be obligated to take any action in the absence of specific and adequate direction from the Collateral Manager (which will not require the Trustee to undertake discretionary decision making) or if the Trustee determines in its reasonable judgment that it is not adequately indemnified for and from associated cost, expense or liability. Section 7.23 Contesting Insolvency Filings. So long as any Notes are outstanding, the Issuer, the Co-Issuer or any Issuer Subsidiary, as applicable, upon receipt of notice of any Bankruptcy Filing (as hereafter defined) shall timely file an answer and any other appropriate pleading objecting to (i) the institution of any proceeding to have the Issuer, Co-Issuer or any Issuer Subsidiary, as the case may be, adjudicated as bankrupt or insolvent or (ii) the filing of any petition seeking relief, reorganization, arrangement, adjustment or composition of or in respect of the Issuer, Co-Issuer or any Issuer Subsidiary, as the case may be, under applicable bankruptcy law or other applicable law (each of (i) and (ii), a “Bankruptcy Filing”). The costs and expenses (including, without limitation, fees and expenses of counsel to the Co-Issuers or any Issuer Subsidiary) incurred by the Co-Issuers or any Issuer Subsidiary in connection with their obligations described in the immediately preceding sentence (“Petition Expenses”) will be payable as Administrative Expenses without regard to the cap relating to the payment of other

-194- USActive 55852351.8 Administrative Expenses in the Priority of Payments up to an aggregate sum of U.S.$250,000 (the “Petition Expense Amount”). Any Petition Expenses in excess of the Petition Expense Amount will be payable as Administrative Expenses subject to the Administrative Expense Cap in accordance with the Priority of Payments. Section 7.24 Proceedings. Notwithstanding any other provision of this Indenture, or any provision of the Notes, or of the Collateral Administration Agreement or of any other agreement, the Co-Issuers, whether jointly or severally, will be under no duty or obligation of any kind to the Noteholders, or any of them, to institute any legal or other proceedings of any kind, against any person or entity, including, without limitation, the Trustee, the Collateral Manager, the Collateral Administrator or the Calculation Agent. Nothing in this Section 7.24 shall imply or impose any additional duties on the part of the Trustee. ARTICLE VIII SUPPLEMENTAL INDENTURES Section 8.1 Supplemental Indentures Without the Consent of Holders of Notes. (a) Subject to Section 8.3 and Section 8.6, with the consent of the Collateral Manager and without obtaining the consent of any Holders of the Notes (except any consent expressly required below) or any Hedge Counterparty, the Co-Issuers and the Trustee, when authorized by Resolutions, at any time and from time to time, may, without an Opinion of Counsel or Officer’s certificate being provided to the Co-Issuers or the Trustee as to whether or not any Class of Notes would be materially and adversely affected thereby (except to the extent specified below) enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes: (i) to evidence the succession of another Person to the Issuer or the Co-Issuer and the assumption by any such successor Person of the covenants of the Issuer or the Co- Issuer herein and in the Notes; (ii) to add to the covenants of the Co-Issuers or the Trustee for the benefit of the Secured Parties; (iii) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee or add to the conditions, limitations or restrictions on the authorized amount, terms and purposes of the issue, authentication and delivery of the Notes; (iv) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee and to add to or change any of the provisions of this Indenture as are necessary to facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Sections 6.9, 6.10 and 6.12; (v) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or to better assure, convey and confirm unto the Trustee any property subject or required to be subjected to the lien of this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or

-195- USActive 55852351.8 regulations, whether pursuant to Section 7.5 or otherwise) or to subject to the lien of this Indenture any additional property; (vi) to modify the restrictions on and procedures for resales and other transfers of Notes to reflect any changes in ERISA or other applicable law or regulation (or the interpretation thereof) or the implementation or adoption of new law or regulation or to enable the Co-Issuers to rely upon any exemption from ERISA or registration under the Securities Act or the Investment Company Act or to remove restrictions on resale and transfer to the extent not required thereunder; (vii) to make such changes as are necessary or advisable in order for any Notes to be or remain listed on an exchange; provided that the Co-Issuers may take any action to de-list any Class of Notes with the consent of the Collateral Manager; (viii) otherwise to correct any inconsistency or cure any ambiguity, omission or manifest errors in this Indenture or to conform the provisions of this Indenture to the Offering Circular; (ix) to take any action advisable, necessary or helpful to prevent the Issuer from becoming subject to (or to otherwise minimize) withholding or other taxes, fees or assessments, including by complying with FATCA, the Cayman FATCA Legislation, and the CRS, or to reduce the risk that the Issuer may be treated as engaged in a trade or business within the United States for U.S. federal income tax purposes or otherwise subject to U.S. federal, state or local income tax on a net basis (including any tax imposed under Section 1446 of the Code); (x) to make such changes as are necessary to permit the Co-Issuers (A) to issue Junior Mezzanine Notes and/or additional Subordinated Notes (including, with the consent of a Majority of the Controlling Class, changes to any Coverage Test or Interest Diversion Test applicable with respect to such Junior Mezzanine Notes); provided, that any such additional issuance of notes will be issued in accordance with this Indenture, including Sections 2.13 and 3.2 or (B) to issue additional notes of any one or more existing Classes; provided further, that any such additional issuance of notes will be issued in accordance with this Indenture, including Sections 2.13 and 3.2 (in each case, including changes to the Target Initial Par Amount to reflect such additional notes); (xi) at any time after the Non-Call Period, (A) to effect a Refinancing or a Re- Pricing in accordance with this Indenture, (B) to make such changes as would be necessary to permit the Co-Issuers to effect a Re-Pricing or to issue replacement securities in connection with a Refinancing otherwise in accordance with this Indenture and/or (C) in connection with a Refinancing or Re-Pricing, to effectuate any modifications as described in Article IX; provided, that no amendment or modification under this clause (xi) may modify the definition of the term “Redemption Price” as it applies to the Notes being redeemed such Refinancing or re-priced in such Re-Pricing; (xii) to evidence any waiver by any Rating Agency as to any requirement in this Indenture that such Rating Agency confirm (or to evidence any other elimination of any

-196- USActive 55852351.8 requirement in this Indenture that any Rating Agency confirm) that an action or inaction by the Issuer or any other Person will not result in a reduction or withdrawal of its then- current rating of any Class of Secured Notes as a condition to such action or inaction; (xiii) to make such changes as are necessary or advisable to comply with Rule 17g-5; (xiv) to conform to rating agency criteria and other guidelines (including any alternative methodology published by the Rating Agency) relating to collateral debt obligations in general published by the Rating Agency; provided that if a Majority of the Controlling Class has objected to such supplemental indenture at least one Business Day prior to the execution of such proposed supplemental indenture, consent to such supplemental indenture has been obtained from a Majority of the Controlling Class subsequent to such objection; (xv) upon the occurrence of the events set forth in Section 2.10(a), to make such changes as are necessary or advisable to allow for the transfer of Secured Notes in the form of Global Notes to Certificated Notes; (xvi) in connection with any Refinancing, Re-Pricing or additional issuance, to make any modification, which in its commercially reasonable judgment and based upon advice of nationally recognized counsel, is necessary to comply with the U.S. Risk Retention Rules; (xvii) to increase the percentage of the Collateral Principal Amount that may consist of Cov-Lite Loans, subject to the consent of a Majority of the Controlling Class and a Majority of the Subordinated Notes; (xviii) to amend, modify or otherwise accommodate changes to this Indenture to comply with any rule or regulation enacted by regulatory agencies of the United States federal government or other government or regulatory authority after the Closing Date that are applicable to the Notes, the Collateral Manager or the transactions contemplated by this Indenture; (xix) to enter into a Benchmark Replacement Rate Amendment if the Collateral Manager determines that a supplemental indenture is necessary in order to adopt a Benchmark Replacement and/or to make Benchmark Replacement Conforming Changes; (xx) to enter into any additional agreements not expressly prohibited by this Indenture as well as any amendment, modification or waiver if the Issuer determines that such amendment, modification or waiver would not, upon or after becoming effective, materially and adversely affect the rights or interests of Holders of any Class of Notes as evidenced by an opinion of counsel (which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of the counsel delivering such opinion of counsel) or an officer’s certificate of the Collateral Manager; provided, that (A) any such additional agreements include customary limited recourse and non-petition provisions and (B) the

-197- USActive 55852351.8 Collateral Manager and a Majority of the Controlling Class have consented to such supplemental indenture; (xxi) to accommodate an assignment by the Collateral Manager, pursuant to the Collateral Management Agreement, of all of its rights and obligations under the Collateral Management Agreement; (xxii) to change the date on which, but not the frequency with which, reports are required to be delivered under this Indenture; (xxiii) except with respect to modifications of the Minimum Diversity Score/Maximum Rating/Minimum Spread Matrices or the Recovery Rate Modifier Matrices in connection with an amendment pursuant to clause (xi)(C) above and subject to satisfaction of the Moody’s Rating Condition, to modify or amend any component of the Minimum Diversity Score/Maximum Rating/Minimum Spread Matrices, the restrictions on the sale of Collateral Obligations, any of the provisions of the Investment Criteria, the requirements for the Issuer to consent to a Maturity Amendment set forth in this Indenture, any Coverage Test, the Concentration Limitations or the Collateral Quality Tests and the definitions related thereto which affect the calculation thereof; provided, that written consent has been obtained from the Collateral Manager, a Majority of the Controlling Class and a Majority of the Subordinated Notes (provided that, in connection with a supplemental indenture being executed in connection with a Refinancing of less than all Classes of Secured Notes, if a Majority of each Class of Secured Notes (voting separately by Class) not being refinanced in connection with such Refinancing has objected to such supplemental indenture at least one Business Day prior to the execution of such proposed supplemental indenture, consent to such supplemental indenture has been obtained from a Majority of each such Class subsequent to such objection); provided further, that if such supplemental indenture modifies or amends the Weighted Average Life Test, written consent for such amendment or modification has been obtained from a Majority of each Class of Secured Notes (voting separately); provided further, that solely with respect to the changes to the Minimum Diversity Score/Maximum Rating/Minimum Spread Matrices or the Recovery Rate Modifier Matrices (and only so long as any of the Secured Notes are then rated by Moody’s), the Moody’s Rating Condition is satisfied with respect to such amendment or modification including in connection with an amendment of this type contemplated pursuant to clause (xi)(C) above; (xxiv) to authorize the appointment of any listing agent, transfer agent, paying agent or additional registrar for any Class of Notes required or advisable in connection with the listing of any Class on any stock exchange, and otherwise to amend this Indenture to incorporate any changes required or requested by any governmental authority, stock exchange authority, listing agent, transfer agent, paying agent or additional registrar for any Class of Notes in connection therewith; or (xxv) to modify or amend any of the restrictions on and procedures regarding Contributions as set forth in Section 10.3(e).

-198- USActive 55852351.8 (b) To the extent the Co-Issuers execute a supplemental indenture or other modification or amendment of this Indenture for purposes of conforming this Indenture to the Offering Circular pursuant to any clause above and one or more other amendment provisions described above also applies, such supplemental indenture or other modification or amendment of this Indenture will be deemed to be a supplemental indenture, modification or amendment to conform this Indenture to the Offering Circular pursuant to only such clause regardless of the applicability of any other provision regarding supplemental indentures set forth in this Indenture. (c) In no case will a supplemental indenture that becomes effective on or after the Redemption Date of any Class of Notes be considered to have a material adverse effect on any holder of such Class. Any non-consenting Holders of a Re-Priced Class will be deemed not to be materially and adversely affected by any terms of the supplemental indenture related to, in connection with or to become effective on or immediately after the Re-Pricing Date with respect to such Class. In addition, in the case of a partial redemption, holders of Classes not subject to such Refinancing or Optional Redemption will be deemed not to be materially and adversely affected by any terms of the supplemental indenture executed in accordance with the terms under Section 9.2 that does not change any terms of any Class not subject to such Refinancing they are holding. In each case, holders of any redeemed Classes, any non-consenting Holders of a Re-Priced Class and holders of any non-redeemed Classes in a partial redemption have no objection or consent rights to such supplemental indenture. In connection with any proposed supplemental indenture the consent to which is required from Holders of any Notes, no act of such Holders of Notes to approve the particular form of any proposed supplemental indenture is required, so long as such act or consent approves its substance. Section 8.2 Supplemental Indentures With the Consent of Holders of Notes. (a) Subject to Section 8.3 and Section 8.6, with the consent of the Collateral Manager and with the consent of a Majority of each Class of Secured Notes (voting separately by Class) materially and adversely affected thereby, if any, and if the Subordinated Notes are materially and adversely affected thereby, a Majority of the Subordinated Notes, by Act of Holders of such Majority of each Class of Secured Notes (voting separately by Class) materially and adversely affected thereby and/or a Majority of the Subordinated Notes delivered to the Trustee and the Co-Issuers, the Trustee and the Co-Issuers may, subject to the requirements provided below in Section 8.3 execute one or more indentures supplemental hereto to add any provisions to, or change in any manner or eliminate any provisions of, this Indenture or modify in any manner the rights of the Holders of the Notes of any Class under this Indenture; provided, that notwithstanding anything in this Indenture to the contrary, no such supplemental indenture will, without the consent of each Holder of each outstanding Class of Notes materially and adversely affected thereby: (i) change the Stated Maturity of the principal of or the due date of any installment of interest on any Secured Note, reduce the principal amount thereof or, other than in connection with a Re-Pricing or in connection with a Benchmark Replacement Rate Amendment, the rate of interest thereon or the Redemption Price with respect to any Note, or modify the definition of the term “Non-Call Period” in such a manner as to shorten such period, change the Re-Pricing Sale Price, change the provisions of this Indenture relating to the application of proceeds of any Assets to the payment of principal of or interest on the Secured Notes, or distributions on the Subordinated Notes or change any place where, or the coin or currency in which, Notes or the principal thereof or interest or any

-199- USActive 55852351.8 distribution thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the applicable Redemption Date); (ii) reduce the percentage of the Aggregate Outstanding Amount of Holders of each Class whose consent is required for the authorization of any such supplemental indenture or for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder or their consequences provided for in this Indenture; (iii) impair or adversely affect the Assets except as otherwise permitted in this Indenture; (iv) except as otherwise permitted by this Indenture, permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Assets or terminate such lien on any property at any time subject hereto or deprive the Holder of any Secured Note of the security afforded by the lien of this Indenture; (v) reduce or increase the percentage of the Aggregate Outstanding Amount of Holders of any Class of Secured Notes whose consent is required to request the Trustee to preserve the Assets or rescind the Trustee’s election to preserve the Assets pursuant to Section 5.5 or to sell or liquidate the Assets pursuant to Section 5.4 or 5.5, provided that this clause does not apply to any supplemental indenture amending the restrictions on the sales of Collateral Obligations set forth in this Indenture that is otherwise permitted thereby; (vi) modify any of the provisions of this Indenture with respect to entering into supplemental indentures, except to increase the percentage of Outstanding Notes the consent of the Holders of which is required for any such action or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of each Holder of each outstanding Class of Notes affected thereby; (vii) modify the definition of the term “Controlling Class” (other than the name of new Class or Classes in connection with a Refinancing or Re-Pricing), “Outstanding,” “Class” (other than the name of new Class or Classes in connection with a Refinancing, Re-Pricing or issuance of additional Notes), “Majority” or “Supermajority” or the Priority of Payments set forth in Section 11.1(a); or (viii) modify any of the provisions of this Indenture in such a manner as to affect (i) the calculation of the amount of any payment of interest (other than in connection with a Benchmark Replacement Rate Amendment) or principal on any Secured Note, (ii) the calculation of the amount of distributions payable to the Subordinated Notes or (iii) the rights of the Holders of any Class of Secured Notes with respect to the benefit of any provisions related to a Re-Pricing, an Optional Redemption, a Tax Redemption, a Clean-Up Call Redemption or an additional issuance of Notes. (b) In no case will a supplemental indenture, as described in Section 8.1 or Section 8.2(a) above, that becomes effective on or after the Redemption Date of any Class of Notes be considered to have a material adverse effect on any holder of such Class. In addition, in the case

-200- USActive 55852351.8 of a partial redemption, holders of Classes not subject to such Refinancing or Optional Redemption will be deemed not to be materially and adversely affected by any terms of the supplemental indenture executed in accordance with the terms under Section 9.2 that does not change any terms of any Class not subject to such Refinancing they are holding. Holders of any redeemed Classes and holders of any non-redeemed Classes in a partial redemption will have no objection or consent rights to such supplemental indenture. In connection with any proposed supplemental indenture the consent to which is required from holders of any Notes, no act of such holders of Notes to approve the particular form of any proposed supplemental indenture is required, so long as such act or consent approves its substance. Section 8.3 Execution of Supplemental Indentures. (a) The Trustee shall join in the execution of any such supplemental indenture permitted by Section 8.1 or Section 8.2 and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee is not obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise, except to the extent required by law. (b) The Trustee may, but will not be obligated to, enter into any such supplemental indenture (including, without limitation, any supplemental indenture to implement any Benchmark Replacement Conforming Changes) that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise. With respect to any supplemental indenture permitted by (x) Section 8.1 or Section 8.2 the consent to which is expressly required pursuant to such Section from a Majority or a greater percentage of each Class of Notes materially and adversely affected thereby, or (y) Section 8.1(a)(xvi), the Trustee is entitled to conclusively rely upon an Opinion of Counsel as to matters of law (which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of counsel delivering such Opinion of Counsel) or, solely if the Collateral Manager is Blackstone Private Credit Fund or an Affiliate thereof, an Officer’s certificate of the Collateral Manager, as to (i) whether or not any Class of Secured Notes would be materially and adversely affected by a supplemental indenture and (ii) whether or not the Subordinated Notes would be materially and adversely affected by a supplemental indenture; provided, that if the holders of a Majority of the Controlling Class has provided written notice to the Trustee at least one Business Day prior to the execution of such supplemental indenture that such Class would be materially and adversely affected thereby, the Trustee will not be entitled so to rely upon an opinion of counsel or officer’s certificate of the Collateral Manager as to whether or not the holders of such Class would be materially and adversely affected by such supplemental indenture and the Trustee will not enter into such supplemental indenture without the consent of a Majority of the Controlling Class. Such determination will be conclusive and binding on all present and future Holders. In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article VIII or the modifications thereby of the trusts created by this Indenture, the Trustee is entitled to receive, and (subject to Sections 6.1 and 6.3) is fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent thereto have been satisfied. The Trustee will not be liable for any reliance made in good faith upon such an Opinion of Counsel or solely if the Collateral Manager is Blackstone Private Credit Fund or an Affiliate thereof, such an Officer’s certificate of the Collateral Manager.

-201- USActive 55852351.8 (c) At the cost of the Co-Issuers, for so long as any Notes remain outstanding, not later than fifteen Business Days prior to the execution of any proposed supplemental indenture pursuant to Section 8.1 or Section 8.2 (other than a supplemental indenture to be entered into pursuant to Sections 8.1(a)(x), 8.1(a)(xi) or 8.1(a)(xix)), the Trustee shall deliver to the Collateral Manager, the Collateral Administrator, each Hedge Counterparty, the Rating Agency and the Noteholders a notice attaching a copy of such supplemental indenture and indicating the proposed date of execution of such supplemental indenture. Following such delivery by the Trustee, if any changes are made to such supplemental indenture other than changes of a technical nature or to correct typographical errors or to adjust formatting, then at the cost of the Co-Issuers, for so long as any Notes remain outstanding, not later than three Business Days prior to the execution of such proposed supplemental indenture (provided, that the execution of such proposed supplemental indenture will not in any case occur earlier than the date fifteen Business Days after the initial distribution of such proposed supplemental indenture pursuant to the first sentence of this Section 8.3(c)), the Trustee shall deliver to the Collateral Manager, the Collateral Administrator, each Hedge Counterparty and the Noteholders a copy of such supplemental indenture as revised, indicating the changes that were made. If, prior to delivery by the Trustee of such supplemental indenture, as revised, any Holder has provided its written consent to the supplemental indenture as initially distributed, such Holder will be deemed to have consented in writing to the supplemental indenture as revised unless such Holder has provided written notice of its withdrawal of such consent to the Trustee and the Issuer not later than one Business Day prior to the execution of such supplemental indenture. In the case of a supplemental indenture to be entered into pursuant to Sections 8.1(a)(x) or 8.1(a)(xi), the foregoing notice periods do not apply and a copy of the proposed supplemental indenture will be included in, in the case of a Re-Pricing, the notice of Re- Pricing delivered to each Holder of the Re-Priced Class (with a copy to the Collateral Manager, the Collateral Administrator, the Trustee and the Rating Agency) described in Section 9.8(b) and, in the case of a Refinancing, the notice of Optional Redemption given to each Hedge Counterparty, the Rating Agency and each Holder of Notes to be redeemed under Section 9.4(b). At the cost of the Co-Issuers, the Trustee shall provide to the Rating Agency, each Hedge Counterparty and the Holders (in the manner described in Section 14.4) a copy of the executed supplemental indenture after its execution. Any failure of the Trustee to publish or deliver such notice, or any defect therein, will not in any way impair or affect the validity of any such supplemental indenture. (d) No Act of Holders to approve the particular form of any proposed supplemental indenture is required, so long as such act or consent of any Holders to such proposed supplemental indenture approves the substance thereof. (e) The Collateral Manager will not be bound to follow any amendment or supplement to this Indenture unless it has received written notice of such amendment or supplement and a copy of such amendment or supplement from the Issuer or the Trustee. The Issuer agrees that it will not permit to become effective any supplement or modification to this Indenture that would (i) increase the duties or liabilities of, reduce or eliminate any right or privilege of (including as a result of an effect on the amount or priority of any fees or other amounts payable to the Collateral Manager), or adversely change the economic consequences to, the Collateral Manager, (ii) modify the restrictions on the purchase of or Sales of Collateral Obligations, (iii) materially (as determined by the Collateral Manager in its sole discretion) expand or restrict the Collateral Manager’s discretion or (iv) otherwise materially (as determined by the Collateral Manager in its sole discretion) adversely affect the Collateral Manager, and the

-202- USActive 55852351.8 Collateral Manager will not be bound thereby unless the Collateral Manager has consented in advance thereto in writing. No amendment to this Indenture (including, without limitation, any supplemental indenture to implement any Benchmark Replacement Conforming Changes) will be effective against the Collateral Administrator (including in its capacity as Calculation Agent) if such amendment would adversely affect the Collateral Administrator, including, without limitation, any amendment or supplement that would increase the duties or liabilities of, reduce, eliminate or limit any right, privilege or protection of the Collateral Administrator, or adversely change the economic consequences to, the Collateral Administrator, unless the Collateral Administrator otherwise consents in writing. (f) Notwithstanding any of the provisions described herein, the Issuer will not enter into any amendment to this Indenture that could reasonably be expected to have a material adverse effect on a Hedge Counterparty, unless such Hedge Counterparty otherwise consents in writing; provided, that the Trustee is entitled to conclusively rely upon an Officer’s certificate of the Collateral Manager and an Opinion of Counsel as to matters of law (which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of counsel delivering such Opinion of Counsel) or, solely if the Collateral Manager is Blackstone Private Credit Fund or an Affiliate thereof, an Officer’s certificate of the Collateral Manager (without the requirement for an Opinion of Counsel), as to whether or not such amendment could reasonably be expected to have a material adverse effect on a Hedge Counterparty. Section 8.4 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article VIII, this Indenture will be modified in accordance therewith, and such supplemental indenture will form a part of this Indenture for all purposes; and every Holder of Notes theretofore and thereafter authenticated and delivered hereunder will be bound thereby. Section 8.5 Reference in Notes to Supplemental Indentures. Notes authenticated and delivered, including as part of a transfer, exchange or replacement of Notes originally issued hereunder pursuant to Article II, after the execution of any supplemental indenture pursuant to this Article VIII may, and if required by the Issuer shall, bear a notice in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Applicable Issuers so determine, new Notes, so modified as to conform in the opinion of the Trustee and the Co-Issuers to any such supplemental indenture, may be prepared and executed by the Applicable Issuers and authenticated and delivered by the Trustee in exchange for outstanding Notes. Section 8.6 Reserved. Section 8.7 Effect of a Benchmark Transition Event. (a) If the Collateral Manager determines (with notice to the Trustee (who shall forward such notice to the Holders of the Secured Notes and the Holders of the Subordinated Notes), the Collateral Administrator and the Calculation Agent) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to this Indenture in respect of such determination on such date and all determinations on

-203- USActive 55852351.8 all subsequent dates (such modification, a “Benchmark Replacement Rate Amendment”). A supplemental indenture shall not be required in order to adopt a Benchmark Replacement. (b) In connection with the implementation of a Benchmark Replacement Rate Amendment, the Collateral Manager will have the right to make Benchmark Replacement Conforming Changes from time to time in accordance with Section 8.1(a)(xix). (c) Any determination, decision or election that may be made by the Collateral Manager pursuant to this Section 8.7 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in the Collateral Manager’s sole discretion, and, notwithstanding anything to the contrary in the documentation relating to the securities, shall become effective without consent from any other party. (d) The Holders shall be deemed to have waived and released any and all claims, with respect to any action taken or omitted to be taken with respect to a Benchmark Replacement, including, without limitation, determinations as to the occurrence of a Benchmark Replacement Date or a Benchmark Transition Event, the selection of a Benchmark Replacement, the determination of the applicable Benchmark Replacement Adjustment, and the implementation of any Benchmark Replacement Rate Amendment. ARTICLE IX REDEMPTION OF NOTES Section 9.1 Mandatory Redemption. If a Coverage Test is not met on any Determination Date on which such Coverage Test is applicable, the Issuer shall apply available amounts in the Payment Account pursuant to the Priority of Payments on the related Payment Date to make payments on the Secured Notes in accordance with the Note Payment Sequence to the extent necessary to achieve compliance with such Coverage Tests. Section 9.2 Optional Redemption. (a) The Secured Notes are redeemable by the Applicable Issuers, (x) in connection with a Refinancing or Partial Refinancing, on any Payment Date (or, with the consent of the Collateral Manager, any Business Day) occurring after the Non- Call Period and (y) in connection with any other Optional Redemption, on any Business Day occurring after the Non-Call Period, in each case at the written direction of a Majority of the Subordinated Notes, as follows: based upon such written direction, (i) the Secured Notes will be redeemed in whole (with respect to all Classes of Secured Notes) but not in part from Sale Proceeds, Refinancing Proceeds, Refinancing Interest Proceeds, amounts on deposit in the Contribution Account designated for such use and/or all other funds available for a redemption pursuant to the Priority of Payments; or (ii) the Secured Notes will be redeemed in part by Class from Refinancing Proceeds (together with the Refinancing Interest Proceeds available to pay the accrued interest portion of the Redemption Price and amounts on deposit in the Contribution Account designated for such use) and all other funds available for a redemption pursuant to the Priority of Payments, so long as any Class of Secured Notes to be redeemed represents not less than the entire Class of such Secured Notes. In connection with any such redemption, each Class

-204- USActive 55852351.8 of Secured Notes will be redeemed at the applicable Redemption Price and all Secured Notes to be redeemed must be redeemed simultaneously. No redemption of any Class of Secured Notes from Refinancing Proceeds will be permitted unless the Collateral Manager has consented in writing thereto. (b) Upon receipt of a written direction of redemption of every Class of Secured Notes, if such redemption will require the Issuer to sell any Collateral Obligations to fund the redemption, the Collateral Manager in its sole discretion shall direct the sale (and the manner thereof) of Collateral Obligations and/or Eligible Investments such that the proceeds from such sale, the Refinancing Proceeds, Refinancing Interest Proceeds, amounts on deposit in the Contribution Account designated for such use and all other funds available for a redemption pursuant to the Priority of Payments will be at least sufficient to pay (w) the Redemption Price of each Class of Secured Notes then outstanding, (x) all Administrative Expenses (regardless of the Administrative Expense Cap) and other fees and expenses payable under the Priority of Payments, including the reasonable fees, costs, charges and expenses incurred by the Co-Issuers, the Trustee and the Collateral Administrator (including reasonable attorneys’ fees and expenses) in connection with such sale payable under the Priority of Payments, (y) any Hedge Payment Amounts; provided, that no Hedge Agreement may be terminated until such redemption is no longer revocable and (z) the Management Fees, payable under the Priority of Payments. The Collateral Manager, in its sole discretion, may effect the sale of Collateral Obligations through a direct sale, by participation or other arrangement. If sufficient funds will not be available to pay such Redemption Prices and fees and expenses (as described in clauses (w) to (z) above), the Secured Notes may not be redeemed on the proposed Redemption Date. (c) The Subordinated Notes may be redeemed, in whole but not in part, on any Business Day on or after the redemption or repayment in full of the Secured Notes, at the written direction of the Collateral Manager (with the consent of a Majority of the Subordinated Notes) or a Majority of the Subordinated Notes. (d) In addition to (or in lieu of) a sale of Collateral Obligations and/or Eligible Investments in the manner provided in Section 9.2(b), each Class of Secured Notes may, on any Payment Date (or, with the consent of the Collateral Manager, any Business Day) occurring after the Non-Call Period, be redeemed in whole from Refinancing Proceeds, Refinancing Interest Proceeds, Sale Proceeds, amounts on deposit in the Contribution Account designated for such use and/or all other funds available for a redemption pursuant to the Priority of Payments or in a Partial Refinancing from Refinancing Proceeds (together with the Refinancing Interest Proceeds available to pay the accrued interest portion of the Redemption Price and amounts on deposit in the Contribution Account designated for such use); provided, that (i) the terms of such Refinancing and any financial institutions acting as lenders thereunder or purchasers thereof must be acceptable to the Collateral Manager and a Majority of the Subordinated Notes, (ii) the Retention Holder (or a designated affiliate thereof) will have the first right to purchase such loan or replacement securities in an amount necessary to comply with the U.S. Risk Retention Rules in the manner determined by the Collateral Manager and (iii) such Refinancing otherwise satisfies the conditions described below. (e) In the case of a Refinancing upon a redemption of the Secured Notes in whole but not in part pursuant to Section 9.2(d), such Refinancing will be effective only if (i) the

-205- USActive 55852351.8 Refinancing Proceeds, Refinancing Interest Proceeds, all Sale Proceeds from the sale of Collateral Obligations and Eligible Investments in accordance with the procedures set forth herein, amounts on deposit in the Contribution Account designated for such use and all other funds available for a redemption pursuant to the Priority of Payments will be at least sufficient to redeem simultaneously the Secured Notes, in whole but not in part, and to pay the other amounts included in the aggregate Redemption Prices and all accrued and unpaid Administrative Expenses (regardless of the Administrative Expense Cap) and other fees and expenses, including the reasonable fees, costs, charges and expenses incurred by the Co-Issuers, the Trustee and the Collateral Administrator (including reasonable attorneys’ fees and expenses) in connection with such Refinancing, any accrued and unpaid Base Management Fees and any Hedge Payment Amounts, (ii) the Sale Proceeds, Refinancing Proceeds, Refinancing Interest Proceeds, amounts on deposit in the Contribution Account designated for such use and all other funds available for a redemption pursuant to the Priority of Payments are used (to the extent necessary) to make such redemption, (iii) the agreements relating to the Refinancing contain limited recourse and non- petition provisions equivalent (mutatis mutandis) to those contained in Section 13.1(d) and Section 2.7(i) and (iv) the Collateral Manager has consented to such Refinancing. (f) In the case of a Partial Refinancing pursuant to Section 9.2(d), such Partial Refinancing will be effective only if: (i) the Rating Agency has been notified of such Refinancing, (ii)(A) the Refinancing Proceeds (together with the Refinancing Interest Proceeds available to pay the accrued interest portion of the Redemption Price and amounts on deposit in the Contribution Account designated for such use) and, if redeemed on such date, all other funds available for a redemption pursuant to the Priority of Payments will be at least sufficient to pay in full the aggregate Redemption Prices of the entire Class or Classes of Secured Notes subject to such Partial Refinancing and (B) the funds available for a redemption pursuant to the Priority of Payments and/or Refinancing Proceeds are used (to the extent necessary) to make such redemption, (iii) the agreements relating to the Partial Refinancing contain limited recourse and non-petition provisions equivalent (mutatis mutandis) to those contained in Section 13.1(d) and Section 2.7(i), (iv) the aggregate principal amount of any obligations providing the Refinancing is equal to the Aggregate Outstanding Amount of the Secured Notes being redeemed with the proceeds of such obligations, (v) the stated maturity of each class of obligations providing the Refinancing is the same as or later than the corresponding Stated Maturity of each Class of Secured Notes being refinanced, (vi) the reasonable fees, costs, charges and expenses incurred in connection with such Partial Refinancing have been paid or will be adequately provided for from the Refinancing Proceeds or paid from Interest Proceeds pursuant to Section 11.1(a)(i)(S) on such date (or if such Redemption Date is not a Payment Date, the following Payment Date), unless such expenses have been paid or will be adequately provided for by an entity other than the Issuer, (vii) the interest rate spread over the Benchmark or the fixed rate of interest, as applicable, payable in respect of the obligations providing such Partial Refinancing is less than or equal to the interest rate spread over the Benchmark or the fixed rate of interest, as applicable, payable on the corresponding proposed Class of Secured Notes to be redeemed (provided that, in the case of any Fixed Rate Notes being refinanced with replacement securities that are Floating Rate Notes (or vice versa), such comparison will be between (i) the spread over the Benchmark in the case of such Floating Rate Notes and (ii) the spread over the applicable swap rate at such point in time in the case of such Fixed Rate Notes); provided that the interest rate spread over the Benchmark or the fixed rate of interest, as applicable, for any class or classes of obligations providing such Partial Refinancing may be greater than any corresponding Class or Classes of Secured Notes subject to such Partial

-206- USActive 55852351.8 Refinancing if (a) the Refinancing WAS Condition is satisfied or (b) the Moody’s Rating Condition is satisfied with respect to any Class of Secured Notes rated by Moody’s that is not subject to such Partial Refinancing, (viii) the obligations providing the Refinancing are subject to the Priority of Payments and do not rank higher in priority pursuant to the Priority of Payments than the Class of Secured Notes being refinanced, (ix) the voting rights, consent rights, redemption rights and all other rights of the obligations providing the Refinancing are the same as the rights of the corresponding Class of Secured Notes being refinanced (except that, at the Collateral Manager’s election, a non-call period may be established for the notes issued in connection with such Partial Refinancing and/or a future Refinancing or Re-Pricing of such Class may be prohibited), (x) the Collateral Manager has consented to such Partial Refinancing and (xi) Tax Advice is delivered to the Issuer (with a copy to the Trustee), in form and substance satisfactory to the Collateral Manager, to the effect that such Refinancing will not (A) result in the Issuer becoming subject to U.S. federal income tax with respect to its net income (including any tax imposed under Section 1446 of the Code) or (B) unless waived by a Majority of the Subordinated Notes, result in the Issuer being treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. (g) A Majority of the Subordinated Notes may elect to include, in a notice of a Refinancing pursuant to which all (but not less than all) of the Classes of Secured Notes are subject to the Refinancing, a direction to the Collateral Manager to designate Principal Proceeds up to the Excess Par Amount as of the related Determination Date as Interest Proceeds for payment on the Redemption Date. If the Collateral Manager consents to such direction, the Collateral Manager shall make such designation by notice to the Trustee and Collateral Administrator (with copies to the Rating Agency) on or before the related Determination Date, in which case such amounts will be designated as Interest Proceeds on or before the Business Day immediately preceding the related Redemption Date. (h) The Holders of the Subordinated Notes will not have any cause of action against any of the Co-Issuers, the Collateral Manager, the Collateral Administrator or the Trustee for any failure to obtain a Refinancing. If a Refinancing is obtained meeting the requirements specified above as certified by the Collateral Manager, the Co-Issuers and the Trustee shall amend this Indenture to the extent necessary to reflect the terms of the Refinancing and no further consent for such amendments will be required from the Holders of Notes other than Holders of the Subordinated Notes directing the redemption. The Trustee is not obligated to enter into any amendment that, in its view, adversely affects its duties, obligations, liabilities or protections hereunder, and the Trustee is entitled to conclusively rely upon an Officer’s certificate and/or Opinion of Counsel as to matters of law (which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of counsel delivering such Opinion of Counsel) provided by the Issuer to the effect that such amendment meets the requirements specified above and is permitted under this Indenture (except that such Officer or counsel has no obligation to certify or opine as to the sufficiency of the Refinancing Proceeds or the sufficiency of the Accountants’ Report required pursuant to Section 7.18). (i) In connection with a Refinancing of all Classes of Secured Notes in full, with the approval of a Majority of the Subordinated Notes and the Collateral Manager, the agreements relating to the Refinancing may, without regard for any consent requirements specified

-207- USActive 55852351.8 in Article VIII, (a) effect an extension of the end of the Reinvestment Period, (b) establish a non- call period for replacement securities or prohibit a future Refinancing of such replacement securities, (c) modify the Weighted Average Life Test, (d) provide for a stated maturity of the replacement securities or loans or other financial arrangements issued or entered into in connection with such Refinancing that is later than the Stated Maturity of the Secured Notes, (e) effect an extension of the Stated Maturity of the Subordinated Notes or (f) make any supplements or amendments to this Indenture that would otherwise be subject to any other provision of Section 8.1 or Section 8.2. (j) In the event of any Optional Redemption, the Issuer will, at least 30 days (or such shorter period as the Trustee and the Collateral Manager may agree) prior to the Redemption Date, notify the Trustee in writing of such Optional Redemption, the applicable Record Date, the principal amount of Notes to be redeemed on such Redemption Date and the applicable Redemption Prices. (k) In connection with any Refinancing, with the approval of the Collateral Manager, the agreements relating to the Refinancing may, without regard for any consent requirements specified in this Indenture pursuant to Section 8.1 or Section 8.2, adjust the Minimum Diversity Score/Maximum Rating/Minimum Spread Matrices or the Recovery Rate Modifier Matrices to account for changes in the interest rates of any of the Secured Notes (subject to satisfaction of the Moody’s Rating Condition with respect to the Classes of Secured Notes not subject to such Refinancing (unless the Moody’s Rating Condition is deemed inapplicable pursuant to Section 1.3)). Section 9.3 Tax Redemption. (a) The Secured Notes will be redeemed in whole but not in part (any such redemption, a “Tax Redemption”) at the written direction (delivered to the Issuer, the Trustee and the Collateral Manager) of a Majority of the Subordinated Notes on any Payment Date (or, with the consent of the Collateral Manager, any Business Day) following the occurrence and continuation of a Tax Event (I) with respect to payments under one or more Collateral Obligations or Hedge Agreements forming part of the Assets that results or will result in the nonpayment of 5.0% or more of Scheduled Distributions for any Collection Period or (II) resulting in a tax or “gross-up” burden on the Issuer in an aggregate amount in any Collection Period in excess of U.S.$1,000,000; provided, that if a Tax Event occurs and is continuing because the Issuer is subject to withholding tax under FATCA, then holders of Notes that have failed to provide the Issuer or its agents with correct, complete and accurate information requested by the Issuer to avoid such withholding tax, or whose ownership of Notes otherwise caused the Issuer to be subject to such withholding tax, will not be considered in determining whether a Majority of the Subordinated Notes have directed a Tax Redemption. In connection with any such redemption, each Class of Secured Notes will be redeemed at the applicable Redemption Price and all Secured Notes to be redeemed must be redeemed simultaneously. (b) [Reserved] (c) Upon its receipt of such written direction directing a Tax Redemption, the Trustee shall promptly notify the Collateral Manager, the Holders, each Hedge Counterparty and the Rating Agency thereof.

-208- USActive 55852351.8 If an Officer of the Collateral Manager obtains actual knowledge of the occurrence of a Tax Event, the Collateral Manager shall promptly notify the Issuer, the Collateral Administrator and the Trustee thereof, and upon receipt of such notice the Trustee shall promptly notify the Holders of the Notes, each Hedge Counterparty and the Rating Agency thereof. Section 9.4 Redemption Procedures. (a) In the event of any redemption pursuant to Section 9.2, the written direction of a Majority of the Subordinated Notes or, if applicable, the Collateral Manager shall be provided to the Issuer, the Trustee and (if such redemption is pursuant to Section 9.2(c) and is not being directed by the Collateral Manager) the Collateral Manager not later than 30 days (or with respect to any Optional Redemption undertaken with Refinancing Proceeds, 10 Business Days) (or such shorter period as may be agreed to by the Trustee and Collateral Manager) prior to the Redemption Date on which such redemption is to be made (which date will be designated in such direction). In the event of any Tax Redemption pursuant to Section 9.3, the written direction of a Majority of the Subordinated Notes shall be provided to the Issuer, the Trustee and the Collateral Manager not later than 30 days prior to the Payment Date on which such redemption is to be made (which date will be designated in such direction). In the event of any redemption pursuant to Section 9.2 or Section 9.3, a notice of redemption shall be given not later than 15 Business Day (or, in the case of a Refinancing or a Partial Refinancing, not later than nine Business Days) prior to the applicable Redemption Date, to each Holder of Notes to be redeemed at such Holder’s address in the Register, each Hedge Counterparty and the Rating Agency. (b) All notices of redemption delivered pursuant to Section 9.4(a) will state: (i) the applicable Redemption Date; (ii) the Redemption Prices of the Notes to be redeemed; (iii) which Classes of Secured Notes are being redeemed and that all of the Secured Notes to be redeemed are to be redeemed in full and that interest on such Secured Notes will cease to accrue on the Payment Date specified in the notice; (iv) the place or places where Secured Notes are to be surrendered for payment of the Redemption Prices, which will be the office or agency of the Co-Issuers to be maintained as provided in Section 7.2; (v) if all Classes of Secured Notes are being redeemed, whether the Subordinated Notes are to be redeemed in full on such Redemption Date and, if so, the place or places where the Subordinated Notes are to be surrendered for payment of the Redemption Prices, which will be the office or agency of the Co-Issuers to be maintained as provided in Section 7.2; and (vi) that the redemption may be withdrawn by the Co-Issuers on any day up to the Business Day immediately preceding the scheduled Redemption Date. The Co-Issuers (at the direction of the Collateral Manager) will have the option to withdraw any such notice of redemption delivered pursuant to Section 9.2 or Section 9.3 on any day up to the Business Day immediately preceding the scheduled Redemption Date. The Issuer

-209- USActive 55852351.8 shall not permit any Hedge Agreements to be terminated by the Collateral Manager on its behalf in connection with an Optional Redemption until such period for withdrawal has expired. If the Co-Issuers so withdraw any notice of an Optional Redemption or are otherwise unable to complete an Optional Redemption of the Secured Notes, the proceeds received from the sale of any Collateral Obligations and other Assets sold in contemplation of such redemption may during the Reinvestment Period, at the Collateral Manager’s sole discretion, be reinvested in accordance with the Investment Criteria described herein. The Issuer shall provide notice to the Rating Agency of any such withdrawal. Notice of redemption pursuant to Section 9.2 or Section 9.3 will be given by the Co-Issuers, or upon an Issuer Order, by the Trustee in the name and at the expense of the Co- Issuers. Failure to give notice of redemption, or any defect therein, to any Holder of any Note selected for redemption does not impair or affect the validity of the redemption of any other Notes. The reasonable fees, costs, charges and expenses incurred in connection with the failure of any such redemption will be paid by the Issuer as Administrative Expenses payable in accordance with the Priority of Payments. (c) If Sale Proceeds are being used in whole or in part to redeem the Secured Notes, in the event of any redemption pursuant to Section 9.2 or Section 9.3, no Secured Notes may be optionally redeemed unless (i) at least five Business Days before the scheduled Redemption Date the Collateral Manager has furnished to the Trustee evidence, in a form reasonably satisfactory to the Trustee, that the Collateral Manager on behalf of the Issuer has entered into a binding agreement or agreements with (a) a financial or other institution or institutions whose short-term unsecured debt obligations (other than such obligations whose rating is based on the credit of a person other than such institution) are rated, or guaranteed by a Person whose short-term unsecured debt obligations are rated, at least “P-1” by Moody’s or (b) a special purpose vehicle that satisfies all then-current bankruptcy-remoteness criteria of the Rating Agency to purchase (directly or by participation or other arrangement), not later than the Business Day immediately preceding the scheduled Redemption Date in immediately available funds, all or part of the Assets at a purchase price at least sufficient, together with any available Refinancing Proceeds and the Eligible Investments maturing, redeemable or putable to the issuer thereof at par on or prior to the scheduled Redemption Date, to pay (w) the Redemption Prices of the outstanding Secured Notes, (x) all Administrative Expenses (regardless of the Administrative Expense Cap) and other fees and expenses, including reasonable fees, costs, charges and expenses incurred by the Co-Issuers, the Trustee and the Collateral Administrator (including reasonable attorneys’ fees and expenses) in connection with such sale, payable under the Priority of Payments, (y) any Hedge Payment Amounts; (provided, that no Hedge Agreement may be terminated until such redemption is no longer revocable) and (z) the Management Fees, payable under the Priority of Payments, or (ii) prior to selling any Collateral Obligations and/or Eligible Investments, the Collateral Manager has certified in writing to the Trustee that, in its judgment, the aggregate sum of (A) expected proceeds from the sale or payment of Eligible Investments, (B) the Refinancing Proceeds, if any, to be applied on the Redemption Date and (C) the aggregate Market Value of the Collateral Obligations will exceed the sum of (w) the Redemption Price of each Class of Secured Notes to be redeemed, (x) all Administrative Expenses (regardless of the Administrative Expense Cap) and other fees and expenses, including reasonable fees, costs, charges and expenses incurred by the Co-Issuers, the Trustee and the Collateral Administrator (including reasonable attorneys’ fees and

-210- USActive 55852351.8 expenses) in connection with such sale, payable under the Priority of Payments, (y) any Hedge Payment Amounts (provided, that no Hedge Agreement may be terminated until such redemption is no longer revocable) and (z) the Management Fees, payable under the Priority of Payments. Any certification delivered by the Collateral Manager pursuant to this Section 9.4(c) will include (1) the prices of, and expected proceeds from, the sale (directly or by participation or other arrangement) or payment of any Collateral Obligations and/or Eligible Investments, (2) the expected Refinancing Proceeds to be available for application on the Redemption Date and (3) all calculations required by this Section 9.4(c). Any Holder of Notes, the Collateral Manager or any of the Collateral Manager’s Affiliates each have the right, subject to the same terms and conditions afforded to other bidders, to bid on Assets to be sold as part of an Optional Redemption or a Tax Redemption. Section 9.5 Notes Payable on Redemption Date. (a) Notice of redemption pursuant to Section 9.4 having been given as aforesaid, each Class of Notes to be redeemed will, on the Redemption Date with respect to such Class, subject to Section 9.4(c) and the Co-Issuers’ right to withdraw any notice of redemption pursuant to Section 9.4(b), become due and payable at the Redemption Prices therein specified, and from and after the Redemption Date (unless the Issuer defaults in the payment of the Redemption Prices and accrued interest) all such Notes that are Secured Notes will cease to bear interest on the Redemption Date. Upon final payment on a Note to be so redeemed, the Holder shall present and surrender such Note at the place specified in the notice of redemption on or prior to such Redemption Date; provided, that in the absence of notice to the Applicable Issuers or the Trustee that the applicable Note has been acquired by a protected purchaser, such final payment will be made without presentation or surrender, if the Trustee and the Applicable Issuers have been furnished such security or indemnity as may be required by them to save each of them harmless and an undertaking thereafter to surrender such certificate. Payments of interest on each Class of Secured Notes and payments in respect of Subordinated Notes to be redeemed that are payable on or prior to the Redemption Date are payable to the Holders of such Notes, or one or more predecessor Notes, registered as such at the close of business on the relevant Record Date according to the terms and provisions of Section 2.7(d). (b) If any Secured Note called for redemption has not been paid upon surrender thereof for redemption, the principal thereof will, until paid, bear interest from the Redemption Date at the applicable Interest Rate for each successive Interest Accrual Period such Secured Note remains outstanding; provided, that the reason for such non-payment is not the fault of such Noteholder. Section 9.6 Special Redemption. Principal payments on the Secured Notes will be made in whole or in part by the Applicable Issuers in accordance with the Priority of Payments on any Payment Date (i) during the Reinvestment Period and after the Non-Call Period, if the Collateral Manager notifies the Trustee at least five Business Days prior to the applicable Special Redemption Date that it has been unable, for a period of at least 20 consecutive Business Days, to identify additional Collateral Obligations that are deemed appropriate by the Collateral Manager and that would satisfy the Investment Criteria in sufficient amounts to permit the investment or reinvestment of all or a portion of the funds then in the Collection Account that are available to be invested in additional Collateral Obligations or (ii) after the Effective Date, if the Collateral Manager notifies the Trustee at least two Business Days prior to the applicable Special Redemption Date that a redemption is required in order to satisfy the Moody’s Rating Condition, in each case,

-211- USActive 55852351.8 pursuant to Section 7.18(f) (in each case, a “Special Redemption”). Any such notice in the case of clause (i) above will be based upon the Collateral Manager having attempted, in accordance with the standard of care set forth in the Collateral Management Agreement, to identify additional Collateral Obligations as described above. On the first Payment Date (and all subsequent Payment Dates) following the Collection Period in which such notice is given (a “Special Redemption Date”), the amount (the “Special Redemption Amount”) in the Collection Account representing (1) in the case of a Special Redemption described in clause (i) above, Principal Proceeds that the Collateral Manager has determined cannot be reinvested in additional Collateral Obligations or (2) all Interest Proceeds and all other Principal Proceeds required to redeem the Secured Notes to receive the confirmation described in clause (ii) above available in accordance with the Priority of Payments, will in each case be applied in accordance with the Priority of Payments. In the case of clause (2), such amounts will be used for application in accordance with the Note Payment Sequence in an amount sufficient to satisfy the Moody’s Rating Condition, in each case, pursuant to Section 7.18(f). Notice of payments pursuant to this Section 9.6 shall be given by the Trustee (at the direction of the Issuer) not less than (x) in the case of a Special Redemption described in clause (i) above, three Business Days prior to the applicable Special Redemption Date and (y) in the case of a Special Redemption described in clause (ii) above, one Business Day prior to the applicable Special Redemption Date, to each Holder of each Class of Secured Notes affected thereby at such Holder’s address in the Register and to the Rating Agency. Section 9.7 Clean-Up Call Redemption. (a) The Collateral Manager may direct in writing (which direction will be given so as to be received by the Issuer, the Trustee (who shall forward such direction to the Holders of the Subordinated Notes) and the Rating Agency not later than 30 days prior to the proposed Redemption Date (or such shorter period as may be agreed to by the Collateral Manager and the Trustee)) that each Class of Secured Notes be redeemed by the Issuer, in whole but not in part (a “Clean-Up Call Redemption”), at the Redemption Price therefor, on any Payment Date (or, with the consent of the Collateral Manager, any Business Day) occurring after the Non-Call Period on which the Collateral Principal Amount is less than 20% of the Target Initial Par Amount. (b) Any Clean-Up Call Redemption is subject to (i) the purchase of the Assets (other than the Eligible Investments referred to in clause (c) of this paragraph) by the Collateral Manager or any other Person or Persons from the Issuer, on or prior to the third Business Day immediately preceding the related Redemption Date, for a purchase price (the “Clean-Up Call Purchase Price”) in Cash not less than the greater of (1) an amount equal to (a) the Redemption Price of each Class of Secured Notes, plus (b) the aggregate of all other amounts owing by the Issuer on the date of such redemption that are payable in accordance with the Priority of Payments prior to distributions in respect of the Subordinated Notes (including all outstanding Administrative Expenses, if any), minus (c) the balance of the Eligible Investments in the Collection Account and (2) the prices for such Assets determined by the Collateral Manager in a commercially reasonable manner, and (ii) the receipt by the Trustee from the Collateral Manager, prior to such purchase, of certification from the Collateral Manager that the sum to be received satisfies clause (i). Upon receipt by the Trustee of the certification referred to in the preceding sentence, the Trustee (pursuant to written direction from the Issuer) and the Issuer shall take all actions necessary to sell, assign and transfer the Assets to the Collateral Manager or such other Person upon payment in immediately available funds of the Clean-Up Call Purchase Price. The

-212- USActive 55852351.8 Trustee shall deposit such payment into the applicable sub-account of the Collection Account in accordance with the instructions of the Collateral Manager. (c) Any notice of Clean-Up Call Redemption may be withdrawn by the Issuer up to two Business Days prior to the related scheduled Redemption Date by written notice to the Trustee, the Rating Agency and the Collateral Manager only if amounts equal to the Clean-Up Call Purchase Price are not received in full in immediately available funds by the third Business Day immediately preceding such Redemption Date. Notice of any such withdrawal of a notice of Clean- Up Call Redemption shall be given by the Trustee at the expense of the Issuer to each Holder of Notes to be redeemed at such Holder’s address in the Register not later than the second Business Day prior to the related scheduled Redemption Date. (d) On the Redemption Date related to any Clean-Up Call Redemption, the Clean-Up Call Purchase Price will be distributed pursuant to the Priority of Payments. Section 9.8 Re-Pricing of Notes. (a) On any Business Day after the Non-Call Period, at the written direction of a Majority of the Subordinated Notes (with the consent of the Collateral Manager) delivered to the Trustee (who shall forward such notice to the holders of the Subordinated Notes) and the Issuer, the Issuer will reduce the spread over the Benchmark or fixed interest rate, as applicable, of any Re-Pricing Eligible Note in accordance with the procedures described below (any such reduction with respect to any such Class of Secured Notes, a “Re- Pricing” and any Class of Re-Pricing Eligible Notes to be subject to a Re-Pricing, a “Re-Priced Class”); provided, that the Issuer will not effectuate any Re-Pricing unless each condition specified below is satisfied with respect thereto. No terms other than the spread over the Benchmark or fixed interest rate applicable to any Re-Pricing Eligible Note may be modified or supplemented in connection with a Re-Pricing, except that a subsequent Re-Pricing or Refinancing of the Re-Priced Class may be prohibited or a non-call period established in respect of a Partial Refinancing or a Re-Pricing of the Re-Priced Class. In connection with any Re-Pricing, the Issuer may engage a broker-dealer (the “Re-Pricing Intermediary”) upon the recommendation and subject to the written approval of a Majority of the Subordinated Notes or the Collateral Manager and such Re-Pricing Intermediary will assist the Issuer in effecting the Re-Pricing. Except with respect to Notes of a Re-Priced Class for which an Election to Retain has been exercised in accordance with the provisions described below, the Notes of each Re-Priced Class may be subject to Mandatory Tender and subsequent transfer or redeemed in connection with the issuance of Re-Pricing Replacement Notes, in each case at the respective Redemption Price, in accordance with the provisions herein. (b) At least 10 Business Days prior to the Business Day fixed by a Majority of the Subordinated Notes for any proposed Re-Pricing (the “Re-Pricing Date”), the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, will deliver a notice in writing (with a copy to the Collateral Manager, the Trustee, the Collateral Administrator and the Rating Agency) through the facilities of DTC and, if applicable, in accordance with the second succeeding sentence (such notice, the “Re-Pricing, Mandatory Tender and Election to Retain Announcement”) to each holder of the proposed Re-Priced Class, which Re-Pricing, Mandatory Tender and Election to Retain Announcement shall:

-213- USActive 55852351.8 (i) specify the proposed Re-Pricing Date and the proposed spread over the Benchmark or fixed interest rate, as applicable, (or a range from which a single rate will be chosen prior to the Re-Pricing Date) to be applied with respect to such Class (such rate, the “Re-Pricing Rate”); (ii) request that each Holder of the Re-Priced Class (a) communicate through the facilities of DTC whether such Holder (x) approves the proposed Re-Pricing and the Re-Pricing Rate and (y) elects to retain the Notes of the Re-Priced Class held by such Holder (an “Election to Retain”), which Election to Retain is subject to DTC’s procedures relating thereto set forth in the “Operational Arrangements (March 2020)” published by DTC (as most recently revised by DTC) (the “Operational Arrangements”) (any such Holder, a “Consenting Holder”), or (b) propose an alternative Re-Pricing Rate at which they would consent to such Re-Pricing that is within the range provided, if any, in clause (i) above (such proposal, a “Holder Proposed Re-Pricing Rate”); (iii) request that each consenting Holder or beneficial owner of the Re-Priced Class deliver a response in writing to the Issuer, or to the Re-Pricing Intermediary on behalf of the Issuer, which response (the “Holder Purchase Request”) shall indicate the Aggregate Outstanding Amount of the Re-Priced Class that such Holder or beneficial owner is willing to purchase (in addition to the Aggregate Outstanding Amount of Notes it already owns) at such Re-Pricing Rate (including within any range provided) specified in such Re-Pricing, Mandatory Tender and Election to Retain Announcement on or prior to a date (the “Consent Deadline Date”) that is determined by the Issuer in its sole discretion, subject to clause (v) below; (iv) state that any Holder of the Re-Priced Class that does not approve the Re- Pricing and does not exercise an Election to Retain (each, a “Non-Consenting Holder”) will either be (x) solely in the case of any Holder of Global Notes, subject to mandatory tender and transfer in accordance with the Operational Arrangements (a “Mandatory Tender”) or (y) redeemed with the proceeds of an issuance of Re-Pricing Replacement Notes (a “Re-Pricing Redemption”), in each case, at their applicable Re-Pricing Sale Prices; and (v) state the period for which the Holders of the Notes of the Re-Priced Class can provide their consent to the Re-Pricing and an Election to Retain, which period shall not be less than 10 Business Days from the date of publication of the Re-Pricing, Mandatory Tender and Election to Retain Announcement. (c) The Issuer at the direction of the Collateral Manager or a Majority of the Subordinated Notes may extend the Re-Pricing Date or determine the Re-Pricing Rate taking into consideration any Holder Proposed Re-Pricing Rates at any time up to two Business Days prior to the Re-Pricing Date (upon notice to each Holder of the proposed Re-Priced Class, with a copy to the Collateral Manager, the Trustee and the Rating Agency). To the extent any Certificated Notes of the Re-Priced Class are Outstanding as of the date the Re-Pricing, Mandatory Tender and Election to Retain Announcement is delivered to the holders of Global Notes through the facilities of DTC, the Trustee (at the direction of the Issuer) shall make available such Re-Pricing, Mandatory Tender and Election to Retain Announcement (with any appropriate modifications as

-214- USActive 55852351.8 directed by the Collateral Manager on behalf of the Issuer) to the holders of such Certificated Notes on the Trustee’s website. Holders of Certificated Notes shall be entitled to deliver an Election to Retain and a Holder Purchase Request directly to the Trustee or the Re-Pricing Intermediary, as applicable. (d) Prior to the Issuer (or Re-Pricing Intermediary on its behalf) distributing the Re-Pricing, Mandatory Tender and Election to Retain Announcement to the Holders of the Notes of the Re-Priced Class, the Issuer shall provide a draft thereof to DTC’s Reorganization Announcements Department via e-mail, at putbonds@dtcc.com, with a copy to Daniel Pikulin (dpikulin@dtcc.com) and Sylvia Salony (ssalony@dtcc.com), to discuss any comments DTC may have on the draft Re-Pricing, Mandatory Tender and Election to Retain Announcement. Upon the expiration of the period for which Holders of Notes of the Re-Priced Class may approve the Re- Pricing and provide an Election to Retain through the facilities of DTC, the Trustee (not later than one Business Day after receipt from DTC) shall provide to the Issuer, the Collateral Manager and the Re-Pricing Intermediary, if any, the information received from DTC regarding the Aggregate Outstanding Amount of Notes held by Consenting Holders and Non-Consenting Holders. (e) At least two Business Days prior to the publication date of the Re-Pricing, Mandatory Tender and Election to Retain Announcement, the Issuer shall cause a notice to be sent to DTC of the proposed Re-Pricing and that Notes of the Re-Priced Class will be subject to Mandatory Tender or an Election to Retain (which notice shall be sent by e-mail to DTC at putbonds@dtcc.com). Such notice shall include the following information: (i) the security description and CUSIP number of the Re-Priced Class, (ii) the name and number of the participant account to which the tendered Notes are to be delivered by DTC, (iii) the first Payment Date occurring after the Re-Pricing Date and (iv) if available at the time such notice is required to be sent to DTC, the Re-Pricing Rate. The Issuer shall also provide to DTC any additional information as required by any update to the Operational Arrangements or is otherwise required to effect the Re-Pricing in accordance with the procedures of DTC. The Trustee shall not be liable for the content or information contained in the Re-Pricing, Mandatory Tender and Election to Retain Announcement or in the notice to DTC regarding the proposed Re-Pricing or for any modification or supplement to the Operational Arrangements published by DTC. If it is determined that the procedures of DTC cannot accommodate a Mandatory Tender and transfer on a Re-Pricing Date that is not also a scheduled Payment Date (or the Issuer (or the Collateral Manager on behalf of the Issuer) otherwise determines that it is not feasible for the Re-Pricing Date to occur on a Business Day that is not also a scheduled Payment Date), the Re-Pricing Date must be a Business Day that coincides with a Payment Date. (f) If the Issuer, the Collateral Manager and the Re-Pricing Intermediary, if any, has been informed of the existence of Non-Consenting Holders and the Aggregate Outstanding Amount of Notes of the Re-Priced Class held by such Holders, the Issuer, or the Re- Pricing Intermediary on behalf of the Issuer, shall deliver written notice thereof to each Holder or beneficial owner of the Re-Priced Class of Notes who delivered a Holder Purchase Request with a Holder Proposed Re-Pricing Rate that is equal to or lower than the Re-Pricing Rate as determined by the Collateral Manager (such request, an “Accepted Purchase Request”) (which notice may be either through the facilities of DTC or directly to the beneficial owners of the Notes held by Consenting Holders) specifying the Aggregate Outstanding Amount of the Notes of the Re-Priced

-215- USActive 55852351.8 Class that such Holder or beneficial owner has agreed to purchase with a Re-Pricing Rate equal to or greater than such Holder’s (or beneficial owner’s) Holder Proposed Re-Pricing Rate. (g) In the event that the Issuer (or the Re-Pricing Intermediary on behalf of the Issuer) receives Accepted Purchase Requests with respect to an amount equal to or greater than the Aggregate Outstanding Amount of the Notes of the Re-Priced Class held by Non-Consenting Holders, the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall cause the Mandatory Tender and transfer of such Notes, in the case of Global Notes, or Re-Pricing Redemption or will sell Re-Pricing Replacement Notes to such Consenting Holders at the applicable Redemption Prices and, if applicable, conduct a Re-Pricing Redemption of Non- Consenting Holders’ Notes of the Re-Priced Class, without further notice to the Non-Consenting Holders thereof, on the Re-Pricing Date to the Consenting Holders delivering Accepted Purchase Requests with respect thereto, pro rata (subject to the applicable Minimum Denominations and the applicable procedures of DTC) based on the Aggregate Outstanding Amount of the Notes such Consenting Holders indicated an interest in purchasing pursuant to their Holder Purchase Requests. In the event that the Issuer receives Accepted Purchase Requests with respect to less than the Aggregate Outstanding Amount of the Notes of the Re-Priced Class held by Non-Consenting Holders, the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall cause the Mandatory Tender and transfer of the Notes held by such Non-Consenting Holders to the Holders delivering Accepted Purchase Requests with respect thereto (subject to the applicable Minimum Denominations and the applicable procedures of DTC), or will sell Re-Pricing Replacement Notes to such Consenting Holders delivering Accepted Purchase Requests, in each case at the applicable Redemption Prices and, if applicable, conduct a Re-Pricing Redemption of Non-Consenting Holders’ Notes, without further notice to the Non-Consenting Holders thereof, on the Re-Pricing Date, and any excess Notes of the Re-Priced Class held by Non-Consenting Holders shall be subject to Mandatory Tender and transfer or redeemed with proceeds from the sale of Re-Pricing Replacement Notes to one or more purchasers designated by the Issuer (or the Re-Pricing Intermediary on behalf of the Issuer), in each case at the Redemption Price of the Re-Priced Class. (h) All Mandatory Tenders of Non-Consenting Holders’ Notes to be effected pursuant to the immediately preceding paragraph shall be (x) made at the applicable Redemption Price of the Re-Priced Class, and (y) effected only if the related Re-Pricing is effected in accordance with the provisions herein and in accordance with the Operational Arrangements. Unless the Issuer (or the Collateral Manager on behalf of the Issuer) determines it is necessary to have new CUSIP numbers assigned to the Notes of a Re-Priced Class to facilitate the Re-Pricing, the CUSIP numbers assigned to the Notes of a Re-Priced Class that exist prior to the Re-Pricing Date shall remain the same CUSIP numbers after the occurrence of the Re-Pricing Date with respect to: (i) the Notes that are held by Consenting Holders for which an Election to Retain has been exercised and (ii) the Notes held by Non-Consenting Holders that are subject to Mandatory Tender and transfer and which are sold to one or more transferees designated by the Issuer or the Re-Pricing Intermediary on behalf of the Issuer in connection with such Mandatory Tender. The Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall deliver written notice to the Trustee and the Collateral Manager not later than the Business Day prior to the proposed Re- Pricing Date confirming that the Issuer has received written commitments from Consenting Holders or other Persons to effect the purchase of all Notes of the Re-Priced Class held by Non- Consenting Holders that are not being redeemed with the proceeds of Re-Pricing Replacement Notes.

-216- USActive 55852351.8 (i) The Issuer will not effect any proposed Re-Pricing unless: (i) the Co-Issuers and the Trustee, with the prior written consent of a Majority of the Subordinated Notes, have entered into a supplemental indenture dated as of the Re- Pricing Date to (1) reduce the spread over the Benchmark or the fixed rate of interest, as applicable, of the Re-Priced Class (and to make changes necessary to give effect to such reduction, including, if applicable, the issuance of additional Notes under a different CUSIP number) and (2) reflect any necessary changes to be made pursuant to the last paragraph of this section; (ii) confirmation has been received that all Notes of the Re-Priced Class held by non-consenting holders have been sold (or will be sold concurrently with such Re- Pricing) and transferred or redeemed pursuant to the provisions above; (iii) the Rating Agency has been notified of such Re-Pricing; (iv) all expenses of the Issuer and the Trustee (including the fees of the Re- Pricing Intermediary and fees of counsel) incurred in connection with the Re-Pricing do not exceed the amount of Interest Proceeds that will be available after taking into account all amounts required to be paid under Section 11.1(a)(i)(S) on such Re-Pricing Date (or the subsequent Payment Date if such Re-Pricing Date is not a Payment Date) prior to the distribution of any remaining Interest Proceeds to the holders of the Subordinated Notes, unless such expenses have been paid or will be adequately provided for by an entity other than the Issuer, with amounts on deposit in the Contribution Account designated for such use and/or will be paid pursuant to the Priority of Payments. Notwithstanding the foregoing, the fees of the Re-Pricing Intermediary payable by the Issuer will not exceed an amount consented to by a Majority of the Subordinated Notes in writing; (v) the Issuer has provided to the Trustee an officer’s certificate from the Collateral Manager to the effect that all conditions precedent to the Re-Pricing have been satisfied; and (vi) the Collateral Manager has consented to such Re-Pricing and, if the U.S. Risk Retention Rules are required to be satisfied in connection with such Re-Pricing, an amount of (1) either (x) Notes of the Re-Priced Class held by non-consenting holders or (y) Re-Pricing Replacement Notes, in either case that is sufficient to satisfy the U.S. Risk Retention Rules and (2), if applicable, any additional Notes required to be issued to comply with the U.S. Risk Retention Rules, in each case, are made available for purchase by the Retention Holder (or a designated affiliate). (j) Any notice of a Re-Pricing may be withdrawn at the written direction of a Majority of the Subordinated Notes or at the written direction of the Collateral Manager (if the Collateral Manager directed such Re-Pricing) on or prior to the Business Day prior to the scheduled Re-Pricing Date by written notice to the Issuer, the Trustee, and the Collateral Manager for any reason. Upon receipt of such notice of withdrawal, the Trustee will send such notice to the holders of the Notes and the Rating Agency.

-217- USActive 55852351.8 (k) Failure to give a notice of Re-Pricing, or any defect therein, to any Holder of any Re-Priced Class shall not impair or affect the validity of the Re-Pricing or give rise to any claim based upon such failure or defect. (l) The Issuer will direct the Trustee to segregate payments and take other reasonable steps to effect the Re-Pricing, and the Trustee will have the authority to take such actions as may be directed by the Issuer or the Collateral Manager to effect a Re-Pricing. In order to give effect to the Re-Pricing of Notes, the Issuer may, to the extent necessary, obtain and assign a separate CUSIP or CUSIPs to the Notes of each Class held by Consenting Holders and Non Consenting Holders. (m) The Trustee shall be entitled to receive, and may request and rely upon a written order of the Issuer (or the Collateral Manager on behalf of the Issuer) providing directions and additional information necessary to effect a Re-Pricing and the Trustee shall have no liability for any failure on the part of the Issuer, DTC or a Holder (or beneficial owner) in taking actions necessary in connection therewith. (n) In connection with a Re-Pricing, (x) the Non-Call Period for the Re-Priced Class may be extended at the direction of the Collateral Manager prior to such Re-Pricing, (y) the definition of “Redemption Price” or “Re-Pricing Sale Price” may be revised, with the written consent of the Collateral Manager, to reflect any agreed upon make-whole payments for the applicable Re-Priced Class and/or (z) the Minimum Diversity Score/Maximum Rating/Minimum Spread Matrices or the Recovery Rate Modifier Matrices may, without regard for any consent requirements specified in Section 8.1 or Section 8.2, be adjusted to account for changes in the interest rates of any Class of Secured Notes (subject, in the case of this clause (z) only, to satisfaction of the Moody’s Rating Condition (unless the Moody’s Rating Condition is deemed inapplicable in accordance with Section 1.3)). ARTICLE X ACCOUNTS, ACCOUNTINGS AND RELEASES Section 10.1 Collection of Money. Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and will receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all Money and other property payable to or receivable by the Trustee pursuant to this Indenture, including all payments due on the Assets, in accordance with the terms and conditions of such Assets. The Trustee shall segregate and hold all such Money and property received by it in trust for the Holders of the Notes and shall apply it as provided in this Indenture. Each Account will be established and maintained with an Eligible Institution. To avoid the consolidation of the Assets of the Issuer with the general assets of the Bank under any circumstances, the Trustee shall comply, and shall cause the Custodian to comply, with all law applicable to it as a national banking association holding segregated trust assets in a fiduciary capacity. Section 10.2 Collection Account. (a) In accordance with this Indenture and the Account Agreement, the Trustee shall, prior to the Closing Date, establish at the Custodian a segregated account designated the “Collection Account”, comprised of two sub-accounts, one of

-218- USActive 55852351.8 which will be designated the “Interest Collection Subaccount” and one of which will be designated the “Principal Collection Subaccount”, each of which will be held in the name of U.S. Bank National Association, as Trustee, for the benefit of the Secured Parties and each of which will be maintained with the Custodian in accordance with the Account Agreement. The Trustee shall from time to time deposit into the Interest Collection Subaccount, in addition to the deposits required pursuant to Section 10.7(a), immediately upon receipt thereof or upon transfer from the Expense Reserve Account or the Principal Collection Subaccount (in the case of Designated Principal Proceeds) and the Ramp-Up Account (in the case of Designated Unused Proceeds), all Designated Principal Proceeds and/or Designated Unused Proceeds, all Interest Proceeds from Collateral Obligations, and Eligible Investments and Hedge Receipt Amounts (unless simultaneously reinvested in additional Collateral Obligations in accordance with Article XII). The Trustee shall deposit immediately upon receipt thereof or upon transfer from the Expense Reserve Account, Revolver Funding Account or any Hedge Counterparty Collateral Account all other amounts remitted to the Collection Account into the Principal Collection Subaccount, including in addition to the deposits required pursuant to Section 10.7(a), (i) any funds designated as Principal Proceeds by the Collateral Manager in accordance with this Indenture, (ii) all other Principal Proceeds (unless simultaneously reinvested in additional Collateral Obligations in accordance with Article XII or in Eligible Investments) and (iii) any amounts designated in the Closing Date Certificate. The Issuer may, but under no circumstances is required to, deposit from time to time into the Collection Account, in addition to any amount required hereunder to be deposited therein, such Monies received from external sources for the benefit of the Secured Parties (other than payments on or in respect of the Collateral Obligations, Eligible Investments or other existing Assets) as the Issuer deems, in its sole discretion, to be advisable and to designate them as Interest Proceeds or Principal Proceeds. All Monies deposited from time to time in the Collection Account pursuant to this Indenture shall be held by the Trustee as part of the Assets and shall be applied to the purposes herein provided. Subject to Section 10.2(d), amounts in the Collection Account shall be reinvested pursuant to Section 10.7(a). (b) The Trustee, within one Business Day after receipt of any distribution or other proceeds in respect of the Assets which are not Cash, shall so notify the Issuer and the Issuer shall use its commercially reasonable efforts to, within five Business Days after receipt of such notice from the Trustee (or as soon as practicable thereafter), sell such distribution or other proceeds for Cash in an arm’s length transaction and deposit the proceeds thereof in the Collection Account; provided, that the Issuer (i) need not sell such distributions or other proceeds if it delivers an Issuer Order or an Officer’s certificate to the Trustee certifying that such distributions or other proceeds constitute Collateral Obligations or Eligible Investments or (ii) may otherwise retain such distribution or other proceeds for up to two years from the date of receipt thereof if it delivers an Officer’s certificate to the Trustee certifying that (x) it will sell such distribution within such two- year period and (y) retaining such distribution is not otherwise prohibited by this Indenture. (c) At any time when reinvestment is permitted pursuant to Article XII, the Collateral Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall withdraw funds on deposit in the Principal Collection Subaccount representing Principal Proceeds (together with Interest Proceeds but only to the extent used to pay for accrued interest on an additional Collateral Obligation) and invest such funds in additional Collateral Obligations in accordance with the requirements of Article XII and such Issuer Order. At any time, the Collateral Manager on behalf of the Issuer may by Issuer Order

-219- USActive 55852351.8 direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, withdraw funds on deposit in the Principal Collection Subaccount and deposit such funds in the Revolver Funding Account to meet funding requirements with respect to Delayed Drawdown Collateral Obligations or Revolving Collateral Obligations. (d) The Collateral Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, pay from amounts on deposit in the Collection Account on any Business Day during any Interest Accrual Period (i) any amount required to exercise a warrant held in the Assets or right to acquire securities held in the Assets or any other right to acquire Loans held in the Assets in accordance with the requirements of this Indenture, including but not limited to Section 12.2(e), and such Issuer Order (provided, that Sale Proceeds with respect to securities obtained upon the exercise of such warrant may be designated as Interest Proceeds (up to the amount of Interest Proceeds used to exercise such warrant) or Principal Proceeds at the election of the Collateral Manager (with notice to the Collateral Administrator)) and (ii) from Interest Proceeds only, (A) any Administrative Expenses (such payments to be counted against the Administrative Expense Cap for the applicable period and to be subject to the order of priority as stated in the definition of “Administrative Expenses”); provided, that the aggregate Administrative Expenses paid pursuant to this Section 10.2(d) during any Collection Period will not exceed the Administrative Expense Cap for the related Payment Date and (B) to make Permitted RIC Distributions, subject to satisfaction of certain conditions set forth in herein and the definition of “Permitted RIC Distributions” (e) The Trustee shall transfer to the Payment Account, from the Collection Account for application pursuant to Section 11.1(a), on the Business Day immediately preceding each Payment Date and Redemption Date (other than in connection with a Refinancing), the amount set forth to be so transferred in the Distribution Report for such Payment Date or Redemption Date (as the case may be). (f) The Collateral Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, transfer from amounts on deposit in the Interest Collection Subaccount to the Principal Collection Subaccount, amounts necessary for application pursuant to Section 7.18(f) or the proviso thereto. (g) An aggregate amount of Principal Proceeds received by the Issuer up to an amount equal to (x) 1.0% of the Target Initial Par Amount minus (y) the aggregate amount of any previously designated Unused Proceeds from time to time (“Designated Principal Proceeds”) may be designated by the Collateral Manager (with notice to the Trustee and the Collateral Administrator) as Interest Proceeds up to the Designated Unused Proceeds Cap from time to time after the Effective Date and on or prior to the second Payment Date so long as the Target Initial Par Condition, the Concentration Limitations, the Collateral Quality Test and the Overcollateralization Ratio Tests are each satisfied as of the date of each such designation on a pro forma basis after giving effect to such designation. For the avoidance of doubt, the aggregate amount of Designated Principal Proceeds and Designated Unused Proceeds is not permitted to exceed 1.0% of the Target Initial Par Amount. Upon receipt of notice of such designation, the Trustee shall transfer such Designated Principal Proceeds from the Principal Collection Subaccount to the Interest Collection Subaccount.

-220- USActive 55852351.8 Section 10.3 Transaction Accounts. (a) Payment Account. In accordance with this Indenture and the Account Agreement, the Trustee shall, prior to the Closing Date, establish at the Custodian a single, segregated account, which will be held in the name of U.S. Bank National Association, as Trustee, for the benefit of the Secured Parties, which will be designated as the “Payment Account,” which will be maintained with the Custodian in accordance with the Account Agreement. Except as provided in Section 11.1(a), the only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Payment Account will be to pay amounts due and payable on the Secured Notes and, if applicable, distributions on the Subordinated Notes in accordance with their terms and the provisions of this Indenture and, upon Issuer Order, to pay Administrative Expenses, Management Fees and other amounts specified herein, each in accordance with the Priority of Payments (including distributions from the Payment Account of amounts that were not disbursed as required by the Priority of Payments on the immediately preceding Payment Date within any applicable grace period described in Section 5.1(c) in order to prevent a default from becoming an Event of Default under Section 5.1(c)). The Co-Issuers have no legal, equitable or beneficial interest in the Payment Account other than in accordance with the Priority of Payments. Amounts in the Payment Account will remain uninvested. (b) Custodial Account. In accordance with this Indenture and the Account Agreement, the Trustee shall, prior to the Closing Date, establish at the Custodian a single, segregated non-interest bearing account, which will be held in the name of U.S. Bank National Association, as Trustee, for the benefit of the Secured Parties, which will be designated as the Custodial Account, which will be maintained with the Custodian in accordance with the Account Agreement. All Collateral Obligations will be credited to the Custodial Account. The only permitted withdrawals from the Custodial Account will be in accordance with the provisions of this Indenture. The Trustee agrees to give the Co-Issuers immediate notice if (to the actual knowledge of a Trust Officer of the Trustee) the Custodial Account or any assets or securities on deposit therein, or otherwise to the credit of the Custodial Account, become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Co-Issuers have no legal, equitable or beneficial interest in the Custodial Account other than in accordance with this Indenture and the Priority of Payments. (c) Ramp-Up Account. The Trustee shall, prior to the Closing Date, establish at the Custodian a single, segregated non-interest bearing account held in the name of U.S. Bank National Association, as Trustee, for the benefit of the Secured Parties, which will be designated as the Ramp-Up Account, which will be maintained with the Custodian in accordance with the Account Agreement. The Issuer shall direct the Trustee to deposit the amount specified in Section 3.1(a)(xii) to the Ramp-Up Account. In connection with any purchase of an additional Collateral Obligation, the Trustee will apply amounts held in the Ramp-Up Account as provided by Section 7.18(c). On the first Business Day after a Trust Officer of the Trustee has received written notice from the Collateral Manager that the Moody’s Rating Condition has been satisfied or upon the occurrence of an Event of Default, the Trustee will deposit any remaining amounts in the Ramp-Up Account (excluding any proceeds that will be used to settle binding commitments entered into prior to such date) (“Unused Proceeds”) into the Principal Collection Subaccount as Principal Proceeds; provided, that an amount of Unused Proceeds up to an amount equal to (x) 1.0% of the Target Initial Par Amount minus (y) the aggregate amount of any previously

-221- USActive 55852351.8 designated Principal Proceeds (“Designated Unused Proceeds”) may be designated by the Collateral Manager (with notice to the Trustee and the Collateral Administrator) as Interest Proceeds up to the Designated Unused Proceeds Cap from time to time on or prior to the second Payment Date so long as the Target Initial Par Condition, the Concentration Limitations, the Collateral Quality Test and the Overcollateralization Ratio Tests are each satisfied as of the date of each such designation on a pro forma basis after giving effect to such designation. For the avoidance of doubt, the aggregate amount of Designated Principal Proceeds and Designated Unused Proceeds is not permitted to exceed 1.0% of the Target Initial Par Amount. Upon receipt of notice of such designation, the Trustee shall transfer such Designated Unused Proceeds from the Ramp-Up Account to the Interest Collection Subaccount. Any income earned on amounts deposited in the Ramp-Up Account will be deposited in the Interest Collection Subaccount as Interest Proceeds. (d) Expense Reserve Account. In accordance with this Indenture and the Account Agreement, the Trustee shall, prior to the Closing Date, establish at the Custodian a single, segregated non-interest bearing account, which will be held in the name of U.S. Bank National Association, as Trustee, for the benefit of the Secured Parties, which will be designated as the “Expense Reserve Account,” which will be maintained with the Custodian in accordance with the Account Agreement. The Issuer shall direct the Trustee to deposit to the Expense Reserve Account (i) the amount specified in Section 3.1(a)(xii) and (ii) in connection with any additional issuance of notes, the amount specified in Section 3.2(a)(ix). On any Business Day from the Closing Date to and including the Determination Date relating to the first Payment Date following the Closing Date, the Trustee shall apply funds from the Expense Reserve Account, as directed by the Collateral Manager, to pay expenses of the Co-Issuers incurred in connection with the establishment of the Co-Issuers, the structuring and consummation of the Offering and the issuance of the Notes and any additional issuance. By the Determination Date relating to the first Payment Date following the Closing Date, all funds in the Expense Reserve Account (after deducting any expenses paid on such Determination Date) will be deposited in the Collection Account as Interest Proceeds. On any Business Day after the Determination Date relating to the first Payment Date following the Closing Date, the Trustee shall apply funds from the Expense Reserve Account, as directed by the Collateral Manager, to pay expenses of the Co-Issuers incurred in connection with any additional issuance of notes or as a deposit to the Collection Account as Principal Proceeds. Any income earned on amounts deposited in the Expense Reserve Account will be deposited in the Interest Collection Subaccount as Interest Proceeds as it is paid. (e) Contribution Account. In accordance with this Indenture and the Account Agreement, the Trustee shall, on or prior to the Closing Date, establish at the Custodian a single, segregated non-interest bearing account, which will be held in the name of U.S. Bank National Association, as Trustee, for the benefit of the Secured Parties, which will be designated as the “Contribution Account” and which will be held by the Custodian in accordance with the Account Agreement. In addition, the proceeds of an additional issuance of Subordinated Notes and/or Junior Mezzanine Notes may be deposited in the Contribution Account for application to a Permitted Use, at the direction of the Collateral Manager. At any time any Holder of Subordinated Notes (other than a Benefit Plan Investor) may, upon written notice substantially in the form of Exhibit G (each such notice, a “Contribution Notice”) to the Trustee and the Collateral Manager and with the consent of the Collateral Manager, (i) make a contribution of Cash to the Issuer or (ii) solely in the case of Holders of Subordinated Notes in the form of Certificated Notes or the holders of 100% of

-222- USActive 55852351.8 the Subordinated Notes in the form of Global Notes, designate any portion of Interest Proceeds or Principal Proceeds that would otherwise be distributed on its Subordinated Notes in accordance with the Priority of Payments, to the Issuer (each, a “Contribution” and each such Holder, a “Contributor”) at any time. Contributions, together with a specified rate of return agreed to by the Collateral Manager (such amount, together with such rate of return, the “Contribution Repayment Amount”), will be repaid to the applicable Contributor in accordance with the Priority of Payments from (A) Principal Proceeds on any Payment Date that funds are available therefor and (B) Interest Proceeds and Principal Proceeds on any Post‐Acceleration Payment Date that funds are available therefor, in each case until such amount is paid in full. The Collateral Manager, on behalf of the Issuer, may accept or reject any Contribution in its sole discretion, and shall notify the Trustee and Collateral Administrator in writing of any such acceptance. Each accepted Contribution will be deposited into the Contribution Account. If a Contribution is accepted, the Collateral Manager on behalf of the Issuer may apply such Contribution to a Permitted Use as directed by the Collateral Manager. After a Contribution has been designated to a Permitted Use by the Contributor or the Collateral Manager, as applicable, it may not be re-designated to a different Permitted Use. Any income earned on amounts deposited in the Contribution Account will be deposited in the Interest Collection Subaccount as Interest Proceeds. For the avoidance of doubt, any amounts deposited into the Contribution Account pursuant to clause (ii) above will be deemed for all purposes as having been paid to the Contributor pursuant to the Priority of Payments. The Issuer shall notify the Rating Agency upon receipt of any Contribution. Contribution Repayment Amounts are payable to the applicable Contributor; provided that Contribution Repayment Amounts (i) will not be transferred to a Benefit Plan Investor and (ii) will not, without written notice from the Contributor to the Trustee, be transferred to any subsequent Holder of such Contributor’s Subordinated Notes. From and after the date of such transfer and with such written notice from the Contributor to the Trustee, the transferee will be deemed to be a Contributor with respect to the applicable portion of the related Contribution. Each transferor of Subordinated Notes (or a beneficial interest therein) that is a Contributor and is owed a Contribution Repayment Amount will be required to execute and deliver to the Issuer and the Trustee a certificate substantially in the form attached as Exhibit I. Notwithstanding the foregoing, the Trustee will be entitled to assume, and be fully protected in assuming, that no such transfer of an interest in a Contribution Repayment Amount (including the related Contribution) has occurred until such certificate is received by the Trustee. (f) Interest Reserve Account. The Trustee shall, prior to the Closing Date, establish a single, segregated non-interest bearing account held in the name of U.S. Bank National Association, as Trustee, for the benefit of the Secured Parties, which will be designated as the “Interest Reserve Account,” and over which the Trustee has exclusive control and the sole right of withdrawal. On the Closing Date, at the direction of the Collateral Manager on behalf of the Issuer, the Trustee will transfer proceeds from the offering of the Notes in an amount equal to the Interest Reserve Amount. On or before the Determination Date relating to the first Payment Date, at the direction of the Collateral Manager, the Issuer may direct that any portion then remaining of the Interest Reserve Amount be transferred to the Collection Account and included as Interest Proceeds or Principal Proceeds for the related Collection Period. On the first Payment Date, all amounts on deposit in the Interest Reserve Account will be transferred to the Payment Account and applied as Interest Proceeds or Principal Proceeds (as directed by the Collateral Manager) in

-223- USActive 55852351.8 accordance with the Priority of Payments, and the Trustee will close the Interest Reserve Account. Amounts credited to the Interest Reserve Account will be reinvested pursuant to Section 10.7(a). Section 10.4 The Revolver Funding Account. Upon the purchase of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation, funds in an amount equal to the undrawn portion of such obligation will be withdrawn first from the Ramp-Up Account and, if necessary, from the Principal Collection Subaccount, and deposited by the Trustee in a single, segregated non-interest bearing account established at the Custodian and held in the name of U.S. Bank National Association, as Trustee, for the benefit of the Secured Parties (the “Revolver Funding Account”); provided, that, if such Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation is a Participation Interest with respect to which the Selling Institution requires funds to be deposited with the Selling Institution or its custodian in an amount equal to any portion of the undrawn amount of such obligation as collateral for the funding obligations under such obligation (such funds, the “Selling Institution Collateral”), the Issuer shall deposit the Selling Institution Collateral with such Selling Institution or custodian rather than in the Revolver Funding Account, subject to the following sentence. Any such deposit of Selling Institution Collateral must satisfy the following requirement: either (1) the aggregate amount of Selling Institution Collateral deposited with such Selling Institution or its custodian (other than an Eligible Custodian) under all Participation Interests does not have an Aggregate Principal Amount in excess of 5.0% of the Collateral Principal Amount and will not remain on deposit with such Selling Institution or custodian for more than 30 calendar days after such Selling Institution first fails to satisfy the rating requirements set out in the Third Party Credit Exposure Limits (and the terms of each such deposit permit the Issuer to withdraw the Selling Institution Collateral if such Selling Institution fails at any time to satisfy the rating requirements set out in the Third Party Credit Exposure Limits); or (2) such Selling Institution Collateral shall be deposited with an Eligible Institution, provided that if such institution is downgraded such that it no longer constitutes an Eligible Institution, the Issuer will be required to use commercially reasonable efforts to replace such institution with a replacement Eligible Institution within 30 calendar days of the ratings downgrade. Funds will be deposited in the Revolver Funding Account upon the purchase of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation after the Closing Date and upon the receipt by the Issuer of any Principal Proceeds with respect to a Revolving Collateral Obligation as directed by the Collateral Manager, such that the amount of funds on deposit in the Revolver Funding Account will be equal to or greater than the aggregate amount of unfunded funding obligations (disregarding the portion, if any, of any such unfunded funding obligations that is collateralized by Selling Institution Collateral) under all such Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations then included in the Assets. The Issuer shall direct the Trustee to deposit the amount specified in Section 3.1(a)(xii) to the Revolver Funding Account to be reserved for unfunded funding obligations under the Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations purchased on or before the Closing Date. Upon initial purchase of any other Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation, funds deposited in the Revolver Funding Account in respect of such Collateral Obligation and Selling Institution Collateral deposited with the Selling Institution in respect of such Collateral Obligation will be

-224- USActive 55852351.8 treated as part of the purchase price therefor. Amounts on deposit in the Revolver Funding Account will be invested at the direction of the Collateral Manager in overnight funds that are Eligible Investments selected by the Collateral Manager pursuant to Section 10.7 and earnings from all such investments will be deposited in the Interest Collection Subaccount as Interest Proceeds. Any funds in the Revolver Funding Account (other than earnings from Eligible Investments therein) will be available solely to cover any drawdowns on the Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations; provided, that any excess of (A) the amounts on deposit in the Revolver Funding Account over (B) the sum of the unfunded funding obligations (disregarding the portion, if any, of any such unfunded funding obligations that is collateralized by Selling Institution Collateral) under all Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations that are included in the Assets (which excess may occur for any reason, including upon (i) the sale or maturity of a Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation, (ii) the occurrence of an event of default with respect to any such Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation or (iii) any other event or circumstance which results in the irrevocable reduction of the undrawn commitments under such Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation) may be transferred by the Trustee (at the written direction of the Collateral Manager on behalf of the Issuer) from time to time as Principal Proceeds to the Principal Collection Subaccount. Section 10.5 Hedge Counterparty Collateral Account. In accordance with this Indenture and the Account Agreement, the Trustee shall, prior to the Closing Date, establish at the Custodian a single segregated, non-interest bearing account (designated as the “Hedge Counterparty Collateral Account”), which will be maintained in the name of U.S. Bank National Association, as Trustee, for the benefit of the Secured Parties and over which the Trustee shall maintain exclusive control and sole right of withdrawal. The Trustee shall immediately upon receipt deposit in the Hedge Counterparty Collateral Account all collateral received from a Hedge Counterparty under a Hedge Agreement. The only permitted withdrawal from or application of funds or property on deposit in the Hedge Counterparty Collateral Account will be in accordance with the provisions of this Indenture, an Issuer Order and the related Hedge Agreement, including: (i) for application to obligations of a Hedge Counterparty to the Issuer under a Hedge Agreement if such Hedge Agreement becomes subject to early termination; (ii) to the related Hedge Counterparty when and as required by the Hedge Agreement; or (iii) from time to time to the related Hedge Counterparty any amounts deposited into the Hedge Counterparty Collateral Account in error. The Trustee shall invest funds on deposit in or otherwise to the credit of the Hedge Counterparty Collateral Account as instructed by the Collateral Manager in accordance with the related Hedge Agreement and such funds do not constitute Eligible Investments for any purpose under this Indenture. Section 10.6 Reserved. Section 10.7 Reinvestment of Funds in Accounts; Reports by Trustee. (a) By Issuer Order (which may be in the form of standing instructions), the Issuer (or the Collateral Manager on behalf of the Issuer) shall at all times direct the Trustee to, and, upon receipt of such Issuer Order, the Trustee shall, invest all funds on deposit in the Collection Account, the Ramp- Up Account, the Revolver Funding Account, the Interest Reserve Account, the Contribution

-225- USActive 55852351.8 Account and the Expense Reserve Account, as so directed in Eligible Investments having stated maturities no later than the Business Day preceding the next Payment Date (or such shorter maturities expressly provided herein). If the Issuer has not given any such investment directions, the Trustee shall seek instructions from the Collateral Manager within three Business Days after transfer of any funds to such accounts. If the Trustee does not thereafter receive written instructions from the Collateral Manager within five Business Days after transfer of such funds to such accounts, it shall invest and reinvest the funds held in such accounts, as fully as practicable, in the Standby Directed Investment. Except to the extent expressly provided otherwise herein, all interest and other income from such investments will be deposited in the Interest Collection Subaccount, any gain realized from such investments will be credited to the Principal Collection Subaccount upon receipt, and any loss resulting from such investments will be charged to the Principal Collection Subaccount. Funds on deposit in or otherwise to the credit of the Hedge Counterparty Collateral Account shall be invested as instructed by the Collateral Manager in accordance with the related Hedge Agreement. The Trustee is not in any way held liable by reason of any insufficiency of such accounts which results from any loss relating to any such investment; provided, that nothing herein relieves the Bank of (i) its obligations or liabilities under any security or obligation issued by the Bank or any Affiliate thereof or (ii) liability for any loss resulting from gross negligence, willful misconduct or fraud on the part of the Bank or any Affiliate thereof. (b) The Trustee agrees to give the Issuer immediate notice if any Account or any funds on deposit in any Account, or otherwise to the credit of an Account, becomes subject to any writ, order, judgment, warrant of attachment, execution or similar process. (c) The Trustee shall supply, in a timely fashion, to the Co-Issuers, the Rating Agency, each Hedge Counterparty and the Collateral Manager any information regularly maintained by the Trustee that the Co-Issuers, the Rating Agency, such Hedge Counterparty or the Collateral Manager may from time to time reasonably request with respect to the Assets and the Accounts and provide any other requested information reasonably available to the Trustee by reason of its acting as Trustee hereunder and required to be provided by Section 10.8 or to permit the Collateral Manager to perform its obligations under the Collateral Management Agreement or the Issuer’s obligations hereunder that have been delegated to the Collateral Manager. The Trustee shall promptly forward to the Collateral Manager copies of notices and other writings received by it from the issuer of any Collateral Obligation or from any Clearing Agency with respect to any Collateral Obligation which notices or writings advise the holders of such Collateral Obligation of any rights that the holders might have with respect thereto (including, without limitation, requests to vote with respect to amendments or waivers and notices of prepayments and redemptions) as well as all periodic financial reports and other material communications received from such issuer and Clearing Agencies with respect to such issuer. (d) In addition to any credit, withdrawal, transfer or other application of funds with respect to any Account set forth in this Article X, any credit, withdrawal, transfer or other application of funds with respect to any Account authorized elsewhere in this Indenture is hereby authorized. (e) Any account established under this Indenture may include any number of subaccounts and related deposit accounts deemed necessary or advisable by the Trustee in the administration of the accounts.

-226- USActive 55852351.8 (f) For all U.S. federal tax reporting purposes, all income earned on the funds invested and allocable to the Accounts is legally and beneficially owned by the Issuer. The Issuer is required to provide to the Bank, in its capacity as Trustee (i) an IRS Form W-8IMY no later than the date hereof, and (ii) any additional IRS forms (or updated versions of any previously submitted IRS forms) or other documentation upon the reasonable request of the Trustee as may be necessary (a) to reduce or eliminate the imposition of U.S. withholding taxes and (b) to permit the Trustee to fulfill its tax reporting obligations under applicable law with respect to the Accounts or any amounts paid to the Issuer. The Issuer is further required to report to the Trustee comparable information upon any change in the legal or beneficial ownership of the income allocable to the Accounts. The Bank, both in its individual capacity and in its capacity as Trustee, has no liability to the Issuer or any other person in connection with any tax withholding amounts paid, or retained for payment, to a governmental authority from the Accounts arising from the Issuer’s failure to timely provide an accurate, correct and complete IRS Form W-8 or such other documentation contemplated under this paragraph. For the avoidance of doubt, no funds will be invested with respect to such Accounts absent the Trustee having first received (x) instructions with respect to the investment of such funds, and (y) the forms and other documentation required by this paragraph. Section 10.8 Accountings. (a) Monthly. Not later than the 10th Business Day after the 6th calendar day of each calendar month (other than any month in which a Payment Date occurs) and commencing in September 2021, for so long as the Notes remain outstanding the Issuer shall compile and make available (or cause to be compiled and made available), including by providing access to the Trustee’s website containing such document, to the Rating Agency, Intex Solutions, Inc. (or any other similar service providers as determined by the Collateral Manager in its reasonable judgment), Valitana LLC, Bloomberg, the Trustee, the Collateral Manager, each Hedge Counterparty and the Initial Purchaser and, upon written request therefor, to any Holder shown on the Register and, upon written notice to the Trustee in the form of Exhibit F, any beneficial owner of a Note, a monthly report on a trade date basis (each such report a “Monthly Report”). As used herein, the “Monthly Report Determination Date” with respect to any calendar month will be the 6th calendar day of the current calendar month. The Monthly Report for a calendar month will contain the following information with respect to the Collateral Obligations and Eligible Investments included in the Assets, and will be determined as of the Monthly Report Determination Date for such calendar month: (i) Aggregate Principal Amount of Collateral Obligations and Eligible Investments representing Principal Proceeds. (ii) Adjusted Collateral Principal Amount of Collateral Obligations. (iii) Collateral Principal Amount of Collateral Obligations. (iv) A list of Collateral Obligations, including, with respect to each such Collateral Obligation, the following information: (A) The Obligor thereon (including the issuer ticker, if any);

-227- USActive 55852351.8 (B) The CUSIP or security identifier and LoanX ID (if any) thereof; (C) The Principal Balance thereof (other than any accrued interest that was purchased with Principal Proceeds (but excluding any capitalized interest)); (D) The percentage of the aggregate Collateral Principal Amount represented by such Collateral Obligation; (E) (x) The related interest rate or spread (in the case of a LIBOR Floor Obligation, calculated both with and without regard to the applicable specified “floor” rate per annum), (y) if such Collateral Obligation is a LIBOR Floor Obligation, the related LIBOR floor and (z) the identity of any Collateral Obligation that is not a LIBOR Floor Obligation and for which interest is calculated with respect to any index other than LIBOR; (F) [Reserved]; (G) The stated maturity thereof; (H) The related Moody’s Industry Classification; (I) The related S&P Industry Classification; (J) The S&P Rating, unless such rating is based on a credit estimate or is a private or confidential rating from S&P; (K) The Moody’s Default Probability Rating; (L) The country of Domicile; (M) An indication as to whether each such Collateral Obligation is (1) a First Lien Loan, (2) a First Lien Last Out Loan, (3) a Second Lien Loan, (4) an Unsecured Loan, (5) a Participation Interest (indicating the related Selling Institution and its ratings by the Rating Agency), (6) a Delayed Drawdown Collateral Obligation, (7) a Revolving Collateral Obligation, (8) a Fixed Rate Obligation, (9) a Floating Rate Obligation, (10) a DIP Collateral Obligation, (11) a Discount Obligation, (12) a Discount Obligation purchased in the manner described in clause (y) of the proviso to the definition of “Discount Obligation,” (13) a Bridge Loan, (14) a Deferrable Security, (15) a Cov-Lite Loan, (16) a Letter of Credit Reimbursement Obligation or (17) a Bond; (N) With respect to each Collateral Obligation that is a Discount Obligation purchased in the manner described in clause (y) of the proviso to the definition of “Discount Obligation,” (1) the identity of the Collateral Obligation (including whether such Collateral Obligation was classified as a Discount Obligation at the

-228- USActive 55852351.8 time of its original purchase) the proceeds of whose sale are used to purchase the purchased Collateral Obligation; (2) the purchase price (as a percentage of par) of the purchased Collateral Obligation and the sale price (as a percentage of par) of the Collateral Obligation the proceeds of whose sale are used to purchase the purchased Collateral Obligation; and (3) the Aggregate Principal Amount of Collateral Obligations that have been excluded from the definition of “Discount Obligation” and relevant calculations indicating whether such amount is in compliance with the limitations described in clause (z) of the proviso to the definition of “Discount Obligation”; (O) The Moody’s Recovery Rate; (P) Either (x) the market value of such Collateral Obligation calculated on a monthly basis either (A) pursuant to clause (i) of the definition of “Market Value” or (B) as a “mark-to-market” value for such Collateral Obligation calculated by the Collateral Manager, in its sole discretion, including in each case the date on which such Market Value or “mark-to-market” value was calculated and, if applicable, the pricing service or other source from which such Market Value or “mark-to-market” value was obtained or (y) if the Market Value of such Collateral Obligation is required to be calculated under the terms of this Indenture, such Market Value; (Q) An indication whether such Collateral Obligation is held by an Issuer Subsidiary; and (R) The Moody’s Rating, unless such rating is based on a credit estimate or is a private or confidential rating from Moody’s. (v) A list of the Eligible Investments setting out the identity, rating and date of maturity of each Eligible Investment. (vi) If the Monthly Report Determination Date occurs on or after the Effective Date, for each of the limitations and tests specified in the definitions of Concentration Limitations and Collateral Quality Test, (1) the result, (2) the related minimum or maximum test level and (3) a determination as to whether such result satisfies the related test. (vii) The calculation of each of the following: (A) From and after the Determination Date immediately preceding the second Payment Date, each Interest Coverage Ratio (and setting forth the percentage required to satisfy each Interest Coverage Test);

-229- USActive 55852351.8 (B) From and after the Effective Date, each Overcollateralization Ratio (and setting forth the percentage required to satisfy each Overcollateralization Ratio Test); and (C) From and after the Effective Date, the Interest Diversion Test (and setting forth the percentage required to satisfy the Interest Diversion Test). (viii) The calculation specified in Section 5.1(f). (ix) For each Account, a schedule showing the beginning balance, each credit or debit specifying the nature, source and amount, and the ending balance. (x) A schedule showing for each of the following the beginning balance, the amount of Interest Proceeds received from the date of determination of the immediately preceding Monthly Report, and the ending balance for the current Measurement Date: (A) Interest Proceeds from Collateral Obligations; (B) Interest Proceeds from Eligible Investments; and (C) Interest Proceeds comprised of Hedge Receipt Amounts. (xi) Purchases, prepayments, and sales: (A) The identity, Principal Balance (other than any accrued interest that was purchased with Principal Proceeds (but excluding any capitalized interest)), Principal Proceeds and Interest Proceeds received, and date for (X) each Collateral Obligation that was released for sale or other disposition pursuant to Section 12.1 since the last Monthly Report Determination Date and (Y) each prepayment or redemption of a Collateral Obligation, and in the case of (X), whether such Collateral Obligation was a Credit Risk Obligation or a Credit Improved Obligation, and whether the sale of such Collateral Obligation was a discretionary sale; and (B) The identity, Principal Balance (other than any accrued interest that was purchased with Principal Proceeds (but excluding any capitalized interest)), and Principal Proceeds and Interest Proceeds expended to acquire each Collateral Obligation acquired pursuant to Section 12.2 since the last Monthly Report Determination Date. (xii) The identity of each Defaulted Obligation, the Moody’s Collateral Value and Market Value of each such Defaulted Obligation and date of default thereof. (xiii) The identity of each Collateral Obligation with an S&P Rating of “CCC+” or below and the Market Value of each such Collateral Obligation. (xiv) The identity of each Collateral Obligation with a Moody’s Rating of “Caa1” or below and the Market Value of each such Collateral Obligation.

-230- USActive 55852351.8 (xv) The identity of each Deferring Security, the Moody’s Collateral Value and Market Value of each Deferring Security, and the date on which interest was last paid in full in Cash thereon. (xvi) The identity of each Current Pay Obligation, the Market Value of each such Current Pay Obligation, and the percentage of the Collateral Principal Amount comprised of Current Pay Obligations. (xvii) The identity of each Collateral Obligation that is a First Lien Last Out Loan. (xviii) The Aggregate Principal Amount, measured cumulatively from the Closing Date onward, of all Collateral Obligations that would have been acquired through a Distressed Exchange but for the operation of the first proviso in the definition of “Distressed Exchange.” (xix) The Weighted Average Moody’s Rating Factor, the Adjusted Weighted Average Moody’s Rating Factor and whether the Maximum Moody’s Rating Factor Test is failing as a result of proviso in the definition thereof. (xx) The number obtained by dividing: (a) the amount equal to (i) the Aggregate Funded Spread plus (ii) the Aggregate Unfunded Spread by (b) an amount equal to the Aggregate Principal Amount (excluding for this purpose any capitalized interest) of all Floating Rate Obligations as of such Measurement Date. (xxi) The Aggregate Excess Funded Spread. (xxii) With respect to any Hedge Agreement: (A) The notional balance thereof; and (B) The aggregate amount of any Hedge Counterparty Credit Support deposited to a sub-account of the Hedge Counterparty Collateral Account in respect thereof since the date of determination of the last Monthly Report. (xxiii) A schedule identifying (x) each Trading Plan, (y) the unsettled component of each Trading Plan and (z) the obligor, rating, maturity and trade date of the related Trading Plan. (xxiv) A schedule identifying each asset with respect to which the trade date has occurred but which has not yet settled with the Issuer or the counterparty, as applicable, and the obligor, rating, par amount and purchase or sale price of such asset, as applicable. (xxv) With respect to any Issuer Subsidiary: (A) the identity of each Collateral Obligation or portion thereof held by such Issuer Subsidiary; and

-231- USActive 55852351.8 (B) the identity of each Collateral Obligation or portion thereof transferred to or from such Issuer Subsidiary since the last Monthly Report Determination Date. (xxvi) Such other information as any Rating Agency or the Collateral Manager may reasonably request. (xxvii) After the end of the Reinvestment Period only, the stated maturity of any Credit Risk Obligation that is sold or Collateral Obligation that is subject to an Unscheduled Principal Payment and the stated maturity of any Substitute Obligation purchased with the related proceeds. (xxviii) The credit rating of each Eligible Institution, or other institution, that maintains an Account. (xxix) The Asset Replacement Percentage, using a Benchmark Replacement, as determined by the Collateral Manager in a commercially reasonable manner. (xxx) The amount of any Contributions made since the previous Monthly Report Determination Date and the Permitted Use to which such Contributions were applied. (xxxi) The identity of each Received Obligation and the calculation of the applicable limitations set forth in Section 12.2(e). (xxxii) The amount of any Designated Principal Proceeds and the amount of any Designated Unused Proceeds. (xxxiii) The identity of any Collateral Obligation that the Issuer has entered into a commitment to purchase and the Collateral Manager believes may settle after the end of Reinvestment Period. (xxxiv) An indication as to whether a Restricted Trading Period is in effect as of the Monthly Report Determination Date, an indication of the applicable ratings referenced in the definition of “Restricted Trading Period” and the calculation of the applicable tests referenced in the definition of “Restricted Trading Period”. Upon receipt of each Monthly Report, the Collateral Manager shall compare the information contained in such Monthly Report to the information contained in its records with respect to the Assets and shall, within three Business Days after receipt of such Monthly Report, notify the Issuer, the Collateral Administrator, the Rating Agency, each Hedge Counterparty and the Trustee if the information contained in the Monthly Report does not conform to the information maintained by the Collateral Manager with respect to the Assets. In the event that any discrepancy exists, the Trustee and the Issuer, or the Collateral Manager on behalf of the Issuer, shall attempt to resolve the discrepancy. If such discrepancy cannot be promptly resolved, the Trustee shall within five Business Days notify the Collateral Manager who shall, on behalf of the Issuer, request that the Independent accountants selected by the Issuer pursuant to Section 10.10 perform agreed upon procedures on such Monthly Report, the Collateral Manager’s records and the Trustee’s and/or Collateral Administrator’s records to assist the Collateral Manager in determining the cause

-232- USActive 55852351.8 of such discrepancy. If such procedures reveal an error in the Monthly Report, the Trustee’s records or the Collateral Administrator’s records, the Monthly Report, the Trustee’s records or the Collateral Administrator’s records, as applicable, will be revised accordingly and, as so revised, will be utilized in making all calculations pursuant to this Indenture and notice of any error in the Monthly Report will be sent as soon as practicable by the Issuer to all recipients of such report which may be accomplished by making a notation of such error in the subsequent Monthly Report. In the event the Trustee receives instructions from the Issuer to effect a securities transaction as contemplated in 12 C.F.R. 12.1, the Issuer acknowledges that upon its written request and at no additional cost, it has the right to receive the notification from the Trustee after the completion of such transaction as contemplated in 12 C.F.R. 12.4(a) or (b). The Issuer agrees that, absent specific request, such notifications shall not be provided by the Trustee hereunder, and in lieu of such notifications, the Monthly Report shall be made available in the manner required by this Indenture. Furthermore, upon request of the Collateral Manager, the Trustee hereby agrees to use commercially reasonable efforts to make any information provided by the Collateral Manager available on the Trustee’s internet website in accordance with the direction of the Collateral Manager. The Trustee shall have no liability for the content of any such information provided by the Collateral Manager. (b) Payment Date Accounting. For so long as the Notes remain outstanding, the Issuer shall render an accounting (each a “Distribution Report”), determined as of the close of business on each Determination Date preceding each Payment Date (other than any Payment Date resulting solely from the proviso in the definition thereof) or any Redemption Date, and shall make available such Distribution Report to the Trustee, the Collateral Manager, Intex Solutions, Inc. (or any other similar service providers as determined by the Collateral Manager in its reasonable judgment), Valitana LLC, Bloomberg, the Rating Agency, each Hedge Counterparty and, upon written request therefor, any Holder shown on the Register and, upon written notice to the Trustee in the form of Exhibit F, any beneficial owner of a Note not later than the Business Day preceding the related Payment Date or Redemption Date. The Distribution Report will contain the following information: (i) the information required to be in the Monthly Report pursuant to Section 10.8(a); (ii) (a) the Aggregate Outstanding Amount of the Secured Notes of each Class at the beginning of the Interest Accrual Period and such amount as a percentage of the original Aggregate Outstanding Amount of the Secured Notes of such Class, (b) the amount of principal payments to be made on the Secured Notes of each Class on the next Payment Date, the amount of any Secured Note Deferred Interest on the Deferred Interest Secured Notes and the Aggregate Outstanding Amount of the Secured Notes of each Class after giving effect to the principal payments, if any, on the next Payment Date and such amount as a percentage of the original Aggregate Outstanding Amount of the Secured Notes of such Class and (c) the amount of distributions to be paid on the Subordinated Notes on the next Payment Date and the Aggregate Outstanding Amount of the Subordinated Notes on the next Payment Date;

-233- USActive 55852351.8 (iii) the Interest Rate and accrued interest for each Class of Secured Notes for such Payment Date; (iv) the amounts payable pursuant to each clause of Section 11.1(a)(i) and each clause of Section 11.1(a)(ii) or each clause of Section 11.1(a)(iii), as applicable, on the related Payment Date; (v) for the Collection Account: (A) the Balance on deposit in the Collection Account at the end of the related Collection Period (or, with respect to the Interest Collection Subaccount, the next Business Day); (B) the amounts payable from the Collection Account to the Payment Account, in order to make payments pursuant to Section 11.1(a)(i) and Section 11.1(a)(ii) or, if applicable, Section 11.1(a)(iii), on the next Payment Date (net of amounts which the Collateral Manager intends to reinvest in additional Collateral Obligations pursuant to Article XII); and (C) the Balance remaining in the Collection Account immediately after all payments and deposits to be made on such Payment Date; and (vi) such other information as the Collateral Manager may reasonably request. Each Distribution Report will constitute instructions to the Trustee to withdraw funds from the Payment Account and pay or transfer such amounts set forth in such Distribution Report in the manner specified and in accordance with the priorities established in Section 11.1 and Article XIII. (c) Interest Rate Notice. The Trustee shall include in the Monthly Report a notice setting forth the Interest Rate for each Class of Secured Notes for the Interest Accrual Period preceding the next Payment Date. (d) Failure to Provide Accounting. If the Trustee has not received any accounting provided for in this Section 10.8 on the first Business Day after the date on which such accounting is due to the Trustee, the Trustee shall notify the Collateral Manager who shall use all reasonable efforts to obtain such accounting by the applicable Payment Date. To the extent the Collateral Manager is required to provide any information or reports pursuant to this Section 10.8 as a result of the failure of the Issuer to provide such information or reports, the Collateral Manager is entitled to retain an Independent certified public accountant in connection therewith and the reasonable costs incurred by the Collateral Manager for such Independent certified public accountant shall be paid by the Issuer. (e) Required Content of Certain Reports. Each Monthly Report and each Distribution Report sent to any Holder or beneficial owner of an interest in a Note will contain, or be accompanied by, the following notices:

-234- USActive 55852351.8 “The Notes may be beneficially owned only by Persons that (a)(1)(i) are Qualified Purchasers and also (ii) Qualified Institutional Buyers or, solely in the case of Class E Notes and Subordinated Notes sold in the form of Certificated Notes on the Closing Date, an “accredited investor” within the meaning set forth in Rule 501(a) under the Securities Act, or (2) are not U.S. Persons and are purchasing their beneficial interest in an offshore transaction and (b) can make the representations set forth in Section 2.5 of this Indenture or the appropriate Exhibit to this Indenture. Beneficial ownership interests in the Rule 144A Global Notes may be transferred only to a Person that is both a Qualified Institutional Buyer and a Qualified Purchaser and that can make the representations referred to in clause (b) of the preceding sentence. The Issuer has the right to compel any beneficial owner of an interest in Rule 144A Global Notes that does not meet the qualifications set forth in the preceding sentence to sell its interest in such Notes, or may sell such interest on behalf of such owner, pursuant to Section 2.11 of this Indenture. Each holder receiving this report agrees to keep all non-public information herein confidential and not to use such information for any purpose other than its evaluation of its investment in the Notes; provided, that any holder may provide such information on a confidential basis to any prospective purchaser of such holder’s Notes that is permitted by the terms of this Indenture to acquire such holder’s Notes and that agrees to keep such information confidential in accordance with the terms of this Indenture.” (f) Certain Information. The Issuer may post (or cause to be posted) the information contained in a Monthly Report or Distribution Report to a password-protected internet site accessible only to the Holders of the Notes and to the Collateral Manager. (g) Distribution of Reports and Availability of Transaction Documents. The Trustee will make the Monthly Report, the Distribution Report and any notices or communications required to be delivered to the Holders in accordance with this Indenture available via its internet website. The Trustee’s internet website is initially located at https://pivot.usbank.com. For the avoidance of doubt, the Trustee shall grant Intex Solutions Inc., Valitana LLC and Bloomberg (and any other similar service provider as determined by the Collateral Manager in its reasonable judgment) access to its internet website; provided that the Trustee shall have no liability for providing any reports or information to Intex Solutions Inc., Valitana LLC and Bloomberg by granting access to the Trustee’s internet website, including for granting such access or for use of such reports or information by Intex Solutions Inc., Valitana LLC and Bloomberg or their subscribers. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the Trustee’s customer service desk at (855) 821-1811 and indicating such. The Trustee has the right to change the way such statements and the Transaction Documents are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes. As a condition to access to the Trustee’s internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee is entitled to rely on but is not responsible for the content or accuracy of any information provided in the Monthly Report and the Distribution Report which the Trustee disseminates in accordance with this Indenture and may affix thereto any disclaimer it deems appropriate in its reasonable discretion. The Trustee will not be liable for the dissemination of information made in accordance with this Indenture.

-235- USActive 55852351.8 Section 10.9 Release of Assets. (a) If no Event of Default has occurred and is continuing (other than in the case of sales made pursuant to Sections 12.1(a), (b), (c), (d) and (h)) and subject to Article XII, the Issuer may, by Issuer Order executed by an Authorized Officer of the Collateral Manager, delivered to the Trustee at least one Business Day prior to the settlement date for any sale of an Asset certifying that the applicable conditions set forth in Article XII have been met (which certification shall be deemed to be provided upon delivery of such Issuer Order, or direction or a trade ticket signed by an Authorized Officer of the Collateral Manager with respect to such sale), direct the Trustee to release or cause to be released such Asset from the lien of this Indenture and, upon receipt of such Issuer Order, the Trustee shall deliver any such Asset, if in physical form, duly endorsed to the broker or purchaser designated in such Issuer Order or, if such Asset is a Clearing Corporation Security, cause an appropriate transfer thereof to be made, in each case against receipt of the sales price therefor as specified by the Collateral Manager in such Issuer Order; provided, that the Trustee may deliver any such Asset in physical form for examination in accordance with street delivery custom. (b) Subject to the terms of this Indenture, the Trustee shall upon an Issuer Order (i) deliver any Asset, and release or cause to be released such Asset from the lien of this Indenture, which is set for any mandatory call or redemption or payment in full to the appropriate paying agent on or before the date set for such call, redemption or payment, in each case against receipt of the call or redemption price or payment in full thereof and (ii) provide notice thereof to the Collateral Manager. (c) Upon receiving actual notice of any tender offer, voluntary redemption, exchange offer, conversion or other similar action (an “Offer”) or any request for a waiver, consent, amendment or other modification with respect to any Asset, the Trustee on behalf of the Issuer shall notify the Collateral Manager of any Collateral Obligation that is subject to an Offer or such request. The Collateral Manager may direct (x) the Trustee to accept or participate in or decline or refuse to participate in such Offer and, in the case of acceptance or participation, to release from the lien of this Indenture such Asset in accordance with the terms of the Offer against receipt of payment therefor, or (y) the Issuer or the Trustee to agree to or otherwise act with respect to such consent, waiver, amendment or modification; provided, that in the absence of any such direction, the Trustee shall not respond or react to such Offer or request; provided further, that the acceptance of, or participation in, any Offer, and the consent to any such waiver, amendment, modification or variance, will be deemed not to be an acquisition of a new Collateral Obligation. During and after the Reinvestment Period, the Collateral Manager, on the Issuer’s behalf, may vote in favor of a Maturity Amendment, which Collateral Obligation will be retained by the Issuer after such extension becomes effective, only if (A) after giving effect to such waiver, modification or amendment, the stated maturity of such Collateral Obligation is no later than the earliest applicable Stated Maturity of the Notes and (B) at least one of the following conditions is satisfied: (i) such waiver, modification, amendment or variance is (1) consummated in connection with an insolvency, bankruptcy, reorganization, debt restructuring or workout of the related obligor or (2) in the Collateral Manager’s judgment, due to the materially adverse financial condition of the Obligor, to minimize material losses on the related Collateral Obligation; provided that, the Aggregate Principal Amount of all Collateral Obligations whose stated maturity is extended pursuant to this clause (i) and held by the

-236- USActive 55852351.8 Issuer at any time may not exceed 5% of the Target Initial Par Amount unless the Issuer receives the consent of a Majority of the Controlling Class; (ii) after giving effect to such waiver, modification, amendment or variance, the Weighted Average Life Test is satisfied; (iii) the Issuer receives the consent of a Majority of the Controlling Class to such waiver, modification or amendment; or (iv) in the reasonable judgment of the Collateral Manager, not voting in favor of the Maturity Amendment will have a material adverse effect on the Issuer, the Secured Notes or the Holders; provided that (x) solely in the case of this clause (iv), such Maturity Amendment will not extend the stated maturity of the applicable Collateral Obligation by more than 24 months and (y) the Aggregate Principal Amount of all Collateral Obligations whose stated maturity has been extended pursuant to this clause (iv) since the Closing Date may not exceed 10% of the Target Initial Par Amount. provided that the Issuer (or the Collateral Manager on the Issuer’s behalf) may vote in favor of any Maturity Amendment without regard to clause (B) above, so long as the Collateral Manager intends to sell such Collateral Obligation within 30 days after the effective date of the Maturity Amendment and reasonably believes that any such sale will be completed prior to the end of such 30-day period, and after giving effect to such Maturity Amendment, the Aggregate Principal Amount of all Collateral Obligations to which this proviso applies at such time would not exceed 5% of the Target Initial Par Amount. (d) As provided in Section 10.2(a), the Trustee shall deposit any proceeds received by it from the disposition of any Collateral Obligation or Eligible Investment in the applicable subaccount of the Collection Account, unless simultaneously applied to the purchase of additional Collateral Obligations or Eligible Investments as permitted under and in accordance with the requirements of this Article X and Article XII. In addition as directed by the Collateral Manager, any amounts received by the Issuer from any Hedge Counterparty pursuant to the related Hedge Agreement, to the extent that such amounts constitute (i) Interest Proceeds, will be deposited into the Interest Collection Subaccount and (ii) Principal Proceeds, will be deposited into the Principal Collection Subaccount, except in each case to the extent that the Trustee is required to allocate any such amount to such Hedge Counterparty pursuant to Section 7.22 and Article XII. (e) The Trustee shall, upon receipt of an Issuer Order at such time as there are no Secured Notes outstanding and all obligations of the Co-Issuers hereunder have been satisfied, release any remaining Assets from the lien of this Indenture. (f) Upon receipt by the Trustee of an Issuer Order from an Authorized Officer of the Issuer or an Authorized Officer of the Collateral Manager delivered pursuant to Section 10.9(a), the Trustee shall release such Collateral Obligation and shall deliver such Collateral Obligation as specified in such Issuer Order. (g) Any security, Collateral Obligation or amounts that are released pursuant to Section 10.9(a), (b), (c) or (f) will be released from the lien of this Indenture.

-237- USActive 55852351.8 (h) Any amounts paid from the Payment Account to the Holders of the Subordinated Notes in accordance with the Priority of Payments will be released from the lien of this Indenture. Section 10.10 Reports by Independent Accountants. (a) On or prior to the Closing Date, the Issuer (or the Collateral Manager on behalf of the Issuer) shall select one or more firms of Independent certified public accountants of recognized international reputation for purposes of performing agreed upon procedures required by this Indenture, which may be the firm of Independent certified public accountants that performs accounting services for the Issuer or the Collateral Manager. The Issuer may remove any firm of Independent certified public accountants at any time without the consent of any Holder of Notes. Upon any resignation by such firm or removal of such firm by the Issuer, the Issuer (or the Collateral Manager on behalf of the Issuer) shall promptly appoint by Issuer Order delivered to the Trustee a successor thereto that will also be a firm of Independent certified public accountants of recognized international reputation, which may be a firm of Independent certified public accountants that performs accounting services for the Issuer or the Collateral Manager. If the Issuer fails to appoint a successor to a firm of Independent certified public accountants which has resigned within 30 days after such resignation, the Issuer shall promptly notify the Trustee of such failure in writing. If the Issuer has not appointed a successor within ten days thereafter, the Trustee shall promptly notify the Collateral Manager, who shall appoint a successor firm of Independent certified public accountants of recognized international reputation. The fees of such firm of Independent certified public accountants and its successor are payable by the Issuer as Administrative Expenses. In the event such firm requires the Trustee and/or the Collateral Administrator to agree to the procedures performed by such firm or execute an access letter or any agreement in order to access its reports, the Issuer hereby directs the Trustee and the Collateral Administrator, as the case may be, to so agree or execute any such access letter or agreement; it being understood and agreed that the Trustee and the Collateral Administrator, as the case may be, will make such agreements in conclusive reliance on the foregoing direction of the Issuer, and neither the Trustee nor the Collateral Administrator will make inquiry or investigation as to, and each has no obligation in respect of, the sufficiency, validity or correctness of the agreed upon procedures in respect of such engagement. In addition, the Bank, the Trustee and the Collateral Administrator are authorized, without liability on its part, to execute and deliver any acknowledgement, access letter, or other agreement with such firm of Independent accountants required for the Trustee (or Collateral Administrator, as applicable) to receive any of the certificates, reports or instructions provided for herein, which acknowledgement, access letter, or agreement may include, among other things, (i) acknowledgement that the Issuer has agreed that the procedures to be performed by the Independent accountants are sufficient for relevant purposes, (ii) releases by the Trustee (on behalf of itself and/or the Holders) and the Collateral Administrator of any claims, liabilities, and expenses arising out of or relating to such Independent accountant’s engagement, agreed-upon procedures or any report issued by such Independent accountants under any such engagement and acknowledgement of other limitations of liability in favor of the Independent accountants, and (iii) restrictions or prohibitions on the disclosure of any such certificates, reports or other information or documents provided to it by such firm of Independent accountants (including to the Holders). Notwithstanding the foregoing, in no event are the Trustee or Collateral Administrator required to execute any agreement, acknowledgement or access letter in respect of the Independent accountants that the Trustee or the Collateral Administrator, as the case may be, reasonably determines may subject it to risk of expenses or liability for which it is not adequately indemnified or otherwise adversely affects it.

-238- USActive 55852351.8 (b) On or before June 30 of each year, commencing in 2022, the Issuer shall cause to be delivered to the Trustee and the Collateral Manager an agreed upon procedures report from a firm of Independent certified public accountants for each Distribution Report received since the last statement (i) indicating that the calculations within those Distribution Reports have been recalculated and compared to the information provided by the Issuer in accordance with the applicable provisions of this Indenture and (ii) listing the Aggregate Principal Amount of the Assets and the Aggregate Principal Amount of the Collateral Obligations securing the Secured Notes as of the immediately preceding Determination Dates; provided, that in the event of a conflict between such firm of Independent certified public accountants and the Issuer with respect to any matter in this Section 10.10, the finding by such firm of Independent certified public accountants will be conclusive. (c) On or before June 30 of each year, commencing in 2022 the Issuer shall make available to the Rating Agency, for each Distribution Report received in the last calendar year, the information described in clause (ii) of Section 10.10(b). Section 10.11 Reports to the Rating Agency and Additional Recipients. In addition to the information and reports specifically required to be provided to the Rating Agency pursuant to the terms of this Indenture, the Issuer shall provide (i) the Rating Agency with all information or reports delivered to the Trustee hereunder (with the exception of any Accountants’ Report), (ii) notification to the Rating Agency of any modification of any loan document relating to a DIP Collateral Obligation or any release of collateral thereunder not permitted by such loan documentation, (iii) notification to the Rating Agency of any Specified Amendment, and (iv) notification to the Rating Agency of any Specified Event, in each case which notifications may take the form of the delivery of the Monthly Report; provided, that the Issuer shall provide (x) such additional information with respect of any of the foregoing as either Rating Agency may reasonably request, (y) to each applicable Rating Agency, with respect to any Collateral Obligation that is the subject of a rating estimate, private rating or confidential rating by such Rating Agency, access to the relevant information website or distribution list in respect of such Collateral Obligation, or if no such website or distribution list is available, within 10 Business Days of each Payment Date, any updates to the information in respect of such Collateral Obligation required for purposes of the annual rating review pursuant to Section 7.14(b) and (z) any other information that either Rating Agency may from time to time reasonably request. In accordance with SEC Release No. 34-72936, Form 15-E, only in its complete and unedited form which includes the Accountants’ Effective Date Comparison AUP Report as an attachment, will be provided by the Independent accountants to the Issuer who will post (or cause to be posted) such Form 15-E on the 17g-5 Information Agent’s Website. Section 10.12 Procedures Relating to the Establishment of Accounts Controlled by the Trustee. Notwithstanding anything else contained herein, the Trustee agrees that with respect to each of the Accounts, it will request each Securities Intermediary establishing such accounts to enter into a securities account control agreement and, if the Securities Intermediary is the Bank, shall cause the Bank to comply with the provisions of such securities account control agreement. The Trustee has the right to open such subaccounts and related deposit accounts of any such account as it deems necessary or appropriate for convenience of administration.

-239- USActive 55852351.8 Section 10.13 Section 3(c)(7) Procedures. (a) DTC Actions. The Issuer will direct DTC to take the following steps in connection with the Rule 144A Global Notes (or such other appropriate steps regarding legends of restrictions on the Rule 144A Global Notes under Section 3(c)(7) of the Investment Company Act and Rule 144A as may be customary under DTC procedures at any given time): (i) The Issuer will direct DTC to include the marker “3c7” in the DTC 20 character security descriptor and the 48-character additional descriptor for the Global Notes. (ii) The Issuer will direct DTC to cause each physical deliver order ticket that is delivered by DTC to purchasers to contain the 20-character security descriptor. The Issuer will direct DTC to cause each deliver order ticket that is delivered by DTC to purchasers in electronic form to contain a “3c7” indicator and a related user manual for participants. Such user manual will contain a description of the relevant restrictions imposed by Section 3(c)(7) of the Investment Company Act. (iii) On or prior to the Closing Date, the Issuer will instruct DTC to send a Section 3(c)(7) Notice to all DTC participants in connection with the offering of the Rule 144A Global Notes. (iv) In addition to the obligations of the Registrar set forth in Section 2.5, the Issuer will from time to time (upon the request of the Trustee) make a request to DTC to deliver to the Issuer a list of all DTC participants holding an interest in the Rule 144A Global Notes. (v) The Issuer will cause each CUSIP number obtained for a Rule 144A Global Note to have a fixed field containing “3c7” and “144A” indicators, as applicable, attached to such CUSIP number. (b) Bloomberg Screens, Etc. The Issuer will from time to time request all third- party vendors to include on screens maintained by such vendors appropriate legends regarding restrictions on the Global Notes under Section 3(c)(7) of the Investment Company Act and Rule 144A. ARTICLE XI APPLICATION OF MONIES Section 11.1 Disbursements of Monies from Payment Account. (a) Notwithstanding any other provision in this Indenture, but subject to the other subsections of this Section 11.1 and to Section 13.1, on each Payment Date, the Trustee shall disburse amounts transferred from the Collection Account to the Payment Account pursuant to Section 10.2 in accordance with the following priorities (subject to the preceding clauses of this sentence and the following proviso, the “Priority of Payments”); provided, that, unless an Enforcement Event has occurred and is continuing, (x) amounts transferred from the Interest Collection Subaccount will

-240- USActive 55852351.8 be applied solely in accordance with Section 11.1(a)(i), as applicable, and (y) amounts transferred from the Principal Collection Subaccount will be applied solely in accordance with Section 11.1(a)(ii). (i) On each Payment Date and on any Redemption Date (other than in connection with a Refinancing on a date other than a Payment Date), unless an Enforcement Event has occurred and is continuing, Interest Proceeds on deposit in the Collection Account, to the extent received on or before the related Determination Date and that are transferred into the Payment Account, will be applied in the following order of priority: (A) (1) first, to the payment of taxes and governmental fees (including related filing and preparation fees and registered office fees) owing by the Issuer or the Co-Issuer, if any, and (2) second, to the payment of the accrued and unpaid Administrative Expenses, in the priority stated in the definition thereof, up to the Administrative Expense Cap; provided that, the Petition Expense Amount may be applied pursuant to this clause (A)(2) to the payment of Petition Expenses at the time that such Petition Expenses are incurred without regard to the Administrative Expense Cap and, if (but only after) the Petition Expense Amount is applied to the payment of Petition Expenses in full, additional Petition Expenses will be paid together with other Administrative Expenses in the priority stated in the definition thereof and subject to the Administrative Expense Cap; (B) (1) first, to the Collateral Manager, the Base Management Fee due and payable (including any unpaid Base Management Fee with respect to a prior Payment Date) and (2) second, to the Collateral Manager, any Base Management Fee resulting from any deferral of the Base Management Fee by the Collateral Manager with respect to a prior Payment Date, in an aggregate amount that would not cause the Issuer to have insufficient Interest Proceeds on such Payment Date to pay all current interest on any Class of Secured Notes; (C) to the payment, on a pro rata basis, of any Hedge Payment Amounts due to Hedge Counterparties other than for amounts due to any Hedge Counterparty with respect to termination (or partial termination) of any Interest Rate Hedge where the Hedge Counterparty is the sole affected party or the defaulting party; (D) to the payment of accrued and unpaid interest (including any defaulted interest and any interest thereon) on the Class A Notes; (E) to the payment of accrued and unpaid interest (in each case, including any defaulted interest and any interest thereon) on the Class B Notes; (F) if either of the Class A/B Coverage Tests is not satisfied on the related Determination Date (except, in the case of the Interest Coverage Test, on any Determination Date prior to the Determination Date immediately preceding the second Payment Date), to make payments in accordance with the Note Payment Sequence to the extent necessary to cause each Class A/B Coverage Test that is

-241- USActive 55852351.8 applicable on such Payment Date to be satisfied on a pro forma basis after giving effect to all payments pursuant to this clause (F); (G) to the payment of accrued and unpaid interest (in each case, excluding Secured Note Deferred Interest, but including interest on Secured Note Deferred Interest) on the Class C Notes; (H) to the payment of any unpaid Secured Note Deferred Interest on the Class C Notes; (I) if either of the Class C Coverage Tests is not satisfied on the related Determination Date (except, in the case of the Interest Coverage Test, on any Determination Date prior to the Determination Date immediately preceding the second Payment Date), to make payments in accordance with the Note Payment Sequence to the extent necessary to cause each Class C Coverage Test that is applicable on such Payment Date to be satisfied on a pro forma basis after giving effect to all payments pursuant to this clause (I); (J) to the payment of accrued and unpaid interest (excluding Secured Note Deferred Interest, but including interest on Secured Note Deferred Interest) on the Class D Notes; (K) to the payment of any unpaid Secured Note Deferred Interest on the Class D Notes; (L) if either of the Class D Coverage Tests is not satisfied on the related Determination Date (except, in the case of the Interest Coverage Test, on any Determination Date prior to the Determination Date immediately preceding the second Payment Date), to make payments in accordance with the Note Payment Sequence to the extent necessary to cause each Class D Coverage Test that is applicable on such Payment Date to be satisfied on a pro forma basis after giving effect to all payments pursuant to this clause (L); (M) to the payment of accrued and unpaid interest (excluding Secured Note Deferred Interest, but including interest on Secured Note Deferred Interest) on the Class E Notes; (N) to the payment of any unpaid Secured Note Deferred Interest on the Class E Notes; (O) [reserved]; (P) during the Reinvestment Period, if the Interest Diversion Test is not satisfied on the related Determination Date, to the Collection Account as Principal Proceeds for the purchase of additional Collateral Obligations, an amount equal to the Required Interest Diversion Amount;

-242- USActive 55852351.8 (Q) (1) with respect to the any Payment Date on which the Effective Date has not occurred, all remaining Interest Proceeds shall be deposited into the Collection Account to be applied as Interest Proceeds on the next Payment Date and (2) if, with respect to any Payment Date following the Effective Date, the Moody’s Rating Condition has not been satisfied, amounts available for distribution pursuant to this clause (Q) shall, at the sole discretion of the Collateral Manager, either (1) be deposited into the Collection Account as Principal Proceeds to be used for the acquisition of additional Collateral Obligations, and/or (2) be applied in accordance with the Note Payment Sequence on such Payment Date, in each case in an amount sufficient to cause the Moody’s Rating Condition to be satisfied; (R) (1) first, to the Collateral Manager, the Subordinated Management Fee due and payable (including any unpaid Subordinated Management Fee with respect to a prior Payment Date) and (2) second, to the Collateral Manager of any Subordinated Management Fee resulting from any deferral of the Subordinated Management Fee by the Collateral Manager with respect to a prior Payment Date; (S) to the payment of (1) first, any expenses incurred in connection with a Refinancing or Re-Pricing and (2) second, (in the same manner and order of priority stated in the definition thereof) any Administrative Expenses not paid pursuant to clause (A)(2) above due to the limitation contained therein; (T) to the payment, on a pro rata basis, of any Hedge Payment Amounts due to Hedge Counterparties to the extent not paid pursuant to clause (C) above; (U) at the direction of the Collateral Manager to the Issuer, for deposit in the Contribution Account; and (V) all remaining Interest Proceeds to the Holders of the Subordinated Notes. (ii) On each Payment Date and on any Redemption Date (other than in connection with a Refinancing on a date other than a Payment Date), unless an Enforcement Event has occurred and is continuing, Principal Proceeds on deposit in the Collection Account to the extent received on or before the related Determination Date and that are transferred into the Payment Account (which will not include (i) amounts required to meet funding requirements with respect to Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations that are deposited in the Revolver Funding Account, (ii) during the Reinvestment Period, Principal Proceeds that will be used to reinvest in Collateral Obligations that the Issuer has already committed to purchase or (iii) after the end of the Reinvestment Period, any Unscheduled Principal Payments or Sale Proceeds of Credit Risk Obligations that will be used to reinvest in Collateral Obligations that the Issuer has already committed to purchase) will be applied in the following order of priority:

-243- USActive 55852351.8 (A) to pay the amounts referred to in clauses (A) through (E) of Section 11.1(a)(i) (and in the same manner and order of priority stated therein), but only to the extent not paid in full thereunder; (B) to pay the amounts referred to in clause (F) of Section 11.1(a)(i) but only to the extent not paid in full thereunder and to the extent necessary to cause each Class A/B Coverage Test that is applicable on such Payment Date to be met as of the related Determination Date on a pro forma basis after giving effect to any payments made through this clause (B); (C) to pay the amounts referred to in clause (G) of Section 11.1(a)(i) to the extent not paid in full thereunder, but only to the extent that the Class C Notes are the Controlling Class; (D) to pay the amounts referred to in clause (H) of Section 11.1(a)(i) to the extent not paid in full thereunder, but only to the extent that the Class C Notes are the Controlling Class; (E) to pay the amounts referred to in clause (I) of Section 11.1(a)(i) but only to the extent not paid in full thereunder and to the extent necessary to cause each Class C Coverage Test that is applicable on such Payment Date to be met as of the related Determination Date on a pro forma basis after giving effect to any payments made through this clause (E); (F) to pay the amounts referred to in clause (J) of Section 11.1(a)(i) to the extent not paid in full thereunder, but only to the extent that the Class D Notes are the Controlling Class; (G) to pay the amounts referred to in clause (K) of Section 11.1(a)(i) to the extent not paid in full thereunder, but only to the extent that the Class D Notes are the Controlling Class; (H) to pay the amounts referred to in clause (L) of Section 11.1(a)(i) but only to the extent not paid in full thereunder and to the extent necessary to cause each Class D Coverage Test that is applicable on such Payment Date to be met as of the related Determination Date on a pro forma basis after giving effect to any payments made through this clause (H); (I) to pay the amounts referred to in clause (M) of Section 11.1(a)(i) to the extent not paid in full thereunder, but only to the extent that the Class E Notes are the Controlling Class; (J) to pay the amounts referred to in clause (N) of Section 11.1(a)(i) to the extent not paid in full thereunder, but only to the extent that the Class E Notes are the Controlling Class; (K) [reserved];

-244- USActive 55852351.8 (L) with respect to any Payment Date following the Effective Date, if after the application of Interest Proceeds as provided in clause (Q) of Section 11.1(a)(i), the Moody’s Rating Condition has not been satisfied, amounts available for distribution pursuant to this clause (L) will, at the sole discretion of the Collateral Manager, either (1) be deposited into the Collection Account as Principal Proceeds to be used for the acquisition of additional Collateral Obligations and/or (2) be applied in accordance with the Note Payment Sequence on such Payment Date, in each case in an amount sufficient to cause the Moody’s Rating Condition to be satisfied; (M) (1) on each Redemption Date (other than in respect of a Special Redemption or a Refinancing), to make payments in whole or in part with respect to the Classes of Notes to be redeemed in accordance with the Note Payment Sequence, and (2) on any other Payment Date, to make payments in the amount of the Special Redemption Amount, if any, at the election of the Collateral Manager in accordance with the Note Payment Sequence; (N) during the Reinvestment Period (and, after the end of the Reinvestment Period, in the case of Unscheduled Principal Payments and Sale Proceeds of Credit Risk Obligations), to the Collection Account as Principal Proceeds to invest in Eligible Investments (pending the purchase of additional Collateral Obligations) and/or to the purchase of additional Collateral Obligations, in each case in accordance with the Reinvestment Period Investment Criteria (or, after the end of the Reinvestment Period, the Post-Reinvestment Period Investment Criteria) unless such date is a Redemption Date, in which case no distributions will be made pursuant to this clause (N); (O) after the Reinvestment Period, to make payments in accordance with the Note Payment Sequence; (P) to pay the amounts due and payable under clause (R) of Section 11.1(a)(i) to the extent not already paid; (Q) to pay the amounts referred to in clause (S) of Section 11.1(a)(i) only to the extent not already paid (in the same manner and order of priority stated therein); (R) to the payment of any Hedge Payment Amounts due under any Interest Rate Hedges that are not paid pursuant to clauses (C) or (T) of Section 11.1(a)(i) or clause (A) above because they constitute termination payments where the Hedge Counterparty is the sole affected party or the defaulting party; (S) to the payment, on a pro rata basis, of any Hedge Payment Amounts payable by the Issuer under any Interest Rate Hedge to the extent not paid pursuant to Section 11.1(a)(i) on such Payment Date or clauses (A) and (R) above;

-245- USActive 55852351.8 (T) to the payment to each Contributor, pro rata based on the aggregate amount of Contribution Repayment Amounts owing and payable on such Payment Date, the aggregate amount of the Contribution Repayment Amounts owing and payable to each such Contributor, until all such amounts have been paid in full; and (U) all remaining proceeds to the Holders of the Subordinated Notes. On the Stated Maturity of the Notes, the Trustee shall pay the net proceeds from the liquidation of the Assets and all available Cash, but only after the payment of (or establishment of a reserve for) all Administrative Expenses (in the same manner and order of priority stated in the definition thereof) and Management Fees and any Hedge Payment Amounts, and interest and principal on the Secured Notes and any other amounts payable pursuant to the Priority of Payments, to the Holders of the Subordinated Notes pursuant to the Priority of Payments in final payment of the Subordinated Notes. (iii) Notwithstanding the provisions of the foregoing Sections 11.1(a)(i) and 11.1(a)(ii), if an acceleration of the maturity of the Secured Notes has occurred following an Event of Default and such acceleration has not been rescinded (an “Enforcement Event”), on each date or dates fixed by the Trustee (each such date a “Post-Acceleration Payment Date”), proceeds in respect of the Assets will be applied in the following order of priority: (A) (1) first, to the payment of taxes and governmental fees (including related filing and preparation fees and registered office fees) owing by the Issuer or the Co-Issuer, if any, and (2) second, to the payment of the accrued and unpaid Administrative Expenses, in the priority stated in the definition thereof, up to the Administrative Expense Cap; provided, that, the Petition Expense Amount may be applied pursuant to this clause (A)(2) to the payment of Petition Expenses at the time that such Petition Expenses are incurred without regard to the Administrative Expense Cap and, if (but only after) the Petition Expense Amount is applied to the payment of Petition Expenses in full, additional Petition Expenses will be paid together with other Administrative Expenses in the priority stated in the definition thereof and subject to the Administrative Expense Cap; provided, further, that following the commencement of any sales of Assets pursuant to Section 5.4(a) and Section 5.5(a), the Administrative Expense Cap will be disregarded; (B) (1) first, to the Collateral Manager, the Base Management Fee due and payable (including any unpaid Base Management Fee with respect to a prior Payment Date) and (2) second, to the Collateral Manager of any Base Management Fee resulting from any deferral of the Base Management Fee by the Collateral Manager with respect to a prior Payment Date and, in the case of this clause (2), in an aggregate amount that would not cause the Issuer to have insufficient proceeds on such Payment Date to pay all current interest on any Class of Secured Notes; (C) to the payment, on a pro rata basis, of any Hedge Payment Amounts due to Hedge Counterparties other than for amounts due to any Hedge Counterparty

-246- USActive 55852351.8 with respect to termination (or partial termination) of any Interest Rate Hedge where the Hedge Counterparty is the sole affected party or the defaulting party; (D) to the payment of accrued and unpaid interest (including any defaulted interest and any interest thereon) on the Class A Notes; (E) to the payment of principal of the Class A Notes; (F) to the payment of accrued and unpaid interest (including any defaulted interest and any interest thereon) on the Class B Notes; (G) to the payment of principal of the Class B Notes; (H) to the payment of accrued and unpaid interest (in each case, excluding Secured Note Deferred Interest, but including interest on Secured Note Deferred Interest) on the Class C Notes; (I) to the payment of any Secured Note Deferred Interest on the Class C Notes; (J) to the payment of principal of the Class C Notes; (K) to the payment of accrued and unpaid interest (excluding Secured Note Deferred Interest, but including interest on Secured Note Deferred Interest) on the Class D Notes; (L) to the payment of any Secured Note Deferred Interest on the Class D Notes; (M) to the payment of principal of the Class D Notes; (N) to the payment of accrued and unpaid interest (excluding Secured Note Deferred Interest, but including interest on Secured Note Deferred Interest) on the Class E Notes; (O) to the payment of any Secured Note Deferred Interest on the Class E Notes; (P) to the payment of principal of the Class E Notes; (Q) (1) first, to the Collateral Manager, the Subordinated Management Fee due and payable (including any unpaid Subordinated Management Fee with respect to a prior Payment Date) and (2) second, to the Collateral Manager, any Subordinated Management Fee resulting from any deferral of the Subordinated Management Fee by the Collateral Manager with respect to a prior Payment Date;

-247- USActive 55852351.8 (R) to the payment of (in the same manner and order of priority stated in the definition thereof) any Administrative Expenses not paid pursuant to clause (A)(2) above due to the limitation contained therein; (S) to the payment, on a pro rata basis, of any accrued and unpaid termination payments where the Hedge Counterparty is the defaulting party or sole affected party under the related Hedge Agreement; (T) to the payment to each Contributor, pro rata based on the aggregate amount of Contribution Repayment Amounts owing and payable on such Payment Date, the aggregate amount of the Contribution Repayment Amounts owing and payable to each such Contributor until all such amounts have been paid in full; and (U) all remaining proceeds to the Holders of the Subordinated Notes. (iv) On any Redemption Date other than a Payment Date in connection with a Refinancing or on any Re-Pricing Date, Refinancing Proceeds or the proceeds of any Re-Pricing Replacement Notes, as applicable (in each case, together with the Refinancing Interest Proceeds available to pay the accrued interest portion of the Redemption Price or Re-Pricing Sale Price and expenses in connection with such Refinancing or Re-Pricing, as applicable) or amounts on deposit in the Contribution Account designated for such use will be applied in the following order of priority: (A) to the extent such proceeds will be used to pay for expenses incurred in connection with such Refinancing or Re-Pricing (as determined by the Collateral Manager), to pay any such expenses; (B) to pay the Redemption Price or Re-Pricing Sale Price (as applicable) of the applicable Secured Notes being refinanced or re-priced in accordance with the Note Payment Sequence; and (C) any remaining proceeds from the Refinancing or Re-Pricing to be deposited in the Contribution Account and designated to any Permitted Use, as agreed upon by the Collateral Manager and a Majority of the Subordinated Notes. (b) If on any Payment Date the amount available in the Payment Account is insufficient to make the full amount of the disbursements required by the Distribution Report, the Trustee shall make the disbursements called for in the order and according to the priority set forth under Section 11.1(a) above, subject to Section 13.1, to the extent funds are available therefor. (c) In connection with the application of funds to pay Administrative Expenses of the Issuer or the Co-Issuer, as the case may be, in accordance with Section 11.1(a)(i), Section 11.1(a)(ii) and Section 11.1(a)(iii), the Trustee shall remit such funds, to the extent available, as directed and designated in an Issuer Order (which may be in the form of standing instructions, including standing instructions to pay Administrative Expenses in such amounts and to such entities as indicated in the Distribution Report in respect of such Payment Date) delivered to the Trustee no later than the Business Day prior to each Payment Date.

-248- USActive 55852351.8 (d) The Collateral Manager may, in its sole discretion, with written notice delivered to the Issuer, the Trustee and the Collateral Administrator at least two Business Days prior to any Payment Date, elect to defer payment in respect of any or all portion of the Subordinated Management Fee payable or distributable in accordance with the Priority of Payments on such Payment Date (each, a “Specified Fee Deferral”) and the failure to pay such amounts will not be an Event of Default under this Indenture. Amounts deferred in connection with any Specified Fee Deferral will not accrue interest and the aggregate amount of all Specified Fee Deferrals (the “Specified Fee Deferral Amount”) will not be paid until the occurrence of a Redemption Date with respect to all Classes of Secured Notes (other than in connection with a Refinancing). The Issuer will be required to promptly forward any such notice relating to a Specified Fee Deferral to the Rating Agency. (e) Notwithstanding the Priority of Payments, the Issuer may make Permitted RIC Distributions to the Holders of the Subordinated Notes subject to the conditions for such distributions set forth in the definition of “Permitted RIC Distributions.” ARTICLE XII SALE OF COLLATERAL OBLIGATIONS; PURCHASE OF ADDITIONAL COLLATERAL OBLIGATIONS Section 12.1 Sales of Collateral Obligations. Subject to the satisfaction of the conditions specified in Section 12.3 and unless an Event of Default has occurred and is continuing (except for a sale pursuant to Sections 12.1(a), (b), (c), (d), (h), (i) or (j)), the Collateral Manager on behalf of the Issuer may, but will not be required to (except as otherwise specified in this Section 12.1), direct the Trustee to sell and the Trustee shall sell on behalf of the Issuer in the manner directed by the Collateral Manager any Collateral Obligation or Equity Security (which will include the direct sale or liquidation of the equity interests of any Issuer Subsidiary or of any Issuer Subsidiary Assets) if such sale meets the requirements of any one of paragraphs (a) through (n) of this Section 12.1 (subject in each case to any applicable requirement of disposition under Sections 12.1(h) or 12.1(j)). For purposes of this Section 12.1, the Sale Proceeds of a Collateral Obligation sold by the Issuer shall include any Principal Financed Accrued Interest received in respect of such sale. (a) Credit Risk Obligations. The Collateral Manager may direct the Trustee to sell any Credit Risk Obligation at any time without restriction. (b) Credit Improved Obligations. The Collateral Manager may direct the Trustee to sell any Credit Improved Obligation at any time without restriction. (c) Defaulted Obligations. The Collateral Manager may direct the Trustee to sell any Defaulted Obligation at any time during or after the Reinvestment Period without restriction. (d) Equity Securities. The Collateral Manager may direct the Trustee to sell any Equity Security at any time without restriction, and shall (unless such Equity Security has been transferred to an Issuer Subsidiary as set forth in Section 12.1(j) below) use its commercially

-249- USActive 55852351.8 reasonable efforts to effect the sale of any Equity Security (other than an interest in an Issuer Subsidiary), regardless of price within 45 days after receipt if such Equity Security constitutes Margin Stock, unless such sale is prohibited by applicable law or an applicable contractual restriction, in which case such Equity Security shall be sold as soon as such sale is permitted by applicable law and not prohibited by such contractual restriction. (e) Optional Redemption. After the Issuer has notified the Trustee of an Optional Redemption of the Notes in accordance with Section 9.2 (unless such Optional Redemption is funded solely with Refinancing Proceeds), the Collateral Manager shall direct the Trustee to sell (which sale may be through participation or other arrangement) all or a portion of the Collateral Obligations if the requirements of Article IX are satisfied. (f) Unrestricted Sales. The Collateral Manager may direct the Trustee to sell any Collateral Obligation (i) prior to the Effective Date or (ii) following an Optional Redemption notice (other than in connection with a Refinancing) if, in the case of this clause (ii), the sale proceeds will be greater than or equal to the principal amount of the Collateral Obligations. (g) Discretionary Sales. The Collateral Manager may direct the Trustee to sell any Collateral Obligation (other than a Credit Risk Obligation, Credit Improved Obligation or Defaulted Obligation) (each such sale, a “Discretionary Sale”) if (x) after giving effect to such sale, the Aggregate Principal Amount of all Discretionary Sales effected during the preceding 12 calendar months (or, for the first 12 calendar months after the Effective Date, during the period commencing on the Effective Date) is not greater than 25% of the sum of (A) the Aggregate Principal Amount of the Collateral Obligations plus (B) amounts on deposit in the Principal Collection Subaccount, the Contribution Account (to the extent such amounts have been designated for application as Principal Proceeds pursuant to the definition of “Permitted Use”) and the Ramp-Up Account, in each case, as of the first day of such 12 calendar month period (or as of the Effective Date, as the case may be); provided, that, for purposes of determining the percentage of Collateral Obligations sold during any such period, the amount of any Collateral Obligations sold will be reduced to the extent of any purchases of Collateral Obligations of the same obligor (which are pari passu with or senior to such sold Collateral Obligations) occurring within 20 Business Days of such sale (determined based upon the date of any relevant trade confirmation or commitment letter) so long as any such Collateral Obligation was sold with the intention of purchasing a Collateral Obligation of the same obligor (which would be pari passu with or senior to such sold Collateral Obligation); and (y) either: (i) at any time (x) the Sale Proceeds from such Discretionary Sale are at least equal to the Investment Criteria Adjusted Balance of such Collateral Obligation or (y) after giving effect to such sale, the Aggregate Principal Amount of all Collateral Obligations plus, without duplication, amounts on deposit in the Principal Collection Subaccount, the Contribution Account (to the extent such amounts have been designated for application as Principal Proceeds pursuant to the definition of “Permitted Use”) and the Ramp-Up Account will be greater than or equal to either (1) the Reinvestment Target Par Balance or (2) the sum of such amounts immediately prior to such sale; or (ii) during the Reinvestment Period, the Collateral Manager reasonably believes prior to such sale that it will be able to enter into one or more binding commitments

-250- USActive 55852351.8 to reinvest all or a portion of the proceeds of such sale, in compliance with the Reinvestment Period Investment Criteria, in one or more additional Collateral Obligations with an Aggregate Principal Amount at least equal to the Investment Criteria Adjusted Balance of such sold Collateral Obligation within 30 Business Days after such sale. (h) [Reserved]. (i) Clean-Up Call Redemption. After the Collateral Manager has notified the Issuer and the Trustee of a Clean-Up Call Redemption in accordance with Section 9.7 hereof, the Collateral Manager may at any time effect the sale of any Collateral Obligation without regard to the limitations in this Section 12.1 by directing the Trustee to effect such sale; provided, that the Sale Proceeds therefrom are used for the purposes specified in Section 9.7 hereof (and applied pursuant to the Priority of Payments). (j) Transfers to an Issuer Subsidiary. The Collateral Manager shall effect the transfer of an asset or Collateral Obligation to an Issuer Subsidiary as required by Section 7.17. In connection with the incorporation of, or transfer of any security or obligation to, any Issuer Subsidiary, the Issuer will not be required to satisfy the Moody’s Rating Condition; provided, that (a) prior to the incorporation of any Issuer Subsidiary, the Collateral Manager shall, on behalf of the Issuer, provide written notice thereof to the Rating Agency and (b) prior to the scheduled delivery to an Issuer Subsidiary of any security or obligation, the Collateral Manager will, on behalf of the Issuer, provide written notice thereof to Moody’s. The Issuer will not be required to continue to hold in an Issuer Subsidiary (and may instead hold directly) an Issuer Subsidiary Asset if (i) based on Tax Advice the acquisition, ownership, and disposition of such Issuer Subsidiary Asset will not cause the Issuer to be treated as engaged in a trade or business in the United States for U.S. federal income tax purposes or otherwise subject to U.S. federal income tax on a net income basis and (ii) the Issuer is otherwise permitted to hold such Issuer Subsidiary Asset directly pursuant to this Indenture. For financial accounting reporting purposes (including each Monthly Report and Distribution Report prepared under this Indenture) and the Coverage Tests and the Collateral Quality Test (and, for the avoidance of doubt, not for tax purposes), the Issuer will be deemed to own an Issuer Subsidiary Asset held by an Issuer Subsidiary rather than its interest in that Issuer Subsidiary. (k) Tax Redemption. After a Majority of the Subordinated Notes has directed (by a written direction delivered to the Trustee) a Tax Redemption, the Issuer (or the Collateral Manager on its behalf) may at any time effect the sale (which sale may be through participation or other arrangement) of all or a portion of the Collateral Obligations if the requirements of Article IX are satisfied. If any such sale is made through participations, the Issuer shall use reasonable efforts to cause such participations to be converted to assignments within six months after the sale. (l) Reserved. (m) Stated Maturity. Notwithstanding the other requirements set forth in this Indenture, the Collateral Manager will no later than the Determination Date immediately prior to the earliest applicable Stated Maturity, arrange for and direct the Trustee on behalf of the Issuer to sell (and the Trustee shall sell in the manner so directed) for settlement in immediately available

-251- USActive 55852351.8 funds no later than two Business Days before such Stated Maturity all Collateral Obligations scheduled to mature after such Stated Maturity. (n) Restricted Assets. Notwithstanding the other requirements set forth in this Indenture, in the event that any Collateral Obligation or other Asset is required to be sold pursuant to clause (e) above (in the event of an Optional Redemption of all of the Secured Notes), clause (k) or clause (m) of this Section 12.1, the Collateral Manager may notify the Issuer and the Trustee of any such Collateral Obligation or other Asset that, pursuant to the Collateral Manager’s internal policies and procedures, the Collateral Manager is restricted from transacting in (any such Asset, a “Restricted Asset”). Upon receiving any such notice of a Restricted Asset, the Issuer shall direct the Trustee to engage a broker or other third party experienced in transacting with assets similar to such Restricted Asset to sell such Restricted Asset on behalf of the Issuer and the Collateral Manager will be released from any obligations with respect to the disposition of such Restricted Asset. Neither the Collateral Manager nor the Trustee will incur any liability for any sale of any Restricted Asset. The fees and expenses of any third party engaged pursuant to this Section 12.1(n) are payable as Administrative Expenses. Section 12.2 Purchase of Additional Collateral Obligations. On any date during the Reinvestment Period (and after the end of the Reinvestment Period, subject to certain limitations described in Section 12.2(b), with respect to Principal Proceeds received from Unscheduled Principal Payments and Sale Proceeds of Credit Risk Obligations), the Collateral Manager on behalf of the Issuer may subject to the other requirements in this Indenture, but will not be required to, direct the Trustee to invest Principal Proceeds, proceeds of additional notes issued pursuant to Sections 2.13 and 3.2, amounts on deposit in the Collection Account, amounts on deposit in the Ramp-Up Account, and accrued interest received with respect to any Collateral Obligation to the extent used to pay for accrued interest on additional Collateral Obligations, and the Trustee shall invest such Principal Proceeds and other amounts in accordance with such direction. (a) Reinvestment Period Investment Criteria. Except as expressly provided otherwise herein, no obligation may be purchased by the Issuer during the Reinvestment Period unless each of the following conditions is satisfied as of the date the Collateral Manager commits on behalf of the Issuer to make such purchase, in each case after giving effect to such purchase and all other sales or purchases previously or simultaneously committed to before the end of the Reinvestment Period; provided, that the conditions set forth in clauses (iii) and (iv) below need only be satisfied with respect to purchases of Collateral Obligations occurring on or after the Effective Date: (i) such obligation is a Collateral Obligation; (ii) if the commitment to make such purchase occurs on or after the Effective Date (or, in the case of the Interest Coverage Tests, on or after the Determination Date immediately preceding the second Payment Date), prior to the end of the Reinvestment Period each Coverage Test applicable on such date will be satisfied or if not satisfied, such Coverage Test will be maintained or improved; provided that if any Coverage Test is not satisfied, Principal Proceeds received in respect of Defaulted Obligations may not be reinvested;

-252- USActive 55852351.8 (iii) (A) in the case of an additional Collateral Obligation purchased with the proceeds from the sale of a Credit Risk Obligation or a Defaulted Obligation, either (1) the Aggregate Principal Amount of all additional Collateral Obligations purchased with the proceeds from such sale will at least equal the Sale Proceeds from such sale or (2) the Aggregate Principal Amount of all Collateral Obligations (excluding the Collateral Obligation being sold but including, without duplication, the Collateral Obligation being purchased and the anticipated cash proceeds, if any, of such sale that are not applied to the purchase of such additional Collateral Obligation) plus, without duplication, the amounts on deposit in the Principal Collection Subaccount, the Contribution Account (to the extent such amounts have been designated for application as Principal Proceeds pursuant to the definition of “Permitted Use”) and the Ramp-Up Account (including Eligible Investments therein), will be greater than or equal to either (x) the Reinvestment Target Par Balance or (y) such amounts immediately prior to such sale and (B) in the case of any other purchase of additional Collateral Obligations purchased with the proceeds from the sale of a Collateral Obligation, the Aggregate Principal Amount of the Collateral Obligations plus, without duplication, the amounts on deposit in the Principal Collection Subaccount, the Contribution Account (to the extent such amounts have been designated for application as Principal Proceeds pursuant to the definition of “Permitted Use”) and the Ramp-Up Account (including Eligible Investments therein), will be greater than or equal to either (x) the Aggregate Principal Amount of the Collateral Obligations and Principal Proceeds immediately prior to such sale or (y) the Reinvestment Target Par Balance; (iv) either (A) each requirement or test, as the case may be, of the Concentration Limitations and the Collateral Quality Test will be satisfied or (B) if any such requirement or test was not satisfied immediately prior to such investment, such requirement or test will be maintained or improved after giving effect to the investment; and (v) no Event of Default has occurred and is continuing. Prior to the end of the Reinvestment Period, the Issuer may enter into commitments to purchase Collateral Obligations that the Collateral Manager believes may settle after the end of Reinvestment Period; provided, that the Collateral Manager believes, in its commercially reasonable business judgment, that the settlement date with respect to such purchase will occur within 45 Business Days of the date of the commitment to purchase such Collateral Obligations. Not later than the Business Day immediately preceding the end of the Reinvestment Period, the Collateral Manager shall deliver to the Trustee a schedule of Collateral Obligations purchased by the Issuer with respect to which purchases the trade date has occurred but the settlement date has not yet occurred and shall certify to the Trustee that sufficient Principal Proceeds are available (including for this purpose, cash on deposit in the Principal Collection Subaccount as well as any Principal Proceeds that will be received by the Issuer from the sale of Collateral Obligations for which the trade date has already occurred but the settlement date has not yet occurred or from maturity or a prepayment of a Collateral Obligation that has been announced) to effect the settlement of such Collateral Obligations. In no event will the Trustee be obligated to settle a trade to the extent such action would result in a negative balance or overdraft of the Principal Collection Subaccount, and the Trustee shall incur no liability for refusing to wire funds in excess of the balance of funds in the Principal Collection Subaccount.

-253- USActive 55852351.8 (b) Post-Reinvestment Period Investment Criteria. After the end of the Reinvestment Period, the Collateral Manager may, but will not be required to, reinvest Principal Proceeds that were received with respect to sales of Credit Risk Obligations before the later of (x) 45 Business Days following receipt of such Principal Proceeds and (y) the last Business Day of the Collection Period in which such Principal Proceeds were received, in additional Collateral Obligations (“Substitute Obligations”); provided, (i) the stated maturity of each Substitute Obligation is equal to or earlier than the stated maturity of the Credit Risk Obligation, (ii) after giving effect to the reinvestment, the Minimum Floating Spread Test, the Weighted Average Life Test, the Minimum Weighted Average Moody’s Recovery Rate Test, the Maximum Moody’s Rating Factor Test, the Minimum Weighted Average Coupon Test, the Minimum Weighted Average Moody’s Recovery Rate Test and the Concentration Limitations are satisfied, or if not satisfied, are maintained or improved as compared to such test level prior to the sale of the related Credit Risk Obligation, (iii) after giving effect to the reinvestment, the Overcollateralization Ratio Test with respect to the most Junior Class of Secured Notes is satisfied, (iv) no Event of Default has occurred and is continuing, (v) a Restricted Trading Period is not then in effect, (vi) after giving effect to the reinvestment, the Adjusted Weighted Average Moody’s Rating Factor of the Collateral Obligations is less than 3500 and (vii) the Aggregate Principal Amount of the Substitute Obligation equals or exceeds the proceeds received from such sale of the Credit Risk Obligation. After the end of the Reinvestment Period the Collateral Manager may, but will not be required to, reinvest Principal Proceeds that were received with respect to Unscheduled Principal Payments before the later of (x) 45 Business Days following receipt of such Principal Proceeds and (y) the last Business Day of the Collection Period in which such Principal Proceeds were received, in Substitute Obligations; provided, (i) either (x) the Aggregate Principal Amount of the Substitute Obligations equals or exceeds the amount of such Unscheduled Principal Payments or (y) the Aggregate Principal Amount of all Collateral Obligations (calculated, solely for purposes of this clause, with each Defaulted Obligation having a Principal Balance equal to its Moody’s Collateral Value) plus, without duplication, the amounts on deposit in the Principal Collection Subaccount (including Eligible Investments therein), will be greater than or equal to the Reinvestment Target Par Balance, (ii) the stated maturity of each Substitute Obligation is equal to or earlier than the stated maturity of the Collateral Obligation with respect to which such Unscheduled Principal Payment was made, (iii) after giving effect to the reinvestment, the Minimum Floating Spread Test, the Maximum Moody’s Rating Factor Test, the Weighted Average Life Test, the Minimum Weighted Average Coupon Test, the Minimum Weighted Average Moody’s Recovery Rate Test and the Concentration Limitations are satisfied, or if not satisfied, are maintained or improved as compared to such test level prior to the receipt of the Unscheduled Principal Payment, (iv) after giving effect to the reinvestment, the Overcollateralization Ratio Test with respect to the most Junior Class of Secured Notes Outstanding is satisfied, (v) no Event of Default has occurred and is continuing, (vi) after giving effect to the reinvestment, the Adjusted Weighted Average Moody’s Rating Factor of the Collateral Obligations is less than 3500 and (vii) a Restricted Trading Period is not then in effect. (c) Contribution Account. At any time, the Collateral Manager may direct the Trustee to apply amounts on deposit in the Contribution Account (as directed by the related Contributor or, if no direction is given by the Contributor, as directed by the Collateral Manager in its sole discretion) to one or more Permitted Uses.

-254- USActive 55852351.8 (d) Reserved. (e) Workout or Restructuring. Equity Securities or other securities may be received by the Issuer at any time in exchange for a Collateral Obligation or a portion thereof in connection with an insolvency, bankruptcy, reorganization, restructuring or workout of a Collateral Obligation. In addition, at any time, the Collateral Manager may, subject to certain conditions, direct the Trustee to apply Interest Proceeds, Principal Proceeds or amounts designated for a Permitted Use to make any payments required to acquire loan assets (including DIP Collateral Obligations) or securities in connection with an insolvency, bankruptcy, reorganization, restructuring or workout of a Collateral Obligation or exercise an option, warrant, right of conversion or similar right in connection with an insolvency, bankruptcy, reorganization, restructuring or workout of a Collateral Obligation, it being understood that any Received Obligation that is a Loan and satisfies the definition of “Collateral Obligation” (without giving effect to any carve-outs therein (if any)) will constitute a “Collateral Obligation” for all purposes under this Indenture, any Received Obligation that is a Loan and satisfies the definition of “Collateral Obligation” (solely due to the effect of any carve-outs therein) will constitute a “Defaulted Obligation” for all purposes under the Indenture, and any Received Obligation that either is not a Loan or does not satisfy the definition of “Collateral Obligation” will constitute an “Equity Security” for all purposes under this Indenture; provided, that (i) after the end of the Reinvestment Period, Principal Proceeds may not be used to acquire a Received Obligation, (ii) the aggregate amount of Principal Proceeds used to purchase Received Obligations (x) in any calendar year shall not exceed 1.5% of the Collateral Principal Amount (determined as of the first day of such year) and (y) shall not exceed 5% of the Collateral Principal Amount in the aggregate since the Closing Date, (iii) Principal Proceeds shall not be used to purchase Received Obligations unless the Overcollateralization Ratio Test with respect to the most Junior Class of Secured Notes Outstanding is satisfied, (iv) any proceeds received from or in connection with a Received Obligation purchased using Principal Proceeds and that did not satisfy the Investment Criteria when acquired will be treated as Principal Proceeds until the amount of such proceeds exceed the sum of (x) the Principal Balance of the related Exchanged Obligation and (y) the proceeds used to acquire such Received Obligation, (v) Interest Proceeds may not be used to acquire a Received Obligation if such use would likely result, in the Collateral Manager’s reasonable discretion, in a failure to pay interest on any Class of Secured Notes on the next succeeding Payment Date and (vi) Principal Proceeds may not be used to exercise warrants held in the Assets unless each Overcollateralization Ratio Test is satisfied (on a pro forma basis after giving effect to the exercise of such warrant). Any such transaction or exchange will not constitute a sale under this Indenture or be subject to the Investment Criteria. (f) Bankruptcy Exchanges. At any time during or after the Reinvestment Period, the Collateral Manager may direct the Trustee to enter into a Bankruptcy Exchange subject to the limitations contained in the definition of “Bankruptcy Exchange”, but not subject to the Investment Criteria. (g) Investment in Eligible Investments. Cash on deposit in any Account (other than the Payment Account and the Hedge Counterparty Collateral Account) may be invested at any time in Eligible Investments in accordance with Article X. Funds on deposit in or otherwise to the credit of the Hedge Counterparty Collateral Account will be invested as instructed by the Collateral Manager in accordance with the related Hedge Agreement.

-255- USActive 55852351.8 Section 12.3 Conditions Applicable to All Sale and Purchase Transactions. (a) Any transaction effected under this Article XII or in connection with the acquisition of additional Collateral Obligations will be conducted on an arm’s length basis and, if effected with a Person Affiliated with the Collateral Manager (or with an account or portfolio for which the Collateral Manager or any of its Affiliates serves as investment adviser), will be effected in accordance with the requirements of the Collateral Management Agreement on terms no less favorable to the Issuer than would be the case if such Person were not so Affiliated; provided that in the case of any Collateral Obligation sold or otherwise transferred to a Person so Affiliated, the value thereof shall be the mid-point between the “bid” and “ask” prices provided by a nationally recognized independent pricing service or, if unavailable or determined by the Collateral Manager to be unreliable, the fair market value of such Collateral Obligation as reasonably determined by the Collateral Manager consistent with the standard of care set forth in the Collateral Management Agreement, and such Affiliate shall acquire such Collateral Obligation for a price equal to the value so determined; provided, further, that the Trustee has no responsibility to oversee compliance with this clause (a) by the other parties. Notwithstanding anything contained in this Article XII to the contrary, after the Closing Date, the Issuer shall not acquire any Collateral Obligation from an Affiliate of the Collateral Manager unless (i) such transfer is from the Transferor pursuant to the Master Loan Sale Agreement or (ii) such transfer is from an Affiliate of the Collateral Manager that is a bankruptcy-remote special purpose vehicle. (b) Upon any acquisition of a Collateral Obligation pursuant to this Article XII, all of the Issuer’s right, title and interest to the Asset or Assets will be Granted to the Trustee pursuant to this Indenture, such Asset or Assets will be Delivered to the Custodian, and, if applicable, the Custodian shall receive such Asset or Assets. The Trustee shall also receive, not later than the Subsequent Delivery Date, an Officer’s certificate of the Issuer containing the statements set forth in Section 3.1(a)(ix); provided, that such requirement will be satisfied, and such statements will be deemed to have been made by the Issuer, in respect of such acquisition by the delivery to the Trustee of a trade ticket in respect thereof that is signed by an Authorized Officer of the Collateral Manager. (c) Notwithstanding anything contained in this Article XII to the contrary and without limiting the right to make any other permitted purchases or sales, the Issuer also has the right to effect the sale of any Asset or purchase of any Collateral Obligation (x) that has been consented to by Noteholders evidencing (i) with respect to purchases during the Reinvestment Period and sales during or after the Reinvestment Period, at least 75% of the Aggregate Outstanding Amount of each Class of Secured Notes and at least 75% of the Aggregate Outstanding Amount of the Subordinated Notes and (ii) with respect to purchases after the Reinvestment Period, 100% of the Aggregate Outstanding Amount of each Class of Notes and (y) of which the Rating Agency and the Trustee have been notified. (d) Delivery of Issuer Order. Delivery of an Issuer Order, direction or a trade ticket signed by an Authorized Officer of the Collateral Manager with respect to the acquisition, sale or other disposition of an Asset will be deemed to include a certification that such acquisition, sale or other disposition complies with the terms of this Indenture. Section 12.4 Disposition of Illiquid Assets. Notwithstanding anything in this Indenture to the contrary, on any Business Day after the Reinvestment Period, the Collateral

-256- USActive 55852351.8 Manager, in its sole discretion, may either (a) conduct an auction on behalf of the Issuer of Illiquid Assets in accordance with the procedures described herein or (b) if the Collateral Manager certifies to the Trustee that, in its commercially reasonable judgment an auction of such Illiquid Assets pursuant to clause (a) above would be unduly burdensome or significantly increase costs to the Issuer and/or the Collateral Manager, receive, or deliver, respectively such Illiquid Assets to the Collateral Manager or any fund or account managed by the Collateral Manager or any of its affiliates. Promptly after receipt of written notice from the Collateral Manager of such auction, the Trustee shall provide notice (in such form as is prepared by the Collateral Manager) to the Holders of the Notes of an auction, which notice will set forth in reasonable detail a description of each Illiquid Asset and the following auction procedures: (i) any Holder or beneficial owner of a Note may submit a written bid within 10 Business Days after the date of such notice to purchase one or more Illiquid Assets no later than the date specified in the auction notice (which will be at least 15 Business Days after the date of such notice); (ii) each bid must include an offer to purchase for a specified amount of cash on a proposed settlement date no later than 20 Business Days after the date of the auction notice; (iii) if no Holder or beneficial owner of a Note submits such a bid within the time period specified under clause (i) above, unless the Collateral Manager determines that delivery in kind is not legally or commercially practicable and provides written notice thereof to the Trustee, the Trustee shall provide notice thereof to each Holder and offer to deliver (at such Holder’s expense) a pro rata portion (as determined by the Collateral Manager) of each unsold Illiquid Asset to the Holders or beneficial owners of the most senior Class of Notes that provide delivery instructions to the Trustee on or before the date specified in such notice, subject to minimum denominations (provided, that, to the extent that minimum denominations do not permit a pro rata distribution, the Trustee shall distribute the Illiquid Assets on a pro rata basis to the extent possible and the Collateral Manager shall select by lottery the Holder or beneficial owner to whom the remaining amount will be delivered and deliver written notice thereof to the Trustee; provided, further, that the Trustee shall use commercially reasonable efforts to effect delivery of such interests); and (iv) if no such Holder or beneficial owner provides delivery instructions to the Trustee, the Trustee shall promptly notify the Collateral Manager and offer to deliver (at the cost of the Issuer) the Illiquid Asset to the Collateral Manager. If the Collateral Manager declines such offer, the Trustee shall take such action as reasonably directed by the Collateral Manager (on behalf of the Issuer) in writing to dispose of the Illiquid Asset, which may be by donation to a charity, abandonment or other means. The Trustee has no duty, obligation or responsibility with respect to the sale of any Illiquid Asset other than to act upon the instruction of the Collateral Manager and in accordance with the provisions of this Indenture. ARTICLE XIII NOTEHOLDERS’ RELATIONS Section 13.1 Subordination. (a) Anything in this Indenture or the Notes to the contrary notwithstanding, the Holders of each Class of Notes that constitute a Junior Class agree for the benefit of the Holders of the Notes of each Priority Class with respect to such Junior Class that such Junior Class is subordinate and junior to the Notes of each such Priority Class to the extent and in the manner set forth in this Indenture. If any Event of Default has not been cured or waived and acceleration occurs and is not waived in accordance with Article V, including as a result of an Event of Default specified in Section 5.1(g) or Section 5.1(h), each Priority Class will

-257- USActive 55852351.8 be paid in full in Cash or, to the extent a Majority of such Class consents, other than in Cash, before any further payment or distribution of any kind is made on account of any Junior Class with respect thereto, in accordance with Section 11.1(a)(iii). (b) In the event that, notwithstanding the provisions of this Indenture, any Holder of Notes of any Junior Class has received any payment or distribution in respect of such Notes contrary to the provisions of this Indenture, then, unless and until each Priority Class with respect thereto has been paid in full in Cash or, to the extent a Majority of such Priority Class consents, other than in Cash in accordance with this Indenture, such payment or distribution will be received and held in trust for the benefit of, and will forthwith be paid over and delivered to, the Trustee, which shall pay and deliver the same to the Holders of the applicable Priority Class(es) in accordance with this Indenture; provided, that if any such payment or distribution is made other than in Cash, it will be held by the Trustee as part of the Assets and subject in all respects to the provisions of this Indenture, including this Section 13.1. (c) Each Holder of Notes of any Junior Class agrees with all Holders of the applicable Priority Classes that such Holder of Junior Class Notes shall not demand, accept, or receive any payment or distribution in respect of such Notes in violation of the provisions of this Indenture including, without limitation, this Section 13.1; provided, that after a Priority Class has been paid in full, the Holders of the related Junior Class or Classes will be fully subrogated to the rights of the Holders of such Priority Class. Nothing in this Section 13.1 affects the obligation of the Issuer to pay Holders of any Junior Class of Notes. (d) The Holders of each Class of Notes agree, for the benefit of all Holders of each Class of Notes, not to cause the filing of a petition in bankruptcy against the Issuer, the Co- Issuer or any Issuer Subsidiary until the payment in full of all Notes (and any other debt obligations of the Issuer or the Co-Issuer that have been rated upon issuance by any rating agency at the request of the Issuer) and the expiration of a period equal to one year and one day or, if longer, the applicable preference period then in effect plus one day, following such payment in full. (e) Notwithstanding anything in this Indenture to the contrary, this Section 13.1 is subject in all respects to Section 5.4(e). Section 13.2 Standard of Conduct. In exercising any of its or their voting rights, rights to direct and consent or any other rights as a Holder under this Indenture, a Holder or Holders do not have any obligation or duty to any Person or to consider or take into account the interests of any Person and are not liable to any Person for any action taken by it or them or at its or their direction or any failure by it or them to act or to direct that an action be taken, without regard to whether such action or inaction benefits or adversely affects any Holder, the Issuer, or any other Person, except for any liability to which such Holder may be subject to the extent the same results from such Holder’s taking or directing an action, or failing to take or direct an action, in bad faith or in violation of the express terms of this Indenture.

-258- USActive 55852351.8 ARTICLE XIV MISCELLANEOUS Section 14.1 Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. Any certificate or opinion of an Officer of the Issuer, the Co-Issuer or the Collateral Manager may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel (provided, that such counsel is a nationally or internationally recognized and reputable law firm one or more of the partners of which are admitted to practice before the highest court of any State of the United States or the District of Columbia (or the Cayman Islands, in the case of an opinion relating to the laws of the Cayman Islands), which law firm may, except as otherwise expressly provided in this Indenture, be counsel for the Issuer or the Co-Issuer), unless such Officer knows, or should know that the certificate or opinion or representations with respect to the matters upon which such certificate or opinion is based are erroneous. Any such certificate of an Officer of the Issuer, Co-Issuer or the Collateral Manager or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Issuer, the Co-Issuer, the Collateral Manager or any other Person, stating that the information with respect to such factual matters is in the possession of the Issuer, the Co-Issuer, the Collateral Manager or such other Person, unless such Officer of the Issuer, Co-Issuer or the Collateral Manager or such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer of the Collateral Manager, the Issuer or the Co-Issuer, stating that the information with respect to such matters is in the possession of the Collateral Manager, the Issuer or the Co- Issuer, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument. Whenever in this Indenture it is provided, that the absence of the occurrence and continuation of a Default or Event of Default is a condition precedent to the taking of any action by the Trustee at the request or direction of either Co-Issuer, then notwithstanding that the satisfaction of such condition is a condition precedent to such Co-Issuer’s right to make such request or direction, the Trustee is protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default or Event of Default as provided in Section 6.1(d).

-259- USActive 55852351.8 Section 14.2 Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in writing or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action will become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action or actions embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” or “Act of Holders” signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent will be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Co-Issuers, if made in the manner provided in this Section 14.2. (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee deems sufficient. (c) The principal amount or face amount, as the case may be, and registered numbers of Notes held by any Person, and the date of such Person’s holding the same, will be proved by the Register. (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes will bind the Holder (and any transferee thereof) of such and of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee, the Issuer or the Co-Issuer in reliance thereon, whether or not notation of such action is made upon such Note. Section 14.3 Notices, etc., to Trustee, the Co-Issuers, the Collateral Manager, the Initial Purchaser, the Collateral Administrator, the Administrator, any Hedge Counterparty and the Rating Agency. (a) Any request, demand, authorization, direction, instruction, order, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture to be made upon, given, delivered, e-mailed or furnished to, or filed with: (i) the Trustee will be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery, or by electronic mail (of a .pdf or similar file signed by the appropriate Person), to the Trustee addressed to it at its applicable Corporate Trust Office, or at any other address previously furnished in writing to the other parties hereto by the Trustee, and executed by an Authorized Officer of the entity sending such request, demand, authorization, direction, instruction, order, notice, consent, waiver or other document; provided, that any demand, authorization, direction, instruction, order, notice, consent, waiver or other document sent to U.S. Bank National Association (in any capacity hereunder) will be deemed effective only upon receipt thereof by U.S. Bank National Association; (ii) the Co-Issuers will be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Issuer addressed to it at c/o Intertrust SPV (Cayman) Limited, One Nexus Way, Camana

-260- USActive 55852351.8 Bay, Grand Cayman KY1-9005, Cayman Islands or to the Co-Issuer addressed to it at c/o Intertrust Corporate Services Delaware Ltd., 200 Bellevue Parkway, Suite 210, Wilmington, DE, 19809, or at any other address previously furnished in writing to the other parties hereto by the Issuer or the Co-Issuer, as the case may be, with a copy to the Collateral Manager at its address below; (iii) the Collateral Manager will be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service in legible form, to the Collateral Manager addressed to it at Blackstone Private Credit Fund, 345 Park Avenue, 31st Floor, New York, New York, 10154, telephone no. (212) 503-2149, Attention: CLO Risk Team, Regarding: BCRED BSL CLO 2021-1, Ltd., or by email to CLOOrigination@Blackstone.com and CreditCLOopsgroup@Blackstone.com or at any other address previously furnished in writing to the parties hereto; (iv) the Initial Purchaser shall be sufficient for every purpose hereunder if in writing and mailed, by a nationally recognized prepaid courier service, hand delivered, sent by overnight courier service or by telecopy in legible form, addressed to it at Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Managing Director, CLO Group, or at any other address subsequently furnished in writing to the Co-Issuers and the Trustee by the Initial Purchaser; (v) the Collateral Administrator shall be sufficient for every purpose hereunder if in writing and mailed, by a nationally recognized prepaid courier service, hand delivered, sent by overnight courier service or by email, to the Collateral Administrator at U.S. Bank National Association, One Federal Street, Third Floor, Boston, Massachusetts 02110, Attention: Global Corporate Trust, Reference: BCRED BSL CLO 2021-1, Ltd., email: GSO.Boston@usbank.com, Telephone: (617) 603-6696, or at any other address previously furnished in writing to the parties hereto; (vi) any Hedge Counterparty will be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form to such Hedge Counterparty at the address or facsimile number previously furnished in writing to each of the Issuer, the Trustee and the Collateral Manager by such Hedge Counterparty; (vii) the Rating Agency will be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered or sent by overnight courier service addressed to it at Moody’s Investors Service, Inc., 7 World Trade Center, New York, New York, 10007, Attention: CBO/CLO Monitoring or by email to cdomonitoring@moodys.com; and (viii) the Administrator will be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery or by facsimile in legible form, to the Administrator addressed to it at c/o Intertrust SPV (Cayman) Limited, One Nexus Way, Camana Bay, Grand Cayman KY1-9005, Cayman

-261- USActive 55852351.8 Islands, Attention: The Directors, facsimile no. (345) 945-4757 or by email to cayman.spvinfo@intertrustgroup.com. (b) In the event that any provision in this Indenture calls for any notice or document to be delivered simultaneously to the Trustee and any other person or entity, the Trustee’s receipt of such notice or document will entitle the Trustee to assume that such notice or document was delivered to such other person or entity unless otherwise expressly specified herein. (c) Notwithstanding any provision to the contrary contained herein or in any agreement or document related thereto, any report, statement or other information required to be provided by the Issuer or the Trustee may be provided by providing access to a website containing such information. (d) The Bank (in each of its capacities) agrees to accept and act upon instructions or directions pursuant to this Indenture or any document executed in connection herewith sent by unsecured email or other similar unsecured electronic methods, in each case, of an executed instruction or direction (which may be in the form of a .pdf file); provided, however, that the Bank shall have received an incumbency certificate on the Closing Date listing such person as a person designated to provide such instructions or directions, which incumbency certificate may be amended whenever a person is added or deleted from the listing. If such person elects to give the Bank email (or instructions by a similar electronic method) and the Bank in its discretion elects to act upon such instructions, the Bank’s reasonable understanding of such instructions shall be deemed controlling. The Bank shall not be liable for any losses, costs or expenses arising directly or indirectly from the Bank’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any person providing such instructions or directions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Bank, including without limitation the risk of the Bank acting on unauthorized instructions, and the risk of interception and misuse by third parties and acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by it and agrees that the security procedures (if any) to be followed in connection with its transmission of such instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances. Section 14.4 Notices to Holders; Waiver. Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of any event, (a) such notice will be sufficiently given to Holders if in writing and mailed, first class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Register (or, in the case of Holders of Global Notes, emailed to DTC for distribution to each beneficial owner affected by such event), not earlier than the earliest date and not later than the latest date, prescribed for the giving of such notice; and (b) such notice will be in the English language. Such notices will be deemed to have been given on the date of such mailing or posting.

-262- USActive 55852351.8 Notwithstanding clause (a) above, a Holder may give the Trustee a written notice in a form acceptable to the Trustee that it is requesting that notices to it be given by electronic mail or by facsimile transmissions and stating the electronic mail address or facsimile number for such transmission. Thereafter, the Trustee shall give notices to such Holder by electronic mail or facsimile transmission, as so requested; provided, that if such notice also requests that notices be given by mail, then such notice shall also be given by mail in accordance with clause (a) above. At the expense of the Issuer, the Trustee shall deliver to any Holder of Notes or any Person that has certified to the Trustee in a writing substantially in the form of Exhibit F to this Indenture that it is the owner of a beneficial interest in a Global Note, any written information reasonably available to the Trustee without undue burden or expense or written notice received by the Trustee relating to this Indenture and requested to be so delivered by a Holder or a Person that has made such certification (other than items protected by attorney-client privilege or information or documents received from Independent accountants subject to restrictions or prohibitions on disclosure pursuant to an engagement letter); provided that nothing herein shall be construed to obligate the Trustee to distribute any notice that the Trustee reasonably determines to be contrary to (i) the terms of this Indenture, (ii) its duties and obligations hereunder, (iii) applicable law or (iv) the terms of any confidentiality or non-disclosure agreement to which the Trustee is party in connection with the performance of its duties hereunder (including, without limitation, contained in any agreement or acknowledgment governing any report, statement or certificate prepared by the Issuer’s accountants). Neither the failure to mail any notice, nor any defect in any notice so mailed, to any particular Holder affects the sufficiency of such notice with respect to other Holders. In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity or by reason of any other cause, it becomes impracticable to give such notice by mail of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then such notification to Holders as will be made with the approval of the Trustee will constitute a sufficient notification to such Holders for every purpose hereunder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver will be the equivalent of such notice. Waivers of notice by Holders will be filed with the Trustee but such filing will not be a condition precedent to the validity of any action taken in reliance upon such waiver. Notwithstanding any provision to the contrary contained herein or in any agreement or document related thereto, any report, statement, notice or other information required to be provided to Holders may be provided by posting such report, statement, notice or other information to, and providing access to the Trustee’s website. Section 14.5 Effect of Headings and Table of Contents. The Article and Section headings herein (including those used in cross-references herein) and the Table of Contents are for convenience only and do not affect the construction hereof.

-263- USActive 55852351.8 Section 14.6 Successors and Assigns. All covenants and agreements in this Indenture by the Co-Issuers bind their respective successors and assigns, whether so expressed or not. Section 14.7 Severability. If any term, provision, covenant or condition of this Indenture or the Notes, or the application thereof to any party hereto or any circumstance, is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any relevant jurisdiction), the remaining terms, provisions, covenants and conditions of this Indenture or the Notes, modified by the deletion of the unenforceable, invalid or illegal portion (in any relevant jurisdiction), will continue in full force and effect, and such unenforceability, invalidity, or illegality will not otherwise affect the enforceability, validity or legality of the remaining terms, provisions, covenants and conditions of this Indenture or the Notes, as the case may be, so long as this Indenture or the Notes, as the case may be, as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the deletion of such portion of this Indenture or the Notes, as the case may be, will not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. Section 14.8 Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, confers to any Person, other than the parties hereto and their successors hereunder, the Collateral Manager, the Collateral Administrator, each Hedge Counterparty, the Holders of the Notes and (to the extent provided herein) the Administrator (solely in its capacity as such) any benefit or any legal or equitable right, remedy or claim under this Indenture. Section 14.9 [Reserved]. Section 14.10 Governing Law. This Indenture and the Notes will be construed in accordance with, and this Indenture and the Notes and any matters arising out of or relating in any way whatsoever to this Indenture or the Notes (whether in contract, tort or otherwise), are governed by, the law of the State of New York. Section 14.11 Submission to Jurisdiction. With respect to any suit, action or proceedings relating to this Indenture or any matter between the parties arising under or in connection with this Indenture (“Proceedings”), each party irrevocably: (i) submits to the non- exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and the U.S. District Court for the Southern District of New York, and any appellate court from any thereof; and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Indenture precludes any of the parties from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction. Section 14.12 Waiver of Jury Trial. EACH OF THE ISSUER, THE CO-ISSUER, THE TRUSTEE AND THE HOLDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO

-264- USActive 55852351.8 TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each party hereby (i) certifies that no representative, agent or attorney of the other has represented, expressly or otherwise, that the other would not, in the event of a Proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Indenture by, among other things, the mutual waivers and certifications in this paragraph. Section 14.13 Counterparts. This Indenture and the Notes (and each amendment, modification and waiver in respect of this Indenture or the Notes) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original, and all of which together constitute one and the same instrument. Counterparts may be executed and delivered via facsimile, electronic mail or other transmission method and may be executed by electronic signature (including, without limitation, any PDF file, .jpeg file, or any other electronic or image file, or any “electronic signature” as defined under E-SIGN or ESRA, which includes any electronic signature provided using Orbit, Adobe Sign, Adobe Fill & Sign, DocuSign, or any other similar platform identified by the Issuer and reasonably available at no undue burden or expense to the Trustee) and any counterpart so delivered shall be valid, effective and legally binding as if such electronic signatures were handwritten signatures and shall be deemed to have been duly and validly delivered for all purposes hereunder. Delivery of an executed counterpart of this Indenture by e-mail (PDF) or telecopy will be effective as delivery of a manually executed counterpart of this Indenture. Section 14.14 Acts of Issuer. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or performed by the Issuer will be effective if given or performed by the Issuer or by the Collateral Manager on the Issuer’s behalf. Section 14.15 Confidential Information. (a) The Trustee, the Collateral Administrator, each Holder and each beneficial owner of any Note will maintain the confidentiality of all Confidential Information in accordance with procedures adopted by the Issuer (after consultation with the Co-Issuer) in good faith to protect Confidential Information of third parties delivered to such Person; provided, that such Person may deliver or disclose Confidential Information to: (i) such Person’s directors, trustees, officers, employees, agents, attorneys and affiliates who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 14.15 and to the extent such disclosure is reasonably required for the administration of this Indenture, the matters contemplated hereby or the investment represented by the Notes; (ii) such Person’s financial advisors, auditors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 14.15 and to the extent such disclosure is reasonably required for the administration of this Indenture, the matters contemplated hereby or the investment represented by the Notes; (iii) any Holder; (iv) any Person of the type that would be, to such Person’s knowledge, permitted to acquire or have transferred to it Notes in accordance with the requirements of Section 2.5 hereof to which such Person sells or offers to sell any such Note or any part thereof (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 14.15); (v) any other Person from which such former Person offers to purchase any security of the Co-Issuers (if such other Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 14.15); (vi) any federal or

-265- USActive 55852351.8 state or other regulatory, governmental or judicial authority having jurisdiction over such Person; (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about the investment portfolio of such Person, reinsurers and liquidity and credit providers that agree to hold confidential the Confidential Information substantially in accordance with this Section 14.15; (viii) the Rating Agency; (ix) Intex Solutions Inc. and Valitana LLC (or any other similar service providers as determined by the Collateral Manager in its reasonable judgment) in accordance with Article X hereof; (x) any other Person with the consent of the Co-Issuers and the Collateral Manager; or (xi) any other Person to which such delivery or disclosure may be necessary or appropriate (A) to effect compliance with any law, rule, regulation or order applicable to such Person, (B) in response to any subpoena or other legal process upon prior notice to the Co-Issuers (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law), (C) in connection with any litigation to which such Person is a party upon prior notice to the Co-Issuers (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law), (D) if an Event of Default has occurred and is continuing, to the extent such Person may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Notes or this Indenture or (E) in the Trustee’s or Collateral Administrator’s performance of its obligations under this Indenture, the Collateral Administration Agreement or other transaction document related thereto; and provided, that delivery to Holders by the Trustee or the Collateral Administrator of any report of information required by the terms of this Indenture to be provided to Holders is not a violation of this Section 14.15. Each Holder and beneficial owner of Notes agrees, except as set forth in clauses (vi), (vii), (ix) and (xi) above, that it shall use the Confidential Information for the sole purpose of making an investment in the Notes or administering its investment in the Notes; and that the Trustee and the Collateral Administrator will neither be required nor authorized to disclose to Holders or beneficial owners any Confidential Information in violation of this Section 14.15. In the event of any required disclosure of the Confidential Information by such Holder or beneficial owner, such Holder or beneficial owner agrees to use reasonable efforts to protect the confidentiality of the Confidential Information. Each Holder and beneficial owner of a Note agrees that the Collateral Manager is a third-party beneficiary of this Section 14.15 and shall be entitled to rely upon and enforce such provisions of this Section 14.15 to the same extent as if it were a party hereto. Each Holder or beneficial owner of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 14.15. (b) For the purposes of this Section 14.15, “Confidential Information” means information delivered to the Trustee, the Collateral Administrator or any Holder or beneficial owner of Notes by or on behalf of the Co-Issuers or the Collateral Manager in connection with and relating to the transactions contemplated by or otherwise pursuant to this Indenture; provided, that such term does not include information that: (i) was publicly known or otherwise known to the Trustee, the Collateral Administrator or such Holder prior to the time of such disclosure; (ii) subsequently becomes publicly known through no act or omission by the Trustee, the Collateral Administrator, any Holder or any person acting on behalf of the Trustee, the Collateral Administrator or any Holder; (iii) otherwise is known or becomes known to the Trustee, the Collateral Administrator or any Holder other than (x) through disclosure by the Co-Issuers or (y) to the knowledge of the Trustee, the Collateral Administrator or a Holder, as the case may be, in each case after reasonable inquiry, as a result of the breach of a fiduciary duty to the Co-Issuers or a

-266- USActive 55852351.8 contractual duty to the Co-Issuers; or (iv) is allowed to be treated as non-confidential by consent of the Co-Issuers. (c) Notwithstanding the foregoing, the Trustee and the Collateral Administrator may disclose Confidential Information to the extent disclosure thereof may be required by law or by any regulatory or governmental authority and the Trustee and the Collateral Administrator may disclose on a confidential basis any Confidential Information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder. Section 14.16 Liability of Co-Issuers. Notwithstanding any other terms of this Indenture, the Notes or any other agreement entered into between, inter alia, the Co-Issuers or otherwise, neither of the Co-Issuers has any liability whatsoever to the other of the Co-Issuers under this Indenture, the Notes, any such agreement or otherwise and, without prejudice to the generality of the foregoing, neither of the Co-Issuers is entitled to take any action to enforce, or bring any action or proceeding, in respect of this Indenture, the Notes, any such agreement or otherwise against the other of the Co-Issuers. In particular, neither of the Co-Issuers is entitled to petition or take any other steps for the winding up or bankruptcy of the other of the Co-Issuers or any Issuer Subsidiary or has any claim in respect of any assets of the other of the Co-Issuers. Section 14.17 Electronic Signatures and Transmission. (a) For purposes of this Indenture, any reference to “written” or “in writing” means any form of written communication, including, without limitation, electronic signatures, and any such written communication may be transmitted by Electronic Transmission. “Electronic Transmission” means any form of communication not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process. The Trustee is authorized to accept written instructions, directions, reports, notices or other communications delivered by Electronic Transmission and shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by Electronic Transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such Electronic Transmission; and the Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties. (b) Any requirement in this Indenture or the Notes that a document, including the Notes, is to be signed or authenticated by “manual signature” or similar language shall not be deemed to prohibit signature to be by facsimile or electronic signature and shall not be deemed to prohibit delivery thereof by Electronic Transmission.

-267- USActive 55852351.8 ARTICLE XV ASSIGNMENT OF CERTAIN AGREEMENTS Section 15.1 Assignment of Collateral Management Agreement. (a) The Issuer hereby acknowledges that its Grant pursuant to the first Granting Clause hereof includes all of the Issuer’s estate, right, title and interest in, to and under the Collateral Management Agreement, including (i) the right to give all notices, consents and releases thereunder, (ii) the right to give all notices of termination and to take any legal action upon the breach of an obligation of the Collateral Manager thereunder, including the commencement, conduct and consummation of proceedings at law or in equity, (iii) the right to receive all notices, accountings, consents, releases and statements thereunder and (iv) the right to do any and all other things whatsoever that the Issuer is or may be entitled to do thereunder; provided, except as otherwise expressly set forth in this Indenture, the Trustee does not have the authority to exercise any of the rights set forth in (i) through (iv) above or that may otherwise arise as a result of the Grant until the occurrence of an Event of Default hereunder and such authority will terminate at such time, if any, as such Event of Default is cured or waived. (b) The assignment made hereby is executed as collateral security, and the execution and delivery hereby does not in any way impair or diminish the obligations of the Issuer under the provisions of the Collateral Management Agreement, nor are any of the obligations contained in the Collateral Management Agreement imposed on the Trustee. (c) Upon the retirement of the Notes, the payment of all amounts required to be paid pursuant to the Priority of Payments and the release of the Assets from the lien of this Indenture, this assignment and all rights herein assigned to the Trustee for the benefit of the Noteholders will cease and terminate and all the estate, right, title and interest of the Trustee in, to and under the Collateral Management Agreement will revert to the Issuer and no further instrument or act are necessary to evidence such termination and reversion. (d) The Issuer represents that the Issuer has not executed any other assignment of the Collateral Management Agreement. (e) The Issuer agrees that this assignment is irrevocable, and that it will not take any action which is inconsistent with this assignment or make any other assignment inconsistent herewith. The Issuer will, from time to time, execute all instruments of further assurance and all such supplemental instruments with respect to this assignment as may be necessary to continue and maintain the effectiveness of such assignment. (f) The Issuer hereby covenants and agrees that no compensation payable to a successor Collateral Manager from payment on the Assets will be greater than that permitted to the Collateral Manager under the Collateral Management Agreement without the prior written consent of a Majority of each Class of Notes, voting separately by Class.

-268- USActive 55852351.8 (g) The Issuer hereby agrees, and hereby undertakes to obtain the agreement and consent of the Collateral Manager in the Collateral Management Agreement, to the following: (i) The Collateral Manager shall consent to the provisions of this assignment and agree to perform any provisions of this Indenture applicable to the Collateral Manager subject to the terms (including the standard of care set forth in the Collateral Management Agreement) of the Collateral Management Agreement. (ii) The Collateral Manager shall acknowledge that the Issuer is assigning all of its right, title and interest in, to and under the Collateral Management Agreement to the Trustee as representative of the Holders and the Collateral Manager shall agree that all of the representations, covenants and agreements made by the Collateral Manager in the Collateral Management Agreement are also for the benefit of the Secured Parties. (iii) The Collateral Manager shall deliver to the Trustee copies of all notices, statements, communications and instruments delivered or required to be delivered by the Collateral Manager to the Issuer pursuant to the Collateral Management Agreement. (iv) The Issuer and the Collateral Manager (with notice to but without the consent of the Trustee) may amend the Collateral Management Agreement to (A) correct inconsistencies, typographical or other errors, defects or ambiguities, (B) conform the Collateral Management Agreement to the final Offering Circular with respect to the Secured Notes or to this Indenture (as it may be amended from time to time pursuant to Article VIII), (C) permanently remove any Management Fee payable to the Collateral Manager; provided that any such amendment to remove the Base Management Fee is subject to the consent of a Majority of the Controlling Class, (D) add to the covenants of the Issuer or the Collateral Manager for the benefit of the Holders of the Notes, or (E) take any action advisable, necessary or helpful (x) to prevent the Issuer or any Issuer Subsidiary from being subject to (or to otherwise minimize) withholding or other taxes, fees or assessments, including by complying with FATCA, the Cayman FATCA Legislation, and the CRS, (y) to reduce the risk that the Issuer or any Issuer Subsidiary may be treated as engaged in a trade or business within the United States for U.S. federal income tax purposes or otherwise subject to U.S. federal, state or local income tax on a net basis or (z) to allow the Issuer or the Collateral Manager to comply with any rule or regulation enacted or modified by any regulatory agency of the U.S. federal government, in each case without the consent of the Holders of any Notes, but with notice to the Rating Agency, in each case without the consent of the Holders of any Notes, but with notice to the Rating Agency. Any other amendment to the Collateral Management Agreement is permitted with the consent of a Majority of the Controlling Class. (v) Except as otherwise set forth herein and therein (including pursuant to Section 9 of the Collateral Management Agreement), the Collateral Manager shall continue to serve as Collateral Manager under the Collateral Management Agreement notwithstanding that the Collateral Manager has not received amounts due it under the Collateral Management Agreement because sufficient funds were not then available hereunder to pay such amounts in accordance with the Priority of Payments set forth under Section 11.1. The Collateral Manager agrees not to cause the filing of a petition in

-269- USActive 55852351.8 bankruptcy against the Issuer, the Co-Issuer or any Issuer Subsidiary for the nonpayment of the fees or other amounts payable by the Issuer, the Co-Issuer or such Issuer Subsidiary to the Collateral Manager under the Collateral Management Agreement or any other Transaction Document until the payment in full of all Notes (and any other debt obligations of the Issuer, the Co-Issuer or such Issuer Subsidiary that have been rated upon issuance by any rating agency at the request of the Issuer, the Co-Issuer or such Issuer Subsidiary, as applicable) issued under this Indenture and the expiration of a period equal to one year and a day, or, if longer, the applicable preference period plus one day, following such payment. Nothing in this Section 15.1 precludes, or will be deemed to stop, the Collateral Manager (i) from taking any action prior to the expiration of the aforementioned period in (A) any case or Proceeding voluntarily filed or commenced by the Issuer, the Co-Issuer or any Issuer Subsidiary or (B) any involuntary insolvency Proceeding filed or commenced by a Person other than the Collateral Manager, or (ii) from commencing against the Issuer, the Co-Issuer or any Issuer Subsidiary or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding. (vi) Except with respect to transactions contemplated by Section 2(o) of the Collateral Management Agreement, if the Collateral Manager determines that it or any of its Affiliates has a conflict of interest between the Holder of any Notes and any other account or portfolio for which the Collateral Manager or any of its Affiliates is serving as investment adviser which relates to any action to be taken with respect to any Asset, then the Collateral Manager will give written notice to the Trustee, who shall promptly forward such notice to the relevant Holder, briefly describing such conflict and the action it proposes to take. The provisions of this clause (vi) do not apply to any transaction permitted by the terms of the Collateral Management Agreement. - signature page follows -

Signature Page to the Indenture USActive 55852351.8 IN WITNESS WHEREOF, we have set our hands as of the day and year first written above. Executed as a Deed by: BCRED BSL CLO 2021-1, LTD., as Issuer By: ____________________________________ Name: Title: In the presence of: Witness: ___________________________ Name: Title: BCRED BSL CLO 2021-1, LLC, as Co-Issuer By: ____________________________________ Name: Title: U.S. BANK NATIONAL ASSOCIATION as Trustee By: ____________________________________ Name: Title:

Sch. 1-1 USActive 55852351.8 SCHEDULE 1 MOODY’S INDUSTRY CLASSIFICATION GROUP LIST CORP – Aerospace & Defense 1 CORP – Automotive 2 CORP – Banking, Finance, Insurance & Real Estate 3 CORP – Beverage, Food & Tobacco 4 CORP – Capital Equipment 5 CORP – Chemicals, Plastics, & Rubber 6 CORP – Construction & Building 7 CORP – Consumer goods: Durable 8 CORP – Consumer goods: Non–durable 9 CORP – Containers, Packaging & Glass 10 CORP – Energy: Electricity 11 CORP – Energy: Oil & Gas 12 CORP – Environmental Industries 13 CORP – Forest Products & Paper 14 CORP – Healthcare & Pharmaceuticals 15 CORP – High Tech Industries 16 CORP – Hotel, Gaming & Leisure 17 CORP – Media: Advertising, Printing & Publishing 18 CORP – Media: Broadcasting & Subscription 19 CORP – Media: Diversified & Production 20 CORP – Metals & Mining 21 CORP – Retail 22 CORP – Services: Business 23 CORP – Services: Consumer 24 CORP – Sovereign & Public Finance 25 CORP – Telecommunications 26 CORP – Transportation: Cargo 27 CORP – Transportation: Consumer 28 CORP – Utilities: Electric 29 CORP – Utilities: Oil & Gas 30 CORP – Utilities: Water 31 CORP – Wholesale 32

SCHEDULE 2

DIVERSITY SCORE CALCULATION

The Diversity Score is calculated as follows:

(a) An "Issuer Par Amount" is calculated for each issuer of a Collateral Obligation, and is equal to the Aggregate Principal Amount of all the Collateral Obligations issued by that issuer and all affiliates.

(b) An "Average Par Amount" is calculated by summing the Issuer Par Amounts for all issuers, and dividing by the number of issuers.

(c) An "Equivalent Unit Score" is calculated for each issuer, and is equal to the lesser of (x) one and (y) the Issuer Par Amount for such issuer divided by the Average Par Amount.

(d) An "Aggregate Industry Equivalent Unit Score" is then calculated for each of the Moody's industry classification groups, shown on Schedule 1, and is equal to the sum of the Equivalent Unit Scores for each issuer in such industry classification group.

(e) An "Industry Diversity Score" is then established for each Moody's industry classification group, shown on Schedule 1, by reference to the following table for the related Aggregate Industry Equivalent Unit Score; provided, that if any Aggregate Industry Equivalent Unit Score falls between any two such scores, the applicable Industry Diversity Score will be the lower of the two Industry Diversity Scores:

Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score
0.0000	0.0000	5.0500	2.7000	10.1500	4.0200	15.2500	4.5300
0.0500	0.1000	5.1500	2.7333	10.2500	4.0300	15.3500	4.5400
0.1500	0.2000	5.2500	2.7667	10.3500	4.0400	15.4500	4.5500
0.2500	0.3000	5.3500	2.8000	10.4500	4.0500	15.5500	4.5600
0.3500	0.4000	5.4500	2.8333	10.5500	4.0600	15.6500	4.5700
0.4500	0.5000	5.5500	2.8667	10.6500	4.0700	15.7500	4.5800
0.5500	0.6000	5.6500	2.9000	10.7500	4.0800	15.8500	4.5900
0.6500	0.7000	5.7500	2.9333	10.8500	4.0900	15.9500	4.6000
0.7500	0.8000	5.8500	2.9667	10.9500	4.1000	16.0500	4.6100
0.8500	0.9000	5.9500	3.0000	11.0500	4.1100	16.1500	4.6200
0.9500	1.0000	6.0500	3.0250	11.1500	4.1200	16.2500	4.6300
1.0500	1.0500	6.1500	3.0500	11.2500	4.1300	16.3500	4.6400
1.1500	1.1000	6.2500	3.0750	11.3500	4.1400	16.4500	4.6500
1.2500	1.1500	6.3500	3.1000	11.4500	4.1500	16.5500	4.6600
1.3500	1.2000	6.4500	3.1250	11.5500	4.1600	16.6500	4.6700
1.4500	1.2500	6.5500	3.1500	11.6500	4.1700	16.7500	4.6800
1.5500	1.3000	6.6500	3.1750	11.7500	4.1800	16.8500	4.6900
1.6500	1.3500	6.7500	3.2000	11.8500	4.1900	16.9500	4.7000
1.7500	1.4000	6.8500	3.2250	11.9500	4.2000	17.0500	4.7100

Sch. 2-1

USActive 55852351.8

Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score
1.8500	1.4500	6.9500	3.2500	12.0500	4.2100	17.1500	4.7200
1.9500	1.5000	7.0500	3.2750	12.1500	4.2200	17.2500	4.7300
2.0500	1.5500	7.1500	3.3000	12.2500	4.2300	17.3500	4.7400
2.1500	1.6000	7.2500	3.3250	12.3500	4.2400	17.4500	4.7500
2.2500	1.6500	7.3500	3.3500	12.4500	4.2500	17.5500	4.7600
2.3500	1.7000	7.4500	3.3750	12.5500	4.2600	17.6500	4.7700
2.4500	1.7500	7.5500	3.4000	12.6500	4.2700	17.7500	4.7800
2.5500	1.8000	7.6500	3.4250	12.7500	4.2800	17.8500	4.7900
2.6500	1.8500	7.7500	3.4500	12.8500	4.2900	17.9500	4.8000
2.7500	1.9000	7.8500	3.4750	12.9500	4.3000	18.0500	4.8100
2.8500	1.9500	7.9500	3.5000	13.0500	4.3100	18.1500	4.8200
2.9500	2.0000	8.0500	3.5250	13.1500	4.3200	18.2500	4.8300
3.0500	2.0333	8.1500	3.5500	13.2500	4.3300	18.3500	4.8400
3.1500	2.0667	8.2500	3.5750	13.3500	4.3400	18.4500	4.8500
3.2500	2.1000	8.3500	3.6000	13.4500	4.3500	18.5500	4.8600
3.3500	2.1333	8.4500	3.6250	13.5500	4.3600	18.6500	4.8700
3.4500	2.1667	8.5500	3.6500	13.6500	4.3700	18.7500	4.8800
3.5500	2.2000	8.6500	3.6750	13.7500	4.3800	18.8500	4.8900
3.6500	2.2333	8.7500	3.7000	13.8500	4.3900	18.9500	4.9000
3.7500	2.2667	8.8500	3.7250	13.9500	4.4000	19.0500	4.9100
3.8500	2.3000	8.9500	3.7500	14.0500	4.4100	19.1500	4.9200
3.9500	2.3333	9.0500	3.7750	14.1500	4.4200	19.2500	4.9300
4.0500	2.3667	9.1500	3.8000	14.2500	4.4300	19.3500	4.9400
4.1500	2.4000	9.2500	3.8250	14.3500	4.4400	19.4500	4.9500
4.2500	2.4333	9.3500	3.8500	14.4500	4.4500	19.5500	4.9600
4.3500	2.4667	9.4500	3.8750	14.5500	4.4600	19.6500	4.9700
4.4500	2.5000	9.5500	3.9000	14.6500	4.4700	19.7500	4.9800
4.5500	2.5333	9.6500	3.9250	14.7500	4.4800	19.8500	4.9900
4.6500	2.5667	9.7500	3.9500	14.8500	4.4900	19.9500	5.0000
4.7500	2.6000	9.8500	3.9750	14.9500	4.5000		
4.8500	2.6333	9.9500	4.0000	15.0500	4.5100		
4.9500	2.6667	10.0500	4.0100	15.1500	4.5200		

(f) The Diversity Score is then calculated by summing each of the Industry Diversity Scores for each Moody's industry classification group shown on Schedule 1.

For purposes of calculating the Diversity Score, affiliated issuers in the same industry are deemed to be a single issuer except as otherwise agreed to by Moody's.

Sch. 2-2

USActive 55852351.8

Sch.3-1 USActive 55852351.8 SCHEDULE 3 MOODY’S RATING DEFINITIONS MOODY’S DEFAULT PROBABILITY RATING With respect to any Collateral Obligation (other than a DIP Collateral Obligation), as of any date of determination, the rating determined in accordance with the following methodology: (a) if the Obligor of such Collateral Obligation has a corporate family rating by Moody’s, then such corporate family rating (or, if the Obligor itself does not have a corporate family rating by Moody’s, the corporate family rating of any entity in the Obligor’s corporate family); (b) if not determined pursuant to clause (a) above, if the Obligor of such Collateral Obligation has one or more senior unsecured obligations publicly rated by Moody’s, then the Moody’s public rating on any such obligation, as selected by the Collateral Manager in its sole discretion; (c) if not determined pursuant to clause (a) or (b) above, if the Obligor of such Collateral Obligation has one or more senior secured obligations publicly rated by Moody’s, then the Moody’s rating that is one subcategory below the Moody’s public rating on any such obligation, as selected by the Collateral Manager in its sole discretion; (d) if not determined pursuant to clause (a), (b) or (c) above, but a rating or rating estimate has been assigned to such Collateral Obligation by Moody’s upon the request of the Issuer or the Collateral Manager, such rating or rating estimate; and (e) if not determined pursuant to clause (a), (b), (c) or (d) above, the Moody’s Derived Rating; provided, that any Moody’s Default Probability Rating determined on the basis of an estimated rating pursuant to clause (d) above that has not been renewed by Moody’s on or before the 13- month anniversary of its issuance or prior renewal will be deemed to be (x) for a period of 60 days, one subcategory below the previous estimated rating and (y) thereafter, “Caa3”, in each case pending receipt of such rating; provided further, that the Moody’s Default Probability Rating with respect to any DIP Collateral Obligation will be the higher of (A) the rating assigned by clause (iii) of the definition of “Moody’s Derived Rating” and (B) if such DIP Collateral Obligation is newly issued and the Collateral Manager expects a new Moody’s Default Probability Rating within 90 days, the Moody’s Default Probability Rating of such Collateral Obligation until such Moody’s Default Probability Rating is obtained will be (1) for a period of up to 90 days after the acquisition of such Collateral Obligation, the Moody’s Default Probability Rating as determined by the Collateral Manager in its sole discretion if the Collateral Manager certifies to the Trustee and the Collateral Administrator that it believes that such Moody’s Default Probability Rating determined by the Collateral Manager is commercially reasonable and will be at least equal to such rating and (2) thereafter, “Caa3”.

Sch.3-2 USActive 55852351.8 MOODY’S RATING With respect to any Collateral Obligation, as of any date of determination, the rating determined in accordance with the following methodology: (a) With respect to a Collateral Obligation that (A) is publicly rated by Moody’s, such public rating, or (B) is not publicly rated by Moody’s but for which a rating or rating estimate has been assigned by Moody’s upon the request of the Issuer or the Collateral Manager, such rating or, in the case of a rating estimate, the applicable rating estimate for such obligation; (b) With respect to a Collateral Obligation that is a Moody’s Senior Secured Loan or Participation Interest in a Moody’s Senior Secured Loan (if not determined pursuant to clause (a) above), if the Obligor of such Collateral Obligation has a corporate family rating by Moody’s, then the Moody’s rating that is one subcategory higher than such corporate family rating; (c) With respect to a Collateral Obligation, if not determined pursuant to clause (a) or (b) above, (i) if the obligor of such Collateral Obligation has one or more senior unsecured obligations publicly rated by Moody’s, then the Moody’s public rating on any such obligation (or, if such Collateral Obligation is a Moody’s Senior Secured Loan, then the Moody’s rating that is two subcategories higher than the Moody’s public rating on any such senior unsecured obligation) as selected by the Collateral Manager in its sole discretion; and (ii) if the Obligor has one or more senior secured obligations publicly rated by Moody’s, then the Moody’s public rating on any such obligation (or, if such Collateral Obligation is not a Moody’s Senior Secured Loan, then the Moody’s rating that is two subcategories lower than the Moody’s public rating on any such senior secured obligation) as selected by the Collateral Manager in its sole discretion; (d) With respect to a Collateral Obligation that is not a Moody’s Senior Secured Loan or a Participation Interest in a Moody’s Senior Secured Loan, if not determined pursuant to clause (a), (b) or (c) above, if the Obligor of such Collateral Obligation has a corporate family rating by Moody’s, then the Moody’s rating that is one subcategory lower than such corporate family rating; (e) With respect to a Collateral Obligation that is not a Moody’s Senior Secured Loan or a Participation Interest in a Moody’s Senior Secured Loan, if not determined pursuant to clause (a), (b), (c) or (d) above, if the Obligor of such Collateral Obligation has one or more subordinated obligations publicly rated by Moody’s, then the Moody’s rating that is one subcategory higher than the public rating on any such obligation as selected by the Collateral Manager in its sole discretion;

Sch.3-3 USActive 55852351.8 (f) With respect to a Collateral Obligation, if not determined pursuant to clause (a), (b), (c), (d) or (e) above, the Moody’s Derived Rating; and (g) With respect to any Collateral Obligation that is a DIP Collateral Obligation, if such Moody’s Rating has been withdrawn and a new Moody’s Rating has not been issued, the Moody’s Rating of such Collateral Obligation will be the Moody’s Rating applicable to such Collateral Obligation prior to such withdrawal (provided that if any such Collateral Obligation that is a DIP Collateral Obligation is newly issued and the Collateral Manager expects a Moody’s credit rating within 90 days, the Moody’s Rating of such Collateral Obligation until such credit rating is obtained from Moody’s will be (1) for a period of up to 90 days after the acquisition of such Collateral Obligation, the Moody’s Rating as determined by the Collateral Manager in its sole discretion if the Collateral Manager certifies to the Trustee and the Collateral Administrator that it believes that such Moody’s Rating determined by the Collateral Manager is commercially reasonable and will be at least equal to such rating and (2) thereafter, “Caa3”); provided that, for purposes of the determination of the Moody’s Rating, if (1) the issuer or Obligor of any Collateral Obligation was a debtor under Chapter 11, during which time such issuer, Obligor or Selling Institution, as applicable, or any of its obligations (including any Collateral Obligation) either had an Moody’s rating of “D”, “LD” or “Ca” or lower from Moody’s or had an Moody’s rating that was withdrawn by Moody’s and (2) such issuer, Obligor or Selling Institution, as applicable, is no longer a debtor under Chapter 11, then, notwithstanding the fact that such issuer, Obligor or Selling Institution, as applicable, or any of its obligations (including any Collateral Obligation) continues to have an Moody’s rating of “D” “LD”, or “Ca” or lower from Moody’s (or, in the case of any withdrawal, continues to have no S&P rating), the Moody’s Rating for any such obligation (including any Collateral Obligation), issuer, Obligor or Selling Institution, as applicable, shall be deemed to be “Caa3”, so long as Moody’s has not taken any rating action with respect thereto since the date on which the issuer, Obligor or Selling Institution, as applicable, ceased to be a debtor under Chapter 11. MOODY’S DERIVED RATING With respect to a Collateral Obligation whose Moody’s Rating or Moody’s Default Probability Rating cannot be determined pursuant to the respective definitions thereof, such Moody’s Rating and Moody’s Default Probability Rating will be determined as set forth below: (i) (A) if such Collateral Obligation is publicly rated by S&P:

Sch.3-4 USActive 55852351.8 Type of Collateral Obligation S&P Rating (Public and Monitored) Collateral Obligation Rated by S&P Number of Subcategories Relative to Moody’s Equivalent of S&P Rating Not Structured Finance Security > “BBB-” Not a Loan or Participation Interest in Loan -1 Not Structured Finance Security < “BB+” Not a Loan or Participation Interest in Loan -2 Not Structured Finance Security Loan or Participation Interest in Loan -2 (B) if such Collateral Obligation is not rated by S&P but another security or obligation of the Obligor has a public and monitored rating by S&P (a “parallel security”), then the rating of such parallel security will at the election of the Collateral Manager be determined in accordance with the table set forth in subclause (i)(A) above, and the Moody’s Rating or Moody’s Default Probability Rating of such Collateral Obligation will be determined by further adjusting the rating of such parallel security (for such purposes treating the parallel security as if it were rated by Moody’s at the rating determined pursuant to this subclause (i)(B)) by the number of rating sub-categories according to the table below: Obligation Category of Rated Obligation Number of Subcategories Relative to Rated Obligation Rating Senior secured obligation .......................... -1 Unsecured obligation ................................ 0 Subordinated obligation ............................ +1 (C) if such Collateral Obligation is not rated by S&P but there is a public issuer credit rating of the issuer of such Collateral Obligation by S&P as published by S&P, or the guarantor which unconditionally and irrevocably guarantees such Collateral Obligation, then such issuer credit rating will at the election of the Collateral Manager be determined in accordance with subclause (i)(B) (for such purposes, treating such public issuer credit rating as if it were a rating of a parallel security); or (D) if such Collateral Obligation is a DIP Collateral Obligation, no Moody’s Rating or Moody’s Default Probability Rating may be determined based on a rating by S&P or any other rating agency; (ii) if such Collateral Obligation is not rated by Moody’s or S&P and no other security or obligation of the issuer of such Collateral Obligation is rated by Moody’s or S&P, and if Moody’s has been requested by the Issuer, the Collateral Manager or the issuer of such Collateral Obligation to assign a rating or rating estimate with respect to such Collateral Obligation but such rating or rating estimate

Sch.3-5 USActive 55852351.8 has not been received, pending receipt of such estimate, the Moody’s Derived Rating for purposes of clause (d) of the definition of “Moody’s Rating” and “Moody’s Default Probability Rating” (as applicable) of such Collateral Obligation will be (1) “B3” if the Collateral Manager certifies to the Trustee and the Collateral Administrator that the Collateral Manager believes that such estimate will be at least “B3” and if the Aggregate Principal Amount of Collateral Obligations determined pursuant to this clause (ii) does not exceed 5% of the Collateral Principal Amount of all Collateral Obligations or (2) otherwise, “Caa3”; (iii) with respect to any DIP Collateral Obligation, (x) the Moody’s Default Probability Rating of such Collateral Obligation will be the rating which is one subcategory below the facility rating (whether public or private) of such DIP Collateral Obligation rated by Moody’s and (y) the Moody’s Rating of such Collateral Obligation will be the facility rating (whether public or private) of such DIP Collateral Obligation rated by Moody’s; provided, however, if such facility rating has been withdrawn by Moody’s and a new facility rating has not been issued by Moody’s, the facility rating of such DIP Collateral Obligation will be the facility rating from Moody’s applicable to such DIP Collateral Obligation prior to such withdrawal; or (iv) if not determined pursuant to clauses (i) through (iii) above, “Caa3.” MOODY’S SENIOR SECURED LOAN (a) A loan that: (i) is not (and cannot by its terms become) subordinate in right of payment to any other debt obligation of the Obligor of the loan; (ii) is secured by a valid first priority perfected security interest or lien that is not a first priority in, to or on specified collateral securing the Obligor’s obligations under the loan; and (iii) the value of the collateral securing the loan at the time of purchase together with other attributes of the Obligor (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate (in the commercially reasonable judgment of the Collateral Manager) to repay the loan in accordance with its terms and to repay all other loans of equal seniority secured by a first lien or security interest in the same collateral; and (b) the loan is not: (i) a DIP Collateral Obligation; or (ii) a loan for which the security interest or lien (or the validity or effectiveness thereof) in substantially all of its collateral attaches, becomes effective, or otherwise “springs” into existence after the origination thereof.

Sch. 4-1 USActive 55852351.8 SCHEDULE 4 APPROVED INDEX LIST 1. Merrill Lynch Investment Grade Corporate Master Index 2. CSFB Leveraged Loan Index 3. JPMorgan Domestic High Yield Index 4. Barclays U.S. Corporate High-Yield Index 5. Merrill Lynch High Yield Master Index

SCHEDULE 5

S&P INDUSTRY CLASSIFICATIONS

Industry Code	Description	Industry Code	Description
1020000	Energy Equipment & Services	5220000	Personal Products
1030000	Oil, Gas & Consumable Fuels	6020000	Health Care Equipment & Supplies
1033403	Mortgage Real Estate Investment Trusts (REITs)	6030000	Health Care Providers & Services
2020000	Chemicals	9551729	Health Care Technology
2030000	Construction Materials	6110000	Biotechnology
2040000	Containers & Packaging	6120000	Pharmaceuticals
2050000	Metals & Mining	9551727	Life Sciences Tools & Services
2060000	Paper & Forest Products	7011000	Banks
3020000	Aerospace & Defense	7020000	Thrifts & Mortgage Finance
3030000	Building Products	7110000	Diversified Financial Services
3040000	Construction & Engineering	7120000	Consumer Finance
3050000	Electrical Equipment	7130000	Capital Markets
3060000	Industrial Conglomerates	7210000	Insurance
3070000	Machinery	7311000	Equity REITs
3080000	Trading Companies & Distributors	7310000	Real Estate Management & Development
3110000	Commercial Services & Supplies	8030000	IT Services
9612010	Professional Services	8040000	Software
3210000	Air Freight & Logistics	8110000	Communications Equipment
3220000	Airlines	8120000	Technology Hardware, Storage & Peripherals
3230000	Marine	8130000	Electronic Equipment, Instruments & Components
3240000	Road & Rail	8210000	Semiconductors & Semiconductor Equipment
3250000	Transportation Infrastructure	9020000	Diversified Telecommunication Services
4011000	Auto Components	9030000	Wireless Telecommunication Services
4020000	Automobiles	9520000	Electric Utilities
4110000	Household Durables	9530000	Gas Utilities
4120000	Leisure Products	9540000	Multi-Utilities
4130000	Textiles, Apparel & Luxury Goods	9550000	Water Utilities
4210000	Hotels, Restaurants & Leisure	9551702	Independent Power and Renewable Electricity Producers
9551701	Diversified Consumer Services	PF1	Project Finance: Industrial Equipment
4310000	Media	PF2	Project Finance: Leisure and Gaming
4300001	Entertainment	PF3	Project Finance: Natural Resources and Mining
4300002	Interactive Media and Services	PF4	Project Finance: Oil and Gas
4410000	Distributors	PF5	Project Finance: Power
4420000	Internet and Direct Marketing Retail	PF6	Project Finance: Public Finance and Real Estate
4430000	Multiline Retail	PF7	Project Finance: Telecommunications
4440000	Specialty Retail	PF8	Project Finance: Transport
5020000	Food & Staples Retailing	IPF	International Public Finance
5110000	Beverages		
5120000	Food Products		
5130000	Tobacco		
5210000	Household Products		

Sch. 5-1

USActive 55852351.8

Sch. 6-1 USActive 55852351.8 SCHEDULE 6 RESERVED